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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on June 3, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Stream Global Services, Inc.
(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS
Delaware (State or other jurisdiction of incorporation or organization)	7363 (Primary Standard Industrial Classification Code Number)	26-0420454 (I.R.S. Employer Identification Number)

Stream Global Services, Inc.
3285 Northwood Circle
Eagan, Minnesota 55121
Phone: (651) 288-2979
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Matthew A. Ebert
General Counsel
Stream Global Services, Inc.
20 William Street, Suite 310
Wellesley, Massachusetts 02481
Phone: (781) 304-1860
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Philippa M. Bond, Esq.
Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, California 90067
(310) 284-5607/(310) 557-2193 (Facsimile)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a small reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issues Tender Offer) ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee

11.25% senior secured notes due 2014(2)	$30,000,000	100%	$30,000,000	$4,092

Guarantees of the 11.25% senior secured notes due 2014(3)	N/A	N/A	N/A	N/A

(1)
Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.

(2)
The 11.25% senior secured notes due 2014 will be the obligations of Stream Global Services, Inc.

(3)
Each of Stream Holdings Corporation, Stream International Inc., Stream New York Inc., Stream International Europe B.V., Stream Global Services — US, Inc. and Stream Global Services — AZ, Inc. will guarantee on an unconditional basis the obligations of Stream Global Services, Inc. under the 11.25% senior secured notes due 2014. No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act of 1933. The guarantees are not traded separately.

           The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 TABLE OF ADDITIONAL REGISTRANTS

           The following subsidiaries of Stream Global Services, Inc. are Registrant Guarantors:

Exact Name of Registrant Guarantor as specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number
Stream Holdings Corporation	Delaware	7363	90-0153095
Stream International Inc.	Delaware	7363	04-2776573
Stream New York Inc.	Delaware	7363	13-4205024
Stream International Europe B.V.	Netherlands	7363	N/A
Stream Global Services — US, Inc.	Delaware	7363	95-4786049
Stream Global Services — AZ, Inc.	Arizona	7363	6-0920048

*
The address and telephone number of the principal executive office of each Registrant Guarantor listed above is 20 William Street, Suite 310, Wellesley, Massachusetts 02481 and (781) 304-1800, respectively

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated June 3, 2013.

PRELIMINARY PROSPECTUS

Stream Global Services, Inc.
Offer to Exchange
Up to $30,000,000 aggregate principal amount of its 11.25% senior secured notes due 2014, which have been registered under the Securities Act of 1933, for any and all of its outstanding 11.25% senior secured notes due 2014

         We are offering to exchange all of our outstanding 11.25% senior secured notes due 2014 (the "old notes") that were issued as additional notes under the indenture, dated as of October 1, 2009 (as amended by the first supplemental indenture, dated as of March 13, 2013, the "indenture"), among us, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, for new 11.25% senior secured notes due 2014, in an exchange transaction that is being registered hereby (the "exchange notes"). On October 1, 2009, we issued $200,000,000 in aggregate principal amount of our 11.25% senior secured notes due 2014 and on April 13, 2010 we exchanged such notes for a like principal amount of notes that had been registered under the Securities Act of 1933, as amended (the "initial notes"). The exchange notes are expected to be treated as a single series, share a single CUSIP number and trade fungibly with the initial notes. The terms of the exchange notes are substantially similar to the old notes, except that the transaction in which you may elect to receive the exchange notes has been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, the exchange notes are freely transferable, and the transfer restrictions and registration rights relating to the old notes will not apply to the exchange notes. Unless the context otherwise requires, references herein to the "notes" include the old notes, the initial notes and the exchange notes.

         We will pay interest on the notes on April 1 and October 1 of each year. The first such payment will be made on April 1, 2013. The notes will mature on October 1, 2014. We may redeem all or a part of the notes at the redemption prices set forth in this prospectus, plus accrued and unpaid interest and special interest, if any, to the redemption date. If we experience certain change of control events, each holder of the notes may require us to repurchase all or a part of its notes at the price set forth in this prospectus, plus accrued and unpaid interest and special interest, if any, to the date of repurchase. The exchange notes will be issued only in denominations of $2,000 in exchange for each $2,000 principal amount of old notes validly tendered and integral multiples of $1,000 in excess thereof.

         Our obligations under the notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by our existing and future domestic restricted subsidiaries, other than certain immaterial subsidiaries. See "Description of Exchange Notes." The notes and the related note guarantees will be secured by a second priority lien on our assets and the assets of the guarantors that primarily secure obligations under our asset-based credit facility and a first priority lien in all of our other assets and the other assets of the guarantors, other than certain excluded assets.

         The principal features of the exchange offer are as follows:

  •
  The exchange offer expires at 5:00 p.m., Eastern time, on                        , 2013, which is the 21st business day after the commencement of the exchange offer, unless extended.

  •
  All old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged for exchange notes.

  •
  You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

  •
  The exchange of old notes for exchange notes pursuant to the exchange offer should not be a taxable event for United States federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

  •
  We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

         Broker-dealers receiving exchange notes in exchange for old notes acquired for their own account through market-making or other trading activities must deliver a prospectus in any resale of the exchange notes.

         See "Risk Factors" beginning on page 16 to read about important factors you should consider in connection with the exchange offer.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2013

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days following the effective date of the registration statement, of which this prospectus is a part, or such longer period if extended, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution" in this prospectus.

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the Securities and Exchange Commission (the "SEC"). See "Where You Can Find More Information" in this prospectus. Copies of these documents, except for

i

certain exhibits and schedules will be made available to you without charge upon written or oral request to:

Stream Global Services, Inc.
3285 Northwood Circle
Eagan, Minnesota 55121
(651) 288-2979

        In order to obtain timely deliver of such materials, you must request information from us no later than                , 2013, which is five business days prior to the expiration of the exchange offer, unless extended.

        No information in this prospectus constitutes legal, business or tax advice, and you should not consider it as such. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding the exchange offer.

        You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell or a solicitation of an offer to buy the notes in any jurisdiction or under any circumstances in which the offer or sale is unlawful. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

ii

PROSPECTUS SUMMARY

        This summary contains basic information about our company and the exchange offer. This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that may be important to you or that you should consider before deciding whether or not to participate in the exchange offer. For a more complete understanding of our company and the exchange offer you should read this entire prospectus, including the information set forth under the heading "Risk Factors" and our consolidated financial statements and the notes thereto included herein.

 Our Company

        Stream Global Services, Inc. ("we," "us," "Stream," the "Company" or "SGS") is a global business process outsourcing ("BPO") service provider specializing in customer relationship management ("CRM"), including sales, customer care and technical support primarily for Fortune 1000 companies. Our clients include multinational computing/hardware, telecommunications service providers, software/networking, entertainment/media, retail, travel and financial services companies. We are a client-focused organization and seek to be the provider of choice in our industry by offering a differentiated global footprint and consistent, high quality service performance.

        On February 25, 2013, we completed our acquisition of all of the outstanding share capital of LBM Holdings Limited and the interests in its two subsidiaries, LBM Holdings (UK) Limited and LBM Direct Marketing Limited (collectively, "LBM"), for a purchase price of approximately $41.2 million (the "Acquisition"). LBM is a United Kingdom-based BPO provider servicing large, multinational companies primarily in the UK marketplace. LBM provides a range of revenue generation services and capabilities for utilities, telecommunications and financial services companies in Europe. LBM has approximately 2,500 employees across 6 locations in England and Northern Ireland. We are not required to file the financial statements of LBM with the SEC under Article 3-05 of Regulation S-X or pro forma financial statements under Article 11 of Regulation S-X giving effect to the Acquisition, and have not included such historical or pro forma financial statements in this prospectus.

        We provide a fully-integrated CRM and BPO service offering which enables our clients to increase revenue, enhance overall brand value and customer loyalty, and lower their cost of managing customer interactions. We provide outsourcing services that include technical support, customer care and lifecycle management, sales and revenue generation, and other back-office services. These services are delivered and supported through a variety of channels, such as voice, email, chat, social media technologies and self-service, and are implemented by a set of standardized best practices and sophisticated processes and technologies. In order to meet our clients' complete customer care objective, we believe that we provide the optimal mix of onshore, near-shore and offshore support locations, as well as delivery/contact channels.

        Our service programs are delivered through a set of standardized best practices and sophisticated technologies by a highly skilled multilingual workforce with the ability to support 35 languages across approximately 56 service centers in 23 countries. We continue to expand our global presence and service offerings to increase revenue, improve operational efficiencies and drive brand loyalty for our clients.

        We seek to build long-term, strategic relationships with our clients by implementing processes and performance metrics that deliver economic value, including generating client revenue, lowering client operating costs, and improved client customer satisfaction. Our global footprint has led to an established, multinational client base with long-term, strategic relationships. With the majority of our clients, we have multiple lines of business across multiple geographies based on the clients' varying demands for service levels. We enjoy long-term relationships with our clients, with an approximately nine year average relationship with our top ten clients by revenue. Our client base is highly diversified by industry vertical, and includes some of the leading companies on the Fortune 1000 list. These sectors are attractive due to their growth profile, propensity to outsource back-office services, their large and global customer bases, and their complex product and service requirements which often require sophisticated customer interactions.

        Our services for each client are performed under discrete renewable, multi-year contracts that are individually negotiated with separate business leaders at the client level. We typically bill our clients on a monthly basis either by the minute, the hour, or the transaction. In some cases, we also receive incentive-based compensation from our clients that is directly connected to our performance and/or our ability to generate sales for our clients. Furthermore, we believe that there are various barriers to entering the CRM and BPO services industry, including the need to establish a reputation in the marketplace, the importance of offering a global footprint, the value of existing client relationships, and the requirement to significantly invest in sites and technology.

Our Service Offerings

        Our fully integrated service offerings enable our clients to increase revenue and enhance overall brand value and customer loyalty with many types of customer interactions. Our complement of outsourced services includes technical support, customer care and lifecycle management, sales and revenue generation, as well as other back-office services, delivered through a variety of channels, such as voice, email, chat and social media technologies. We blend agility and flexibility with a global, standardized delivery model to create solutions that deliver value to our clients, in diverse specialized industries.

        Whether delivered through voice, email, chat, social media or other technologies, our suite of service offerings encompass the entire customer lifecycle, from technical support—typically the first point of post-sales contact—through ongoing customer care and cross-sell/up-sell opportunities. Our technical support services are designed to provide clients with a high-quality, cost-effective and efficient service delivery platform to handle transactions from multiple market segments. Using multimedia service delivery channels, we enable our clients to expand their current technical support service delivery platforms with cost effective and robust solutions for consumer and business customers.

        These services are delivered virtually across our global infrastructure on a real-time basis. We employ a combination of our tools to provide services to our clients that allow them to leverage our technology and deliver a rich set of integrated customer channels, including voice, email and chat. These are integrated into a set of information and analytic platforms providing for the ability to leverage real-time analytics and data analytic tools focused on enhancing the value of the customer interaction.

Technical Support

        Through our technical support services we interact with people who contact our solution centers after they have purchased a product and/or service from one of our clients and are looking for help with its operation or usage. Technical support transactions typically originate by phone, self-help function, e-mail, chat/web collaboration and callback. To provide quality service, we integrate our service channels so that end users are able to easily choose the option that best meets their support needs. Our technical support services are designed to provide clients with a high-quality, cost-effective and efficient service delivery platform to handle transactions from multiple market segments. Using multimedia service delivery channels, we enable our clients to expand their current technical support service delivery platforms with cost effective and robust solutions for consumer and business customers.

Customer Sales and Retention Programs

        Our StreamSELLER program provides clients with comprehensive call center sales solutions to drive revenue and improve customer satisfaction and brand loyalty. StreamSELLER is an end-to-end sales process, from recruiting and hiring employees who possess the necessary skills to training and developing those employees so that they may succeed on the job. StreamSELLER supports our sales professionals with advanced analytic capabilities and proven sales behaviors that we believe enable our employees to close more sales with greater predictability. Our operational execution focuses on improving response rates, increasing order values and maximizing revenues and profit. We tailor the approach we take with each client to ensure we are delivering a unique customer experience. Our customer service and retention programs are designed to build ongoing, solid relationships with customers and position us to maximize ongoing sales opportunities through cross-sell and up-sell opportunities and revenue generation services. Our revenue generation services are designed to provide our clients with the tools necessary to meet their revenue growth goals.

        In addition to technical support and sales solutions, we offer ongoing customer service and customer care offerings designed to manage customer relationships for our clients on an ongoing basis. We view each customer contact as an opportunity to strengthen brand loyalty and enhance overall brand value for our clients. This ultimately helps reduce our clients' operational costs while providing them the opportunity to increase their revenues. We manage our clients' vital customer relationships through our standardized best practices that begin with the recruitment, hiring and training of our service professionals. Our practices allow us to identify the right customer service support professionals and equip them with the tools and training necessary to provide high levels of customer service.

Workflow, Analytics and Reporting

        Our proprietary technology platform includes a fully integrated desktop solution that streamlines complex processes and workflows, and provides real-time analytics and reporting virtually across our global infrastructure on a real-time basis. Our workflow methodology offers a wide variety of features to create a customized solution that delivers value to our clients.

Our Financial Sponsors

        On April 27, 2012, Stream Acquisition, Inc., a Delaware corporation ("MergerSub") wholly-owned by SGS Holdings LLC (now SGS Holdings, Inc.) ("Parent"), entered into a Contribution and Exchange Agreement, pursuant to which Parent contributed 73,094,027 shares in the Company (approximately 96.2% of all outstanding SGS shares) to MergerSub. Immediately thereafter, MergerSub effected a merger (the "Merger") pursuant to which MergerSub was merged with and into the Company, with the Company continuing as the surviving corporation. As a result of the Merger, we became a wholly-owned subsidiary of Parent, which is controlled by affiliates and co-investors of Ares Corporate Opportunities Fund II, L.P., EGS Dutchco B.V. and NewBridge International Investments Ltd. (collectively, the "Financial Sponsors").

        Ares Management:    Ares Management LLC is a global alternative asset manager and SEC registered investment adviser with approximately $59 billion of committed capital under management and 560 employees. The firm is headquartered in Los Angeles with professionals also located across the United States, Europe and Asia and has the ability to invest in all levels of a company's capital structure—from senior debt to common equity. The firm's investment activities are managed by dedicated teams in its Private Equity, Private Debt, Capital Markets and Commercial Real Estate investment platforms. Ares Management was built upon the fundamental principle that each platform benefits from being part of the greater whole. The synergies from this multi-asset class strategy provides investment professionals with insights into industry trends across the globe, access to significant deal flow and the ability to assess relative value. The Ares Private Equity Group pursues majority or shared control investments, principally in middle market companies with strong business franchises and world class management teams.

        Ayala Corporation:    Founded in 1834, Ayala Corporation ("Ayala") is one of the oldest, largest and most diversified conglomerate groups in the Philippines. Through its subsidiaries the company has leadership positions in real estate development, banking and financial services, telecommunications, electronics, business process outsourcing, water infrastructure development and management, as well as recent investments in power, renewable energy and infrastructure.

        Providence Equity Partners:    Founded in 1989, Providence Equity Partners ("Providence") is a global alternative asset manager with $27 billion in committed assets under management, and a pioneer in sector-based private equity investing. With over 80 investment professionals across 6 different offices around the world, Providence manages assets primarily in the media, communications, education and information verticals. Since inception, Providence has invested in over 130 portfolio companies, including Blackboard, SRA International, AutoTrader.com, Grupo TorreSur and Asurion.

        Prior to the time of and following the Merger, the Financial Sponsors held a majority of our voting ownership through a parent entity. In connection with the Merger, the Financial Sponsors contributed $16.1 million of convertible debt to Parent to fund the Merger. This convertible debt is neither guaranteed nor collateralized by us, and has been accounted for as an equity transaction at the Parent.

Our History

        Our roots in providing customer care go back over 20 years, over which time we have broadened our service offerings and expanded geographically from the US market to the global arena. In 2009 we combined with eTelecare, a Philippines-based BPO Company owned by Ayala Corporation and Providence Equity, which expanded our footprint, primarily in the Philippines. In February 2013, we acquired LBM, a UK-based BPO services provider, which we expect will give us greater market share in the UK market, the largest offshore BPO market in Europe.

Our Structure

        The following chart illustrates the material components of our corporate structure:

(1)
We currently expect that LBM will not guarantee the obligations of the foreign borrowers under our ABL Credit Facility. LBM will not guarantee the notes.

        As of March 31, 2013, subsidiaries that are not note guarantors generated approximately 15.7% of our revenues for the three months ended March 31, 2013, had approximately $126.7 million of indebtedness and held approximately 41.9% of our total assets.

 Corporate Information

        Stream Global Services, Inc. is a Delaware corporation. Our principal office is located at 3285 Northwood Circle, Eagan, Minnesota 55121 and our telephone number is (651) 288-2979. Our website address is www.stream.com. The information on our website is not a part of this prospectus.

SUMMARY OF THE EXCHANGE OFFER

        The summary below describes the principal terms of the exchange offer. The description below is subject to important limitations and exceptions. Please read the section entitled "The Exchange Offer" in this prospectus which contains a more detailed description of the exchange offer.

The Exchange Offer	We are offering to exchange all of our outstanding 11.25% senior secured notes due 2014 (the "old notes") that were issued as additional notes under the indenture (as amended by the first supplemental indenture, dated as of March 13, 2013, the "indenture"), between us, the guarantors named therein (the "guarantors") and Wells Fargo, National Association (the "trustee"), for new 11.25% senior secured notes due 2014, in an exchange transaction that is being registered hereby (the "exchange notes"). On October 1, 2009, we issued $200,000,000 in aggregate principal amount of our 11.25% senior secured notes due 2014 and on April 13, 2010 we exchanged such notes for a like principal amount of notes that had been registered under the Securities Act of 1933, as amended (the "initial notes"). Unless the context otherwise requires, references herein to the "notes" include the old notes, the initial notes and the exchange notes.
$2,000 principal amount of exchange notes will be issued in exchange for each $2,000 principal amount of old notes validly tendered and integral multiples of $1,000 in excess thereof.
Registration Rights Agreement

We sold the old notes to Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Merrill Lynch, Pierce Fenner & Smith Incorporated and RBC Capital Markets, LLC (collectively, the "initial purchasers"), on March 13, 2013. In connection with the sale of the old notes, we and the guarantors entered into a registration rights agreement (the "registration rights agreement") with Morgan Stanley & Co. LLC, as representative of the initial purchasers, that requires us to conduct the exchange offer. Under the terms of the registration rights agreement, we and the guarantors agreed to:

(1) unless the exchange offer would not be permitted by applicable law or SEC policy:
(a) commence the exchange offer; and
(b)

use all commercially reasonable efforts to issue on or prior to 135 days, or longer, if required by applicable securities laws, after the date on which the old notes were issued, exchange notes in exchange for all old notes tendered prior thereto in the exchange offer; and

(2)

if obligated to file the shelf registration statement, use their commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC on or prior to the 135th day after the date on which the old notes were issued (but in no event earlier than our and the guarantors' obligation with respect to the exchange offer registration statement).

We will be obligated to pay special interest if we or the guarantors fail to satisfy our obligations under the registration rights agreement with respect to the old notes under certain circumstances, including if:

	(1)	we and the guarantors fail to consummate the exchange offer on or prior to the 135th day after the date on which the old notes were issued; or
(2)

the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable during the periods specified in the registration rights agreement (each such event referred to in clauses (1) and (2) above, a "registration default").

If there is a registration default, the annual interest rate on the notes will increase by 0.25%. The annual interest rate on the old notes will increase by 0.25% for any subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year. If we cure the registration default, additional interest shall cease to accrue. If we must pay additional interest on the old notes, we will pay such interest in cash on the same date that we make other interest payments on the old notes.

You have the right under the registration rights agreement to exchange your old notes for exchange notes. The exchange offer is intended to satisfy such right. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your old notes.

For a description of the procedures for tendering old notes, see "The Exchange Offer—Procedures for Tendering" in this prospectus.
Resale of Exchange Notes

Based on an interpretation by the staff of the SEC set forth in no-action letters issued to unrelated third parties, we believe that the exchange notes issued pursuant to the exchange offer for old notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, unless you:

	•	are an "affiliate" of Stream Global Services, Inc. or any guarantor within the meaning of Rule 405 under the Securities Act;

	•	acquired the exchange notes in the ordinary course of your business; and
	•	are engaging in, or intend to engage in, and have an arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for old notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

Any holder of old notes that:
	•	is an affiliate of Stream Global Services, Inc. or any guarantor;
	•	does not acquire exchange notes in the ordinary course of its business; or
	•	tenders its old notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes;

cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling, dated available July 2, 1993, or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date

The exchange offer will expire at 5:00 p.m., Eastern time, on                    , 2013 (the "expiration date"), which is the 21st business day after the commencement of the exchange offer, unless we, in our sole discretion, extend it.

Conditions of the Exchange Offer	The exchange offer is subject to certain conditions, some of which may be waived by us. See "The Exchange Offer—Conditions to the Exchange Offer" in this prospectus.
Procedures for Tendering Old Notes

If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a copy of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal, and mail or otherwise deliver the letter of transmittal, or the copy, together with the old notes and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal.

If you hold old notes through The Depository Trust Company ("DTC") and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal.

By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:
	•	you are not an "affiliate" of Stream Global Services, Inc. or any guarantor within the meaning of Rule 405 under the Securities Act;
	•	you are acquiring the exchange notes in the ordinary course of your business;
	•	you do not have an arrangement or understanding with any person or entity to engage in the distribution of the exchange notes;
	•	you are not engaging in or intend to engage in a distribution of the exchange notes; and
•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, that you will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder).

We will accept for exchange any and all old notes that are properly tendered in the exchange offer prior to the expiration date. The exchange notes issued in the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer—Procedures For Tendering" in this prospectus.

Special Procedures for Beneficial Owners

If you are the beneficial owner of old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender those old notes in the exchange offer, you should contact the person in whose name your notes are registered and instruct the registered holder to tender those old notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date. See "The Exchange Offer—Procedures for Tendering" in this prospectus.

Guaranteed Delivery Procedures

If you wish to tender your old notes and your old notes are not immediately available or you cannot deliver your old notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC's Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your old notes according to the guaranteed delivery procedures as described in "The Exchange Offer—Guaranteed Delivery Procedures" in this prospectus.

Withdrawal Rights

The tender of the old notes pursuant to the exchange offer may be withdrawn at any time prior to 5:00 p.m., Eastern time, on the expiration date. See "The Exchange Offer—Withdrawal Rights" in this prospectus.

Acceptance of Old Notes and Delivery of Exchange Notes

Subject to customary conditions, we will accept old notes which are properly tendered in the exchange offer and not withdrawn prior to the expiration date. The exchange notes will be delivered promptly following the expiration date.

Effect on Not Tendering

Any old notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer. Since the old notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the old notes under the federal securities laws. See "Risk Factors—Risks Related to the Exchange Offer" in this prospectus.

Interest on the Exchange Notes and the Old Notes

The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the old notes. Interest on the old notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

Certain United States Federal Income Tax Considerations

The exchange of old notes for exchange notes by tendering holders should not be a taxable exchange for U.S. federal income tax purposes. See "Certain United States Federal Income Tax Considerations" in this prospectus.

Exchange Agent	Wells Fargo Bank, National Association, the trustee under the indenture, is serving as exchange agent in connection with the exchange offer.
Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. See "Use of Proceeds" in this prospectus.

SUMMARY DESCRIPTION OF EXCHANGE NOTES

        The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Exchange Notes" section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer	Stream Global Services, Inc., a Delaware corporation.
Notes Offered	$30,000,000 in aggregate principal amount of 11.25% senior secured notes due 2014.

The exchange notes are expected to be treated as a single series, share a single CUSIP number and trade fungibly with the initial notes. The exchange notes will be identical to the terms of the old notes except that the transaction in which you may elect to receive the exchange notes has been registered under the Securities Act of 1933, as amended, or the Securities Act, and, therefore, the exchange notes are freely transferable, and the transfer restrictions and registration rights relating to the old notes will not apply to the exchange notes.
Maturity Date	October 1, 2014.
Interest
Interest on the exchange notes will accrue at a rate of 11.25% per annum, payable from and including October 1, 2012, the first day of the current interest period for the old notes, and will be payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing on April 1, 2013. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.
Guarantees
The obligations under the exchange notes will be fully and unconditionally guaranteed on a senior secured basis by certain of our current and future direct and indirect Domestic Subsidiaries, other than certain immaterial subsidiaries (as defined in "Description of Exchange Notes" in this prospectus).

Not all of our subsidiaries will guarantee the exchange notes. The exchange notes and the note guarantees will be structurally subordinated to the indebtedness and other liabilities of our non-guarantor subsidiaries, and noteholders will not have any claim as a creditor against any such non-guarantor subsidiary. As of March 31, 2013, subsidiaries that are not note guarantors generated approximately 15.7% of our revenues for the three months ended March 31, 2013, had approximately $126.7 million of indebtedness and held approximately 41.9% of our total assets.

Collateral	The exchange notes and the exchange note guarantees are secured on a senior basis (subject to permitted prior liens), together with any other Priority Lien Obligations (as such term is defined in "Description of Exchange Notes—Certain Definitions"), equally and ratably by security interests granted to the collateral trustee in all Primary Notes Collateral (as such term is defined in "Description of Exchange Notes—Certain Definitions") from time to time owned by us or the guarantors.

The Primary Notes Collateral comprise substantially all of our and the guarantors' tangible and intangible assets, other than the Primary ABL Collateral (as such term is defined in "Description of Exchange Notes—Certain Definitions") and specified excluded assets. The collateral trustee will hold senior liens on the Primary Notes Collateral in trust for the benefit of the noteholders and the holders of any other Priority Lien Obligations and the holders of any Subordinated Lien Obligations. See "Description of Exchange Notes—Security" in this prospectus.

The exchange notes and the exchange note guarantees are also secured on a junior basis (subject to permitted prior liens) by security interests granted to the ABL Collateral Agent in all Primary ABL Collateral (as such terms are defined in "Description of Exchange Notes—Security") from time to time owned by us or the guarantors. The Primary ABL Collateral comprises substantially all of our and the guarantors' accounts receivable, cash and cash equivalents, general intangibles related to any of the foregoing, proceeds and products of the foregoing and certain assets related thereto, other than specified excluded assets.

The collateral trustee holds junior liens on the Primary ABL Collateral in trust for the benefit of the noteholders and the holders of any other Priority Lien Obligations and any holders of Subordinated Lien Obligations (as such term is defined in "Description of Exchange Notes—Certain Definitions"). See "Description of Exchange Notes—Security" in this prospectus. The exchange notes and exchange note guarantees are effectively junior to our ABL Credit Facility to the extent of the value of the Primary ABL Collateral, which will secure that credit facility on a senior basis.

Assets held by our non-guarantor subsidiaries are not part of the collateral securing the exchange notes, whether or not such assets serve as part of the collateral securing obligations in respect of our ABL Credit Facility.
Ranking	The exchange notes and exchange note guarantees are our and the guarantors senior secured obligations and:
• rank equally in right of payment with all of our and the guarantor's existing and future senior debt; and

• senior in right of payment to all of our existing and future subordinated debt.
Optional Redemption
We may redeem all or a part of the exchange notes at the redemption prices set forth under "Description of Exchange Notes—Optional Redemption," plus accrued and unpaid interest and special interest, if any, to the applicable redemption date.
Change of Control Offer
If we experience certain change of control events, we must offer to repurchase the exchange notes at a repurchase price equal to 101% of the principal amount of the exchange notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date. See "Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control" in this prospectus.
Asset Sale Offer
Under certain circumstances, if we sell assets and do not reinvest the proceeds therefrom as specified in the indenture, we must offer to repurchase the exchange notes at a repurchase price equal to 100% of the principal amount of the exchange notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date. See "Description of Exchange Notes—Repurchase at the Option of Holders—Asset Sales" in this prospectus.
Restrictive Covenants	The indenture contains covenants that, among other things, restrict our ability and the ability of our restricted subsidiaries to:
• pay dividends, make investments or make other restricted payments;
• incur additional indebtedness or issue disqualified stock or preferred stock;
• create liens;
• permit consensual encumbrances or restrictions on our restricted subsidiaries' ability to pay dividends or make certain other payments to us;
• sell assets;
• consolidate, merge, sell or otherwise dispose of all or substantially all of our or their assets;
• enter into transactions with affiliates; and
• designate subsidiaries as unrestricted.
These covenants are subject to a number of important limitations and exceptions. See "Description of Exchange Notes—Certain Covenants" in this prospectus.

 Risk Factors

        You should carefully consider all of the information in this prospectus. In particular, for a discussion of some specific factors that you should consider before tendering any old notes, see "Risk Factors" beginning on page 16.

RISK FACTORS

        You should carefully consider the following risks described below as well as the other information contained in this prospectus before making a decision to participate in the exchange offer. If any of these risks have a material adverse effect on our business, financial condition, results of operations or cash flows, you may lose all or part of your original investment.

Risks Related to Our Business

We have a history of losses and there can be no assurance that we will become or remain profitable or that losses will not continue to occur.

        We had a net income of $0.3 million and a net loss of $12.9 million for the three months ended March 31, 2013 and for the year ended December 31, 2012, respectively. We may not achieve or sustain profitability in the future. Our ability to achieve profitability will depend, in part, on our ability to:

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  attract and retain an adequate client base;

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  effectively manage a large global business;

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  react to changes, including technological changes, in the markets we target or operate in;

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  deploy our services in additional markets or industry segments;

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  maintain operating efficiencies in our service centers across the globe;

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  respond to competitive developments and challenges;

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  attract and retain experienced and talented personnel; and

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  establish strategic business relationships.

        We may not be able to do any of these successfully, and our failure to do so would likely have a negative impact on our business, financial condition and operating results.

Recent changes in U.S. and global economic conditions or a decline in end user acceptance of our client's products could have an adverse effect on the profitability of our business.

        Our business is directly affected by the performance of our clients and general economic conditions. Recent turmoil in the financial markets has adversely affected economic activity in the United States and other regions of the world in which we do business. In substantially all of our client programs, we generate revenue based, in large part, on the amount of time our employees devote to our clients' customers. Consequently, the amount of revenue generated from many client programs is dependent upon consumers' interest in and use of our clients' products and/or services, which may be adversely affected by general economic conditions. Our clients may not be able to market or develop products and services that require their customers to use our services, especially as a result of the downturn in the U.S. and worldwide economy. In addition, increased use of self-help services or other new technologies could cause a decline in customer demand for the services that we provide. Furthermore, a decline in our clients' business or performance, including possible client bankruptcies, could impair their ability to pay for our services. Our business, financial condition, results of operations and cash flows would be adversely affected if any of our major clients were unable or unwilling, for any reason, to pay for our services.

Our business may be impacted by the performance of our clients.

        Our revenue and call volume is generally highly correlated with products sold, services purchased or renewed by our clients' customers or end users, and revenue of our clients. Our clients may experience rapid changes in their prospects, substantial price competition and pressure on their results of operations, which may result in lower volumes and/or pressure on us to lower our prices. In the event that some of our service centers do not receive sufficient call volume in the future, we may be required to close them and relocate business to other centers. This would require substantial employee severance, lease termination costs and other re-structuring costs.

        Moreover, we are exposed to additional risks related to our clients' ability to pay and the collectability of our accounts receivables. In the event that our clients' prospects deteriorate or the availability of credit tightens, our clients' liquidity may be adversely impacted, resulting in delayed or reduced payments to us. Such delays or reductions in payment or the non-payment by our clients of amounts owed to us may require us to incur a bad debt expense. In the event that one of our major clients should file for bankruptcy protection or otherwise fail, our future business, results of operations, financial condition and cash flows could be materially adversely affected.

A substantial portion of our revenue is generated from a limited number of clients, and the loss of one or more of these clients would materially reduce our revenue and cash flow and adversely affect our business.

        We have derived, and we believe that we will continue to derive, a substantial portion of our revenue from a limited number of clients. Although we generally enter into multi-year contracts with clients, many of which are renewable, these contracts generally do not require clients to provide a minimum amount of revenues and allow clients to terminate earlier for convenience. There can be no assurance that we will be able to retain, renew or extend our contracts with our major clients.

        There can also be no assurance that if we were to lose one or more of our major clients, we would be able to replace such clients with new clients that generate a comparable amount of revenues. A number of factors could cause us to lose business or revenue from a client, and some of these factors are not predictable and are beyond our control. For example, a client may demand price reductions, change its outsourcing strategy, move work in-house or reduce previously forecasted demand due to circumstances wholly unrelated to our service levels. In addition, the volume of work we perform for specific clients may vary from year to year. Thus, a major client in one year may not provide the same level of revenue in any subsequent year. In many cases, if a client terminates its contract with us or does not meet its forecasted demand, we would have no contractual recourse even if we have built-out facilities and/or hired and trained service professionals to provide services to the client. Consequently, the loss of one or more of our major clients, or the inability to generate anticipated revenues from them, would have a material adverse effect on our business, results of operations, financial condition and cash flows.

Our revenue is highly dependent on a few industries and any decrease in demand for outsourced business processes in these industries could reduce our revenue and seriously harm our business.

        Most of our revenue is derived from clients concentrated in the computing/hardware and telecommunications service providers industries. The success of our business largely depends on continued demand for our services from clients in these industries, as well as on trends in these industries to outsource business processes on a global basis.

        Other developments may also lead to a decline in the demand for our services in the industries we serve. Consolidation in any of the industries that we serve, particularly involving our clients, may decrease the potential number of buyers of our services. Furthermore, many of our existing and new clients have begun or plan to consolidate or reduce the number of service providers that they use for various services in various geographies. To the extent that we are not successful in becoming the recipient of the consolidation of services by these clients, our business and revenues will suffer. Any significant reduction in, or the elimination of, the use of the services we provide within any of these industries would reduce our revenue and cause our profitability to decline.

We may not be able to achieve incremental revenue growth or profitability.

        Our strategy calls for us to achieve incremental revenue growth and profitability through initiatives, such as opening new sites or expanding our existing international service locations. Other initiatives we may pursue include (i) the addition or expansion of services, such as sales and warranty services; (ii) the introduction of front-end technology-driven service solutions for fee-based services, self-help, and other technology driven solutions; and (iii) operational improvements in areas such as employee attrition, site capacity utilization, centralization of certain administrative services, productivity rates and greater use of technology to drive efficiencies and cost savings. There can be no assurance that we will not encounter difficulties or delays in implementing these initiatives, and any such difficulties or delays would adversely affect our future operating results and financial performance.

We may be unable to successfully execute on any of our identified business opportunities or other business opportunities that we determine to pursue.

        In order to pursue business opportunities, we will need to continue to build our infrastructure, our client initiatives and operational capabilities. Our ability to do any of these successfully could be affected by one or more of the following factors:

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  the ability of our technology and hardware, suppliers and service providers to perform as we expect;

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  our ability to execute our strategy and continue to operate a large, more diverse business efficiently on a global basis;

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  our ability to effectively manage our third party relationships;

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  our ability to attract and retain qualified personnel;

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  our ability to effectively manage our employee costs and other expenses;

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  our ability to retain and grow our clients and the current portfolio of business with each client;

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  technology and application failures and outages, interruptions of service, security breaches or fraud which could adversely affect our reputation and our relations with our clients;

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  our ability to accurately predict and respond to the rapid technological changes in our industry and the evolving service and pricing demands of the markets we serve; and

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  our ability to raise additional capital to fund our growth.

        Our failure to adequately address the above factors would have a significant impact on our ability to implement our business plan and our ability to pursue other opportunities that arise, which might negatively affect our business.

We may not realize the anticipated benefits of the Acquisition due to challenges associated with integrating LBM into our operations.

        The success of the Acquisition will depend in part on the success of our management in integrating the operations, technologies and personnel of LBM in the future. Our inability to successfully integrate the operations of LBM or otherwise to realize the anticipated benefits of the Acquisition, including potential synergies or sales or growth opportunities, could adversely affect our ability to pursue and execute our strategies related to LBM, which would impair our growth and adversely affect our results of operations. In addition, the integration will require substantial attention from our management, which could further harm our results of operations.

We may engage in future acquisitions that could disrupt our business, cause dilution to our stockholders and harm our financial position and operating results.

        In addition to the Acquisition, we may pursue acquisitions of companies or assets in order to enhance our market position and/or expand the types of services that we offer to our clients, and we may enter geographic markets where we do not currently conduct business. We may also acquire minority interest in companies or enter into joint venture arrangements with other parties, which may include existing clients. We may also pursue certain acquisitions which may cause management distractions and increased legal costs. We may not be able to find suitable acquisition candidates and we may not be able to consummate such acquisitions on favorable terms, if at all. If we do complete acquisitions, we cannot be sure that they will ultimately strengthen our competitive position, or that our clients, employees or investors will not view them negatively. Future acquisitions may disrupt our ongoing operations, divert management from day-to-day responsibilities, increase our indebtedness, liabilities, expenses and exposure to different legal regimes and/or regulations and harm our operating results or financial condition. We may not be able to successfully integrate these acquisitions into our operations may lose key clients, employees and members of management and may not achieve the synergies and other benefits expected from the acquisition or investment. Future acquisitions may reduce our cash available for operations and other uses and could result in an increase in amortization expense, potentially dilutive issuances of equity securities or the incurrence of debt, which could harm our business, results of operations, financial condition and cash flows.

If we acquire or invest in other businesses, products or technologies, we may be unable to integrate them with our business, our financial performance may be impaired or we may not realize the anticipated financial and strategic goals for any such transactions.

        We have in the past and may in the future acquire or invest in additional companies, products or technologies that we believe are strategic. On February 25, 2013, we acquired all of the outstanding share capital of LBM. In the future, we may not be able to identify, negotiate or finance any future acquisition or investment successfully. Even if we do succeed in acquiring or investing in a business, product or technology, such acquisitions and investments involve a number of risks, including:

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  the acquired company or assets may not further our business strategy, or we may over pay for the company or assets, or the economic conditions underlying our acquisition decision may change;

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  difficulty integrating the operations, systems and personnel of the acquired business, or retaining the key personnel of the acquired business;

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  difficulty retaining key clients, vendors and other business partners of the acquired business;

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  our ongoing business and management's attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises;

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  entry into markets in which we have limited experience and where competitors hold stronger market positions;

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  inability to achieve the financial and strategic goals for the acquired and combined businesses;

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  incurring acquisition-related costs or amortization costs for acquired intangible assets that could impact our operating results;

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  potential failure of the due diligence processes to identify significant problems, liabilities or other challenges of an acquired company or product, including but not limited to, issues with the acquired company's intellectual property, product quality or product architecture, data back-up and security (including security from cyber-attacks), privacy practices, revenue recognition or other accounting practices, employee, customer or partner issues or legal and financial contingencies;

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  exposure to litigation or other claims in connection with, or inheritance of claims or litigation risk as a result of, an acquisition;

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  potential inability to certify that internal controls over financial reporting are effective; and

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  potential incompatibility of business cultures.

        These factors could have a material adverse effect on our business, financial condition, results of operations and cash flows, particularly in the case of a larger acquisition or multiple acquisitions in a short period of time. From time to time, we may enter into negotiations for acquisitions or investments that are not ultimately consummated. Such negotiations could result in significant diversion of management time, as well as out-of-pocket costs.

        The consideration paid in connection with an investment or acquisition also affects our financial results. If we were to proceed with one or more significant acquisitions in which the consideration included cash, we could be required to use a substantial portion of our available cash to consummate any acquisition or require additional debt or equity contributed from our Financial Sponsors. To the extent we issue shares of capital stock or other rights to purchase capital stock, including options or other rights, existing stockholders may be diluted and earnings per share may decrease. In addition, acquisitions may result in the incurrence of debt, large one-time write-offs, such as of acquired in-process research and development costs, and restructuring charges.

If we fail to manage future growth effectively, we may be unable to execute our business plan, maintain levels of service or address competitive challenges adequately.

        We plan to expand our business. We anticipate that this expansion will require substantial management effort and significant additional investment in infrastructure, service offerings and service center expansion. In addition, we will be required to continue to improve our operational, financial and management controls and our reporting procedures. Our future growth will place a significant strain on managerial, administrative, operational, financial and other resources. If we are unable to manage growth successfully, our business will be harmed.

Our business depends on uninterrupted service to our clients. A system failure or labor shortage could cause delays or interruptions of service, which could cause us to lose clients.

        Our operations are dependent upon our ability to protect our service centers, computer and telecommunications equipment and software systems against damage or interruption from fire, power loss, telecommunications interruption or failure, natural disaster, breaches in data and technology security integrity and other similar events in order to provide our clients with reliable services. Additionally, we depend on our employees to perform our services on behalf of our clients. If we are unable to staff our service centers due to labor shortages, or if employees miss work due to labor strikes or civil or political unrest, outbreak of disease or pandemic, floods, natural disasters and other similar events, our ability to provide our clients with reliable services will be hindered. Some of the events that could adversely affect our ability to deliver reliable service include physical damage to our network operations centers; disruptions, power surges or outages to our computer and telecommunications technologies which are beyond our control; sabotage or terrorist attacks and cyber attacks or data theft; software defects; fire or natural disasters such as typhoons, hurricanes, floods and earthquakes; outbreak of disease or pandemic; civil unrest and political turmoil; and labor shortages or walk-outs.

        Technology is a critical foundation to our service delivery. We utilize and deploy internally developed and third party software solutions that are often customized by us across various hardware and software environments. We operate an extensive internal voice and data network that links our global sites together in a multi-hub model that enables the rerouting of call volumes. We also rely on multiple public communication channels for connectivity to our clients. Maintenance of and investment in these foundational components are critical to our success. If the reliability of technology or network operations fall below required service levels, or a systemic fault affects the organization broadly, business from our existing and potential clients may be jeopardized and cause our revenue to decrease.

        We are in the process of consolidating our United States data centers in order to improve reliability and to generate cost savings, a project that we expect to complete in the first half of 2013. If we experience a temporary or permanent interruption at one or more of our service centers and/or data centers, through casualty, operating malfunction (whether caused by us, one of our vendors or otherwise), labor shortage or otherwise, our business could be materially adversely affected and we may be required to pay contractual damages to affected clients or allow some clients to terminate or renegotiate their contracts with us. Although we maintain property, business interruption and general liability insurance, including coverage for errors and omissions, there can be no assurance that our existing coverage will continue to be available on reasonable terms or will be available in amounts sufficient to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The occurrence of errors could result in a loss of data to us or our clients, which could cause a loss of revenues, failure to achieve product acceptance, increased insurance costs, legal claims against us, delays in payment to us by clients, increased service and warranty expenses or financial concessions, diversion of resources, injury to our reputation, or damages to our efforts to build brand awareness, any of which could have a material adverse effect on our market share and, in turn, our business, results of operations, financial condition and cash flows.

If we are unable to keep pace with technological changes, our business will be harmed.

        Our business is highly dependent on our computer and telecommunications equipment, infrastructure and software capabilities. Our failure to maintain the competitiveness of our technological capabilities or to respond effectively to technological changes could have a material adverse effect on our business, results of operations or financial condition. Our continued growth and future profitability will be highly dependent on a number of factors, including our ability to:

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  expand our existing solutions offerings;

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  achieve cost efficiencies in our existing service center operations;

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  introduce new solutions that leverage and respond to changing technological developments; and

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  remain current with technology advances.

        There can be no assurance that technologies, applications or services developed by our competitors or vendors will not render our products or services non-competitive or obsolete, that we can successfully develop and market any new services or products, that any such new services or products will be commercially successful or that the integration of automated customer support capabilities will achieve intended cost reductions. In addition, the inability of equipment vendors and service providers to supply equipment and services on a timely basis could harm our operations and financial condition.

We are subject to U.S. and foreign jurisdiction laws relating to individually identifiable information, and failure to comply with those laws, whether or not inadvertent, could subject us to legal actions and negatively impact our operations.

        We process, transmit and store information relating to identifiable individuals, both in our role as a service provider and as an employer. As a result, we are subject to numerous U.S. (both federal and state) and foreign jurisdiction laws and regulations, such as the U.S. Health Insurance Portability and Accountability Act and the European Union Data Protection Directive 95/46/EC, governing the protection and processing of individually identifiable information, including social security numbers, and financial and health information. Failure to comply with these types of laws may subject us to, among other things, liability for monetary damages, fines and/or criminal prosecution, unfavorable publicity, restrictions on our ability to process information and allegations by our clients that we have not performed our contractual obligations, any of which may have a material adverse effect on our profitability and cash flow.

Unauthorized disclosure of sensitive or confidential data could expose us to protracted and costly litigation and penalties and may cause us to lose clients.

        We are dependent on information technology networks and systems to process, transmit and store electronic information and to communicate among our locations and with our partners and clients. Security breaches of this infrastructure could lead to shutdowns or disruptions of our systems and potential unauthorized disclosure of confidential information. We are also required at times to manage, utilize, record and store sensitive or confidential data. As a result, we are subject to laws and regulations designed to protect this information. Many jurisdictions have enacted or proposed legislation relating to the protection of sensitive personal data or other consumer protections that may impact our internal processes and require us to enact new data protection and security measures. If any person, including any of our employees, negligently disregards or intentionally breaches our established controls with respect to such data or otherwise mismanages or misappropriates that data, we could be subject to monetary damages, fines and/or criminal prosecution. Unauthorized disclosure or recording of sensitive or confidential employee, client or customer data, whether through system failure, employee negligence, fraud or misappropriation, could damage our reputation and cause us to lose clients and employees. Similarly, unauthorized access to or through our information systems, whether by our employees or third parties, could result in negative publicity, legal liability and damage to our reputation, business, results of operations, financial condition and cash flows.

We may be unable to cost-effectively attract and retain qualified personnel, which could materially increase our costs.

        Our business is dependent on our ability to attract, retain and motivate key executives and also recruit, hire, train and retain highly qualified technical and managerial personnel, including individuals with significant experience in the industries that we have targeted. The CRM and BPO service industry is labor intensive and is normally characterized by high monthly employee turnover. Any increase in our employee turnover rate would increase our recruiting and training costs, decrease our operating effectiveness and productivity and delay or deter us from taking on additional business resulting in lower financial performance. Also, the introduction of significant new clients or the implementation of new large-scale programs may require us to recruit, hire and train personnel at an accelerated rate. In addition, some of our facilities are located in geographic areas with relatively low unemployment rates, potentially making it more difficult and costly to attract and retain qualified personnel. There can be no assurance that we will be able to continue to hire, train and retain sufficient qualified personnel to adequately staff our business.

We are dependent upon our experienced senior management and key employees who would be difficult to replace.

        The success of our business is dependent upon the active participation of our senior management and key employees who have extensive experience and important business relationships within our industry. Our experienced senior management team has developed our business strategies. The loss of service of one or more members of our senior management team or key employees or the inability to attract or retain other qualified personnel for any reason may have a material adverse effect on our business, results of operations and financial condition and could impede our ability to meet our clients' needs, damage our reputation, and make it difficult to execute our growth strategy.

We may not be able to predict our future tax liabilities. If we become subject to increased levels of taxation or if tax contingencies are resolved adversely, our results of operations and financial performance could be adversely affected.

        Due to the international nature of our operations, we are subject to the complex and varying tax laws and rules of several foreign jurisdictions. We may not be able to predict the amount of future tax liabilities to which we may become subject due to some of these complexities if our positions are challenged by local tax authorities. Any increase in the amount of taxation incurred as a result of challenges to our tax filing positions or due to legislative or regulatory changes could result in a material adverse effect on our business, results of operations and financial condition. We are subject to tax audits, including issues related to transfer pricing, in the United States and other jurisdictions. We have material tax-related contingent liabilities that are difficult to predict or quantify. While we believe that our current tax provisions are reasonable and appropriate, we cannot be assured that these items will be settled for the amounts accrued or that additional exposures will not be identified in the future or that additional tax reserves will not be provided for any such exposures.

Our financial results may be impacted by significant fluctuations in foreign currency exchange rates.

        A substantial amount of our operating costs is incurred in foreign currencies. In many cases, we bill our clients in U.S. Dollar, Canadian Dollar and Euro denominated amounts and incur costs in the servicing country in local currency. If the value of the U.S. Dollar drops relative to other currencies, our cost of providing services outside the United States will increase accordingly when translated to U.S. Dollars. We also receive a portion of revenue denominated in foreign currencies, especially the Euro. If the U.S. Dollar increases in value relative to other currencies, the value of those revenues will decrease accordingly when measured in U.S. Dollars. In addition, substantially all of our employees based outside the United States are paid in local currency, while our revenues are collected in other currencies (primarily in U.S. Dollars and Euros). As a result, our employee costs as a percentage of revenues may increase or decrease significantly if the exchange rates between these currencies fluctuate significantly. Any continued significant fluctuations in the currency exchange rates between the U.S. Dollar, Canadian Dollar and Euro and the currencies of countries in which we operate may affect our business, results of operations, financial condition and cash flows.

        A substantial portion of our costs are incurred and paid in Philippine Pesos. Therefore, we are exposed to the risk of an increase in the value of the Philippine Peso relative to the U.S. Dollar, which would increase the value of those expenses when measured in U.S. Dollars.

        Although we engage in hedging related to the Canadian Dollar, the Indian Rupee and the Philippine Peso, our hedging strategy, including our ability to acquire the desired amount of hedge contracts, may not sufficiently protect us from further strengthening of these currencies against the U.S. Dollar. As a result, our expenses when measured in U.S. Dollars could increase and harm our operating results. On the other hand, if the U.S. Dollar strengthens against the Canadian Dollar, the Indian Rupee or the Philippine Peso, our hedging strategy could reduce the potential benefits we would otherwise expect from a strengthening U.S. Dollar. We are also doing business in Latin America but do not yet hedge currencies from these countries as there are no markets available in these currencies where hedge contracts may be acquired.

Our international operations and sales subject us to additional risks, including risks associated with unexpected events.

        We conduct business in various countries outside of the United States, including Canada, the Netherlands, the United Kingdom, Italy, Ireland, Spain, Sweden, France, Germany, Poland, Denmark, Bulgaria, India, the Philippines, China, El Salvador, Egypt, Tunisia, Nicaragua, the Dominican Republic and Honduras. A key component of our growth strategy is our entry into new markets or expansion of our existing markets, as we did in China in 2011 and in the Philippines and Honduras in 2012 and 2013. There can be no assurance that we will be able to successfully market, sell and deliver our services in these markets, or that we will be able to successfully expand our international operations. The global reach of our business could cause us to be subject to unexpected, uncontrollable and rapidly changing events and circumstances. The following factors, among others, could adversely affect our business and earnings:

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  failure to properly comply with foreign laws and regulations applicable to our foreign activities including employment law and data protection requirements;

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  compliance with multiple and potentially conflicting regulations in the countries where we operate now and in the future, including employment laws, intellectual property requirements, data privacy laws, the Foreign Corrupt Practices Act and other anti-corruption laws;

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  difficulties in managing foreign operations and attracting and retaining appropriate levels of senior management and staffing;

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  longer cash collection cycles;

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  seasonal reductions in business activities, particularly throughout Europe;

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  compliance with local tax laws which can be complex and may result in unintended adverse tax consequences;

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  anti-American sentiment due to U.S. government policies that may be unpopular in certain countries;

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  difficulties in enforcing agreements through foreign legal systems;

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  fluctuations in exchange rates that may affect product demand and may adversely affect the profitability in U.S. Dollars of services we provide in foreign markets, where payment for our products and services is made in the local currency and revenues are earned in U.S. Dollars or other currency;

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  changes in general economic conditions or political strife or upheaval in countries where we operate;

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  the ability to efficiently repatriate cash to the United States and transfer cash between foreign jurisdictions;

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  changes in transfer pricing policies for income tax purposes in countries where we operate;

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  restrictions on downsizing operations and personnel in Europe and other jurisdictions (i.e. regulatory or works council restrictions) and expenses and delays associated with any such activities; and

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  changes to or elimination of the international tax holiday for our subsidiaries in the Philippines.

        As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. Our failure to manage any of these risks successfully could harm our global operations and reduce our global sales, adversely affecting our business and future financial performance.

Certain countries where we do business have recently experienced political and economic instability and civil unrest and terrorism, or could be subject to natural disasters or disease outbreak, which have disrupted and may continue to disrupt our operations and may cause our business to suffer.

        Certain countries where we do business, particularly Egypt and Tunisia, and less recently the Philippines, India, and certain Latin American countries, have experienced or are experiencing civil unrest, terrorism and political turmoil, resulting in temporary work stoppages and telecommunication or other technology outages. If such civil unrest or political turmoil increases or such operational disruptions become prolonged, our existing and potential new clients may hesitate to keep or move their business into such locations.

        Moreover, countries where we do business (in particular the Philippines), have experienced significant inflation, currency declines and shortages of foreign exchange. We are exposed to the risk of cost increases due to inflation in the Philippines, which has historically been at a much higher rate than in the United States.

        In addition, we do business in various European nations, such as Italy and Spain, that have recently experienced an economic slowdown that was brought on by high sovereign government debt loads. Increased economic instability in these countries could disrupt our operations and cause our business to suffer.

        We have a large number of employees across the globe in many different countries that are subject to various natural disasters, such as typhoons and related floods in the Philippines. In addition, many of the countries in which we operate have different levels of healthcare monitoring. A natural disaster such as a typhoon or flood, or a significant or widespread outbreak of a pandemic, such as the flu or other contagious illness, could cause significant disruptions to our employee base and could adversely impact our business and our results of operations.

Our business may not develop in ways that we currently anticipate due to negative public reaction to outsourcing and proposed legislation.

        We have based our growth strategy on certain assumptions regarding our industry, services and future demand in the market for our services. However, the trend to outsource business processes may not continue and could reverse. Outsourcing is a politically sensitive topic in the United States and elsewhere due to a perceived association between outsourcing providers and the loss of jobs in the home country. Current or prospective clients may elect to perform such services themselves or may be discouraged from transferring these services from domestic to off-shore providers to avoid negative perceptions that may be associated with using an off-shore provider. In the United States, a variety of federal and state legislation has been proposed that, if enacted, could restrict or discourage U.S. companies from outsourcing services outside the United States. Because many of our clients are companies headquartered in the United States, any expansion of existing laws or the enactment of new legislation restricting offshore outsourcing could harm our business, results of operations and financial condition. It is possible that legislation could be adopted that would restrict U.S. private sector companies that have federal or state government contracts from outsourcing their services to off-shore service providers. This would also negatively affect our ability to attract or retain clients that have these contracts.

        Current or prospective clients may elect to perform such services themselves or may be discouraged from transferring their services from onshore to off-shore providers. A slowdown or reversal of existing industry trends towards off-shore outsourcing could adversely affect our future operating results and financial performance.

Our financial results may be adversely affected by increases in labor-related costs.

        Because a significant portion of our operating costs relate to labor costs, an increase in U.S. or foreign wages, costs of employee benefits or taxes could have a material adverse effect on our business, results of operations and financial condition. For example, over the past several years, healthcare insurance costs have increased at a rate much greater than that of general cost or price indices. In addition, we may face increased costs due to new legislation in certain jurisdictions, such as implementation of the Patient Protection and Affordable Care Act in the United States. Increases in our pricing may not fully compensate us for increases in labor and other costs incurred in providing services.

        We may also need to increase the levels of employee compensation more rapidly than in the past to remain competitive in attracting and retaining the quality and number of employees that our business requires. Wage costs in India, the Philippines and other off-shore locations have historically been significantly lower than wage costs in North America and Europe for comparably skilled professionals. However, because of rapid economic growth in India and the Philippines, increased demand for CRM and BPO services, and increased competition for skilled employees in off-shore low cost locations, wages for comparably skilled employees in such locations are increasing at a faster rate than in North America and Europe. As a result, the cost benefit enjoyed by our clients may be reduced, thereby reducing the volumes they offer to us with an adverse effect on our future revenue. We expect competition for skilled employees at the service professional and middle and upper management levels to continue to increase, which would affect the availability and the cost of our employees, increase our attrition rate and, without a change in our pricing, reduce our gross margins.

        Some of our facilities are located in jurisdictions, particularly in Europe, where it is difficult or expensive to temporarily or permanently lay off workers due to both local laws and practices within these jurisdictions. Such laws will make it more expensive for us to respond to adverse economic conditions. Although we have not experienced significant union activity or organized labor activity in the past, there can be no assurance that we will not experience such activity in the future. Union organization could increase our cost of labor, limit our ability to modify work schedules and cause work stoppage.

Our profitability will be adversely affected if we do not maintain sufficient capacity utilization.

        Our profitability is influenced significantly by the capacity utilization of our service centers. Because a majority of our business consists of inbound contacts from end-users, we have no control of when or how many end user customer contacts are made. Moreover, we have significantly higher utilization during peak (week day) periods than during off-peak (night and weekend) periods and therefore we need to reserve capacity at our service centers to anticipate peak periods. We may consolidate or close under-performing service centers in order to maintain or improve targeted utilization and margins. If we close service centers in the future due to insufficient customer demand, we may be required to record restructuring or impairment charges, which could adversely impact our business, results of operations and financial condition. There can be no assurance that we will be able to achieve or maintain optimal service center capacity utilization.

Current tax holidays in foreign jurisdictions in which we operate will expire over the coming years.

        We currently benefit from income tax holiday incentives for certain projects and operations in foreign jurisdictions, such as incentives in the Philippines pursuant to registrations with the Philippine Economic Zone Authority, or PEZA. These tax holiday incentives generally expire over a period of years. The income tax holiday of our various PEZA-registered projects in the Philippines expire at staggered dates starting in 2013. In the event we are not able to renew, the expiration of these tax holidays will increase our effective income tax rate.

Our revenues and costs are subject to quarterly variations that may adversely affect quarterly financial results.

        We have experienced, and in the future could experience, quarterly variations in revenues as a result of a variety of factors, many of which are outside our control, including:

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  the timing of new client contracts;

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  the timing of new service offerings or modifications in client strategies;

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  our ability to attract and retain and increase sales to existing customers;

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  the timing of acquisitions of businesses and products by us and our competitors;

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  our ability to effectively build and start-up new solution centers;

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  product and price competition;

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  our ability to build an integrated service offering on a common technology platform;

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  changes in our operating expenses;

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  software defects or other product quality problems;

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  the ability to implement new technologies on a timely basis;

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  the expiration or termination of existing contracts;

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  the timing of increased expenses incurred to obtain and support new business;

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  currency fluctuations; and

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  changes in our revenue mix among our various service offerings.

        In addition, our planned staffing levels, investments and other operating expenditures are based on revenue forecasts provided by our clients. If actual revenues are below these forecasts or our own expectations in any given quarter, our business, results of operations, financial condition and cash flows would likely be adversely affected for that quarter and thereafter. In addition, to the extent that we enter into mergers and acquisitions or new business ventures in the future, our quarterly or future results may be impacted.

Many of our existing or emerging competitors are better established and have significantly greater resources than us, which may make it difficult to attract and retain clients and grow revenues.

        The industry in which we operate is highly competitive and fragmented. We expect competition to persist and intensify in the future. Our competitors include large independent firms, as well as small firms offering specific applications, divisions of large entities and the in-house operations of clients or potential clients.

        Because we compete with the in-house operations of existing and potential clients, our business, results of operations, financial condition and cash flows could be adversely affected if our existing clients decide to internally service CRM and other business processes that currently are outsourced or if potential clients retain or increase their in-house customer service and product support capabilities. In addition, competitive pressures from current or future competitors or in-house operations could cause our services to lose market acceptance or result in significant price erosion, which would have an adverse effect upon our business, results of operations, financial condition and cash flows. Some of our clients may seek to consolidate services that we provide, which may in turn reduce the amount of work we perform for them.

        Some of our existing and future competitors have greater financial, human and other resources, longer operating histories, greater technological expertise, more recognizable brand names and more established relationships than we do in the industries that we currently serve or may serve in the future. Some of our competitors may enter into merger, strategic or commercial relationships among themselves or with larger, more established companies in order to increase their ability to address client needs. Increased competition, pricing pressure or loss of market share could reduce our operating margin, which could harm our business, results of operations, financial condition and cash flows.

We have a long selling cycle for our CRM and BPO services that requires significant funds and management resources and a long implementation cycle that requires significant resource commitments.

        We have a long selling cycle for our CRM and BPO services for new clients, which requires significant investment of capital, resources and time by both our clients and us. Typically, before committing to use our services, potential clients require us to expend substantial time and resources educating them as to the value of our services and assessing the feasibility of integrating our systems and processes with theirs. Our clients then evaluate our services before deciding whether to use them. Therefore, our selling cycle, which generally ranges from six to twelve months, is subject to many risks and delays over which we have little or no control, including our clients' decision to choose alternatives to our services (such as other providers or in-house off-shore resources), changes in client management and the timing of our clients' budget cycles and approval processes. In addition, we may not be able to successfully conclude a contract after the selling cycle is complete. Implementing our services involves a significant commitment of resources over an extended period of time from both our clients and us. Our clients may also experience delays in obtaining internal approvals or delays associated with technology or system implementations, thereby delaying further the implementation process. Our clients and future clients may not be willing or able to invest the time and resources necessary to implement our services, and we may fail to close sales with potential clients to which we have devoted significant time and resources, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Once we are engaged by a client, it may take us several months before we start to recognize significant revenues.

        When we are engaged by a client after the selling process for our CRM and BPO services, it takes several weeks to integrate the client's systems with ours and may take several months thereafter to fully ramp up our services and staff levels, including hiring and training qualified service professionals and technicians, to the client's requirements. While some client contracts require that the client reimburse us for up-front costs such as training and equipment, we may incur significant costs during the implementation stage of the engagement which we will not recover until we start to recognize revenues under the contract. Implementing processes can be subject to potential delays similar to certain of those affecting the selling cycle. As a result, we may not recognize revenues that exceed the amount of our initial expense outlay, or at all, for a prolonged period after being engaged.

If we are unable to adjust our pricing terms or the mix of products and services we provide to meet the changing demands of our CRM and BPO clients and potential CRM and BPO clients, our business, results of operations and financial condition may be adversely affected.

        Industry pricing models are evolving, and we anticipate that clients may increasingly request transaction-based pricing. This pricing model will place additional pressure on the efficiency of our service delivery so that we can maintain desired operating margins. If we are unable to adapt our operations to evolving pricing models, our results of operations may be adversely affected or we may not be able to offer pricing that is attractive relative to our competitors.

        In addition, the CRM and BPO services we provide to our clients, and the revenues and income from those services, may decline or vary as the type and quantity of services we provide under those contracts change over time, including as a result of a shift in the mix of products and services we provide. Furthermore, our clients, some of which have experienced rapid changes in their prospects, substantial price competition and pressures on their profitability, have in the past and may in the future demand price reductions, automate some or all of their processes or change their outsourcing strategy by moving more work in-house or to other providers, any of which could reduce our profitability. Any significant reduction in or the elimination of the use of the services we provide to any of our clients, and any requirement to lower our prices, would harm our business.

We depend on third-party technology that, if it should become unavailable, contain defects, or infringe on another party's intellectual property rights, could result in increased costs or delays in the production and improvement of our products or result in liability claims.

        We license critical third-party technology that we incorporate into our services on a non-exclusive basis. We customize the third-party software in many cases to our specific needs and content requirements. While we monitor our usage of third-party technology and our compliance with our licenses to use such technology, we may inadvertently violate the terms of our license agreements, which could subject us to liability, including the termination of our rights to use such software or the imposition of additional license fees. If our relations with any of these third-party technology providers become impaired, or if the cost of licensing any of these third-party technologies increases, our gross margin levels could significantly decrease and our business could be harmed.

        The operation of our business would also be impaired if errors occur in the third-party software that we utilize or the third-party software infringes upon another party's intellectual property rights. It may be more difficult for us to correct any defects or viruses in third-party software because the software is not within our control. If we are unable to correct such errors, our business could be adversely affected. There can be no assurance that these third parties will continue to invest the appropriate resources in their products and services to maintain and enhance the capabilities of their software. In addition, although we try to limit our exposure to potential claims and liabilities arising from third-party infringement claims arising out of, and errors, defects or viruses in, such third-party software in the license agreements that we enter into with such third-party software providers, such provisions may not effectively protect us against such claims in all cases and in all jurisdictions.

Software defects or errors could adversely affect our business and results of operations.

        Design defects or software errors may delay software introductions or reduce the satisfaction level of clients and may have an adverse effect on our business and results of operations. Our software is highly complex and may, from time to time, contain design defects or software errors that may be difficult to detect and/or correct. Since both our clients and we use our software to perform critical business functions, design defects, software errors or other potential problems within or outside of our control may arise from the use of our software. These design defects or errors may also result in financial or other damages to our clients, for which we may be held responsible. Although our agreements with clients often contain provisions designed to limit our exposure to potential claims and liabilities, these provisions may not effectively protect us against such claims in all cases and in all jurisdictions. Claims and liabilities arising from client losses could result in monetary damages to us and could cause damage to our reputation, adversely affecting our business and results of operations.

Failure to comply with internal control attestation requirements could lead to loss of public confidence in our financial statements.

        Any future acquisitions and other material changes in our operations likely will require us to expand and possibly revise our disclosure controls and procedures, internal controls over our financial reporting and related corporate governance policies. In addition, the Sarbanes-Oxley Act of 2002 and associated regulations relating to effectiveness of internal controls over financial reporting are subject to varying interpretations due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. If we fail to comply with these laws and regulations or our efforts to comply with these laws and regulations differ from the conduct intended by regulatory or governing bodies due to ambiguities or varying interpretations of such laws and regulations, we could be subject to regulatory sanctions, our clients and the public may lose confidence in our internal controls and the reliability of our financial statements, and our reputation may be harmed.

The industries in which we operate are continually evolving. Our services may become obsolete, and we may not be able to develop competitive services on a timely basis or at all.

        The CRM and BPO service industry is characterized by rapid technological change, competitive pricing, frequent new service introductions and evolving industry standards. Our success will depend on our ability to anticipate and adapt to these challenges and to offer competitive services on a timely basis. We will face a number of difficulties and uncertainties associated with this reliance on technological development, such as:

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  competition from service providers using other means to deliver similar or alternative services;

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  realizing economies of scale on a global basis;

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  responding successfully to advances in competing technologies and network security in a timely and cost-effective manner; and

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  existing, proposed or yet-to-be-developed technologies that may render our services less profitable or obsolete.

Government regulation of our industry and the industries we serve may increase our costs and restrict the operation and growth of our business.

        Both the U.S. Federal and various state governments regulate our business and the outsourced business services industry as a whole. The Federal Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994 broadly authorizes the Federal Trade Commission ("FTC") to issue regulations restricting certain telemarketing practices and prohibiting misrepresentations in telephone sales. Our operations outside the United States are also subject to regulation. In addition to current laws, rules and regulations that regulate our business, bills are frequently introduced in Congress to regulate the use of credit information. We cannot predict whether additional legislation that regulates our business will be enacted. Additional legislation could limit our activities or increase our cost of doing business, which could cause our operating results to suffer.

        We could be subject to a variety of regulatory enforcement or private actions for our failure or the failure of our clients to comply with these regulations. Our results of operations could be adversely impacted if the effect of government regulation of the industries we serve is to reduce the demand for our services or expose us to potential liability.

We may not be able to maintain control of our business in China.

        The government of the People's Republic of China ("PRC") restricts foreign investment in telecommunications businesses. Accordingly, we operate our business in China through a variable interest entity in China (the "VIE") owned by two individuals designated by us who are PRC citizens. We have no equity ownership interest in the VIE and rely on contractual arrangements with the VIE and its stockholders to control and operate the VIE. These contractual arrangements may not be as effective in providing control over the VIE as direct ownership and we cannot ensure that we will be able to enforce these contracts. For example, the VIE could fail to take actions required for, or beneficial to, our business or fail to maintain its license despite its contractual obligations to do so. In addition, we cannot ensure that the shareholders of the VIE will always act in our best interests. If the VIE or its stockholders fail to perform their obligations under their respective agreements with us, we may need to engage in litigation in China to enforce our rights, which may be time-consuming and costly, divert management resources, or have other adverse effects on our business, and we may not be successful in enforcing our rights.

        The laws and regulations governing our business in the PRC and the enforcement and performance of our contractual arrangements with the VIE and its stockholders are relatively new and may be subject to change and their official interpretation and enforcement may involve substantial uncertainty. New laws and regulations that affect our business may also be applied retroactively. We cannot ensure that the PRC government would agree that the operating arrangements comply with PRC licensing, registration, or other regulatory requirements, with existing policies, or with requirements or policies that may be adopted in the future. If the PRC government determines that we do not comply with applicable law, it could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenue, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our clients, or take other regulatory or enforcement actions against us that could be harmful to our business.

We may become involved in litigation that may materially adversely affect us.

        From time to time we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including patent, software, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management's attention and resources and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, there can be no assurance that the results of any of these actions will not have a material adverse effect on our business, results of operations or financial condition.

Risks Related to the Exchange Notes

We have, on a consolidated basis, a substantial amount of debt that could impact our ability to obtain future financing or pursue our growth strategy.

        We have substantial indebtedness. As of March 31, 2013, we have approximately $284.3 million of total debt (together with approximately $1.9 million under outstanding letters of credit) and up to an additional $88.1 million of borrowings available under the ABL Credit Facility, subject to borrowing base limitations and other specified terms and conditions. We also have outstanding $230 million aggregate principal amount of 11.25% senior secured notes due 2014.

        Our high level of indebtedness could have important consequences and significant adverse effects on our business, including the following:

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  we must use a substantial portion of our cash flow from operations to pay principal and interest on our indebtedness, which will reduce the funds available to us for operations and other purposes;

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  our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

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  we could be placed at a competitive disadvantage compared to our competitors who may have proportionately less debt;

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  our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited; and

  •
  we may be more vulnerable to economic downturns and adverse developments in our business.

        The instruments governing our ABL Credit Facility and the exchange notes contain, and the instruments governing any indebtedness we may incur in the future may contain, restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests and require us to comply with certain financial covenants. There can be no assurance that we will be able to obtain additional financing, or that any such financing would be on terms acceptable to us. Furthermore, there can be no assurance that we will be able to meet the covenants under our debt agreements, and any failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all or a portion of our outstanding indebtedness and, potentially, a cross-default under certain other material agreements to which we are a party.

Payments on our indebtedness require a significant amount of cash. Our ability to meet our cash requirements and service our debt is impacted by many factors that are outside of our control.

        We expect to obtain the funds to pay our expenses and to pay the amounts due under the exchange notes primarily from our operations and borrowings under our ABL Credit Facility. Our ability to meet our expenses and make these payments thus depends on our future performance, which will be affected by financial, business, economic and other factors, many of which we cannot control. Our business may not generate sufficient cash flow from operations in the future and our currently anticipated growth in revenue and cash flow may not be realized, either or both of which could result in our being unable to repay indebtedness, including the exchange notes, or to fund other liquidity needs. Our ability to borrow amounts under our ABL Credit Facility is subject to borrowing base limitations and other specified terms and conditions, and the ability of certain of our foreign subsidiaries to borrow amounts under our ABL Credit Facility in the future is also subject, among other conditions, to our provision of security interests in certain assets of those foreign subsidiaries which we did not provide upon the closing of the ABL Credit Facility and we may not be able to provide in the future. If we do not have sufficient cash resources in the future, we may be required to refinance all or part of our then existing debt, sell assets or borrow more money. We might not be able to accomplish any of these alternatives on terms acceptable to us or at all. In addition, the terms of existing or future debt agreements may restrict us from adopting any of these alternatives. Our failure to generate sufficient cash flow or to achieve any of these alternatives could materially adversely affect the value of the exchange notes and our ability to pay the amounts due under the exchange notes.

We may incur substantial additional indebtedness that could further exacerbate the risks associated with our indebtedness.

        We may incur substantial additional indebtedness in the future. Although the indenture and the loan agreement governing our ABL Credit Facility contain restrictions on our incurrence of additional debt, these restrictions are subject to a number of qualifications and exceptions that permit us to incur substantial additional indebtedness, including additional secured indebtedness. If we incur additional debt, the risks described above under "—We have, on a consolidated basis, a substantial amount of debt, which could impact our ability to obtain future financing or pursue our growth strategy" and "—Payments on our indebtedness require a significant amount of cash. Our ability to meet our cash requirements and service our debt is impacted by many factors that are outside of our control" could intensify.

The value of the collateral securing the exchange notes may not be sufficient to satisfy our obligations under the exchange notes.

        No appraisal of the fair market value of the collateral securing the exchange notes has been made in connection with the exchange offer and the value of the collateral will depend on market and economic conditions, the availability of buyers and other factors. Additionally, certain of our assets are held by our foreign subsidiaries, including LBM, and will not be pledged to secure the exchange notes. As a result, liquidating the collateral securing the exchange notes may not produce proceeds in an amount sufficient to pay any amounts due on the exchange notes. We cannot assure you of the value of the collateral or that the net proceeds received upon a sale of the collateral would be sufficient to repay all amounts due on the exchange notes following a foreclosure upon the collateral (and any payments in respect of prior liens) or a liquidation of our assets or the assets of the guarantors that may grant these security interests.

        In the event of a liquidation or foreclosure, the value of the collateral securing the exchange notes is subject to fluctuations based on factors that include general economic conditions, the actual fair market value of the collateral at such time, the timing and the manner of the sale and the availability of buyers and similar factors. In addition, courts could limit recoverability with respect to the collateral if they deem a portion of the interest claim usurious in violation of applicable public policy. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. Likewise, we cannot assure you that the collateral will be saleable or, if saleable, that there will not be substantial delays in its liquidation. To the extent that liens, rights and easements granted to third parties encumber assets located on property owned by us or the guarantors or constitute senior, pari passu or subordinate liens on the collateral, those third parties have or may exercise rights and remedies with respect to the property subject to such encumbrances (including rights to require marshalling of assets) that could adversely affect the value of the collateral located at a particular site and the ability of the collateral trustee to realize or foreclose on the collateral at that site.

        In the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the exchange notes and all other senior secured obligations, interest may cease to accrue on the exchange notes from and after the date the bankruptcy petition is filed. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the collateral will be sufficient to pay the obligations due under the exchange notes.

The collateral securing the exchange notes may be diluted under certain circumstances.

        The loan agreement governing our ABL Credit Facility and the indenture permit us to issue additional senior secured indebtedness, including priority lien indebtedness and additional notes, subject to our compliance with the restrictive covenants in the indenture and the loan agreement governing our ABL Credit Facility at the time we issue such additional senior secured indebtedness.

        The exchange notes and any additional notes issued under the indenture would be guaranteed by the same guarantors and would have the same security interests, with the same priority, as currently secure the old notes and initial notes. As a result, the collateral securing the exchange notes would be shared by the old notes, initial notes and any additional notes we may issue under the applicable indenture, and an issuance of such additional notes would further dilute the value of the collateral compared to the aggregate principal amount of exchange notes issued.

        In addition, the indenture and our other security documents permit us and certain of our subsidiaries to incur additional priority lien debt and subordinated lien debt up to respective maximum priority lien and subordinated lien debt threshold amounts by issuing additional debt securities under one or more new indentures or by borrowing additional amounts under new credit facilities. Any additional priority lien debt or subordinated lien debt secured by the collateral would dilute the value of the noteholders' rights to the collateral.

The exchange notes and the exchange note guarantees will be structurally subordinated to indebtedness and other liabilities of our non-guarantor subsidiaries, including LBM.

        Some of our subsidiaries, including LBM, will not guarantee the exchange notes and their assets will not be pledged as collateral to secure the exchange notes. The exchange notes and the exchange note guarantees will be structurally subordinated to the indebtedness and other liabilities of LBM and any other non-guarantor subsidiaries, and noteholders will not have any claim as a creditor against LBM or any such non-guarantor subsidiary. In addition, subject to certain limitations, the indenture and the loan agreement governing our ABL Credit Facility will permit LBM and any other non-guarantor subsidiaries to incur additional indebtedness, including borrowings under our ABL Credit Facility by certain non-guarantor subsidiaries. As of March 31, 2013, subsidiaries that are not note guarantors generated approximately 15.7% of our revenues for the three months ended March 31, 2013, had approximately $126.7 million of indebtedness and held approximately 41.9% of our total assets.

The rights of noteholders in the collateral may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in the collateral.

        Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The senior liens in the Primary Notes Collateral from time to time owned by us or the guarantors and/or the junior liens in the Primary ABL Collateral from time to time owned by us or the guarantors may not be perfected with respect to the exchange notes and the exchange note guarantees if the collateral trustee has not taken the actions necessary to perfect any of those liens upon or prior to the exchange offer. The inability or failure of the collateral trustee to take all actions necessary to create properly perfected security interests in the collateral may result in the loss of the priority of the security interest for the benefit of the noteholders to which they would have been entitled as a result of such non-perfection.

        In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. We and the guarantors will have limited obligations to perfect the security interest of the noteholders in specified collateral. We cannot assure you that the collateral trustee for the exchange notes or the administrative agent under our ABL Credit Facility will monitor, or that we or the guarantors will inform such collateral trustee or administrative agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral trustee for the exchange notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the exchange notes and the exchange note guarantees against third parties.

        The security interest of the collateral trustee will be subject to practical challenges generally associated with the realization of security interests in the collateral. For example, the collateral trustee may need to obtain the consent of a third party to obtain or enforce a security interest in an asset. We cannot assure you that the collateral trustee will be able to obtain any such consent or that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. As a result, the collateral trustee may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

Bankruptcy laws may limit your ability to realize value from the collateral.

        The right of the collateral trustee to repossess and dispose of the collateral upon the occurrence of an event of default under the indenture is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us or any guarantor before the collateral trustee repossessed and disposed of the collateral. Upon the commencement of a case under the bankruptcy code, a secured creditor such as the collateral trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval, which may not be given. Moreover, the bankruptcy code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

        In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary power of a bankruptcy court, it is impossible to predict:

  •
  how long payments under the exchange notes could be delayed following commencement of a bankruptcy case;

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  whether or when the collateral trustee could repossess or dispose of the collateral;

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  the value of the collateral at the time of the bankruptcy petition; or

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  whether or to what extent holders of the exchange notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

        In addition, the intercreditor agreement provides that, in the event of a bankruptcy, the trustee and the collateral trustee agent may not object to a number of important matters following the filing of a bankruptcy petition so long as any first priority lien obligations are outstanding. After such a filing, the value of the collateral securing the exchange notes could materially deteriorate and the holders of the exchange notes would be unable to raise an objection. The right of the holders of obligations secured by first priority liens on the collateral to foreclose upon and sell the collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding.

        Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court. Furthermore, in the event a bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due on first priority lien debt and, thereafter, the exchange notes, the holders of the exchange notes would hold a secured claim only to the extent of the value of the collateral to which the holders of the exchange notes are entitled and unsecured claims with respect to such shortfall. The bankruptcy code only permits the payment and accrual of post-petition interest, costs and attorney's fees to a secured creditor during a debtor's bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.

A court could void our subsidiaries' guarantees of the exchange notes under fraudulent transfer laws.

        Although the guarantees provide you with a direct claim against the assets of the subsidiary guarantors, under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, or bankruptcy laws in other applicable jurisdictions, a guarantee could be voided, or claims with respect to a guarantee could be subordinated to all other debts of that guarantor. In addition, a bankruptcy court could void (i.e., cancel) any payments by that guarantor pursuant to its guarantee and require those payments to be returned to the guarantor or to a fund for the benefit of the other creditors of the guarantor.

        The bankruptcy court might take these actions if it found, among other things, that when a subsidiary guarantor executed its guarantee (or, in some jurisdictions, when it became obligated to make payments under its guarantee):

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  such subsidiary guarantor received less than reasonably equivalent value or fair consideration for the incurrence of its guarantee; and

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  such subsidiary guarantor:

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  was (or was rendered) insolvent by the incurrence of the guarantee;

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  was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital to carry on its business;

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  intended to incur, or believed that it would incur, obligations beyond its ability to pay as those obligations matured; or

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  was a defendant in an action for money damages, or had a judgment for money damages docketed against it and, in either case, after final judgment, the judgment was unsatisfied.

        A bankruptcy court would likely find that a subsidiary guarantor received less than fair consideration or reasonably equivalent value for its guarantee to the extent that it did not receive direct or indirect benefit from the issuance of the exchange notes. A bankruptcy court could also void a guarantee if it found that the subsidiary issued its guarantee with actual intent to hinder, delay, or defraud creditors.

        Although courts in different jurisdictions measure solvency differently, in general, an entity would be deemed insolvent if the sum of its debts, including contingent and unliquidated debts, exceeds the fair value of its assets, or if the present fair salable value of its assets is less than the amount that would be required to pay the expected liability on its debts, including contingent and unliquidated debts, as they become due.

        If a court voided a guarantee, it could require that noteholders return any amounts previously paid under such guarantee. If any guarantee were voided, noteholders would retain their rights against us and any other subsidiary guarantors, although there is no assurance that those entities' assets would be sufficient to pay the exchange notes in full.

Any future pledge of collateral might be avoidable in bankruptcy.

        Any future pledge of collateral in favor of the collateral trustee, including pursuant to security documents delivered after the date of the indenture, might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the exchange notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

The collateral is subject to casualty risks.

        The indenture, the loan agreement governing our ABL Credit Facility and the security documents require us and the guarantors to maintain adequate insurance or otherwise insure against risks to the extent customary with companies in the same or similar business operating in the same or similar locations. There are, however, certain losses, including losses resulting from terrorist acts, that may be either uninsurable or not economically insurable, in whole or in part. As a result, we cannot assure you that the insurance proceeds will compensate us fully or at all for our losses. If there is a total or partial loss of any of the collateral securing the exchange notes, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the exchange notes.

        In the event of a total or partial loss to any of the facilities, certain items of equipment and inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture replacement units or inventory could cause significant delays.

Any future note guarantees or additional liens on collateral provided after the exchange offer could also be avoided by a trustee in bankruptcy.

        The indenture provides that certain of our future subsidiaries will guarantee the exchange notes and secure their note guarantees with liens on their assets. The indenture also requires us and the guarantors to grant liens on certain assets that they acquire after the exchange offer. Any future note guarantee or additional lien in favor of the collateral trustee for the benefit of the noteholders might be avoidable by the grantor (as debtor-in-possession) or by its trustee in bankruptcy or other third parties if certain events or circumstances exist or occur. For instance, if the entity granting the future note guarantee or additional lien were insolvent at the time of the grant and if such grant was made within 90 days, or in certain circumstances, a longer period, before that entity commenced a bankruptcy proceeding, and the granting of the future note guarantee or additional lien enabled the noteholders to receive more than they would if the grantor were liquidated under chapter 7 of the U.S. Bankruptcy Code, then such note guarantee or lien could be avoided as a preferential transfer. We currently expect that LBM will not guarantee the obligations of the foreign borrowers under our ABL Credit Facility. LBM will not be required to guarantee the exchange notes.

We may not be able to fulfill our repurchase obligations with respect to the exchange notes upon a change of control or an asset sale.

        If we experience certain change of control events, we are required by the indenture to offer to repurchase all exchange notes outstanding at a repurchase price equal to 101% of the principal amount of exchange notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date. In addition, under certain circumstances, if we sell assets and fail to apply the net proceeds therefrom as provided in the indenture, we must offer to repurchase the exchange notes at a repurchase price equal to 100% of the principal amount of the exchange notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date. The terms of our ABL Credit Facility provide, and the instruments governing our future indebtedness may also provide, that certain change of control events or asset sales will constitute events of default thereunder. Such defaults could result in amounts outstanding under our ABL Credit Facility and such other indebtedness becoming immediately due and payable.

        If a change of control event or an asset sale were to occur, we cannot assure you that we would have sufficient funds to repay any exchange notes that they would be required to offer to purchase or that would become immediately due and payable as a result of such change of control event or asset sale. We may require additional financing from third parties to fund any such repurchases, and we cannot assure you that we would be able to obtain additional financing on satisfactory terms or at all. Our failure to repay noteholders who tender notes for repurchase following a change of control event could result in an event of default under the indenture. Any future indebtedness to which we become a party may also prohibit us from purchasing notes. If a change of control event or an asset sale occurs at a time when we are prohibited from purchasing notes, we may have to either seek the consent of the applicable lenders to the purchase of notes or attempt to refinance the borrowings that contain such prohibition. Our failure to obtain such a consent or to refinance such borrowings may preclude us from purchasing tendered notes and trigger an event of default under the indenture, which may, in turn, constitute a default under our ABL Credit Facility and any other indebtedness.

Noteholders may not be able to determine when a change of control giving rise to mandatory repurchase rights has occurred following a sale of "substantially all" of our assets and our restricted subsidiaries' assets.

        The definition of change of control in the indenture includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of "all or substantially all" of our assets and our restricted subsidiaries' assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a noteholder to require us to repurchase notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and our restricted subsidiaries' assets to another individual, group or entity may be uncertain.

We are controlled by Ares, Ayala and Providence and their interests as equity holders may conflict with those of the holders of the exchange notes.

        As a result of the Merger, we became a wholly-owned subsidiary of Parent, which is controlled by affiliates of the Financial Sponsors, Ares, Ayala and Providence. Prior to the time of and following the Merger, the Financial Sponsors held a majority of our voting ownership through a parent entity. In connection with the Merger, the Financial Sponsors contributed $16.1 million of convertible debt to Parent to fund the Merger. This convertible debt is neither guaranteed nor collateralized by us, and has been accounted for as an equity transaction at the Parent. Since 2009, the Financial Sponsors have been parties to a stockholders agreement related to the investment in us that provides for, among other things, the composition of our board of directors (the "Board of Directors") and certain voting and governance rights of us. Therefore, our Financial Sponsors have control over our management and policies, such as the election of our directors, the appointment of new management and the approval of any other action requiring the approval of our stockholders, including any amendments to our certificate of incorporation and mergers or sales of all or substantially all of our assets. The interests of these Financial Sponsors may not in all cases be aligned with those of the holders of the exchange notes offered hereby. In addition, the level of our Financial Sponsors' ownership of our common stock could have the effect of discouraging or impeding an unsolicited acquisition proposal. Furthermore, our Financial Sponsors may, in the future, own businesses that directly or indirectly compete with us. Our Financial Sponsors may also pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us.

The lien ranking provisions in the intercreditor agreement limit the ability of noteholders to exercise rights and remedies with respect to the Primary ABL Collateral.

        The rights of the noteholders with respect to the Primary ABL Collateral securing the exchange notes on a junior basis is substantially limited by the terms of the lien ranking provisions in the intercreditor agreement. Under the terms of the intercreditor agreement, at any time that any obligations that have the benefit of senior liens on the Primary ABL Collateral are outstanding, almost any action that may be taken in respect of the Primary ABL Collateral, including the rights to exercise remedies with respect to, challenge the liens on, or object to actions taken by the administrative agent under our ABL Credit Facility with respect to, the Primary ABL Collateral is at the direction of the holders of the obligations secured by the senior liens on the Primary ABL Collateral, and the collateral trustee, on behalf of noteholders with junior liens on the Primary ABL Collateral, does not have the ability to control or direct such actions, even if the rights of noteholders are adversely affected.

        In addition, the intercreditor agreement contains certain provisions benefiting holders of indebtedness under our ABL Credit Facility that prevent the collateral trustee from objecting to a number of important matters regarding the Primary ABL Collateral following the filing of a bankruptcy. After such filing, the value of the Primary ABL Collateral could materially deteriorate and noteholders would be unable to raise an objection. See "Description of Exchange Notes—The Intercreditor Agreement" in this prospectus.

The value of the collateral securing the exchange notes may not be sufficient to secure post-petition interest.

        In the event of a bankruptcy proceeding against the issuer or the guarantors, noteholders will be entitled to post-petition interest under the U.S. Bankruptcy Code only if the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Noteholders may be deemed to have an unsecured claim if the issuer's obligations under the exchange notes equal or exceed the fair market value of the collateral securing the exchange notes. Noteholders that have a security interest in the collateral with a value equal to or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the U.S. Bankruptcy Code. The bankruptcy trustee, the debtor-in-possession or competing creditors could possibly assert that the fair market value of the collateral with respect to the exchange notes on the date of the bankruptcy filing was less than the then-current principal amount of the exchange notes. Upon a finding by a bankruptcy court that the exchange notes are under collateralized, the claims in the bankruptcy proceeding with respect to the exchange notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under collateralization would be, among other things, a lack of entitlement on the part of noteholders to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the exchange notes to receive other "adequate protection" under U.S. federal bankruptcy laws. In addition, if any payments of post-petition interest were made at the time of such a finding of under collateralization, such payments could be re-characterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to exchange notes. No appraisal of the fair market value of the collateral securing the exchange notes has been prepared in connection with the exchange offer and, therefore, the value of the collateral trustee's interest in the collateral may not equal or exceed the principal amount of the exchange notes. We cannot assure you that there will be sufficient collateral to satisfy our and the guarantors obligations under the exchange notes.

Your rights under the exchange notes and the exchange note guarantees may be impaired under insolvency or similar laws in certain countries.

        One of our subsidiary guarantors, Stream International Europe B.V., is incorporated as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. Dutch insolvency laws differ significantly from insolvency proceedings in the United States and may make it more difficult for holders of the notes to effect a restructuring of our Dutch subsidiary guarantor or to recover the amount they would have recovered in a liquidation or bankruptcy proceeding in the United States. There are two primary insolvency regimes under Dutch law. The first, moratorium of payment (surseance van betaling), is intended to facilitate the reorganization of a debtor's debts and enable the debtor to investigate the possibilities for continuing its business as a going concern. The second, bankruptcy (faillissement), is primarily designed to liquidate and distribute the assets of a bankrupt debtor to its creditors.

        If a company applies for a moratorium of payment, the Dutch court will grant the moratorium provisionally and appoint a trustee administrator (bewindvoerder), who, jointly with the company's management, will be in charge of the company and its business undertakings. A definitive moratorium will generally be granted upon the approval of a qualified majority of the unsecured creditors. Unlike Chapter 11 proceedings under U.S. bankruptcy law during which both secured and unsecured creditors are generally barred from seeking to recover on their claims, during a Dutch moratorium of payment secured creditors and preferential creditors may proceed against the assets that secure their claims or to which they have preferential rights in order to satisfy their claims. A recovery under Dutch law, therefore, could involve a sale of the assets of the debtor in a manner that does not reflect the going-concern value of the debtor. Consequently, Dutch insolvency laws could preclude or inhibit the ability of the holders of the notes to effect a restructuring of our Dutch subsidiary guarantor and could reduce the recovery in a Dutch insolvency proceeding. In addition, as long as there are senior debt obligations outstanding, the exchange notes may also be subordinated to all other secured or unsecured debt which rank equal with the senior debt.

        In connection with Dutch bankruptcy proceedings, the assets of a debtor are generally liquidated and the proceeds distributed to the debtor's creditors in accordance with their respective ranks on a pro rata basis among creditors that have equal ranking. Certain parties (such as secured creditors and preferential creditors) will have special rights that may adversely affect the interests of holders of the exchange notes. While certain secured creditors may enforce their rights independent of the bankruptcy, other creditors need to submit their claims to the public receiver (curator) for verification. "Verification" under Dutch law means that the public receiver determines the existence, ranking and value of the claim and whether and to what extent it will be admitted in the bankruptcy proceedings. The valuation of claims that otherwise would not have been payable to the time of the bankruptcy proceedings may be based on a net present value analysis. The ranking of the holders of exchange notes as subordinated creditors and these verification procedures could delay recovery or cause holders of exchange notes to recover substantially less than the principal amount of their exchange notes or less than they could recover in a U.S. liquidation.

        Furthermore, as of January 1, 2013, new legislation entered into force in the Netherlands pursuant to which, effective as of January 1, 2013, holders of a non-possessory pledge on certain moveable assets found on the premises of the tax debtor (bodemzaken) (e.g. not including stock) will generally only be able to exercise their security rights under such pledge after a notification to the Dutch tax authorities and observance of a certain waiting period. During this waiting period, the Dutch tax authorities may exercise their priority in respect of such moveable assets found on the premises. This new legislation may adversely affect the enforceability of any non-possessory pledge on certain moveable assets found on the premises of a Dutch guarantor or security provider.

        The validity of the guarantee or security granted by the Dutch subsidiary guarantor may be affected by the ultra vires provisions of section 2:7 of the Dutch Civil Code. These provisions give legal entities the right to invoke the nullity of a transaction if such transaction entered into by such entity cannot serve to realize the objects of such entity and the other parties to such transaction knew, or without independent investigation, should have known, that such objects and purposes have been exceeded. All circumstances relevant in determining corporate benefit should be taken into account, including the wording of the objects clause of the articles of association and the level of (direct or indirect) benefit derived by the legal entity.

        Fraudulent conveyance legislation is also in force in the Netherlands. Portions of the legislation provide generally that certain transactions with a creditor entered into voluntarily by the debtor are subject to avoidance if both parties to the transaction knew or should have known that the transaction would prejudice other creditors or that the debtor has previously made an application for bankruptcy. Knowledge that the transaction would prejudice other creditors is presumed by law for all transactions performed within one year of the adjudication before bankruptcy or within one year before the date the claim of fraudulent conveyance is made, if it is also established that one of the conditions mentioned in Article 43 of the Dutch Bankruptcy Act or Article 46 of Book 3 of the Dutch Civil Code is fulfilled. These conditions include, but are not limited to, situations in which (1) the value of the obligation of the debtor materially exceeds the value of the obligation of the creditor, (2) the debtor pays or grants security for debts which are not yet due, (3) an agreement is made between legal entities or an obligation arises from one legal entity towards another if a director of one of these legal entities is also a director of the other or (4) an agreement is made or an obligation would arise with a group company. Accordingly, if a court of competent jurisdiction were to find that the guaranteeing of the exchange notes or the granting of security met the foregoing criteria, the court could avoid the guarantee or the security interest.

The ability of investors to enforce civil liabilities under U.S. securities laws may be limited in certain jurisdictions.

        The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by any court in the United States, whether or not predicated solely upon U.S. securities laws, would not be enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the claim must be re-litigated before a competent Dutch court. A Dutch court will, under current practice, generally grant the same judgment without re-litigation on the merits (i) if that judgment results from legal proceedings compatible with Dutch notions of due process, (ii) if that judgment does not contravene public policy (openbare orde) of the Netherlands and (iii) if the jurisdiction of the relevant federal or state court in the United States has been based on internationally accepted principles of private international law. Subject to the foregoing and provided that service of process occurs in accordance with applicable treaties, investors may be able to enforce in the Netherlands, judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that such judgments will be enforceable. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in the Netherlands and predicated solely upon U.S. federal securities laws.

The security interests in the collateral securing the exchange notes by our Dutch subsidiary guarantor will not be granted directly to noteholders.

        Under Dutch law, it is uncertain if security interests can be granted to a party other than the creditor of the claim which is purported to be secured by such security interests. As a consequence, the collateral trust agreement provides for the creation of parallel debt ("Parallel Debt") obligations in favor of the collateral trustee mirroring our obligations to the noteholders under the indenture (the "Principal Obligations"). The Dutch law security interests will be granted to the collateral trustee as security for the Parallel Debt and will not directly secure the Principal Obligations. The Parallel Debt will be at all times in the same amount and payable at the same time as the Principal Obligations. Any payment in respect of the Principal Obligations shall discharge the corresponding Parallel Debt and any payment in respect of the Parallel Debt shall discharge the corresponding Principal Obligations. In respect of the security interest granted to secure the Parallel Debt, the noteholders will not have direct security and will not be entitled to take enforcement actions in respect of such security except through the collateral trustee. As a result, the noteholders bear some risks associated with a possible insolvency or bankruptcy of the collateral trustee. In addition, the Parallel Debt construction has not been tested under Dutch law and, to the extent that the security interests in the collateral created to secure the Parallel Debt are successfully challenged by other parties, noteholders will not directly receive any proceeds from an enforcement of the security interests in the collateral.

Risks Related to the Exchange Offer

Your old notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

        We will not accept your old notes for exchange if you do not follow the exchange offer procedures. We will issue registered notes as part of the exchange offer only after a timely receipt of your old notes, a properly completed and duly executed letter of transmittal and all other required documents. If we do not receive your old notes, letter of transmittal and other required documents by the time of expiration of the exchange offer, we will not accept your old notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we will not accept your old notes for exchange.

If you do not properly tender your old notes, your ability to transfer your old notes will be adversely affected.

        We will only issue exchange notes in exchange for old notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you do not tender your old notes or if we do not accept your old notes because you did not tender your old notes properly, then, after we consummate the exchange offer, you may continue to hold old notes that are subject to the existing transfer restrictions. In addition, if you tender your old notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes in accordance with applicable regulations. After the exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer old notes outstanding. In addition, if a large amount of old notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such exchange notes.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

        The exchange notes are a new issue of securities for which there is no established public market. We do not intend to have the exchange notes listed on a national securities exchange or included in any automated quotation system. Accordingly, an active market for any of the exchange notes may not develop or, if developed, it may not continue. The liquidity of any market for the exchange notes will depend upon the number of holders of the exchange notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the exchange notes and other factors. A liquid trading market may not develop for the exchange notes. If a market develops, the exchange notes could trade at prices that may be lower than the initial offering price of the exchange notes. If an active market does not develop or is not maintained, the price and liquidity of the exchange notes may be adversely affected.

The market price for the exchange notes may be volatile.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market for the exchange notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your exchange notes. In addition, subsequent to their initial issuance, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar exchange notes, our performance and other factors.

FORWARD LOOKING STATEMENTS

        This prospectus contains forward-looking statements regarding our anticipated financial condition, results of operations and business in the future, including expectations, beliefs, projections, future plans and strategies and assumptions concerning future results and events. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "intend," "plan," target," "goal," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. Our future results may differ materially from those expressed in these forward-looking statements. Our actual results could differ materially from those indicated in these statements as a result of certain risk factors as more fully discussed in the section entitled "Risk Factors" in this prospectus.

        Specific factors that might cause actual results to differ from our expectations and that may affect our ability to pay timely amounts due under the notes or that may affect the value of the notes include, but are not limited to:

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  we have a history of losses and there can be no assurance that we will become or remain profitable or that losses will not continue to occur;

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  the loss of one or more of our clients, a decrease in performance of one of our clients, a decline in end user acceptance of our client's products, or a decrease in demand for outsourced business processes in the industries in which we operate in could materially reduce our revenue and cash flow and adversely affect our business;

  •
  we may not be able to achieve incremental revenue growth or profitability;

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  we may be unable to successfully execute on any of our identified business opportunities or other business opportunities that we determine to pursue;

  •
  we may not realize the anticipated benefits of the acquisition of LBM Holdings Limited due to challenges associated with integrating LBM Holdings Limited into our operations;

  •
  we may engage in future acquisitions that could disrupt our business, cause dilution to our stockholders and harm our financial position and operating results;

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  we may be unable to integrate businesses, products or technologies that we acquire or invest in;

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  we may not be able to manage future growth effectively;

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  we may be adversely affected by system failures and delays in our service;

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  we may be unable to keep pace with technological changes;

  •
  a violation of U.S. and foreign laws we are subjected to because of the nature of our business could result in an adverse effect on our profitability and cash flow;

  •
  a breach of our information technology networks and systems may result in the release of sensitive or confidential data that could expose us to protracted and costly litigation and penalties;

  •
  we may not be able to hire and retain qualified personnel;

  •
  we may not be able to replace our experienced senior management and key employees should they leave;

  •
  we may become subject to increased levels of taxation;

  •
  we may be negatively affected by significant fluctuations in foreign currency exchange rates;

  •
  our international operations and sales may subject us to increased risk associated with unexpected events, such as political and economic instability;

  •
  we may be negatively affected by public reaction to outsourcing and proposed legislation;

  •
  we may be adversely affected by increases in labor-related costs due to an increase in wages in the United States and in foreign countries;

  •
  our profitability may be adversely affected if we do not maintain sufficient capacity utilization;

  •
  our tax holidays in foreign jurisdictions in which we operate will expire over the coming years and could increase our effective income tax rate;

  •
  our revenues and costs are subject to quarterly variations that may adversely affect quarterly financial results;

  •
  we may face intense competition in the marketplace from competitors with greater financial resources;

  •
  we may incur significant costs to develop new sites, without any assurance of significant future revenues from those sites;

  •
  we may be unable to adjust our pricing terms or the mix of products and services we provide to meet the changing demands of our current and potential customer relationship management and business process outsourcing clients;

  •
  we may suffer increased costs or delays due to failure of our software and/or third-party technology on which we rely;

  •
  we may be subject to increased government regulation of our industry;

  •
  we may not be able to obtain financing necessary for our growth;

  •
  we may have difficulty meeting our cash requirements due to factors outside of our control;

  •
  we may incur substantial additional indebtedness;

  •
  the collateral securing the exchange notes may not be sufficient to satisfy our obligations under the exchange notes and may be diluted under certain circumstances;

  •
  the exchange notes and the exchange note guarantees are structurally subordinated to indebtedness and the future liabilities of our non-guarantor subsidiaries;

  •
  we may not be able to fulfill our repurchase obligations with respect to the exchange notes upon a change of control or an asset sale;

  •
  we may have a bankruptcy petition filed against us, which may result in the holders of exchange notes receiving a lesser amount for their claim than they would have been entitled to receive; and

  •
  other factors discussed under the section entitled "Risk Factors" or elsewhere in this prospectus.

        Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

 USE OF PROCEEDS

        We will not receive any proceeds from the issuance of the exchange notes in this exchange offer. The exchange offer is intended to satisfy our obligations under the registration rights agreement. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange old notes in like principal amount. We will retire or cancel all of the old notes tendered in the exchange offer. Issuance of the exchange notes will not result in any change in our capitalization.

 RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges (deficiency)(1)	1.02	0.94	0.75	0.54	(0.01)	(0.04)	2.07

(1)
For purposes of computing the ratio of earnings to fixed charges, (a) earnings consist of net income before income taxes plus fixed charges less capitalized interest and (b) fixed charges consist of interest expense plus capitalized interest. This calculation is different from the fixed charge coverage ratio as defined in the notes to our audited consolidated financial statements included elsewhere in this prospectus.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

        The following table, as indicated below, sets forth selected historical consolidated financial and data, as of, and for the periods ended and at the dates indicated. The selected consolidated financial data as of March 31, 2013 and for the three months ended March 31, 2013 and 2012 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The selected consolidated financial data as of March 31, 2012 has been derived from our unaudited consolidated statements contained in our Quarterly Report on Form 10-Q, filed with the SEC on April 25, 2012. The selected consolidated financial data as of December 31, 2012 and 2011 and for the fiscal years ended December 31, 2012, 2011 and 2010 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected consolidated financial data as of December 31, 2010, 2009 and 2008 and for the fiscal years ended December 31, 2009 and 2008 have been derived from our audited consolidated financial statements at those dates and for those periods.

        The following selected historical consolidated financial data should be read in conjunction with the information under the captions "Management's Discussion and Analysis of Financial Condition and

Results of Operations" and our consolidated financial statements and the accompanying notes thereto included elsewhere in this prospectus.

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	($ in thousands)
Statement of Operations Data:
Revenue	$242,812	$215,539	$860,311	$846,907	$800,173	$584,769	$211,373
Direct cost of revenue	143,128	124,116	502,050	494,426	469,537	342,193	128,278

Gross profit	99,684	91,423	358,261	352,481	330,636	242,576	83,095
Operating Expenses:
Selling, general and administrative expenses	72,090	66,292	261,069	266,252	265,705	196,508	66,884
Severance, restructuring and other charges, net	1,699	2,804	14,401	10,769	11,899	15,191	—
Depreciation and amortization expense	15,029	14,607	59,068	60,322	65,903	36,422	10,982

Total operating expenses	88,818	83,703	334,538	337,343	343,507	248,121	77,866

Income (loss) from operations	10,866	7,720	23,723	15,138	(12,871)	(5,545)	5,229
Interest expense (income) and other financial costs	9,236	7,315	31,403	32,682	30,212	18,646	(926)

Income (loss) before provisions for income taxes	1,630	405	(7,680)	(17,544)	(43,083)	(24,191)	6,155
Provision for income taxes	1,378	1,060	5,267	6,093	10,392	4,382	5,359

Net income (loss)	$252	$(655)	$(12,947)	$(23,637)	$(53,475)	$(28,573)	$796

Cash Flow Data:
Net cash provided by (used in) operating activities	19,174	21,310	51,967	50,115	22,444	(25,187)	(14,566)
Net cash provided by (used in) investing activities	(42,499)	(6,351)	(48,701)	(39,312)	(22,904)	11,336	131,145
Net cash provided by (used in) financing activities	19,513	(22,653)	(8,171)	(3,034)	3,788	13,346	(102,048)
Balance Sheet Data (as of period end):
Cash and cash equivalents	14,807	17,083 (a)	18,735	23,248	18,489	14,928	10,660
Total assets	657,302	597,430 (a)	604,028	616,696	647,985	680,823	329,945
Total debt (including capital leases)	284,320	238,903	260,933	260,934	236,886	223,778	73,982
Total stockholders' equity	208,311	218,166	209,896	213,444	259,718	303,411	1,751

(a)
Certain reclassifications have been made to cash and cash equivalents in the March 31, 2012 unaudited consolidated condensed balance sheets to conform to the 2013 balance sheet presentation. The effect of the reclassification decreased cash and cash equivalents approximately $0.8 million for the three months ended March 31, 2012, and resulted in a corresponding decrease to total assets for the same period.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis of financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Overview

  Our Business

        We are a global BPO service provider specializing in CRM, including sales, customer care and technical support primarily for Fortune 1000 companies. Our clients include multinational computing/hardware, telecommunications service providers, software/networking, entertainment/media, retail, travel and financial services companies. Our service programs are delivered through a set of standardized best practices and sophisticated technologies by a highly skilled multilingual workforce with the ability to support 35 languages across approximately 56 service centers in 23 countries. We continue to expand our global presence and service offerings to increase revenue, improve operational efficiencies and drive brand loyalty for our clients.

        On February 25, 2013, we completed our acquisition of all of the outstanding share capital of LBM, for a purchase price of approximately $41.2 million. LBM is a United Kingdom-based BPO provider servicing large, multinational companies primarily in the UK marketplace. LBM provides a range of revenue generation services and capabilities for utilities, telecommunications and financial services companies in Europe. LBM has approximately 2,500 employees across 6 locations in England and Northern Ireland.

        We generate revenue based primarily on the amount of time our agents devote to a client's program. Revenue is recognized as services are provided. The majority of our revenue is from multi-year contracts and we expect that trend to continue. However, we do provide certain client programs on a short-term basis.

        Our industry is highly competitive. We compete primarily with the in-house business processing operations of our current and potential clients. We also compete with certain third-party BPO providers. Our industry is labor-intensive and the majority of our operating costs relate to wages, employee benefits and employment taxes.

        We periodically review our capacity utilization and projected demand for future capacity. In conjunction with these reviews, we may decide to consolidate or close under-performing service centers, including those impacted by the loss of client programs, in order to maintain or improve targeted utilization and margins.

        This Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our consolidated financial statements and notes thereto which appear elsewhere in this prospectus.

Critical Accounting Policies

  Use of Estimates

        The preparation of the Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. We define our "critical accounting policies" as those that require us to make subjective estimates about matters that are uncertain and are likely to have a material impact on our financial condition and results of operations or that concern the specific manner in which we apply GAAP. On an on-going basis, we evaluate our estimates including those related to revenue recognition, the allowance for bad debts, derivatives and hedging activities, income taxes including the valuation allowance for deferred tax assets, valuation of long-lived assets, self-insurance reserves, contingencies, litigation and restructuring liabilities, and goodwill and other intangible assets. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ materially from these estimates under different assumptions or conditions. Our estimates are based upon assumptions and judgments about matters that are highly uncertain at the time the accounting estimate is made and applied and require us to assess a range of potential outcomes.

        We believe the following critical accounting policies are those that are most important to the portrayal of our results of operations and financial condition and that require the most subjective judgment.

  Revenue Recognition

        We generate revenue based primarily on the amount of time our agents devote to a client's program. Revenue is recognized as services are provided. The majority of our revenue is from multi-year contracts and we expect that trend to continue. However, we do provide certain client programs on a short-term basis.

        Our policy is to recognize revenue when the applicable revenue recognition criteria have been met, which generally include the following:

  Persuasive evidence of an arrangement—We use a legally binding contract signed by the client as evidence of an arrangement. We consider the signed contract to be the most persuasive evidence of the arrangement.

  Delivery has occurred or services rendered—Delivery has occurred based on the billable time or transactions processed by each service professional, as defined in the client contract. The rate per billable time or transaction is based on a pre-determined contractual rate. Contractually pre-determined quality and performance metrics may adjust the amount of revenue recognized.

  Fee is fixed or determinable—We assess whether the fee is fixed or determinable at the outset of the arrangement, primarily based on the payment terms associated with the transaction. Our standard payment terms are normally within 90 days. Our experience has been that we are generally able to determine whether a fee is fixed or determinable.

  Collection is probable—We assess the probability of collection from each client at the outset of the arrangement based on a number of factors, including the payment history and its current creditworthiness. If in our judgment collection of a fee is not probable, we do not record revenue until the uncertainty is removed, which generally means revenue is recognized upon our receipt of the cash payment. Our experience has been that we are generally able to estimate whether collection is probable.

  Allowances for Accounts Receivable

        We maintain allowances for estimated losses resulting from the inability of our clients to make required payments. We perform credit reviews of each client, monitor collections and payments from our clients, and determine the allowance based upon historical experience and specific collection issues. If the financial condition of our clients were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances would be required.

  Accounting for Income Taxes

        In connection with preparing our financial statements, we are required to compute income tax expense in each jurisdiction in which we operate. This process requires us to project our current tax liability and estimate our deferred tax assets and liabilities, including net operating loss and tax credit carryforwards. We also continually assess the need for a valuation allowance against deferred tax assets under the "more-likely-than-not" criteria. As part of this assessment, we have considered our recent operating results, future taxable income projections, and all prudent and feasible tax planning strategies.

        As of March 31, 2013 and 2012 and December 31, 2012 and 2011, we maintained a full valuation allowance against our deferred tax assets in certain countries including the United States. We currently do not have sustained profitability sufficient to support a conclusion that a valuation allowance is not required in these jurisdictions.

        We account for our uncertain tax positions in accordance with Accounting Standards Codification ("ASC") 740-10, Income Taxes. We follow a two-step approach to recognizing and measuring uncertain tax positions. The first step is to determine if the weight of available evidence indicates that it is more likely than not that the tax position will be sustained on audit. The second step is to estimate and measure the tax benefit as the amount that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority. We evaluate these uncertain tax positions on a quarterly basis. This evaluation is based on the consideration of several factors including changes in facts or circumstances, changes in applicable tax law, and settlement of issues under audit.

        Interest and penalties relating to income taxes and uncertain tax positions are accrued net of tax in "Provision for income taxes."

        In the future, our effective tax rate could be adversely affected by several factors, many of which are outside our control. Our effective tax rate is affected by the proportion of revenue and income before taxes in the various domestic and international jurisdictions in which we operate. Further, we are subject to changing tax laws, regulations and interpretations in multiple jurisdictions in which we operate, as well as the requirements, pronouncements and rulings of certain tax and regulatory organizations. We estimate our annual effective tax rate each quarter based on a combination of actual and forecasted results of subsequent quarters. Consequently, significant changes in our actual quarterly or forecasted results may impact the effective tax rate for the current or future periods.

        Earnings of our foreign subsidiaries are designated as indefinitely reinvested outside the United States. If required for our operations in the United States, most of the cash held abroad could be repatriated to the United States but, under current law, would be subject to U.S. federal income taxes (subject to an adjustment for foreign tax credits). Currently, we do not anticipate a need to repatriate these funds to our U.S. operations.

        Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of U.S. tax attributes (net operating loss carry forwards and tax credits) that can be utilized annually to offset future taxable income based on certain 3-year cumulative increases in the ownership interests of stockholders who are 5% stockholders under the Code. The Company has determined that an ownership change occurred under these federal income tax provisions on April 27, 2012. However, the Company does not expect to generate U.S. taxable income in excess of the accumulated limitation in 2013.

        On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012 (often referred to as the "Fiscal Cliff Legislation"). The legislation reinstates retroactively to January 1, 2012 various tax provisions that had expired. Under ASC 740-10-45-15, the effects of changes in tax rates and laws on deferred tax balances are recognized in the period the new legislation is enacted. As this tax legislation was enacted in January 2013, these financial statements do not consider the effects of the legislation. Had this legislation been enacted in 2012, it would have resulted in an additional $8.9 million of net operating loss, approximately $0.5 million of additional tax credits, and $0.5 million of additional state net operating loss in the United States being reflected in these financial statements.

  Contingencies

        We consider the likelihood of various loss contingencies, including non-income tax and legal contingencies arising in the ordinary course of business, and our ability to reasonably estimate the range of loss in determining loss contingencies. An estimated loss contingency is accrued in accordance with the authoritative guidance when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. We regularly evaluate current information available to determine whether such accruals should be adjusted.

  Derivatives and Hedging

        We enter into foreign exchange forward contracts to reduce our exposure to foreign currency exchange rate fluctuations that are associated with forecasted expenses in non-functional currencies. Upon proper qualification, these contracts are accounted for as cash flow hedges.

        All derivative financial instruments are reported in the accompanying Consolidated Balance Sheets at fair value. Changes in fair value of derivative instruments designated as cash flow hedges are recorded in "Accumulated other comprehensive income (loss)," to the extent they are deemed effective. Based on the criteria established by current accounting standards, all of our cash flow hedge contracts are deemed to be highly effective. Any realized gains or losses resulting from the cash flow hedges are recognized together with the hedged transaction within "Direct cost of revenue."

        We also enter into fair value derivative contracts to reduce our exposure to foreign currency exchange rate fluctuations associated with changes in asset and liability balances. Changes in the fair value of derivative instruments designated as fair value hedges affect the carrying value of the asset or liability hedged, with changes in both the derivative instrument and the hedged asset or liability being recognized in "Other expenses, net" in the accompanying Consolidated Statements of Operations.

        While we expect that our derivative instruments designated as cash flow hedges will continue to be highly effective and in compliance with applicable accounting standards, if our cash flow hedges did not qualify as highly effective or if we determine that forecasted transactions will not occur, the changes in the fair value of the derivatives used as cash flow hedges would be reflected currently in "Other expenses, net" in the accompanying Consolidated Statement of Operations.

  Goodwill and Other Intangible Assets

        In accordance with the authoritative guidance, goodwill is reviewed for impairment annually and on an interim basis if events or changes in circumstances between annual tests indicate that an asset might be impaired. Impairment occurs when the carrying amount of goodwill exceeds its estimated fair value. We operate in one reporting unit, which is the basis for impairment testing of all goodwill. We utilize internally developed models to estimate our expected future cash flows in connection with our estimate of fair value of the reporting unit in the evaluation of goodwill. The key assumptions in our model consist of numerous factors including the discount rate, terminal value, growth rate and the achievability of our longer term financial results. Intangible assets with a finite life are recorded at cost and amortized using their projected cash flows over their estimated useful life. Client lists and relationships are amortized over periods up to ten years, market adjustments related to facility leases are amortized over the term of the respective lease and developed software is amortized over five years. Brands and trademarks are not amortized as their life is indefinite. In accordance with the authoritative guidance, indefinite-lived intangible assets are reviewed for impairment annually and on an interim basis if events or changes in circumstances between annual tests indicate that an asset might be impaired.

        The carrying value of finite-lived intangibles is evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable in accordance with the authoritative guidance. An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition does not exceed its carrying amount. The amount of the impairment loss, if any, is measured as the amount by which the carrying value of the asset exceeds its estimated fair value, which is generally determined based on appraisals or sales prices of comparable assets.

Key Operating Metrics and Other Items

  Direct Cost of Revenue

        We record the costs specifically associated with client billable programs identified in a client statement of work as a direct cost of revenue. These costs include direct labor wages and benefits of service professionals in our call centers as well as reimbursable expenses such as telecommunication charges. The most significant portion of our direct cost of revenue is attributable to employee compensation, benefits and payroll taxes. These costs are expensed as they are incurred. Direct costs are affected by prevailing wage rates in the countries in which they are incurred and are subject to the effects of foreign currency fluctuations, net of the impact of any cash flow hedges.

  Selling, general and administrative expenses

        Our selling, general and administrative expenses consist of all expenses of operations other than direct costs of revenue, such as information technology, telecommunications, sales and marketing costs, finance, human resource management and other functions and service center operational expenses such as facilities, operations and training.

  Severance, restructuring and other charges

        Our severance, restructuring and other charges include expenses related to acquisitions, non-agent severance charges and expenses related to exiting leased facilities.

  Other Income and Expenses

        Other income and expenses consists of foreign currency transaction gains or losses, other income, interest income and interest expense. Interest expense includes interest expense and amortization of debt issuance costs associated with our indebtedness under our credit lines, senior secured notes and capitalized lease obligations.

        We generate revenue and incur expenses in several different currencies. We do not operate in any countries subject to hyper-inflationary accounting treatment. Our most common transaction currencies are the U.S. Dollar, the Euro, the British Pound, the Canadian Dollar, Philippine Peso and the Indian Rupee. Our clients are most commonly billed in the U.S. Dollar or the Euro. We translate our results from functional currencies to U.S. Dollars using the average exchange rates in effect during the accounting period.

        On April 27, 2012, Stream Acquisition, Inc., a Delaware corporation ("MergerSub") wholly-owned by SGS Holdings LLC (now SGS Holdings, Inc.) ("Parent"), entered into a Contribution and Exchange Agreement, pursuant to which Parent contributed 73,094,027 shares of common stock of the Company (approximately 96.2% of all outstanding SGS shares) to MergerSub. Immediately thereafter, MergerSub effected a merger (the "Merger") pursuant to which MergerSub was merged with and into SGS, with SGS continuing as the surviving corporation. As a result of the Merger, SGS became a wholly-owned subsidiary of Parent, which is controlled by affiliates of Ares Corporate Opportunities Fund II, L.P., EGS Dutchco B.V. and NewBridge International Investments Ltd. (collectively, the "Sponsors").

        The Sponsors constitute a group of stockholders who, prior to the time of and following the Merger, held a majority of the voting ownership of SGS through a parent entity. Since 2009, the Sponsors have been parties to a stockholders agreement related to the investment in SGS that provides for, among other things, the composition of the board of directors of SGS and certain voting and governance rights of SGS. The Merger was a common control transaction as defined in Emerging Issues Task Force ("EITF") Issue No. 02-5, Definition of "Common Control" in Relation to ASC 805, Business Combinations ("ASC 805"). The Sponsors represent a group of stockholders that hold more than 50% of the voting ownership interest of each entity and contemporaneous written evidence of an agreement to vote a majority of the entities' shares in concert existed at the time of the Merger. Accordingly, the Merger has been accounted for at the carrying amounts of the equity interests transferred. Therefore, there was no change in the basis of the assets and liabilities of the Company. Equity accounts have been retroactively presented to show the common shares as a result of the Merger.

        The Compensation Committee of Parent's Board of Directors issued options under the 2012 Stock Incentive Plan (the "2012 Plan") in the fourth quarter of 2012 as replacement for certain options terminated under the 2008 Stock Incentive Plan (the "2008 Plan"). Accordingly, the issuance of options under the 2012 Plan in order to replace those options under the 2008 Plan that were terminated as described in the notes to the financial statements were accounted for as a modification. Any previously unrecognized compensation cost related to such options that were replaced will continue to be recognized over the remaining vesting term of the original award. Any incremental value attributable to the replacement awards is computed as of the date that the replacement awards are granted and recognized over the requisite service period of the replacement award.

Recent Accounting Pronouncements

        In May 2011, the Financial Accounting Standards Board ("FASB") amended its guidance to converge fair value measurement and disclosure guidance in GAAP with International Financial Reporting Standards ("IFRS"). IFRS is a comprehensive series of accounting standards published by the International Accounting Standards Board. The amendment changes the wording used to describe the requirements in GAAP for measuring fair value and for disclosing information about fair value measurements. The FASB does not intend for the amendment to result in a change in the application of the requirements in the current authoritative guidance. The amendment became effective prospectively for the Company's interim period ended March 31, 2012. The adoption of this guidance did not have a material impact on its financial position, results of operations or cash flows.

        In June 2011, the FASB amended its guidance on the presentation of comprehensive income (loss). Under the amended guidance, an entity has the option to present comprehensive income in either one or two consecutive financial statements. The Company decided to present a single statement showing the components of net income (loss) and total net income (loss), the components of other comprehensive income (loss) and total other comprehensive income (loss), and a total for comprehensive income (loss). The amendment became effective retrospectively for the Company's interim period ended March 31, 2012.

        In December 2011, the FASB issued additional guidance related to the presentation of other comprehensive income. This guidance is intended to allow the FASB time to reconsider whether it is necessary to require entities to present the effects of reclassifications out of accumulated other comprehensive income in both the statement in which net income is presented and the statement in which other comprehensive income is presented. This guidance defers the effective date of only those provisions in the other comprehensive income guidance that relate to the presentation of reclassification adjustments out of other comprehensive income and reinstates the previous requirements to present reclassification adjustments either on the face of the statement in which other comprehensive income is reported or to disclose them in a note to the financial statements. The amendments in this new guidance became effective at the same time as the amendments in the other comprehensive income guidance explained above. The Company's adoption of this standard did not have a material impact on the Company's financial position, results of operations or cash flows.

        In July 2012, the FASB issued new accounting guidance that simplifies the impairment test for indefinite-lived intangible assets other than goodwill. The new guidance gives the option to first assess qualitative factors to determine if it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount as a basis for determining whether it is necessary to perform a quantitative valuation test. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning on or after September 15, 2012. The Company adopted this accounting guidance during the fourth quarter of 2012 and this adoption did not have a material impact on the Company's financial position, results of operations or cash flows.

        In February 2013, the FASB issued guidance adding new disclosure requirements for items reclassified out of accumulated other comprehensive income ("AOCI"). We implemented these requirements in the first quarter of 2013. The guidance is intended to help entities improve the transparency of changes in other comprehensive income ("OCI") and items reclassified out of AOCI in financial statements. It does not amend any existing requirements for reporting net income or OCI in financial statements. The implementation of the guidance did not have a material impact on our consolidated financial statements.

Results of Operations

  Three months ended March 31, 2013 compared with three months ended March 31, 2012

        Revenue.    Revenues increased $27.3 million, or 12.7%, to $242.8 million for the three months ended March 31, 2013, compared to $215.5 million for the three months ended March 31, 2012. The increase is primarily attributable to increased volume with existing customers and the acquisition of LBM.

        Revenues for services performed in offshore service centers such as the Philippines, India, El Salvador, the Dominican Republic, China, Nicaragua, Tunisia and Egypt increased $9.8 million, or 10.2%, for the three months ended March 31, 2013, compared to the three months ended March 31, 2012 due to higher client volumes. Revenues in our offshore service centers represented 43.6% of consolidated revenues for the three months ended March 31, 2013, compared to 44.5% in the same period in 2012. Revenues for services performed in our United States and Canadian service centers increased $6.6 million, or 8.5%, for the three months ended March 31, 2013, compared to the three months ended March 31, 2012. Revenues for services performed in European service centers increased $10.8 million, or 26.2%, for the three months ended March 31, 2013, compared to the three months ended March 31, 2012. This increase is attributable to the acquisition of LBM.

        Direct Cost of Revenue.    Direct cost of revenue (exclusive of depreciation and amortization) increased $19.0 million, or 15.3%, to $143.1 million for the three months ended March 31, 2013, compared to $124.1 million for the three months ended March 31, 2012. The increase is primarily attributable to increased volume and higher agent training to support our growth.

        Gross Profit.    Gross profit increased $8.3 million, or 9.0%, to $99.7 million for the three months ended March 31, 2013 from $91.4 million for the three months ended March 31, 2012. Gross profit as a percentage of revenue was 41.1% and 42.4% for the three months ended March 31, 2013 and 2012, respectively.

        Operating Expenses.    Operating expenses consists of selling, general and administrative expense, severance, restructuring and other charges, net and depreciation and amortization expense. Operating expenses increased $5.1 million, or 6.1%, to $88.8 million for the three months ended March 31, 2013, compared to $83.7 million for the three months ended March 31, 2012. Operating expenses as a percentage of revenues was 36.6% for the three months ended March 31, 2013 compared to 38.8% for the three months ended March 31, 2012.

        Selling, general and administrative expense increased 8.7%, from $66.3 million for the three months ended March 31, 2012 to $72.1 million for the three months ended March 31, 2013. Selling, general and administrative expense as a percentage of revenue was 29.7% and 30.8% for the three months ended March 31, 2013 and 2012, respectively. The increase in selling, general and administrative expenses in 2013 compared to 2012 is primarily due to investments in sales and marketing and the addition of LBM.

        Severance, restructuring and other charges were $1.7 million and $2.8 million for the three months ended March 31, 2013 and 2012, respectively. The charge in 2013 primarily relates to salary continuation expense of approximately $0.7 million related to non-agent severance and $1.0 million related to the acquisition of LBM. The charge in 2012 principally relates to salary continuation expense of approximately $2.5 million related to non-agent severance and management's decision to exit locations and eliminate un-profitable programs, and approximately $0.3 million related to lease exit reserves.

        Depreciation and amortization expense was $15.0 million and $14.6 million for the three months ended March 31, 2013 and 2012, respectively. The increase in depreciation and amortization is related to assets acquired from LBM during the three months ended March 31, 2013.

        Other Expenses, Net.    Other expenses, net include interest expense and foreign currency gains and losses. Other expenses, net increased $1.9 million, or 26.3%, to $9.2 million for the three months ended March 31, 2013, compared to $7.3 million for the three months ended March 31, 2012.

        Interest expense was $8.1 million and $7.6 million for the three months ended March 31, 2013 and 2012, respectively. The increase in interest expense is due to new borrowings to fund the acquisition of LBM.

        Foreign currency loss (gain) consists of realized and unrealized gains and losses on forward currency contracts where we elect not to apply hedge accounting and the revaluation of certain assets and liabilities denominated in foreign currency. For the three months ended March 31, 2013, we recorded a foreign currency loss of $1.1 million versus a gain of $0.3 million for the comparable period in the prior year.

        Provision for Income Taxes.    Income taxes were $1.4 million and $1.1 million for the three months ended March 31, 2013 and 2012, respectively. Foreign tax expense, where we generally have taxable income, was $1.1 million and $0.8 million for the three months ended March 31, 2013 and 2012, respectively. In the United States, we recorded a tax expense of $0.3 million primarily due to tax on other comprehensive loss and state non-income based tax and a tax expense of $0.3 million due to state taxes and interest from uncertain tax positions for the three months ended March 31, 2013 and 2012, respectively. We operate in a number of countries outside the United States where we are generally taxed at lower statutory rates than the United States and also benefit from tax holidays in some foreign locations. The Italy Revenue Agency Enactment No. 140973 provides a refund claim in the event of non-deduction of employee and quasi-employee costs. This refund claim applied to tax years 2007 through 2011. We recorded a benefit of $1.0 million related to this refund in the three months ended March 31, 2013.

  Year ended December 31, 2012 compared with year ended December 31, 2011

        Revenue.    Revenues increased $13.4 million, or 1.6%, to $860.3 million for the year ended December 31, 2012, compared to $846.9 million for the year ended December 31, 2011. The increase is primarily attributable to increased volume in off-shore locations partially offset by fluctuations in currency exchange rates (primarily the Euro) of $13.5 million and lower volumes in Southern European locations.

        Revenues for services performed in offshore service centers such as the Philippines, India, El Salvador, the Dominican Republic, China, Nicaragua, Tunisia and Egypt increased $36.9 million, or 10.4%, for the year ended December 31, 2012, compared to the year ended December 31, 2011 due to higher client volumes. Revenues in our offshore service centers represented 45.3% of consolidated revenues for the year ended December 31, 2012, compared to 41.7% in the same period in 2011. Revenues for services performed in our United States and Canadian service centers decreased $6.1 million, or 1.9%, for the year ended December 31, 2012, compared to the year ended December 31, 2011. Revenues for services performed in European service centers decreased $17.4 million, or 10.0%, for the year ended December 31, 2012, compared to the year ended December 31, 2011. This decrease is attributable to the weakening of the Euro relative to the U.S. Dollar which resulted in approximately $13.0 million lower revenue in 2012 on a constant currency basis and weaker volumes in Southern Europe. The weakening Euro relative to the U.S. Dollar also provides an offsetting benefit to direct cost of revenue and operating expenses.

        Direct Cost of Revenue.    Direct cost of revenue (exclusive of depreciation and amortization) increased $7.7 million, or 1.5%, to $502.1 million for the year ended December 31, 2012, compared to $494.4 million for the year ended December 31, 2011. The increase is primarily attributable to the costs associated with responding to incremental call volume.

        Gross Profit.    Gross profit increased $5.8 million, or 1.6%, to $358.3 million for the year ended December 31, 2012 from $352.5 million for the year ended December 31, 2011. Gross profit as a percentage of revenue was 41.6% for both of the years ended December 31, 2012 and 2011.

        Operating Expenses.    Operating expenses consist of selling, general and administrative expense, severance, restructuring and other charges, net and depreciation and amortization expense. Operating expenses decreased $2.8 million, or 0.8%, to $334.5 million for the year ended December 31, 2012, compared to $337.3 million for the year ended December 31, 2011. Operating expenses as a percentage of revenues decreased to 38.9% for the year ended December 31, 2012, compared to 39.8% for the year ended December 31, 2011, primarily as a result of the decreases in amortization, higher revenue and the effect of the reductions in work-force that were conducted in the second and third quarters of 2011.

        Selling, general and administrative expense decreased from $266.3 million for the year ended December 31, 2011 to $261.1 million, or 1.9% for the year ended December 31, 2012. Selling, general and administrative expense as a percentage of revenue was 30.3% and 31.4% for the years ended December 31, 2012 and 2011, respectively. The decrease in selling, general and administrative expense is the result of continued cost controls.

        Severance, restructuring and other charges, net were $14.4 million and $10.8 million for the years ended December 31, 2012 and 2011, respectively. The charge in 2012 primarily relates to salary continuation expense of approximately $5.6 million related to non-agent severance, $4.9 million related to management's decision to exit locations and eliminate un-profitable programs and $3.9 million related to transaction related expenses in connection with the privatization of the Company in April 2012. The charge in 2011 principally relates to severance costs of $11.1 million in connection with a reduction in non-agent staffing partially offset by a non-cash release of an acquisition related liability.

        Depreciation and amortization expense was $59.1 million and $60.3 million for the years ended December 31, 2012 and 2011, respectively. The decrease in depreciation and amortization is related to the scheduled step down of amortization expense.

        Other Expenses, Net.    Other expenses, net include interest expense and foreign currency gains and losses. Other expenses, net decreased $1.3 million, or 3.9%, to $31.4 million for the year ended December 31, 2012, compared to $32.7 million for the year ended December 31, 2011.

        Interest expense was $30.0 million and $28.8 million for the years ended December 31, 2012 and 2011, respectively. Foreign currency loss (gain) consists of realized and unrealized gains and losses on forward currency contracts where we elect not to apply hedge accounting and the revaluation of certain assets and liabilities denominated in foreign currency. For the year ended December 31, 2012, we recorded a foreign currency loss of $1.4 million versus a loss of $3.9 million for the comparable period in the prior year.

        Provision for Income Taxes.    Income taxes were $5.3 million and $6.1 million for the years ended December 31, 2012 and 2011, respectively. Foreign tax expense, where we generally have taxable income, was $4.9 million and $7.5 million for the years ended December 31, 2012 and 2011, respectively. In the United States, we recorded a tax expense of $0.4 million primarily due to state non-income based tax and a tax benefit of $1.5 million due to the release of uncertain tax positions resulting from the expiration of statutes of limitations for the years ended December 31, 2012 and 2011, respectively. We operate in a number of countries outside the United States where we are generally taxed at lower statutory rates than the United States and also benefit from tax holidays in some foreign locations.

  Year ended December 31, 2011 compared with year ended December 31, 2010

        Revenue.    Revenues increased $46.7 million, or 5.8%, to $846.9 million for the year ended December 31, 2011, compared to $800.2 million for the year ended December 31, 2010. The increase is primarily attributable to new business won in 2010 and 2011, expansion with existing clients and approximately $11.4 million due to fluctuations in currency exchange rates.

        Revenues for services performed in our United States and Canadian service centers decreased $1.8 million, or 0.6%, for the year ended December 31, 2011, compared to the year ended December 31, 2010. Revenues for services performed in European service centers increased $22.3 million, or 14.8%, for the year ended December 31, 2011, compared to the year ended December 31, 2010. This increase is attributable to the addition of customers and the strengthening of the Euro and U.K. Pound Sterling relative to the U.S. Dollar which resulted in approximately $8.8 million additional revenue in the twelve months of 2011 on a constant currency basis. Revenues for services performed in offshore service centers in the Philippines, India, El Salvador, Costa Rica, the Dominican Republic, China, Nicaragua, Tunisia and Egypt increased $26.2 million, or 8.0%, for the year ended December 31, 2011, compared to the year ended December 31, 2010 due to higher client volumes. Revenues in our offshore service centers represented 41.7% of consolidated revenues for the year ended December 31, 2011, compared to 40.8% in the same period in 2010.

        Direct Cost of Revenue.    Direct cost of revenue (exclusive of depreciation and amortization) increased $24.9 million, or 5.3%, to $494.4 million for the year ended December 31, 2011, compared to $469.5 million for the year ended December 31, 2010. The increase is primarily attributable to the payroll-related costs to service greater client volumes.

        Gross Profit.    Gross profit increased $21.9 million, or 6.6%, to $352.5 million for the year ended December 31, 2011 from $330.6 million for the year ended December 31, 2010. Gross profit as a percentage of revenue was 41.6% and 41.3% for the years ended December 31, 2011 and 2010, respectively. The increase in gross margin percentage was partly attributed to programs to improve agent utilization and retention as well as pricing of new business.

        Operating Expenses.    Operating expenses consist of selling, general and administrative expense, severance, restructuring and other charges, net and depreciation and amortization expense. Operating expenses decreased $6.2 million, or 1.8%, to $337.3 million for the year ended December 31, 2011, compared to $343.5 million for the year ended December 31, 2010. We establish asset retirement obligations where required by the leases of our facilities. During the fourth quarter of 2011, certain lessors determined that they did not require the facilities to be restored and amended the leases to remove this requirement for no additional consideration and, accordingly, as the leasehold improvements at these locations were fully depreciated, the corresponding amount of the asset retirement obligations of $1.4 million were reversed into income. Operating expenses as a percentage of revenues decreased to 39.8% for the year ended December 31, 2011 compared to 42.9% for the year ended December 31, 2010, primarily as a result of the decreases in depreciation and amortization, higher revenue and the effect of the reductions in work-force that were conducted in the second and third quarters of 2011.

        Selling, general and administrative expense grew from $265.7 million for the year ended December 31, 2010 to $266.3 million, or 0.2% for the year ended December 31, 2011. Selling, general and administrative expense as a percentage of revenue was 31.4% and 33.2% for the years ended December 31, 2011 and 2010, respectively. The decrease in selling, general and administrative expense is the result of profit improvement initiatives that were computed in 2011 and a $1.4 million reduction to a previously established asset retirement obligation in 2011.

        Severance, restructuring and other charges, net were a charge of $10.8 million and $11.9 million for the year ended December 31, 2011 and 2010, respectively. The charge in 2011 principally relates to severance costs of $11.1 million in connection with a reduction in non-agent staffing partially offset by a non-cash release of an acquisition related liability. The charge in 2010 related to non-agent severance, lease exit costs, and facility impairment charges.

        Depreciation and amortization decreased $5.6 million per the scheduled step down of amortization expense and certain fixed assets becoming fully depreciated.

        Other Expenses, Net.    Other expenses, net include interest expense and foreign currency gains and losses. Other expenses, net increased $2.5 million, or 8.2%, to $32.7 million for the year ended December 31, 2011, compared to $30.2 million for the year ended December 31, 2010.

        Interest expense was $28.8 million and $30.7 million for the years ended December 31, 2011 and 2010, respectively. The decrease in interest expense is primarily attributed to interest income gained from forward points earned on our hedging contracts.

        Foreign currency loss (gain) consists of realized and unrealized gains and losses on forward currency contracts where we elect not to apply hedge accounting and the revaluation of certain assets and liabilities denominated in foreign currency. For the year ended December 31, 2011, we recorded a foreign currency loss of $3.9 million versus a gain of $0.5 million for the comparable period in the prior year.

        Provision for Income Taxes.    Income taxes decreased $4.3 million, or 41.4%, to $6.1 million for the year ended December 31, 2011, compared to $10.4 million for the year ended December 31, 2010. The decrease year over year is primarily related to the resolution of liabilities for uncertain tax positions for which the statute of limitations expired in the period resulting in a tax benefit of $2.9 million and the receipt of refunds in various jurisdictions resulting in a tax benefit of $1.2 million. Foreign tax expense was $7.5 million and $8.4 million for the year ended December 31, 2011 and 2010, respectively. In the United States, where we operated at a loss for tax purposes, we recorded a tax benefit of $1.5 million primarily as a result of the resolution of uncertain tax positions mostly due to expiration of statutes of limitations for the year ended December 31, 2011. We operate in a number of countries outside the

United States where we are generally taxed at lower statutory rates than the United States and we also benefit from tax holidays in some foreign locations.

  Liquidity and Capital Resources

        Our primary liquidity needs are for financing working capital associated with the expenses we incur in performing services under our client contracts and capital expenditures for the opening of new service centers, including the purchase of computers and related equipment. We have in place a credit facility that consists of a revolving line of credit that allows us to manage our cash flows. Our ability to make payments on the credit facility, to replace our indebtedness if desired, and to fund working capital and planned capital expenditures will depend on our ability to generate cash in the future. We have secured our credit facility primarily through our accounts receivable and therefore, our ability to continue servicing debt is dependent upon the timely collection of those receivables.

        We made capital expenditures (including amounts financed under capital leases) of $7.4 million in the three months ended March 31, 2013 as compared to $6.5 million for the three months ended March 31, 2012, and $54.7 million in the year ended December 31, 2012 as compared to $51.1 million for the year ended December 31, 2011. We expect to continue to make capital expenditures to build new service centers, upgrade existing service centers, meet new contract requirements and maintain and upgrade our infrastructure.

        As of March 31, 2013, we have outstanding $230 million aggregate principal amount of 11.25% Senior Secured Notes due 2014 (the "Notes"), which mature on October 1, 2014. The Notes were issued pursuant to an Indenture among us, certain of our subsidiaries (the "Note Guarantors") and Wells Fargo Bank, National Association, as trustee (the "Indenture"). We issued $200 million aggregate principal amount of the Notes on October 1, 2009 and an additional $30 million aggregate principal amount of the Notes on March 8, 2013. The Indenture contains restrictions on our ability to incur additional secured indebtedness under certain circumstances. Interest on the Notes is computed on the basis of a 360-day year composed of twelve 30-day months and is payable semi-annually on April 1 and October 1 of each year, beginning on April 1, 2010.

        The obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Note Guarantors and will be so guaranteed by any future domestic restricted subsidiaries of ours, subject to certain exceptions.

        The Notes and the Note Guarantors' guarantees of the Notes are secured by senior liens on our and the Note Guarantors' Primary Notes Collateral and by junior liens on our and the Note Guarantors' Primary ABL Collateral (each as defined in the Indenture).

        In October 2009, Stream, Stream Holdings Corporation, Stream International Inc., Stream New York Inc., Stream Global Services — US, Inc., Stream Global Services — AZ, Inc. and Stream International Europe B.V. (collectively, the "U.S. Borrowers"), and SGS Netherlands Investment Corporation B.V., Stream International Service Europe B.V., and Stream International Canada Inc., (collectively, the "Foreign Borrowers" and together with the U.S. Borrowers, the "Borrowers"), entered into a Credit Agreement, as amended by the First Amendment to Credit Agreement dated June 3, 2011, the Second Amendment to Credit Agreement dated November 1, 2011 and the Third Amendment to Credit Agreement dated December 27, 2012, with Wells Fargo Capital Finance, LLC, as agent and co-arranger, Goldman Sachs Lending Partners LLC, as co-arranger, and each of the lenders party thereto, as lenders (the "Credit Agreement"), providing for the revolving credit financing (the "ABL Facility") of up to $125.0 million, including a $20.0 million sub-limit for letters of credit, in each case, with certain further sub-limits for certain Foreign Borrowers. The ABL Facility has a term of five years effective from the date of the Third Amendment to the Credit Agreement or 120 days prior to the maturity of our Notes (including any refinancing or extension of the Notes), whichever is less, at an interest rate of Wells Fargo's base rate plus 150 basis points or LIBOR plus 250 basis points at our discretion. The ABL Facility has a fixed charge coverage ratio financial covenant that is operative when our availability under the facility is less than $25.0 million. At March 31, 2013, we had $88.1 million available under the ABL Facility, which includes increases in availability resulting from the Third Amendment to Credit Agreement. We were in compliance with the financial covenant as of March 31, 2013.

        Letters of Credit.    We have certain standby letters of credit for the benefit of landlords of certain sites in the United States and Canada. As of March 31, 2013, we had approximately $1.9 million of these letters of credit in place under our ABL Facility. The obligations under the letters of credit decline annually as the underlying obligations are satisfied.

        Contractual Obligations.    We have various contractual obligations that will affect our liquidity. The following table sets forth our contractual obligations as of December 31, 2012. During the three months ended March 31, 2013, there was no material changes in our contractual obligations discussed below.

	Payments Due by Period
	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years
	(in thousands)
Long-term debt obligations	$259,903	$27,833	$229,777	$2,293	$—
Revolving debt obligations	37,751	2,168	35,583	—	—
Operating lease obligations	128,485	37,823	55,267	27,692	7,703
Capital lease obligations	16,601	10,159	5,867	575	—

Total	$442,740	$77,983	$326,494	$30,560	$7,703

        Unrestricted cash and cash equivalents totaled $14.5 million for the three months ended March 31, 2013 which is a $2.3 million decrease compared to $16.8 million for the three months ended March 31, 2012. Unrestricted cash and cash equivalents totaled $18.4 million for the year ended December 31, 2012, which is a $4.6 million decrease compared to $23.0 million for the year ended December 31, 2011. The amount of cash and cash equivalents on hand at any given time is primarily affected by timing differences between the collection of our accounts receivables and payment of our expenses. The timing of collections are a function of contractually agreed payment terms with our clients while certain routine disbursements (e.g. payrolls) are based on prevailing convention or statutory requirements in each jurisdiction where we do business. Our ABL Facility is utilized to provide a bridge between these timing differences allowing us to more effectively utilize our cash and cash equivalents on hand. A substantial portion of our cash and cash equivalents is located in foreign countries and may be subject to foreign withholding taxes if repatriated to the United States.

        Working capital decreased $8.0 million to $80.3 million for the three months ended March 31, 2013, compared to $88.3 million for the three months ended March 31, 2012.

        Working capital increased $0.1 million to $96.5 million for the year ended December 31, 2012, compared to $96.4 million for the year ended December 31, 2011.

        Net cash provided by operating activities totaled $19.2 million for the three months ended March 31, 2013, a $2.1 million decrease from the $21.3 million provided by operations for the three months ended March 31, 2012 due to changes in working capital partially offset by improvement in net income.

        Net cash provided by operating activities totaled $52.0 million for the year ended December 31, 2012, a $1.9 million increase from the $50.1 million provided by operations for the year ended December 31, 2011, primarily due to a $10.7 million improvement in net income partially offset by a non-recurring improvement in days sales outstanding during the year ended December 31, 2011.

        Net cash used in investing activities totaled $42.5 million for the three months ended March 31, 2013 which is a $36.1 million increase from the $6.4 million used in the period ended March 31, 2012. The increase is due to the acquisition of LBM.

        Net cash used in investing activities totaled $48.7 million for the year ended December 31, 2012, which is a $9.4 million increase from the $39.3 million used in the period ended December 31, 2011. The increase is due to slightly higher capital expenditures on a year over year basis and lower utilization of capital leases to finance purchases of fixed assets.

        Net cash provided by financing activities totaled $19.5 million for the three months ended March 31, 2013, a $42.2 million increase from the $22.7 million used in financing activities for the period ended March 31, 2012. The increase in cash provided by financing activities reflects the $33.4 million proceeds from issuance of debt and $10.8 million lower net debt payments in 2013.

        Net cash used in financing activities totaled $8.2 million for the year ended December 31, 2012, a $5.2 million increase from the $3.0 million used in financing activities for the period ended December 31, 2011. The increase in cash used in financing activities reflects an $18.8 million change in net debt payments from $8.2 million paid during 2012 compared to $10.6 million drawn in 2011, partially offset by the $13.6 million repurchase of common stock in 2011.

        Our foreign exchange forward contracts require the exchange of foreign currencies for U.S. Dollars or vice versa, and generally mature in one to eighteen months. We had outstanding foreign exchange forward contracts with aggregate notional amounts of $259.7 million as of March 31, 2013 and $218.2 million as of March 31, 2012.

        We had outstanding foreign exchange forward contracts with aggregate notional amounts of $206.5 million as of December 31, 2012 and $216.5 million as of December 31, 2011.

        We believe that our cash generated from operations, existing cash and cash equivalents and available credit will be sufficient to meet expected operating and capital expenditures for the next 12 months.

Off-Balance Sheet Arrangements

        With the exception of operating leases discussed above, we do not have any off-balance sheet arrangements.

Seasonality

        We are exposed to seasonality in our revenues because of the nature of certain consumer-based clients. We may experience increased volume associated with the peak processing needs in the fourth quarter coinciding with the holiday period and a somewhat seasonal overflow into the first quarter of the following calendar year.

Quantitative and Qualitative Disclosures about Market Risk

        We are exposed to a variety of market risks, including the effects of changes in foreign currency exchange rates and interest rates. Market risk is the potential loss arising from adverse changes in market rates and prices. Our risk management strategy includes the use of derivative instruments to reduce the effects on our operating results and cash flows from fluctuations caused by volatility in currency exchange and interest rates. By using derivative financial instruments to hedge exposures to changes in exchange rates, we expose ourselves to counterparty credit risk.

Interest Rate Risk

        We are exposed to interest rate risk primarily through our debt facilities since some of those instruments bear interest at variable rates. At March 31, 2013 and December 31, 2012, we had outstanding borrowings under variable rate debt agreements that totaled approximately $26.1 million and $35.5 million, respectively. A hypothetical 1% increase in the interest rate would have increased interest expense by approximately $0.3 million and $0.4 million, respectively, and would have decreased annual cash flow by a comparable amount. The carrying amount of our variable rate borrowings reflects fair value due to their short-term and variable interest rate features.

        We had no outstanding interest rate derivatives covering interest rate exposure at March 31, 2013 and December 31, 2012.

Foreign Currency Exchange Rate Risk

        We serve many of our U.S.-based clients using our service centers in several non-U.S. locations. Although the contracts with these clients are typically priced in U.S. Dollars, a substantial portion of the costs incurred to render services under these contracts are denominated in the local currency of the country in which the contracts are serviced which creates foreign exchange exposure. The exposure is in Canada, India, the Dominican Republic, Honduras, Egypt, Germany, Spain, Italy, Netherlands, the Philippines and Nicaragua. We serve most of our EMEA-based clients using our service centers in the Netherlands, the United Kingdom, Italy, Ireland, Spain, Sweden, France, Germany, Poland, Denmark, Bulgaria, Egypt, and Tunisia. We typically bill our EMEA-based clients in Euros. While a substantial portion of the costs incurred to render services under these contracts are denominated in Euros, we also incur costs in non-Euro currencies of the local countries in which the contracts are serviced which creates foreign exchange exposure.

        The expenses from these foreign operations create exposure to changes in exchange rates between the local currencies and the contractual currencies—primarily the U.S. Dollar and the Euro. As a result, we may experience foreign currency gains and losses, which may positively or negatively affect our results of operations attributed to these subsidiaries. The majority of this exposure is related to work performed from call centers in Canada, India and the Philippines.

        In order to manage the risk of these foreign currencies from strengthening against the currency used for billing, which thereby decreases the economic benefit of performing work in these countries, we may hedge a portion, although not 100%, of these foreign currency exposures. While our hedging strategy may protect us from adverse changes in foreign currency rates in the short term, an overall strengthening of the foreign currencies would adversely impact margins over the long term.

        The following summarizes the relative (weakening)/strengthening of the U.S. Dollar against the local currency during the years presented:

	Three Months Ended March 31,		Year Ended December 31,
	2013	2012	2012	2011
U.S. Dollar vs. Canadian Dollar	2.2%	(2.2)%	(2.3)%	1.9%
U.S. Dollar vs. Euro	3.0%	(3.0)%	(2.0)%	2.3%
U.S. Dollar vs. Indian Rupee	(0.8)%	(4.5)%	0.7%	12.3%
U.S. Dollar vs. Philippine Peso	(0.5)%	(1.9)%	(6.1)%	(0.4)%
U.S. Dollar vs. British Pound	6.4%	(3.5)%	—	—

Cash Flow Hedging Program

        Substantially all of our subsidiaries use the respective local currency as their functional currency because they pay labor and operating costs in those local currencies. Certain of our subsidiaries in the Philippines use the U.S. Dollar as their functional currency while paying their labor and operating cost in local currency. Conversely, revenue for most of our foreign subsidiaries is derived principally from client contracts that are invoiced and collected in U.S. Dollars, Euros and other non-local currencies. Where appropriate, to mitigate the risk of principally a weaker U.S. Dollar, we purchase forward contracts to acquire the local currency of certain of the foreign subsidiaries at a fixed exchange rate at specific dates in the future. We have designated and account for certain of these derivative instruments as cash flow hedges where applicable, as defined by the authoritative guidance.

        Given the significance of our foreign operations and the potential volatility of certain of these currencies versus the U.S. Dollar, we use forward purchases of Philippine Pesos, Canadian Dollars, Euros and Indian Rupees to minimize the impact of currency fluctuations. As of March 31, 2013, we had entered into forward contracts with financial institutions to acquire the following currencies:

Currency	Notional Value (in thousands)	USD Equivalent (in thousands)	Highest Rate	Lowest Rate
Philippine Peso	7,445,000	182,269	43.60	40.61
Canadian Dollar	60,825	59,569	1.04	0.99
Indian Rupee	686,000	12,284	59.11	54.09
Euro	6,000	7,684	0.78	0.76

        While we have implemented certain strategies to mitigate risks related to the impact of fluctuations in currency exchange rates, we cannot ensure that we will not recognize gains or losses from international transactions, as this risk is part of transacting business in an international environment. Not every exposure is or can be hedged and, where hedges are put in place based on expected foreign exchange exposure, they are based on forecasts for which actual results may differ from the original estimate. Failure to successfully hedge or anticipate currency risks properly could affect our consolidated operating results.

BUSINESS

Overview

        We are a corporation organized under the laws of the State of Delaware. We were incorporated on June 26, 2007. We consummated our initial public offering in October 2007. In October 2009, we acquired EGS Corp., a Philippines corporation ("EGS") in a stock-for-stock exchange.

        On April 27, 2012, Stream Acquisition, Inc., a Delaware corporation ("MergerSub") wholly-owned by SGS Holdings LLC (now SGS Holdings, Inc.) ("Parent"), entered into a Contribution and Exchange Agreement, pursuant to which Parent contributed 73,094,027 shares of common stock of the Company (approximately 96.2% of all outstanding SGS shares) to MergerSub. Immediately thereafter, MergerSub effected a merger (the "Merger") pursuant to which MergerSub was merged with and into SGS, with SGS continuing as the surviving corporation. As a result of the Merger, SGS became a wholly-owned subsidiary of Parent, which is controlled by affiliates of Ares Corporate Opportunities Fund II, L.P., EGS Dutchco B.V. and NewBridge International Investments Ltd. (collectively, the "Sponsors").

        The Sponsors constitute a group of stockholders who, prior to the time of and following the Merger, held a majority of the voting ownership of SGS through a parent entity. Since 2009, the Sponsors have been parties to a stockholders agreement related to the investment in SGS that provides for, among other things, the composition of the board of directors of SGS and certain voting and governance rights of SGS. The Merger was a common control transaction as defined in EITF Issue No. 02-5, Definition of "Common Control" in Relation to ASC 805, Business Combinations. The Sponsors represent a group of stockholders that hold more than 50% of the voting ownership interest of each entity and contemporaneous written evidence of an agreement to vote a majority of the entities' shares in concert existed at the time of the Merger. Therefore, there was no change in the basis of the assets and liabilities of the Company. Equity accounts have been retroactively presented to show the common shares as a result of the Merger.

        On February 25, 2013, we completed our acquisition of all of the outstanding share capital of LBM, for a purchase price of approximately $41.2 million. LBM is a United Kingdom-based BPO provider servicing large, multinational companies primarily in the UK marketplace. LBM provides a range of revenue generation services and capabilities for utilities, telecommunications and financial services companies in Europe. LBM has approximately 2,500 employees across 6 locations in England and Northern Ireland.

Our Business

        We are a BPO service provider specializing in CRM including sales, customer care and technical support primarily for Fortune 1000 companies. Our clients include multinational computing/hardware, telecommunications service providers, software/networking, entertainment/media, retail, travel and financial services companies. Our service programs are delivered through a set of standardized best practices and sophisticated technologies by a highly skilled multilingual workforce with the ability to support 35 languages across approximately 56 service centers in 23 countries. We continue to expand our global presence and service offerings to increase revenue, improve operational efficiencies and drive brand loyalty for our clients.

        We seek to establish long-term, strategic relationships with our clients by delivering high-value solutions that help improve our clients' revenue generation, reduce their operating costs, and improve their customers' satisfaction. To achieve these objectives, we work closely with our clients in order to understand what drives their economic value, and then implement processes and performance metrics to optimize results for our clients. The success of our differentiated client value proposition is demonstrated, in part, by the tenure of our client relationships. Several of our top clients have been with us for over a decade and the average duration of our relationships with our top ten clients by revenue is approximately nine years.

        Our clients include leading computing and hardware companies, such as our largest client by revenue, Microsoft Corp., which accounted for approximately 14% of our revenues for the three months ended March 31, 2013. We target sectors such as computing/hardware, telecommunications service providers, software/networking, entertainment/media, retail, travel and financial services because of their growth potential, their propensity to outsource, their large, global customer bases, and their complex product and service offerings, which often require sophisticated customer interactions.

        For many of our clients, we service multiple formats of customer interactions in several languages that may encompass several product and service lines. In most cases, our services for clients are performed under discrete, renewable, multi-year contracts that are individually negotiated with various business leaders at the client and define, among other things, the service level requirements, the tools and technology, the operating metrics, and various pricing grids depending on volume and other requirements. We typically bill our clients on a monthly basis by the minute, the hour, or the transaction. In some cases, we also receive incentive based compensation from our clients that is directly connected to our performance and/or our ability to generate sales for our clients.

        We are subject to fluctuations in our revenues and earnings based on the timing of new and expiring client programs and the seasonality of certain client programs. In addition, a substantial amount of our operating costs is incurred in foreign currencies. We use derivatives to mitigate risk relating to foreign currency fluctuations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus.

Our Industry

        The contact center outsourcing industry is highly fragmented and competitive. Despite the competitive nature of the market, we believe outsourcing will continue to grow as a result of higher client demand for cost savings, the need for multi-national companies to service their global customers where they are located, along with the need for high-quality customer interactions and innovative service solutions that deliver tangible value. Stream also believes the desire for companies to focus on core competencies remains strong and will continue to drive them to outsource certain non-core functions to experienced outsourcing providers with the appropriate global scale, consistent processes and technological expertise.

        As business becomes more global, many companies find they do not have the capacity, infrastructure, international experience or technology tools to adequately service their customers. In turn, they increasingly look to global BPO service providers like Stream—that have invested in technology and infrastructure and have established a global presence—to deliver customer facing services in established and emerging markets. The largest CRM and BPO customers are typically multinational companies that require their service providers to have a global footprint to service segments of their customer base in multiple countries and multiple languages. They also require service providers that are agile enough to scale quickly as volume requirements change. Our clients require:

          1.     Consistent global servicing capabilities to fit the needs of particular products or programs in multiple languages;

          2.     Sophisticated technology infrastructure that enables fully integrated customer interaction channels that are analytics enabled and virtually accessible across a global delivery platform;

          3.     A solution-driven approach that solves multiple client needs, such as total customer experience, retention and lower customer churn rates, and creates new or expanded revenue opportunities for our clients; and

          4.     A competitive total cost of solution that takes advantage of technology, applications, defined processes and diverse global operations.

Our Strategy

        Our strategy is to be an internationally recognized best in class provider of integrated, global CRM and BPO services that allow our clients to create maximum value for their customers over the long-term. To achieve this strategy, we offer a broad suite of services that leverages an integrated technology platform on a global basis. We expect to increase our revenues and profitability while further growing our market position by implementing our global business strategy, which includes:

  Increasing revenues with new and existing clients.

        We expect to increase our revenue through a combination of being awarded business from new clients and increasing our service offerings and market share for existing clients. We expect to continue to garner new clients in the future as more companies outsource their CRM and BPO services. Additionally, many of our clients are consolidating their CRM and BPO relationships to a fewer number of vendors who can provide multiple service offerings on a global basis. We expect to capitalize on this trend by increasing our service offerings for existing clients and winning a greater share of services that they currently outsource. We also expect to generate new business by working with our clients to outsource non-core programs that are currently managed internally.

  Enhancing margins through global expansion and operating efficiency.

        We seek to enhance our gross and operating margins by improving our systems and infrastructure and by expanding our global operations. We also seek to improve our operating metrics, such as revenue per full-time employee, utilization, employee retention, and achievement of customer satisfaction and value. We have built our learning and development platforms and standardized our global processes to increase accessibility and quality of information and data exchange.

  Expanding our revenue growth and market share through targeted acquisitions.

        We plan to grow our revenues by increasing market share and review opportunities to grow through targeted acquisitions. Our desire to enter new geographies or offer new lines of services may be accomplished most efficiently and cost effectively through the acquisition of companies or assets or through joint venture arrangements with third parties. In February 2013, we completed our acquisition of all of the outstanding share capital of LBM (the "Acquisition"). Additional information regarding the Acquisition may be found below in "Recent Developments."

  Expanding current, and developing and implementing new, BPO service offerings to increase market share.

        We expect to expand our current service offerings, such as sales and revenue generation services, customer lifecycle management and technical support services within our existing client base. We also intend to expand our service offerings to include new offerings, such as data analytics and social media, to increase margins and profitability. Many of our clients are looking for global service providers that can not only provide multiple service offerings in an efficient and flexible cost model, but also generate revenues to help reduce the overall cost of such services.

  Building and implementing a multi-year global technology roadmap.

        We believe that technology applications and infrastructure are critical to our business and allow us to offer our clients efficient services on a cost-effective basis. During 2012, we continued our investment in technology applications that enhance efficiency such as applicant tracking, human resource information management systems, data and information portals, screen consolidation tools, learning and development tools, self-help portals for employees to manage their benefits, and real-time web-based training. We expect to continue to invest in our technology infrastructure. We are in the process of consolidating our data centers, which we expect to complete in the first half of 2013.

Our Service Offerings

        Our fully integrated service offerings enable our clients to increase revenue and enhance overall brand value and customer loyalty with many types of customer interactions. Our complement of outsourced services includes technical support, customer care and lifecycle management, sales and revenue generation, as well as other back-office services, delivered through a variety of channels, such as voice, email, chat and social media technologies. We blend agility and flexibility with a global, standardized delivery model to create solutions that deliver value to our clients, in diverse specialized industries.

        We utilize a proprietary methodology to determine the optimal mix of support locations—onshore, nearshore or offshore—and delivery mechanisms (voice, email, chat, self-service and social media) to meet our clients' complete customer care objectives. We align our staffing to meet our clients' complex technical and sales requirements with multilingual skill sets across our global presence of 56 service centers in 23 countries.

  Technical Support

        Through our technical support services we interact with people who contact our solution centers after they have purchased a product and/or service from one of our clients and are looking for help with its operation or usage. Technical support transactions typically originate by phone, self-help function, e-mail, chat/web collaboration and callback. To provide quality service, we integrate our service channels so that end users are able to easily choose the option that best meets their support needs. Our technical support services are designed to provide clients with a high-quality, cost-effective and efficient service delivery platform to handle transactions from multiple market segments. Using multimedia service delivery channels, we enable our clients to expand their current technical support service delivery platforms with cost effective and robust solutions for consumer and business customers.

  Customer Sales and Retention Programs

        Our StreamSELLER program provides clients with comprehensive call center sales solutions to drive revenue and improve customer satisfaction and brand loyalty. StreamSELLER is an end-to-end sales process, from recruiting and hiring employees who possess the necessary skills to training and developing those employees so that they may succeed on the job. StreamSELLER supports our sales professionals with advanced analytic capabilities and proven sales behaviors that we believe enable our employees to close more sales with greater predictability. Our operational execution focuses on improving response rates, increasing order values and maximizing revenues and profit. We tailor the approach we take with each client to ensure we are delivering a unique customer experience. Our customer service and retention programs are designed to build ongoing, solid relationships with customers and position us to maximize ongoing sales opportunities through cross-sell and up-sell opportunities and revenue generation services. Our revenue generation services are designed to provide our clients with the tools necessary to meet their revenue growth goals.

        In addition to technical support and sales solutions, we offer ongoing customer service and customer care offerings designed to manage customer relationships for our clients on an ongoing basis. We view each customer contact as an opportunity to strengthen brand loyalty and enhance overall brand value for our clients. This ultimately helps reduce our clients' operational costs while providing them the opportunity to increase their revenues. We manage our clients' vital customer relationships through our standardized best practices that begin with the recruitment, hiring and training of our service professionals. Our practices allow us to identify the right customer service support professionals and equip them with the tools and training necessary to provide high levels of customer service.

  Workflow, Analytics and Reporting

        Our proprietary technology platform includes a fully integrated desktop solution that streamlines complex processes and workflows, and provides real-time analytics and reporting virtually across our global infrastructure on a real-time basis. Our workflow methodology offers a wide variety of features to create a customized solution that delivers value to our clients.

Sales and Marketing

        We have a direct sales force focused on high growth companies in North America, Latin America, Asia and Europe. We use a consultative solution selling approach and generally focus our marketing efforts at our clients' or prospective clients' senior executive levels where decisions are made with respect to outsourcing critical CRM functions. As we continue to develop relationships with our clients' senior management, we strive to become a trusted business advisor and partner to our clients.

        Our sales and marketing group also evaluates entry into new end markets, and identifies potential new clients in those markets. As we consider new markets, we analyze potential market size, industry participants, market dynamics and trends, growth prospects and the propensity for outsourcing services. With respect to an individual client, the sales and marketing group will review its financial strength and market position and its anticipated need for long-term outsourcing services. We consider our ability to profitably deliver those services, our competitive positioning and the likelihood of winning the contract in making the determinations to enter such markets.

Employees

        Our success in recruiting, hiring, training and retaining highly skilled employees is key to our ability to provide high-quality CRM and BPO services to our clients globally. We generally locate our service centers where there is ready access to higher education and a major transportation infrastructure. We generally offer a competitive pay scale, hire primarily full-time employees who are eligible to receive a full range of employee benefits, and seek to provide employees with a clear, viable career path. We also offer a combination of client based training, language training and internal technology certification courses to our employees. The combination of our training programs with close manager mentoring programs enables our employees to not only provide excellent service to our clients, but also progress into management positions within Stream.

        As of March 31, 2013, we had more than 39,000 employees providing services to our clients' customers and administrative services in our business. The majority of our employees are not subject to collective bargaining agreements, with the exception of our service centers in some countries within Europe and Africa. In those locations approximately 5,000 of our employees are subject to collective bargaining agreements using workers' councils (which are typical in these regions). We believe relations with our employees are good.

Competition

        The industry in which we operate is competitive and highly fragmented. Our competitors range in size from very small firms offering specialized applications or short-term projects, to large independent firms. We also face significant competition from the in-house operations of many clients and potential clients. In short, the competitive landscape is wide and diverse. We compete directly and indirectly with certain companies that provide CRM and other BPO solutions on an outsourced basis. These include, but are not limited to, U.S.-based providers, such as Convergys, NCO/APAC, Sitel, Startek, Sykes,

TeleTech, and West; Europe-based providers, such as Arvato, Atento, Teleperformance Group, and Transcom Worldwide; India and Southeast Asia-based providers, such as Aegis, Aditya Birla Minacs, Genpact, SMT Direct, Wipro, and WNS; local entities on and offshore, such as Serco, Capita, SnT, TIVIT and the Philippine Long Distance Telephone Company; small niche providers, such as Arise, VIPDesk, and Working Solutions; and large global companies that offer outsourced services within their portfolios, such as IBM, CapGemini, Accenture and Fujitsu. Our competitors include both publicly traded and privately held companies.

Service Professional Tools

        We believe in making the necessary investments to ensure that each of our service professionals has the tools required to provide high quality service to end-users. We leverage a mix of in-house developed and third party software solutions across all of our service centers. Many of these solutions are customized for our enterprise and facilitate data capture and transfer from the service professional to our various data storage and network systems, and are sufficiently flexible to interface with our clients' CRM systems.

Intellectual Property

        As of March 31, 2013, we had 18 registered trademarks in 16 jurisdictions and 3 active registered domain names.

Properties

        We have 59 locations, including 56 service centers in 23 countries that are designed to be globally integrated. Our facilities are organized into two regions: Americas, which includes the United States, Canada, the Philippines, India, China, the Carribean and Latin America; and EMEA, which includes Europe, the Middle East and Africa.

        We do not own offices or properties but rather lease offices in the United States, Canada, the Netherlands, the United Kingdom, Italy, Ireland, Spain, Sweden, France, Germany, Poland, India, China, Tunisia, the Dominican Republic, El Salvador, Nicaragua, Honduras, the Philippines, Egypt, Denmark and Bulgaria. Our headquarters is located in Eagan, Minnesota.

        We believe that our facilities are adequate for our present needs in all material respects.

Legal Proceedings

        We do not have any legal proceedings that we consider to be material.

Corporate Information

        Stream Global Services, Inc. is a Delaware corporation. Our principal office is located at 3285 Northwood Circle, Eagan, Minnesota 55121, and our telephone number is (651) 288-2979. Our website address is www.stream.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information about the beneficial ownership of our common stock as of April 26, 2013 by (i) each person who is known by us to beneficially own more than 5% of our common stock, (ii) each member of our Board of Directors, (iii) each of our Named Executive Officers (as defined below), and (iv) all directors and executive officers of Stream as a group. We have determined beneficial ownership in accordance with the rules promulgated by the SEC. Unless otherwise indicated in the footnotes to the table, each person or entity has sole voting and investment power with respect to the stock listed.

Name and address of beneficial owner(1)	Amount and nature of beneficial ownership		Percent of class
5% Security Holders
SGS Holdings, Inc.	1,000	(2)	100%
2000 Avenue of the Stars, 12th Floor
Los Angeles, California 90067
Named Executive Officers and Directors
Kathryn Marinello	—	(3)	*
Brian Delaney	—	(4)	*
Gregory Hopkins	—	(5)	*
Barry K. Allen	—	(2)	*
Alfredo Ayala	—	(2)	*
Drew Conway	—	(2)	*
Matthew Cwiertnia	—	(2)	*
Paul Joubert	—	(2)	*
David Kaplan	—	(2)	*
Peter Maquera	—	(2)	*
R. Davis Noell	—	(2)	*
Nathan Walton	—	(2)	*
All directors and executive officers as a group (13 persons)	—		*

*
Represents less than 1%

(1)
Except as otherwise noted, the address of each person listed in the table above is c/o Stream Global Services, Inc., 20 William Street, Suite 310, Wellesley, Massachusetts 02481.

(2)
The record holders of shares of SGS Holdings, Inc. are as follows: (i) Ares Corporate Opportunities Fund II, L.P. ("ACOF II"), 360,851.34 shares; (ii) Newbridge International Investment Ltd. ("Newbridge"), 205,242.70 shares; (iii) EGS Dutcho B.V. ("EGS Dutchco"), 134,606.24 shares; (iv) Paul G. Joubert, 4,897.54 shares; and (v) G. Drew Conway, 4,514.98 shares. For additional information on these entities and individuals, and their affiliates, see the statements on Schedule 13D filed with the SEC by such persons, as amended from time to time. Messrs. Kaplan and Cwiertnia are Senior Partners and Mr. Walton is a Principal of Ares Management LLC, which indirectly controls ACOF II. Mr. Noell is a Principal and Mr. Allen is a Senior Advisor of Providence Equity Partners, LLC, which indirectly controls EGS Dutchco.

  Mr. Ayala is a Managing Director of NewBridge and Mr. Maquera is the Deputy CEO of LiveIt Investments Ltd., the BPO investment arm of NewBridge.

(3)
Ms. Marinello received a grant of options to purchase 20,000 shares of SGS Holdings Inc. on October 24, 2012, of which options to purchase 9,500 shares are or become exercisable within 60 days.

(4)
Mr. Delaney received a grant of options to purchase 6,000 shares of SGS Holdings Inc. on October 24, 2012, of which options to purchase 1,500 shares are or become exercisable within 60 days.

(5)
Mr. Hopkins received a grant of options to purchase 6,000 shares of SGS Holdings Inc. on October 24, 2012, of which options to purchase 1,200 shares are or become exercisable within 60 days.

MANAGEMENT

Information About Our Directors

        Information concerning our directors as of April 26, 2013 is set forth below, including age, period of service as a director of Stream and committees of our Board of Directors on which he or she serves, principal occupation and business experience during the past five years and the names of other publicly held companies of which he or she serves as a director. Our directors are elected to serve until our next annual meeting of stockholders and the election of his or her successor, or until his or her earlier resignation, removal or death. For information about the number of shares of common stock beneficially owned by each director, see "Security Ownership of Beneficial Owners" and "Certain Relationships and Related Transactions" in this prospectus. There are no family relationships among any of the directors and Named Executive Officers of Stream.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Kathryn Marinello Chairman of the Board, Chief Executive Officer and President	56	August 2010	Kathryn Marinello has served as Chairman of the Board of Directors, Chief Executive Officer and President since August 2010. She was elected to our Board of Directors pursuant to the Stockholders Agreement. Prior to joining Stream, Ms. Marinello served as Chairman of the Board, Chief Executive Officer and President of Ceridian Corporation, a human resources outsourcing company, from September 2006 to January 2010. Prior to joining Ceridian, from January 1997 to September 2006, Ms. Marinello held several senior roles at General Electric Company, most recently as the Chief Executive Officer and President of the Fleet Commercial Finance organization. Ms. Marinello has served on the board of directors of the General Motors Company, an automobile manufacturer, since 2007. We believe Ms. Marinello's qualifications to serve on our Board of Directors include her extensive leadership experience as the Chairman of Ceridian, a business process outsourcing company where, during her tenure, she substantially improved the company's customer satisfaction and employee engagement.
Alfredo I. Ayala Vice Chairman of the Board Compensation Committee	52	October 2009

Alfredo I. Ayala has served as Vice Chairman of our Board of Directors since October 2009. Since 2006, Mr. Ayala has served as a Managing Director of Ayala Corporation, as well as the Chief Executive Officer of LiveIt Investments Ltd., the BPO investment arm of Ayala Corporation. Since 2009, he has also served as a member of the Management Committee of Ayala Corporation. From February 2004 to December 2009, he served as Chairman of the Board of eTelecare Global Solutions, Inc., which merged with Stream in October 2009. Mr. Ayala currently serves on the board of directors of LiveIt Investments Ltd.; NewBridge International Investments Ltd., a privately held investment company; Integreon, Inc., a privately held provider of legal, research, and business support solutions; Affinity Express Philippines, Inc., a privately held provider of advertising and marketing production services; IQ Back Office, a privately held provider of human resources, finance and accounting services; and the Nationwide Development Corporation of the Philippines, a privately held mining development corporation. In addition, from 2006 to 2013, Mr. Ayala served as the Chairman of the IT Business Process Outsourcing Association of the Philippines ("IBPAP"), a not-for-profit industry organization. He is currently Chairman Emeritus of IBPAP. We believe Mr. Ayala's qualifications to serve on our Board of Directors include his extensive leadership experience in the BPO industry, most notably his tenures as the Chairman of the Board of eTelecare, the Chief Executive Officer of LiveIt Investments Ltd., and the Chairman of IBPAP.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Barry K. Allen	64	October 2012

Barry K. Allen has served as a member of our Board of Directors since October 2012. Since July 2007, Mr. Allen has served as a Senior Advisor to Providence Equity Partners. Mr. Allen also serves as President of Allen Enterprises, LLC, a private equity investment and management company he established in 2000. From February 2004 to July 2007, Mr. Allen served as Executive Vice President of Operations of Qwest Communications International Inc., a broadband Internet-based communications company. From August 2002 to January 2004, Mr. Allen served as Executive Vice President and Chief Human Resources Officer of Qwest. Mr. Allen currently serves as a director of Harley-Davidson, Inc., a motorcycle manufacturing firm, where he served as Chairman of the Board from April 2009 to February 2012. Mr. Allen is also a member of the Board of Directors of FMI Common Stock Fund, Inc., FMI Funds, Inc. and FMI Mutual Funds, Inc., mutual funds advised by Fiduciary Management, Inc.; BCE Inc., a Canadian communications company; and CDW Corporation, an information technology firm. We believe Mr. Allen's qualifications to serve on our Board of Directors include his more than 30 years of experience as an officer and director of global communications companies.

G. Drew Conway Audit Committee	55	July 2007

G. Drew Conway has served as a member of our Board of Directors since July 2007. Since April 2006, Mr. Conway has served as the Chief Executive Officer and President of Sagent Partners, LLC, a consulting firm providing strategic IT solutions to government prime contractors and agencies. He also serves as the Chief Executive Officer and President of Sagent Healthstaff LLC, a healthcare-staffing company that he founded in September 2002. Prior to Sagent, Mr. Conway served as Chairman of the Board and Chief Executive Officer of Renaissance Worldwide, Inc., a publicly traded global provider of business and technology consulting services. Mr. Conway serves on the Boards of Directors of Sagent Healthstaff, Sagent Partners, Oasys International Corp., a private IT consulting firm, and NurseRecruiter.com, a privately held nurse recruiting online portal. We believe Mr. Conway's qualifications to serve on our Board of Directors include his more than 20 years of experience as a chief executive officer and director of global strategy and IT service companies.

Matthew Cwiertnia	41	June 2010

Matthew Cwiertnia has served as a member of our Board of Directors since June 2010. Mr. Cwiertnia is a Senior Partner in the Private Equity Group of Ares Management LLC, an alternative asset investment management firm. Prior to joining Ares Management in April 2005, Mr. Cwiertnia worked in the Financial Sponsors Group at Credit Suisse First Boston providing advisory and financing services to financial sponsors and their portfolio companies. Prior to Credit Suisse First Boston, Mr. Cwiertnia was an investment banker with Jefferies & Co. Inc. in the Leveraged Finance Group primarily focused on high yield debt financings and restructurings. Mr. Cwiertnia currently serves on the Boards of Directors of Orchard Supply Hardware Stores Corporation, an operator of hardware and garden stores; Sotera Defense Solutions,  Inc., a privately held national security technology company; Insight Global, LLC, an information technology staffing company; and IG Igloo Holdings, Inc., a provider of information technology staffing solutions. Mr. Cwiertnia also serves on the Investment Committee, Finance Committee and Board of Governors of The UCLA Foundation, which manages approximately $1 billion in endowed assets. We believe that Mr. Cwiertnia's qualifications to serve on our Board of Directors include his over 15 years of experience in investment banking and private equity.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Paul G. Joubert, CPA Audit Committee, Chairman	65	July 2008

Paul G. Joubert has served as a member of our Board of Directors since July 2008 after his retirement in June 2008 from PricewaterhouseCoopers LLP, or PWC, an international accounting firm that he joined in 1971. Mr. Joubert is the Chairman of our Audit Committee and also our Audit Committee financial expert. Mr. Joubert also serves on the Board of Directors of Ares Commercial Real Estate Corporation, a middle-market commercial real estate investment firm. Mr. Joubert is the Founding Partner of EdgeAdvisors, a privately held management consulting organization, a position he has held since June 2008. During his tenure at PWC, Mr. Joubert served as a Partner in the firm's Assurance practice and led its Technology, InfoCom and Entertainment practice for the Northeast region of the United States. Prior to that, he served as Partner-in-Charge of PWC's Northeast Middle Market Group and Chief of Staff to the Vice-Chairman of PWC's domestic operations. From May 2009 to September 2010, Mr. Joubert served on the Board of Directors of Phase Forward, a publicly traded life sciences and healthcare applications firm that was acquired by Oracle. Mr. Joubert also previously served on the Board of Directors of the Massachusetts Innovative Technology Exchange. Mr. Joubert currently serves on the Board of Overseers of the Boston Museum of Science and has been involved with the National Association of Corporate Directors, the National Council for Northeastern University and the American Institute for Certified Public Accountants. We believe Mr. Joubert's qualifications to serve on our Board of Directors include his more than 40 years of experience in finance and accounting.

David B. Kaplan	45	August 2008

David B. Kaplan has served as a member of our Board of Directors since August 2008. Mr. Kaplan is a Senior Partner of Ares Management LLC, where he serves on the Executive Committee. Prior to joining Ares in April 2003, Mr. Kaplan was a Senior Principal at Shelter Capital Partners, LLC from June 2000 to April 2003. From 1991 to 2000, Mr. Kaplan was affiliated with, and a Senior Partner of, Apollo Management, L.P. and its affiliates. Prior to Apollo, Mr. Kaplan was a member of the investment banking department of Donaldson, Lufkin & Jenrette Securities Corp. Mr. Kaplan has served on the Board of Directors of Orchard Supply Hardware Stores Corporation, an operator of hardware and garden stores, since November 2005; the Board of Directors of GNC Holdings, Inc., a retailer of nutritional supplements, since March 2007; the Board of Directors of Floor and Décor Outlets of America, Inc., a privately held flooring retailer, since November 2010; and the Board of Directors of 99¢ Only Stores, a general merchandize retailer, since January 2012. Mr. Kaplan also currently serves on the Board of Governors of Cedars-Sinai Medical Center and serves on the Los Angeles Advisory Council to the University of Michigan, and is a Trustee of the Center for Early Education and the Marlborough School. We believe that Mr. Kaplan's qualifications to serve on our Board of Directors include his over 20 years of experience in investment banking and private equity, and serving on the board of directors of other companies.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Peter D. Maquera	51	March 2012

Peter D. Maquera has served as a member of our Board of Directors since March 2012 and previously served from July 2010 through March 2011. Mr. Maquera serves as Deputy CEO of LiveIt Investments Ltd., the BPO investment arm of Ayala Corporation. He served as Chief Executive Officer of SPi Technologies, a business process outsourcing corporation, from August 2007 through January 2010. He has served on the Board of Directors of LiveIt Investments, an investment firm. since July 2010; on the Board of Directors of Affinity Express Holdings Ltd, a privately held provider of advertising and marketing production services, since July 2010; and the Board of Directors of IQ Back Office India Pvt. Ltd., a privately held finance and accounting business process outsourcing firm, since May 2011. We believe that Mr. Maquera's qualifications to serve on our Board of Directors include his more than 20 years of experience in various professions, including management consulting, mergers and acquisitions and operations, as well as his years of experience in the BPO industry.

R. Davis Noell Nominating Committee Compensation Committee	34	October 2009

R. Davis Noell has served as a member of our Board of Directors since October 2009. Mr. Noell is a Principal of Providence Equity Partners. Prior to joining Providence in 2003, Mr. Noell was an analyst in Deutsche Bank's media investment banking group. Mr. Noell serves on the Board of Directors of Altegrity Inc., a privately held security and information technology services company; the Board of Directors of GLM LLC, a privately held producer and marketer of tradeshows serving the retail industry; the Board of Directors of The Chernin Group, LLC, a privately held media company; and the Board of Directors of SunGard Data Systems Inc., a privately held software and technology services company. From December 2008 to September 2009, he served on the Board of Directors of eTelecare Global Solutions, Inc. We believe Mr. Noell's qualifications to serve on our Board of Directors include his more than 10 years of experience in finance and private equity.

Nathan Walton Nominating Committee, Chairman Compensation Committee, Chairman	35	August 2008

Nathan Walton has served as a member of our Board of Directors since August 2008. Mr. Walton is a Principal of Ares Management LLC, an alternative asset investment management firm. Mr. Walton joined Ares Management in March 2006 as part of the Capital Markets Group and later moved to the Private Equity Group in March 2007. He has also served on the Board of Directors of Plasco Energy Group, Inc., a privately held innovative green technology company, since July 2010. We believe that Mr. Walton's qualifications to serve on our Board of Directors include his more than seven years of experience in investment banking and private equity.

Information About Our Executive Officers

        Information concerning our executive officers as of April 26, 2013 is set forth below.

Name	Age	Term of Office	Positions and Offices
Kathryn Marinello	56	August 2010	Kathryn Marinello has served as Chairman of the Board of Directors, Chief Executive Officer and President since August 2010. See Ms. Marinello's biography set forth in the section entitled, "—Information About Our Directors" above.
Michael Henricks	39	March 2012
			Michael Henricks has served as the Company's Chief Financial Officer since October 2012, having served as Interim Chief Financial Officer from March 2012 to October 2012. Mr. Henricks previously served as our Senior Vice President of Global Finance from March 2011 to March 2012. From August 2009 to March 2011, Mr. Henricks served as Chief Financial Officer of Comdata Corporation, a payment processing company that is a subsidiary of Ceridian Corporation. From December 2007 to August 2009, Mr. Henricks served as Vice President of Finance, Pricing, Marketing and Vendor Management for Ceridian Corporation, a company that provides payment solutions in connection with human resources, payroll and benefits services. Prior to Ceridian, from January 2007 to December 2007, Mr. Henricks served as Director of Strategic Business Analysis for Ameriprise Financial, Inc., a financial services company.
Brian Delaney	55	February 2011
			Brian Delaney has served as Executive Vice President and Chief Operating Officer of Stream since February 2011. Prior to joining Stream, from November 2008 to January 2011, Mr. Delaney served as Senior Vice President of Operations at DISH Network, a satellite television provider. Prior to DISH, from December 2003 to October 2008, Mr. Delaney held numerous senior positions at TeleTech Holdings, Inc., a global business process outsourcing company, most recently from February 2007 to October 2008, as the Executive Vice President and Chief Operations Officer, and from February 2006 to February 2008, as the Executive Vice President of Global Operations. Prior to TeleTech, from 2000 to 2002, Mr. Delaney was the Chief Information Officer at Dataplay, Inc., a digital media company, and from 1987 to 2000, Mr. Delaney held numerous senior roles at Ticketmaster L.L.C., a ticket sales and distribution company, with his most recent role from 1998 to 2000 as the Executive Vice President of Customer Care.
Gregory Hopkins	58	June 2011
			Gregory Hopkins has served as Executive Vice President, Global Sales of Stream since June 2011. Prior to joining Stream, Mr. Hopkins served as the North American Chief Executive Officer of Netlink, an information technology solutions provider, from May 2010 until June 2011. Mr. Hopkins also served as EVP, Sales and Marketing at TeleTech Holdings, Inc., a global business process outsourcing company, from April 2004 until May 2010. Prior to that, Mr. Hopkins served as EVP of Sales at Telwares, Inc., an information technology services company, and also held senior level management positions at TeaLeaf Technology, Inc., a management software company. In addition, Mr. Hopkins served in various positions during a 20-year career with AT&T Technologies, Inc., a telecommunications company.

CORPORATE GOVERNANCE

        Director Independence.    Under the applicable rules of the NYSE MKT, a director will only qualify as an "independent director" if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that none of Messrs. Allen, Ayala, Conway, Cwiertnia, Joubert, Kaplan, Maquera, Noell and Walton has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under the NYSE MKT independence criteria.

        Election of Members to the Board of Directors.    As a private company, members of the Board of Directors are nominated and elected in accordance with the provisions of the Company's Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State, the Company's Amended and Restated Bylaws, and the stockholders agreement among the stockholders of Parent.

        Code of Business Conduct and Ethics and Board Committee Charters.    We have adopted a written Code of Business Conduct and Ethics for all of our officers, employees and directors, and charters for our Audit, Compensation and Nominating Committees of our Board of Directors. The charters of our Audit, Compensation and Nominating Committees give each of these committees the authority to retain independent legal, accounting and other advisors.

        You can find our Code of Business Conduct and Ethics and the charters for the Audit, Compensation and Nominating Committees of our Board of Directors in the "corporate governance" section of our website, www.stream.com, or by contacting us at the address or telephone number set forth below. We intend to post on our website any disclosures that are required by law concerning amendments to, or waivers from, our Code of Business Conduct and Ethics.

  Stream Global Services, Inc.
  20 William Street, Suite 310
  Wellesley, MA 02481
  Attention: Legal Department
  (781) 304-1800

        Audit Committee.    The Audit Committee of our Board of Directors reviews, acts on and reports to our Board of Directors with respect to various auditing and accounting matters, including the recommendation of our independent registered public accounting firm, the scope of the annual audits, the fees to be paid to the independent registered public accounting firm, the performance of the independent registered public accounting firm and our accounting practices. The Audit Committee currently consists of Messrs. Joubert (Chair) and Conway. In light of our status as a privately held company and the absence of a public listing or trading market for our common stock, we are not required to have an "audit committee financial expert." However, we have determined that Mr. Joubert would qualify for this designation.

        Nominating Committee.    Our Nominating Committee consists of Messrs. Walton (Chairman) and Noell. The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board and considers persons identified by its members, as well as our management, stockholders, investment bankers and others.

        The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the Board of Directors and be able to promote a diversity of views based on the person's education, experience and professional employment. The Nominating Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board of Directors needs that arise from time to time. The Nominating Committee does not distinguish among nominees recommended by stockholders and other persons.

        Compensation Committee.    Our Compensation Committee consists of Messrs. Walton (Chairman), Noell and Ayala. Our Compensation Committee's responsibilities include:

  •
  Reviewing and approving the compensation of our Chief Executive Officer and our other executive officers;

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  Overseeing the evaluation of our senior management team;

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  Reviewing and making recommendations to the Board with respect to our incentive compensation and equity-based plans;

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  Reviewing and making recommendations to the Board with respect to director compensation; and

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  Reviewing and making recommendations to the Board with respect to management succession planning.

        There were no material changes made during the year ended December 31, 2012 to the procedures by which stockholders may recommend nominees to our Board of Directors.

 COMPENSATION OF OUR DIRECTORS AND EXECUTIVE COMPENSATION

Overview

        The following is a discussion of the compensation of the individual who served as our principal executive officer during the fiscal year ended December 31, 2012, the two individuals who served as our principal financial officer during the most recently completed fiscal year, and the two other individuals who served as executive officers during the most recently completed fiscal year, to whom we refer collectively as our "Named Executive Officers":

  •
  Kathryn Marinello, our Chairman, Chief Executive Officer and President;

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  Michael Henricks, Chief Financial Officer;

  •
  Dennis Lacey, our Former Executive Vice President and Chief Financial Officer;

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  Brian Delaney, our Executive Vice President and Chief Operating Officer; and

  •
  Gregory Hopkins, our Executive Vice President of Global Sales.

Compensation Objectives

        Our compensation program with respect to our executives is designed to:

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  attract, motivate and retain individuals of outstanding abilities and experience capable of achieving our strategic business goals,

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  align total compensation with our short and long-term performance,

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  recognize outstanding individual contributions, and

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  provide competitive compensation opportunities.

        We provide ongoing income and security in the form of salary and benefits. We also provide our executives with short term incentives in the form of an annual cash bonus to build accountability and reward the achievement of annual goals that support our business objectives. Executives also receive stock-based awards (currently consisting of stock options), which promote retention and provide a link between executive compensation and value creation for our stockholders over a multi-year period.

        In evaluating and determining the level and mix of compensation for our Named Executive Officers, our Compensation Committee primarily is guided by its evaluation of each individual's contributions and value to us. Compensation decisions are also informed by current trends in compensation practices for companies in similar industries and of a similar size, and the experience of our financial sponsors with the other companies in their private equity portfolios. It is the goal of the Compensation Committee to provide total compensation at or above market competitive levels to attract and retain exceptional talent.

Hedging and Stock Ownership Policies

        As a private company, we do not believe it would be beneficial to our stockholders to have policies preventing hedging of our securities or to require executives or directors to own a certain amount of our securities, and, accordingly, do not maintain such policies.

Components of Executive Compensation

        Our executive compensation consists primarily of three components: base salary, annual cash bonuses, and stock-based awards. We have chosen these primary elements because each supports achievement of one or more of our compensation objectives, and each has an integral role in our total compensation program. Occasionally we award discretionary bonuses for discrete matters. No such bonuses were awarded in fiscal year 2012. Our Compensation Committee reviews the executive compensation program and specific individual compensation arrangements of executives at least annually.

        Our Chief Executive Officer historically has evaluated each executive and makes recommendations about compensation to the Compensation Committee. The Compensation Committee considers these recommendations but ultimately is responsible for the approval of all executive compensation arrangements. Our Chief Executive Officer is not present during the Compensation Committee's deliberations about her own compensation.

        Base salary.    We use base salaries to recognize the experience, skills, knowledge and responsibilities of our employees, including our executive officers. Base salaries for our named executive officers are established at the time the executive is hired, typically taking into account the executive's qualifications, experience and prior salary. Our Compensation Committee reviews the base salaries of our executive officers from time to time and considers adjustments based on the scope of an executive's responsibilities, individual contribution and sustained performance.

        As of December 31, 2012, the base salaries for our Named Executive Officers were as follows:

Name	Base Salary
Kathryn Marinello	$830,000
Chairman, President and Chief Executive Officer
Michael Henricks	$245,000
Chief Financial Officer
Brian Delaney	$440,000
Executive Vice President and Chief Operating Officer
Gregory Hopkins	$300,000
Executive Vice President of Global Sales

        Annual cash bonuses.    The objective of our paying annual cash bonuses based on our performance is to ensure that our executives focus on our overall financial performance and not solely on individual performance. By tying the payment of bonuses to our financial goals, we believe that our executives are properly motivated to achieve both our short and long-term goals.

        For fiscal year 2012, our Compensation Committee approved a management incentive plan under which the cash bonuses were targeted to be 100% of base salary for Ms. Marinello and 60% of base salary for each of Messrs. Henricks and Delaney. For fiscal year 2012, our Compensation Committee also approved an EVP Global Sales compensation plan, pursuant to which Mr. Hopkins's bonus was targeted to be 100% of his base salary. The compensation committee intended both the management incentive plan and the EVP Global Sales compensation plan to be an incentive for our executive officers to contribute to our success.

        Our 2012 management incentive plan was designed such that each of our executives (excluding Mr. Hopkins) was eligible to receive a cash incentive award based on our adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), achievement of our revenue plan, and our customer value pass rate goals (as defined in the 2012 management incentive plan). Our EVP Global Sales compensation plan was designed such that Mr. Hopkins will receive an annual bonus amount based upon our achievement of revenue targets and Adjusted EBITDA targets during the 2012 calendar year, as specified in the compensation plan.

        Our Named Executive Officers who were awarded bonuses are identified in the table below, with the bonus amounts awarded to each individual.

Name	Amount of Award
Kathryn Marinello	$363,540
Chairman, President and Chief Executive Officer
Michael Henricks	$47,971
Chief Financial Officer
Brian Delaney	$115,632
Executive Vice President and Chief Operating Officer
Gregory Hopkins	$232,311
Executive Vice President of Global Sales

        Stock-based awards.    In April 2012, in conjunction with us going private, Stream's 2008 Stock Incentive Plan (the "2008 Stock Plan") was terminated. All unexercised options, both vested and unvested, were out-of-the-money based on the consideration paid in the going-private transaction, and accordingly, these options were terminated.

        In June 2012, the Board of Directors and stockholders of SGS Holdings, Inc., our parent and sole stockholder ("SGS Holdings" or "Parent"), approved the SGS Holdings 2012 Stock Incentive Plan (the "2012 Stock Plan"). The 2012 Stock Plan enables SGS Holdings to offer certain key employees, consultants and non-employee directors a broad range of long-term incentive awards, including options to purchase the common stock of Parent. The Compensation Committee of SGS Holdings (the "Parent Compensation Committee") is responsible for administering the 2012 Stock Plan and selecting the individuals who are eligible to participate in the 2012 Stock Plan.

        The Parent Compensation Committee uses stock-based awards to help align Stream's executive officers' interests with those of Parent's stockholders and to encourage Stream's executive officers to contribute to our long-term market performance. In authorizing any equity grant, the Parent Compensation Committee considers the position and total compensation package of each Named Executive Officer, and the number of shares of Parent's common stock or options that each of the Named Executive Officers already holds.

        Retirement Plan.    All regular employees are automatically enrolled in our 401(k) plan on the first Entry Date (January 1, April 1, July 1 or October 1) following completion of 30 days of service and attainment of age 19. All participants are eligible to receive discretionary matching contributions from us commencing on the January 1 or July 1 following six months of service. We currently match employee contributions in cash at a rate of 25% of the first 6% of eligible plan compensation that an employee contributes, with 100% vesting after 3 years of service. Catch-up contributions are not eligible for our matching contributions. Our executives are eligible for our match, subject to regulatory limits on contributions to 401(k) plans. We do not maintain any non-qualified deferred compensation plans, supplemental executive retirement plans or defined benefit plans.

        Benefits and Perquisites.    Our Named Executive Officers are entitled to participate in, and receive benefits under, the benefit plans, arrangements and policies available to our employees or executives generally. In addition, in fiscal year 2012, we reimbursed our Named Executive Officers for costs incurred for estate, tax and financial planning services and the legal fees Ms. Marinello incurred in negotiating her employment agreement. We also paid the premiums on accidental death and dismemberment insurance and life insurance policies for our Named Executive Officers. The specific amounts paid or reimbursed for each Named Executive Officer in fiscal year 2012 are described below in footnote 10 of the table under "—Summary Compensation Table for fiscal year 2012."

Risk Considerations in Executive Compensation

        Our Compensation Committee considered the concept of risk as it relates to our executive compensation program and it does not believe that our executive compensation program encourages excessive or inappropriate risk taking. As described herein, we structure our pay to consist of both fixed and variable compensation to motivate our executives to produce superior short-and long-term results that are in the best interests of us and our stockholders. The compensation opportunities available to our executive officers, as well as to other employees, take into account internally verified financial reports, are limited by a pre-established maximum cap, and are balanced by other forms of incentives such as equity awards that vest over time and whose value depends on our success over the long-term. Consequently, we believe that our compensation policies and practices for our executives and employees are not reasonably likely to have a material adverse effect on us.

Employment Agreements and Severance and Change of Control Provisions

        Each of our Named Executive Officers, other than Mr. Henricks, had an employment agreement with us during fiscal year 2012, which are described in greater detail below under "—Potential Payments Upon Termination or Change of Control." On April 22, 2013, we entered into an employment agreement with Mr. Henricks in a form substantially similar to that of Messrs. Delaney and Hopkins.

Severance Agreement

        In connection with his departure from us, we entered into a severance agreement with Mr. Lacey. The terms of this agreement are described in detail below under "—Potential Payments Upon Termination or Change of Control."

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on our review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Report.

COMPENSATION COMMITTEE
Alfredo Ayala Davis Noell Nathan Walton

Summary Compensation Table For Fiscal Year 2012

        The following table contains information about the compensation paid to or earned by each of our Named Executive Officers during the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(10)	Total ($)
Kathryn Marinello	2012	830,000	—		—	5,432,400	363,540	(2)	113,635	6,739,575
Chairman, Chief Executive Officer and	2011	861,923	—		—	—	913,000	(2)	2,689	1,777,612
President	2010	261,769	300,000	(3)	—	1,975,000	—		—	2,536,769
Michael Henricks(4)	2012	225,539	—		—	814,860	47,971	(2)	3,299	1,091,669
Chief Financial Officer					—
Brian Delaney(5)	2012	432,615	—		—	1,629,720	115,632	(2)	6,276	2,184,243
Executive Vice President and Chief	2011	353,846	—		—	1,655,000	242,880	(2)	1,558	2,253,284
Operating Officer
Gregory Hopkins(6)	2012	300,000	—		—	1,629,720	232,311	(7)	7,145	2,169,176
Executive Vice President of Global					—
Sales
Dennis Lacey(8)	2012	76,844	—		—	—	—		4,490	81,334
Former Executive Vice President and	2011	363,462	140,000	(9)	—	—	231,000	(2)	16,151	750,613
Chief Financial Officer	2010	329,808	70,000	(9)	611,000	1,382,500	—		17,507	2,410,815

(1)
These amounts represent the aggregate grant date fair value of awards (a) under the 2008 Stock Plan for fiscal years 2010 and 2011 and (b) under the 2012 Stock Plan for fiscal year 2012, computed in accordance with FASB ASC Topic 718, or "Topic 718." As noted above, in April 2012 the 2008 Stock Plan was terminated, and all vested and unvested unexercised options under the 2008 Stock Plan were terminated. These amounts do not represent the actual amounts paid to or realized by the Named Executive Officers during fiscal years 2010, 2011 and 2012, and there can be no assurance that the Topic 718 amount will ever be realized. A description of the assumptions we used for purposes of determining grant date fair value is set forth in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 26, 2013.

(2)
Represents payments earned under our management incentive plans for 2012 and 2011, respectively.

(3)
Represents a discretionary cash bonus approved by the Compensation Committee.

(4)
Mr. Henricks joined Stream in March 2011. He served as our Interim Chief Financial Officer from March 2012 to October 2012, and has served as our Chief Financial Officer since October 2012.

(5)
Mr. Delaney joined Stream in February 2011.

(6)
Fiscal year 2012 is the first fiscal year in which Mr. Hopkins is a Named Executive Officer.

(7)
Represents payment earned under our EVP Global Sales Compensation Plan.

(8)
Mr. Lacey resigned from his position as Executive Vice President and Chief Financial Officer in March 2012.

(9)
Represents a retention cash bonus approved by the Compensation Committee.

(10)
The amounts reported in the All Other Compensation column for fiscal year 2012 reflect, for each Named Executive Officer, as applicable, (a) the amount of our matching contribution under our 401(k) plan; (b) the amount we reimbursed each executive for costs incurred for estate, tax and financial planning services (including, in the case of Ms. Marinello, legal fees incurred in negotiating her employment agreement in 2012), unless such amount was in the aggregate less than

  $10,000; and (c) the dollar value of accidental death and dismemberment insurance and other life insurance we paid for each executive. Specifically, for fiscal year 2012 the All Other Compensation column above includes:

Name	Matching Contribution under our 401(k) Plan ($)	Estate, Tax and Financial Planning ($)	Life and Other Supplemental Insurance ($)	Total ($)
Kathryn Marinello	3,750	106,039	3,846	113,635
Michael Henricks	2,128	—	1,171	3,299
Brian Delaney	3,750	—	2,526	6,276
Gregory Hopkins	3,299	—	3,846	7,145
Dennis Lacey	3,750	—	740	4,490

  Grants of Plan-Based Awards for Fiscal Year 2012

          The following table sets forth information concerning equity and non-equity incentive awards granted to the Named Executive Officers during our fiscal year ended December 31, 2012. All stock and option awards were granted under the 2012 Stock Plan.

		Estimated possible payouts under non-equity incentive plan awards(1)			All other option awards: Number of securities underlying options (#)(3)
						Exercise or base price of option awards ($/Sh)
							Grant date fair value of stock and option awards ($)(4)
Name	Grant date	Threshold(2) ($)	Target ($)	Maximum ($)
Kathryn Marinello	10/24/2012	498,000	830,000	1,079,000	20,000	425.00	5,432,400
Michael Henricks	10/24/2012	88,200	147,000	191,100	3,000	425.00	814,860
Brian Delaney	10/24/2012	158,400	264,000	343,200	6,000	425.00	1,629,720
Gregory Hopkins	10/24/2012	175,978	300,000	600,000	6,000	425.00	1,629,720
Dennis Lacey	—	—	—	—	—	—	—

(1)
The amounts represent the threshold, target and maximum payout amounts under the 2012 management incentive plan. See "—Components of Executive Compensation—Annual Cash Bonuses" above for more information regarding the 2012 management incentive plan. The actual amounts earned are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
For participants in the 2012 management incentive plan (Ms. Marinello and Messrs. Henricks and Delaney), the threshold amounts represent the payouts that would be received if the 2012 management incentive plan were to be funded based on the attainment of the primary performance goal (Adjusted EBITDA at the minimum level). Each participating Named Executive Officer also was subject to performance sub-goals that potentially could reduce the amount received by such participant below the amount shown in the table.

(3)
Subject to the continued employment and/or service of the applicable Named Executive Officer, the stock options set forth above vest as follows: (a) Ms. Marinello's options vested 30% upon date of grant and the remaining 70% vest in four equal installments on the first four anniversaries of the commencement date of her employment agreement (February 19, 2012); (b) Messrs. Henricks and Delaney's options vested 25% on the date of grant and the remaining 75% vest in four equal installments on each of the first four anniversaries of the date of grant; and (c) Mr. Hopkins's options vested 20% on the date of grant and the remaining 80% vest in four equal installments on each of the first four anniversaries of the date of grant.

(4)
Reflects aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. A description of the assumptions we used for purposes of determining grant date fair value is set forth in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 26, 2013.

Outstanding Equity Awards at Fiscal Year-End 2012

        The following table contains information about stock options that were outstanding as of December 31, 2012 for each of our Named Executive Officers. The stock options reported below are for the purchase of shares of common stock of SGS Holdings and are subject to the terms of the 2012 Stock Plan.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Kathryn Marinello(2)	6,000	14,000	425.00	10/24/2012	10/24/2019
Michael Henricks	750	2,250	425.00	10/24/2012	10/24/2019
Brian Delaney	1,500	4,500	425.00	10/24/2012	10/24/2019
Gregory Hopkins	1,200	4,800	425.00	10/24/2012	10/24/2019
Dennis Lacey	—	—	—	—	—

(1)
Subject to the continued employment and/or service of the applicable Named Executive Officer, the stock options set forth above vest as follows: (a) Ms. Marinello's options vested 30% upon date of grant and the remaining 70% vest in four equal installments on the first four anniversaries of the commencement date of her employment agreement (February 19, 2012); (b) Mr. Delaney's options vested 25% on the date of grant and the remaining 75% vest in four equal installments on each of the first four anniversaries of the date of grant; and (c) Mr. Hopkins's options vested 20% on the date of grant and the remaining 80% vest in four equal installments on each of the first four anniversaries of the date of grant.

(2)
Ms. Marinello's options were provided for under the terms of her employment agreement, described below.

Option Exercises and Stock Vested

        The following table sets forth information regarding the vesting of restricted stock by the Named Executive Officers for our fiscal year ended December 31, 2012. None of the stock options held by the Named Executive Officers were exercised during our fiscal year ended December 31, 2012.

Stock awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Kathryn Marinello	—	—
Michael Henricks	—	—
Brian Delaney	—	—
Gregory Hopkins	—	—
Dennis Lacey	10,000	31,000

Potential Payments Upon Termination or Change of Control

  Employment Agreement with Kathryn Marinello

        We are a party to an employment agreement with Kathryn Marinello, providing for her employment as our Chairman, Chief Executive Officer and President (the "Marinello Agreement"). Ms. Marinello's employment under the terms of the Marinello Agreement commenced on February 19, 2012. The initial term of the Marinello Agreement is for three years, and the agreement will be automatically extended for additional one-year periods thereafter. Ms. Marinello and we were parties to a previous employment agreement that expired on February 19, 2012.

        We may terminate Ms. Marinello immediately for Cause (as defined in the Marinello Agreement and described generally below). We may terminate Ms. Marinello without Cause and Ms. Marinello may terminate her employment with us with or without Good Reason (as defined in the Marinello Agreement and described generally below) upon at least 30 days written notice. If Ms. Marinello's employment is terminated by us without Cause or by Ms. Marinello for Good Reason, and if Ms. Marinello executes and does not revoke a release of all claims against us, then Ms. Marinello is entitled to receive: (1) a cash payment, payable in installments over a period of 24 months, equal to two times the sum of her then-current base salary and bonus, if any, to which she became entitled for the full fiscal year completed immediately prior to termination, (2) a prorated portion of her incentive bonus, if any, to which she would have otherwise become entitled for the fiscal year in which the termination occurred had she remained continuously employed for the full fiscal year based on the actual level of achievement of the applicable performance goals, (3) reimbursement for applicable premiums for COBRA continuation coverage for Ms. Marinello and her eligible dependents for a period equal to the shorter of (i) two years or (ii) until Ms. Marinello becomes eligible for substantially similar coverage under a health plan of another employer (the "COBRA Reimbursement Period") and (4) acceleration of two years' vesting of the options granted to Ms. Marinello pursuant to the terms of the Marinello Agreement.

        If Ms. Marinello's employment with us is terminated due to her death, Ms. Marinello's estate is entitled to receive a lump sum payment equal to one year of Ms. Marinello's then-current base salary as well as a prorated bonus. In the event of Ms. Marinello's disability, her base salary will be terminated as of the end of the month in which the last day of the six-month period of Ms. Marinello's inability to perform her duties occurs, and Ms. Marinello will be entitled to receive a prorated bonus.

        The Marinello Agreement provides that in the event of a Change of Control Termination (as defined below), and provided that Ms. Marinello executes (and does not effectively rescind) a release of claims against us, we are required to make a lump sum severance payment to Ms. Marinello in an amount equal to two and a half times the sum of: (1) one year of Ms. Marinello's then-current base salary and (2) the bonus, if any, to which Ms. Marinello became entitled for the full fiscal year completed immediately prior to the Change of Control Termination.

        In addition, Ms. Marinello will be entitled to receive: (1) a prorated portion of her incentive bonus, if any, to which she would have otherwise become entitled for the fiscal year in which the Change of Control Termination occurred had she remained continuously employed for the full fiscal year based on the actual level of achievement of the applicable performance goals for the applicable fiscal year, and (2) reimbursement for applicable premiums for COBRA continuation coverage for Ms. Marinello and her eligible dependents for the COBRA Reimbursement Period. In addition, in the event of a Change of Control Termination, all outstanding and unvested options to purchase shares of SGS Holdings common stock held by Ms. Marinello will become fully vested and exercisable.

        Under the Marinello Agreement, "Cause" generally means:

  •
  fraud;

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  misrepresentation which has or could have a material adverse effect on us;

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  theft or embezzlement of out assets;

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  conviction of a crime involving moral turpitude;

  •
  failure to follow our conduct and ethics policies; and

  •
  continued failure to attempt in good faith to perform duties as reasonably assigned.

        Under the Marinello Agreement, "Good Reason" generally means, without Ms. Marinello's consent:

  •
  a change in reporting responsibilities, titles or office with us or any failure to re-elect Ms. Marinello to any such positions within us, which has the effect of materially diminishing Ms. Marinello's responsibility or authority;

  •
  a material reduction in base salary or bonus opportunity, or failure to pay any portion of compensation when due;

  •
  requiring Ms. Marinello to be based more than 50 miles of the current job location;

  •
  failure to maintain, in the aggregate, the level of benefits currently in effect

  •
  failure to provide office space, furniture and secretarial support comparable to those current in effect; or

  •
  any material breach of the Marinello Agreement.

        Under the Marinello Agreement, a "Change of Control Termination" means any of the following events:

  •
  on or within two years after a Change of Control (as defined in the Marinello Agreement), termination of Ms. Marinello's employment by us or our successor for any reason other than (A) fraud, (B) theft or embezzlement of our assets, (C) conviction of a crime involving moral turpitude or (D) failure to follow our conduct and ethics policies;

  •
  on or within two years after a Change of Control, termination of Ms. Marinello's employment by Ms. Marinello for Good Reason; or

  •
  a termination of Ms. Marinello's employment by us or our successor other than for the reasons described in clauses (A) through (D) above during the pendency of a Potential Change of Control (as defined in the Marinello Agreement) and (i) such termination was at the direction of a person or entity who entered into an agreement, the consummation of which would result in a Change of Control, or is otherwise in connection with, or in anticipation of, a Change of Control and (ii) a Change of Control actually is consummated within nine months following the termination of Ms. Marinello's employment.

        In the event that any payment, vesting, distribution or transfer ("Change of Control Payment") to Ms. Marinello by us would result in an "excess parachute payment," as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the amount of the Change of Control Payments shall be reduced so that the present value of the Change of Control Payments would not result in an "excise tax," as defined in Section 4999 of the Code, unless Ms. Marinello would retain a greater amount of compensation following the payment of the excise tax on the unreduced amount of the Change of Control Payments.

        The Marinello Agreement contains non-competition and non-recruitment provisions applicable to Ms. Marinello during her employment with us and for two years following termination of such employment for any reason. In addition, we and Ms. Marinello agreed not to make any disparaging statements regarding the other party both during Ms. Marinello's employment with us and after such employment terminates.

  Employment Agreement with Brian Delaney

        We are a party to an employment agreement with Brian Delaney dated January 13, 2011 (the "Delaney Agreement"). The initial term of the Delaney Agreement is 12 months with automatic renewals. If Mr. Delaney's employment is terminated by him for Good Reason (as defined in the Delaney Agreement and described generally below) or by us without Cause (as defined in the Delaney Agreement and described generally below), or if we elect not to renew the Delaney Agreement, and Mr. Delaney executes a release satisfactory to us, we shall pay to Mr. Delaney his base salary for 12 months, payable in accordance with our normal payroll practices, and continue to provide health and dental benefits through COBRA for Mr. Delaney and his family at a level commensurate with such benefits at the time of termination for a period of one year or until he becomes eligible for substantially similar coverage from another employer. If such termination occurs within 12 months after a change of control, all then outstanding unvested equity awards held by Mr. Delaney shall immediately vest in full and become exercisable, we shall pay to Mr. Delaney his base salary for 18 months, payable in accordance with our normal payroll practices, and continue to provide health and dental benefits through COBRA for Mr. Delaney and his family at a level commensurate with such benefits at the time of termination for a period of 18 months or until he becomes eligible for substantially similar coverage from another employer. The Delaney Agreement also contains provisions prohibiting Mr. Delaney from competing with our business for a period of 12 months (or 18 months in the case of a change of control) after the termination of Mr. Delaney's employment with us.

  Employment Agreement with Gregory Hopkins

        We are a party to an employment agreement with Gregory Hopkins dated June 27, 2011, as amended on March 14, 2012 (the "Hopkins Agreement"). The initial term of the Hopkins Agreement is 12 months with automatic renewals. If Mr. Hopkins's employment is terminated by him for Good Reason (as defined in the Hopkins Agreement and described generally below) or by us without Cause (as defined in the Hopkins Agreement and described generally below), or if we elect not to renew the Hopkins Agreement, and Mr. Hopkins executes a release satisfactory to us, we shall pay to Mr. Hopkins his base salary for 12 months, payable in accordance with our normal payroll practices, and continue to provide health and dental benefits through COBRA for Mr. Hopkins and his family at a level commensurate with such benefits at the time of termination for a period of one year or until he becomes eligible for substantially similar coverage from another employer. If such termination occurs within 12 months after a change of control, all then outstanding unvested equity awards held by Mr. Hopkins shall immediately vest in full and become exercisable, we shall pay to Mr. Hopkins his base salary for 18 months, payable in accordance with our normal payroll practices, and continue to provide health and dental benefits through COBRA for Mr. Hopkins and his family at a level commensurate with such benefits at the time of termination for a period of 18 months or until he becomes eligible for substantially similar coverage from another employer. The Hopkins Agreement also contains provisions prohibiting Mr. Hopkins from competing with our business for a period of 12 months (or 18 months in the case of a change of control) after the termination of Mr. Hopkins's employment with us.

  Definitions

        For the purpose of the Delaney Agreement and the Hopkins Agreement, "Cause" generally means:

  •
  failure to take or refrain from taking any corporate action consistent with the executive's duties, as specified in written directors of the Chief Executive Officer or the Board of Directors;

  •
  willful engagement in illegal conduct or gross misconduct that is injurious to us;

  •
  conviction of, or the entry of a pleading of guilty or nolo contendere to, any crime involving moral turpitude or any felony;

  •
  fraud, including falsification of our records or financial information; and

  •
  breach of any restrictive covenants.

        For the purpose of the Delaney Agreement and the Hopkins Agreement, "Good Reason" generally means, without the respective executive's consent:

  •
  a material diminution of base salary;

  •
  a material diminution of authority, duties, or responsibilities; or

  •
  a material breach by us of the respective employment agreement.

  Separation Agreement with Dennis Lacey

        We entered into a separation agreement with Dennis Lacey in connection with Mr. Lacey's resignation as our Executive Vice President and Chief Financial Officer on March 13, 2012 (the "Lacey Separation Agreement"). Pursuant to the terms of the Lacey Separation Agreement, we paid Mr. Lacey his Management Incentive Plan bonus for the 2011 calendar year in the amount of $231,000. In addition, the Lacey Separation Agreement contains non-solicitation obligations for a one-year period following his separation, confidentiality and non-disparagement provisions, and a release of us, subject to the terms set forth therein.

  Michael Henricks

        As of December 31, 2012, Mr. Henricks was not entitled to any severance payments or any other benefits upon termination of his employment.

        The following tables quantify the estimated payments and benefits that the Named Executive Officers would have received if their employment had terminated on December 31, 2012 under the circumstances shown or if we had undergone a change in control on such date and the employment of the Named Executive Officer was terminated. The tables exclude (i) compensation amounts accrued through December 31, 2012 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and (ii) vested account balances under our 401(k) plan that are generally available to all of our salaried employees. The amounts reflected for the prorated annual cash incentive compensation payable under the various termination scenarios and referred to as "Pro Rata Bonus" for each of the Named Executive Officers are the amounts that were actually paid to the Named Executive Officers in early 2013 under the 2012 Incentive Plan and shown in the table above under the caption "—Summary Compensation Table For Fiscal Year 2012."

Ms. Marinello

Benefit	Termination w/o Cause or for Good Reason or Non-renewal of Employment Agreement ($)	Change in Control Termination on or w/in 2 Years After, a Change in Control ($)	Death ($)	Disability ($)
Base Salary and Bonus Continuation	3,486,000	—	—	415,000
Lump Sum Payment	—	4,357,500	830,000	—
Pro Rata Bonus	363,540	363,540	363,540	363,540
Health & Welfare Benefits	34,214	34,214	—	—
Accelerated Vesting of Stock Options(1)	0	0	—	—

Net Value	3,883,754	4,755,254	1,193,540	778,540

Mr. Delaney

Benefit	Termination w/o Cause or for Good Reason or Non-renewal of Employment Agreement ($)	Termination w/o Cause or for Good Reason w/in 12 Months After a Change in Control ($)
Base Salary Continuation	440,000	660,000
Health & Welfare Benefits	6,468	16,178
Accelerated Vesting of Stock Options(1)	—	0

Net Value	446,468	676,178

Mr. Hopkins

Benefit	Termination w/o Cause or for Good Reason or Non-renewal of Employment Agreement ($)	Termination w/o Cause or for Good Reason w/in 12 Months After a Change in Control ($)
Base Salary Continuation	300,000	450,000
Health & Welfare Benefits	10,805	27,246
Accelerated Vesting of Stock Options(1)	—	0

Net Value	310,805	477,246

(1)
The Compensation Committee determined that the market value per share of the common stock of Parent that is awarded under the 2012 Stock Plan was less than or equal to the exercise price of the stock options held by the applicable Named Executive Officers as of December 31, 2012.

 DIRECTOR COMPENSATION

        We pay the cash fees set forth below only to our non-employee directors who are not affiliated with certain of our financial sponsors (each an "Unaffiliated Director") for their services as a member of our Board of Directors.

  •
  Each Unaffiliated Director receives $40,000 annually for serving on our Board of Directors.

  •
  Each Unaffiliated Director receives an additional $1,250 for each Board meeting he attends in person and $625 for each meeting he attends via teleconference or other "virtual" means.

  •
  Members of our Compensation Committee and Nominating Committee do not receive any fees for their services on such committees.

  •
  The members and Chairman of our Audit Committee, which is comprised solely of Unaffiliated Directors, each receives an additional $1,000 for each Audit Committee meeting he attends in person and $500 for each meeting he attends via teleconference or other "virtual" means.

  •
  Our Audit Committee Chairman receives an additional $12,000 annually.

        We do not compensate directors who are affiliated with certain of our financial sponsors nor do we pay additional compensation to directors who are also our employees. Accordingly, none of Messrs. Allen, Ayala, Cwiertnia, Kaplan, Maquera, Noell, or Walton, or Ms. Marinello, receives any compensation for his or her service as a director. We also do not grant stock options or other equity awards to any of our non-employee directors.

        Below are the amounts we paid to each of our non-employee directors for their service on our Board and committees for the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)
Barry K. Allen(1)	—
Alfredo I. Ayala	—
G. Drew Conway	49,125
Matthew Cwiertnia	—
Paul G. Joubert	61,750
David B. Kaplan	—
Peter Maquera(2)	—
R. Davis Noell	—
Julie G. Richardson(3)	—
Gilbert Santa Maria(4)	—
Nathan Walton	—

(1)
Mr. Allen was appointed to the Board of Directors on October 24, 2012.

(2)
Mr. Maquera was re-appointed to the Board of Directors on March 21, 2012 (having previously served from July 29, 2010 to March 8, 2011).

(3)
Ms. Richardson resigned from the Board of Directors on October 23, 2012.

(4)
Mr. Santa Maria resigned from the Board of Directors on March 15, 2012.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        For our fiscal year ended December 31, 2012, (i) no member of the Compensation Committee has served as one of our officers or employees, and (ii) none of our executive officers served as a director or member of the compensation committee of another entity whose executive officers served on the Board of Directors or the Compensation Committee. Messrs. Walton, Noell and Ayala are affiliated with our Financial Sponsors, Ares, Providence and Ayala respectively. Any related party transactions with respect to the members of our Compensation Committee are described in greater detail under "Certain Relationships and Related Party Transactions" in this prospectus.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Parent Company and Going Private Transaction

        On April 27, 2012, Stream Acquisition, Inc., a Delaware corporation ("MergerSub") wholly-owned by SGS Holdings LLC (now SGS Holdings, Inc.) ("Parent"), entered into a Contribution and Exchange Agreement, pursuant to which Parent contributed 73,094,027 SGS shares (approximately 96.2% of all outstanding SGS shares) to MergerSub. Immediately thereafter, MergerSub effected a merger (the "Merger") pursuant to which MergerSub was merged with and into the Company, with the Company continuing as the surviving corporation. As a result of the Merger, the Company became a wholly-owned subsidiary of Parent, which is controlled by affiliates of Ares Corporate Opportunities Fund II, L.P., EGS Dutchco B.V. and NewBridge International Investments Ltd. Messrs. Joubert and Conway are also stockholders of Parent.

Stockholders Agreement

        Our financial sponsors are parties to a stockholders agreement that provides for, among other things, the composition of our board of directors and certain other voting and governance rights.

Employment and Agreements

        We are a party to employment agreements with Kathryn Marinello, Brian Delaney and Gregory Hopkins, which are described under the caption "Compensation of our Executive Officers—Employment Agreements and Termination Payments" in this prospectus.

Separation Agreement

        We entered into a separation agreement with Dennis Lacey in connection with Mr. Lacey's resignation as the Company's Executive Vice President and Chief Financial Officer on March 13, 2012 (the "Lacey Separation Agreement"). Pursuant to the terms of the Lacey Separation Agreement, the Company paid Mr. Lacey his Management Incentive Plan bonus for the 2011 calendar year in the amount of $231,000. In addition, the Lacey Separation Agreement contains non-solicitation obligations for a one-year period following his separation, confidentiality and non-disparagement provisions, and a release of the Company, subject to the terms set forth therein.

 DESCRIPTION OF CERTAIN INDEBTEDNESS

Asset-Based Revolving Credit Facility

        The following is a description of the general terms included in our ABL Credit Facility. This description of the terms of our ABL Credit Facility is qualified in its entirety by reference to the complete text of the documents entered into in connection therewith.

        Overview.    We, together with certain of our subsidiaries, are party to a credit agreement and related security and other agreements for an asset-based revolving credit facility with Wells Fargo Foothill, LLC, as agent and lender, and the other lenders party thereto from time to time. On December 27, 2012, we and certain of our subsidiaries entered into a third amendment to such credit agreement that, among other things, increased the aggregate lenders' commitments from $100.0 million to $125.0 million and extended the scheduled maturity date of Credit Agreement as further described below.

        Our ABL Credit Facility provides senior secured financing of up to $125.0 million, subject to borrowing base and certain other restrictions. The facility contains a domestic borrowing base and a foreign borrowing base. Each borrowing base is calculated using a formula based on certain eligible billed and unbilled receivables. Availability is also subject to customary reserves that may be imposed by the agent in its permitted discretion.

        The lesser of (1) the full amount of the facility minus the amount of credit extensions to and letter of credit usage by the foreign borrowers and (2) the U.S. borrowing base minus the amount of letter of credit usage by such domestic borrowers, subject to certain sublimits, are available to Stream Global Services, Inc., Stream Holdings Corporation, Stream International Inc., Stream New York Inc., Stream Global Services - US, Inc. (formerly known as eTelecare Global Solutions-US, Inc.), Stream Global Services - AZ, Inc. (formerly known as eTelecare Global Solutions-AZ, Inc.) and Stream International Europe B.V., as domestic borrowers.

        A portion of the facility, not to exceed the lesser of (1) the foreign maximum revolver amount set forth in our ABL Credit Facility minus the amount of letter of credit usage by the foreign borrowers and (2) the foreign borrowing base minus the amount of letter of credit usage by the foreign borrowers will be available to SGS Netherlands Investment Corporation B.V. and Stream International Canada Inc., as foreign borrowers.

        As of March 31, 2013, we had approximately $1.9 million of letters of credit outstanding under our ABL Credit Facility.

        Interest Rate and Fees.    Borrowings under our ABL Credit Facility bear interest at a rate equal to, at our option, but subject to customary conditions, either (a) a base rate determined by reference to the highest of (1) the base rate in effect on such date as determined by the agent for the facility, (2) the federal funds rate plus 0.50% and (3) the one-month LIBOR rate plus 1.0%, or (b) a LIBOR rate, determined by reference to a reported rate for U.S. Dollar deposits in the London interbank market for the interest period relevant to such borrowing adjusted for certain additional costs, in each case, plus a margin based on average daily net availability, tested quarterly. If average daily net availability is (1) greater than or equal to $66.7 million, the base rate margin is 1.25% and the LIBOR rate margin is 2.25%, (2) less than $66.7 million but greater than or equal to $33.3 million, the base rate margin is 1.50% and the LIBOR rate margin is 2.50%, and (3) less than $33.3 million, the base rate margin is 1.75% and the LIBOR rate margin is 2.75%.

        In addition to paying interest on outstanding principal under our ABL Credit Facility, we are required to pay an unused line fee, subject to quarterly adjustment based on the average daily utilization under our ABL Credit Facility. The unused line fee is 0.375% if the average daily utilization is equal to or greater than $62.5 million, and 0.50% if the average daily utilization is less than

$62.5 million. We must also pay a letter of credit fee, at the then applicable LIBOR rate margin minus 0.50%, plus other customary issuance and other letter of credit fees on any letters of credit issued and outstanding under our ABL Credit Facility. We must also pay customary agency fees to the agent in connection with our ABL Credit Facility.

        Mandatory Prepayments.    If at any time the amount of the applicable credit extensions exceeds the maximum amounts permitted as described in the third or fourth paragraphs above under the caption "—Overview," we will be required to repay outstanding loans in an aggregate amount equal to such excess, with no reduction of the commitment amount, and in certain circumstances, letter of credit obligations and bank product obligations will be subject to cash collateralization requirements.

        Voluntary Prepayments.    We may voluntarily reduce the unutilized portion of the commitment amount upon at least five business days' prior written notice and repay outstanding loans at any time without premium or penalty, other than customary "breakage" costs with respect to LIBOR loans.

        Amortization and Final Maturity.    There is no scheduled amortization under our ABL Credit Facility. The principal amount outstanding of the loans under our ABL Credit Facility, plus interest accrued and unpaid thereon, will be due and payable in full on the maturity date. The maturity date is the earliest of (1) December 27, 2017, (2) if any notes are outstanding, the date that is 120 days prior to the earliest maturity date of the notes, or (3) if the notes are refinanced (in whole or in part) with permitted refinancing indebtedness, the date that is 120 days prior to the earliest maturity date of such refinancing indebtedness.

        Guarantees and Security.    All obligations of the domestic borrowers under our ABL Credit Facility are unconditionally guaranteed by the domestic borrowers and certain of our existing and future domestic subsidiaries, and all obligations of the foreign borrowers are unconditionally guaranteed by the domestic borrowers, the foreign borrowers and certain of our existing and future domestic and foreign subsidiaries. We currently expect that LBM will not guarantee the obligations of the foreign borrowers under our ABL Credit Facility.

        All obligations of the domestic borrowers under our ABL Credit Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all the assets of the domestic borrowers and the domestic subsidiary guarantors, including:

  •
  a first-priority security interest in the Primary ABL Collateral to the extent held by such persons; and

  •
  a second-priority security interest in the Primary Notes Collateral to the extent held by such persons.

        All obligations of the foreign borrowers under our ABL Credit Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the assets of the domestic and foreign borrowers and the domestic and foreign subsidiary guarantors, including:

  •
  a first-priority security interest in the Primary ABL Collateral and in the ABL Foreign Collateral to the extent held by such persons; and

  •
  a second-priority security interest in the Primary Notes Collateral to the extent held by such persons.

        Certain Covenants and Events of Default.    Our ABL Credit Facility contains a number of covenants that, among other things and subject to certain exceptions, restrict our ability and the ability of our subsidiaries to:

  •
  incur additional indebtedness;

  •
  prepay, redeem or retire our indebtedness (other than indebtedness under our ABL Credit Facility);

  •
  make investments, loans, advances and acquisitions;

  •
  engage in certain transactions with our affiliates;

  •
  sell assets, including assets of our subsidiaries;

  •
  engage in sale-leaseback transactions;

  •
  consolidate or merge or engage in certain other fundamental changes;

  •
  create liens;

  •
  create subsidiaries; and

  •
  change the business conducted by us and our subsidiaries.

        Our ABL Credit Facility requires us to comply with a fixed charge coverage ratio of at least 1.10: 1.00 if the excess availability under our ABL Credit Facility, at any time, is less than 20% of the then aggregate commitments under our ABL Credit Facility. The fixed charge coverage ratio will remain in effect until the day on which excess availability on each day during a 30 consecutive day period following the commencement of the fixed charge coverage ratio is greater than or equal to 20% of the then aggregate commitments under our ABL Credit Facility.

        Cash Dominion.    Our ABL Credit Facility permits the agent to exercise cash dominion over certain controlled accounts if (1) there is an ongoing event of default, (2) in the case of controlled accounts denominated in U.S. Dollars, (a) excess availability is less than or equal to $25.0 million but greater than $18.8 million for five consecutive business days, or (b) excess availability is less than or equal to $18.8 million, or (3) with respect to controlled accounts denominated in currencies other than U.S. Dollars, excess availability is less than or equal to $10.0 million. The agent is required to relinquish cash dominion promptly following the date on which (1) no default exists and (2) excess availability has been greater than or equal to $20.0 million for a 30 consecutive day period following the date cash dominion was triggered by the agent and excess availability (as applied only to the domestic borrowers) has been greater than or equal to $10.0 million for a 30 consecutive day period following the date cash dominion was triggered.

        Our ABL Credit Facility also contains certain customary affirmative covenants and events of default.

        Certain Other Provisions.    Our ABL Credit Facility also contains customary provisions allowing for protective advances and intentional overadvances in certain circumstances, subject to certain caps.

THE EXCHANGE OFFER

Purpose and Effect

        Concurrently with the sale of the old notes on March 13, 2013, we entered into a registration rights agreement with the initial purchasers of the old notes, which requires us to file the registration statement under the Securities Act with respect to the exchange notes (the "Exchange Offer Registration Statement") and, upon the effectiveness of the Exchange Offer Registration Statement, offer to the holders of Entitled Securities (as defined below) who are able to make certain representations the opportunity to exchange their old notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and may generally be reoffered and resold without registration under the Securities Act.

        For purposes of the preceding, "Entitled Securities" means each old note until the earliest to occur of:

  (1)
  the date on which such note has been exchanged by a person other than a broker-dealer for an exchange note in the exchange offer;

  (2)
  following the exchange by a broker-dealer in the exchange offer of a note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

  (3)
  the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

  (4)
  the date on which such note is actually sold pursuant to Rule 144 under the Securities Act; provided that a note will not cease to be an Entitled Security for purposes of the exchange offer by virtue of this clause (4).

        The registration rights agreement provides that:

  (1)
  unless the exchange offer would not be permitted by applicable law or SEC policy, Stream and the guarantors will:

  (a)
  commence the exchange offer; and

  (b)
  use all commercially reasonable efforts to issue on or prior to 135 days, or longer, if required by applicable securities laws, after the date on which the old notes were issued, exchange notes in exchange for all old notes tendered prior thereto in the exchange offer; and

  (2)
  if obligated to file the Shelf Registration Statement, Stream and the guarantors will use their commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to 135 days after the date on which the old notes were issued (but in no event earlier than Stream's and the guarantors' obligation with respect to the Exchange Offer Registration Statement).

        In the event that:

  (1)
  Stream and the guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law; or

  (2)
  any holder of old notes notifies Stream prior to the 20th business day following consummation of the Exchange Offer that:

  (a)
  it is prohibited by law or SEC policy from participating in the Exchange Offer; or

    (b)
    it may not resell the exchange notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

    (c)
    it is a broker-dealer and owns notes acquired directly from Stream or an affiliate of Stream, Stream and the guarantors will file with the SEC a shelf registration statement to cover resales of the notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

        If:

  (1)
  Stream and the guarantors fail to consummate the exchange offer on or prior to the 135th day after the date on which the old notes were issued; or

  (2)
  the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Entitled Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (2) above, a "Registration Default"), then Stream and the guarantors will pay Special Interest to each holder of Entitled Securities, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to one-quarter of one percent (0.25%) per annum on the principal amount of Entitled Securities held by such holder.

        The amount of the Special Interest will increase by an additional one-quarter of one percent (0.25%) per annum on the principal amount of Entitled Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest for all Registration Defaults of 1.0% per annum.

        All accrued Special Interest will be paid by Stream and the guarantors on each interest payment date to the note holder by wire transfer of immediately available funds or by federal funds check and to holders of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

        Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

        If you wish to exchange your old notes for exchange notes in the exchange offer, you will be required to make the following representations:

  (1)
  you are not an "affiliate" of Stream Global Services, Inc, as defined in Rule 405 of the Securities Act, or if you are such an "affiliate", you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

  (2)
  you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes to be issued in the exchange offer,

  (3)
  you are acquiring exchange notes in the ordinary course of your business,

  (4)
  if you are a broker-dealer that holds notes that were acquired for your own account as a result of market-making activities or other trading activities (other than notes acquired directly from Stream or any of its affiliates), you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange notes you receive in the exchange offer,

  (5)
  if you are a broker-dealer, that you did not purchase the notes to be exchanged in the exchange offer from Stream or any of its affiliates, and

  (6)
  you are not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (1) through (5).

        This summary of the provisions of the exchange and registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Resale of Exchange Notes

        Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  you are not an "affiliate" of Stream Global Services, Inc. or any guarantor within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes in violation of the provisions of the Securities Act;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

  •
  you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corp. (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling, publicly available July 2, 1993, or similar no-action letters; and

  •
  in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

        This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution" in this prospectus for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, we will accept any and all old notes validly tendered and not validly withdrawn prior to 5:00 p.m., Eastern time, on                        , 2013, which is the 21st business day after the commencement of the exchange offer, or such date and time to which we extend the offer. Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will issue the principal amount of exchange notes in exchange for the principal amount of outstanding notes surrendered in the exchange offer.

        The form and terms of the exchange notes will be identical in all material respects to the form and terms of the old notes, except that the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer within the specified time period. The exchange notes will evidence the same debt as the old notes and will be issued under the terms of, and be entitled to the benefits of, the indenture relating to the old notes. For a description of the indenture, see "Description of Exchange Notes" in this prospectus.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of notes being tendered for exchange. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer. We intend to conduct the exchange offer in accordance with provisions of the registration rights agreement, the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act. Old notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders' series of outstanding notes and the registration rights agreement, except we will not have any further obligation to you to provide the registration of the old notes under the registration rights agreement.

        We will be deemed to have accepted for exchange validly tendered old notes when, as and if we have given oral or written notice of the acceptance to Wells Fargo Bank, National Association, the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us and delivering the exchange notes to holders. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading "—Conditions to the Exchange Offer" or otherwise, such unaccepted old notes will be returned, without expense, to the tendering holder of those old notes promptly after the expiration date unless the exchange offer is extended.

        Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of old notes in the exchange offer. We will pay all charges and expenses applicable to the exchange offer, other than certain applicable taxes, underwriting discounts, if any, and commissions and transfer taxes, if any, which shall be borne by the holder. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The expiration date for the exchange offer shall be 5:00 p.m., Eastern time, on                        , 2013, which is the 21st business day after the commencement of the exchange offer, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement to the registered holders of the old notes no later than 9:00 a.m., Eastern time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion:

  •
  to delay accepting for exchange any old notes (if we amend or extend the exchange offer);

  •
  to extend the exchange offer or, if any of the conditions set forth under "—Conditions to the Exchange Offer" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of that delay, extension or termination to the exchange agent, or

  •
  subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner, provided that in event of a material change in the terms of the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change;

provided that we will at all times comply with applicable securities laws, including our obligation to issue the exchange notes or return the outstanding notes deposited by or on behalf of security holders promptly after expiration or withdrawal of the exchange offer.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of outstanding notes of that amendment.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time before the acceptance of those old notes for exchange or the exchange of the exchange notes for those old notes, we determine that the exchange offer violates applicable law or any applicable interpretation of the staff of the SEC.

        In addition we will not be obligated to accept for exchange the old notes of any holder that has not made to us:

  •
  the representations described under "—Purpose and Effect"; or

  •
  any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form of registration of the exchange notes under the Securities Act.

        We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any old notes by giving oral or written notice of such extension to their holders. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

        We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give notice by press release or other public announcement of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., Eastern time, on the next business day after the previously scheduled expiration date.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

        In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for those old notes, if at such time any stop order shall be in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. In any of those events we are required to use every commercially reasonable effort to obtain the withdrawal of any stop order at the earliest practicable date.

Procedures for Tendering

        To tender your old notes in the exchange offer, you must comply with either of the following:

  •
  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under "—Exchange Agent" prior to the expiration date; or

  •
  comply with DTC's Automated Tender Offer Program ("ATOP") procedures described below.

        In addition, either:

  •
  the exchange agent must receive certificates for old notes along with the letter of transmittal prior to the expiration date;

  •
  the exchange agent must receive a timely confirmation of book-entry transfer of old notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message prior to the expiration date; or

  •
  you must comply with the guaranteed delivery procedures described below.

        Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        The method of delivery of old notes, letter of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing old notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

        If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your old notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the old notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either:

  •
  make appropriate arrangements to register ownership of the old notes in your name; or

  •
  obtain a properly completed bond power from the registered holder of old notes.

        The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

        Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17A(d)-15 under the Exchange Act unless the old notes surrendered for exchange are tendered:

  •
  by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  For the account of an eligible guarantor institution.

        If the letter of transmittal is signed by a person other than the registered holder of any old notes listed on the old notes, such old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the old notes and an eligible guarantor institution must guarantee the signature on the bond power.

        If the letter of transmittal or any certificates representing old notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        If you are a participant that has old notes which are credited to your DTC account by book-entry and which are held of record by DTC, you may tender your old notes by book-entry transfer as if you were the record holder. Because of this, reference herein to registered or record holders include DTC participants with old notes credited to their accounts. If you are not a DTC participant, you may tender your old notes by book-entry transfer by contacting your broker, dealer or other nominee or by opening an account with a DTC participant.

        Participants in DTC's ATOP program must electronically transmit their acceptance of the exchange by causing DTC to transfer the old notes to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

  •
  DTC has received an express acknowledgment from a participant in its ATOP that is tendering old notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

  •
  we may enforce that agreement against such participant.

        Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions described in this prospectus.

        We reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date or, as set forth under "—Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

        Subject to and effective upon the acceptance for exchange and exchange of exchange notes, a tendering holder of old notes will be deemed to:

  •
  have agreed to irrevocably sell, assign, transfer and exchange, to us all right, title and interest in, to and under all of the old notes tendered thereby;

  •
  have represented and warranted that when such old notes are accepted for exchange by us, we will acquire good and marketable title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and

  •
  have irrevocably appointed the exchange agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered old notes, with full power of substitution to (1) deliver certificates representing such old notes, or transfer ownership of such old notes on the account books maintained by DTC (together, in any such case, with all accompanying evidences of transfer and authenticity), to us, (2) present and deliver such old notes for transfer on our books and (3) receive all benefits and otherwise exercise all rights and incidents of beneficial ownership with respect to such old notes, all in accordance with the terms of the exchange offer.

        Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where those old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See "Plan of Distribution" in this prospectus.

Acceptance of Exchange Notes

        In all cases, we will promptly after the expiration of the exchange offer issue exchange notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at the book-entry transfer facility; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        By tendering old notes pursuant to the exchange offer, you will represent to us that, among other things:

  •
  you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

  •
  you are acquiring the exchange notes in the ordinary course of your business;

  •
  you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes;

  •
  you are not engaging in or intend to engage in a distribution of the exchange notes; and

  •
  if you are a broker that will receive exchange notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, that you will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder).

        The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution" in this prospectus.

        We will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular old notes not properly tendered or to not accept any particular old notes if the acceptance might, in its or its counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular old notes prior to the expiration date.

        Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the trustee, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will any of them incur any liability for any failure to give notification. Any old notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Return of Notes

        If we do not accept any tendered old notes for any reason described in the terms and conditions of the exchange offer or if you withdraw or submit old notes for a greater principal amount than you desire to exchange, we will return the unaccepted, withdrawn or non-exchanged notes without expense to you as promptly as practicable.

Book-Entry Transfer

        Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the old notes at DTC, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the old notes by causing the book-entry transfer facility to transfer those old notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. To be timely, book-entry delivery of old notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," prior to the expiration date. In addition, although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an agent's message in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered old notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

        Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the exchange agent's account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their old notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If you wish to tender your old notes but your old notes are not immediately available or you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent or comply with DTC's ATOP procedures in the case of old notes, prior to the expiration date, you may still tender if:

  •
  the tender is made through an eligible guarantor institution;

  •
  prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such old notes and the principal amount of old notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered old notes in proper form for transfer or a book-entry confirmation of transfer of the old notes into the exchange agent's account at DTC all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

        Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your old notes according to the guaranteed delivery procedures.

Withdrawal Rights

        Except as otherwise provided in this prospectus, you may withdraw your tender of old notes at any time prior to 5:00 p.m., Eastern time, on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice, which may be by facsimile or letter, of withdrawal at its address set forth below under "—Exchange Agent"; or

  •
  you must comply with the DTC's ATOP procedures.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the certificate numbers and principal amount of the old notes; and

  •
  signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes are tendered (including any required signature guarantees).

        If old notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the old notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn old notes may be retendered by following the procedures described under "—Procedures for Tendering" above at any time on or prior to the expiration date.

Exchange Agent

        Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. Wells Fargo Bank, National Association also acts as Trustee under the indenture. Questions, requests for assistance and requests for additional copies of this prospectus or the letter of transmittal, and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:
WELLS FARGO BANK, NATIONAL ASSOCIATION	WELLS FARGO BANK, NATIONAL ASSOCIATION
Corporate Trust Operations	Corporate Trust Operations
MAC N9303-121	MAC N9303-121
PO Box 1517	Sixth & Marquette Avenue
Minneapolis, MN 55480	Minneapolis, MN 55479
In Person by Hand Only:	By Facsimile:
WELLS FARGO BANK, NATIONAL ASSOCIATION	(For Eligible Institutions only):
12th Floor—Northstar East Building	fax. (612) 667-6282
Corporate Trust Operations	Attn. Bondholder Communications
608 Second Avenue South
Minneapolis, MN 55479	For Information or Confirmation
Telephone: (800) 344-5128, Option 0
Attn. Bondholder Communications

        If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

        We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and will include fees and expenses of the exchange agent, accounting, legal, printing and related fees and expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the transfer and exchange of old notes to us in the exchange offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder.

Consequences of Failure to Exchange

        If you do not exchange your old notes for exchange notes under the exchange offer, your old notes will remain subject to the restrictions on transfer of such old notes:

  •
  as set forth in the legend printed on the old notes as a consequence of the issuance of the old notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  as otherwise set forth in this prospectus distributed in connection with the private offerings of the old notes.

        In general, you may not offer or sell your old notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Other

        Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

DESCRIPTION OF EXCHANGE NOTES

        You can find the definitions of certain terms used in this description under "—Certain Definitions." Certain defined terms used in this description but not defined below under the caption "—Certain Definitions" have the meanings assigned to them in the indenture, the registration rights agreement, the collateral trust agreement and/or the intercreditor agreement. In this description, the term "Stream" refers only to Stream Global Services, Inc., a Delaware corporation, and not to any of its subsidiaries.

        We issued the old notes, and will issue the exchange notes, under the indenture, dated as of October 1, 2009 (as amended by the first supplemental indenture, dated as of March 13, 2013, the "indenture"), among us, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "trustee"). On October 1, 2009, we issued $200,000,000 of 11.25% senior secured notes due 2014 (the "initial 144A notes"). On April 13, 2010, we exchanged the initial 144A notes for a like principal amount of notes (the "initial exchange notes" and collectively with the old notes, the exchange notes and the initial 144A notes, the "notes") that had been registered under the Securities Act of 1933, as amended (the "Securities Act"). The form and terms of the exchange notes are identical to those of the old notes in all material respects, except the exchange notes will be registered under the Securities Act and the transfer restrictions, interest rate increase provisions and related registration rights applicable to the old notes do not apply to the exchange notes. See "The Exchange Offer—Purpose and Effect" in this prospectus. Holders of the exchange notes and the initial exchange notes will vote as one class under the indenture. The exchange notes will have the same CUSIP number as, and trade fungibly with, the initial exchange notes. The old notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act" or "TIA").

        The following description is a summary of the material provisions of the indenture, the collateral trust agreement and the intercreditor agreement. It does not restate those agreements in their entirety. We urge you to read the indenture, the collateral trust agreement and the intercreditor agreement because they, and not this description, define your rights as a holder of the notes. Anyone who receives this prospectus may obtain a copy of the indenture, the collateral trust agreement and the intercreditor agreement without charge upon request. See "Where You Can Find More Information" in this prospectus.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

        The notes:

  •
  are general senior secured obligations of Stream;

  •
  share, equally and ratably with all of our obligations under any other Priority Lien Debt, in the benefits of Liens held by the collateral trustee on all Primary Notes Collateral from time to time owned by us, which Liens are junior to all Permitted Prior Liens on the Primary Notes Collateral and senior to the Liens on the Primary Notes Collateral securing the ABL Debt Obligations and any future Subordinated Lien Obligations;

  •
  share, equally and ratably with all of our obligations under any other Priority Lien Debt, in the benefits of the Liens held by the collateral trustee on the Primary ABL Collateral, which Liens are junior to all Permitted Prior Liens on the Primary ABL Collateral, including Liens securing the ABL Debt Obligations, and, consequently, the notes are effectively junior to all ABL Debt Obligations to the extent of the value of the Primary ABL Collateral;

  •
  are structurally subordinated to any existing and future Indebtedness and other liabilities of Stream's non-Guarantor Subsidiaries;

  •
  are pari passu in right of payment with all existing and future Indebtedness of Stream that is not subordinated;

  •
  are senior in right of payment to any existing and future subordinated Indebtedness of Stream; and

  •
  are guaranteed on a senior secured basis by the Guarantors as described under the caption "—The Note Guarantees."

        As of March 31, 2013, we had outstanding $230.0 million in aggregate principal amount of Priority Lien Debt, consisting solely of the notes, and also $25.5 million of ABL Debt or Subordinated Lien Debt outstanding (excluding outstanding letters of credit, if any). Pursuant to the indenture, we are permitted to incur additional Priority Lien Debt, ABL Debt and Subordinated Lien Debt. Any future incurrence of Priority Lien Debt, ABL Debt or Subordinated Lien Debt will be subject to all of the covenants described below, including the covenants described under the captions "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Certain Covenants—Liens."

The Note Guarantees

        The notes are guaranteed jointly and severally by all of the current and future Domestic Subsidiaries (other than any Domestic Subsidiary that is an Immaterial Subsidiary) of Stream.

        Each Note Guarantee of a Guarantor:

  •
  is the full and unconditional and general senior secured obligation of that Guarantor;

  •
  shares, equally and ratably with all obligations of that Guarantor under any other Priority Lien Debt, in the benefit of Liens on all Primary Notes Collateral from time to time owned by that Guarantor, which Liens are junior to all Permitted Prior Liens on the Primary Notes Collateral and senior to the Liens on the Primary Notes Collateral securing the ABL Debt Obligations and any future Subordinated Lien Obligations;

  •
  shares, equally and ratably with all obligations of that Guarantor under any other Priority Lien Debt, in the benefits of the Liens held by the collateral trustee on the Primary ABL Collateral of that Guarantor, which Liens are junior to all Permitted Prior Liens on the Primary ABL Collateral, including Liens securing the ABL Debt Obligations, and, consequently, the Note Guarantees are effectively junior to all ABL Debt Obligations to the extent of the value of the Primary ABL Collateral of that Guarantor;

  •
  is pari passu in right of payment with all existing and future Indebtedness of that Guarantor that is not subordinated; and

  •
  is senior in right of payment to any future subordinated Indebtedness of that Guarantor.

        Not all of Stream's Subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation, administration, receivership or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to Stream. As of March 31, 2013, these non-Guarantor Subsidiaries generated approximately 15.7% of our revenues for the three months ended March 31, 2013, had approximately $126.7 million of indebtedness and held approximately 41.9% of our total assets. See "Risk Factors—Risks Related to the Notes—The notes and the note guarantees will be structurally subordinated to indebtedness and other liabilities of our non-guarantor subsidiaries, including LBM" in this prospectus.

        The Note Guarantee of a Guarantor will be released under specified circumstances, including in connection with a disposition of the Guarantor's Capital Stock if various conditions are satisfied. See "—Certain Covenants—Additional Guarantees" in this prospectus.

        As of the date of this prospectus, all of our Subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries are not subject to any of the covenants in the indenture and will not guarantee or grant liens to secure the notes.

Principal, Maturity and Interest

        The indenture provides for the issuance by us of notes with an unlimited principal amount, of which $30.0 million will be issued in this offering in exchange for the old notes issued on March 13, 2013. We initially issued $200.0 million in aggregate principal amount of initial 144A notes. After the issuance of the $30.0 million in aggregate principal amount of the old notes, the outstanding face amount of the notes is $230.0 million. We may issue additional notes from time to time after the exchange offering. Any offering of additional notes is subject to all of the covenants in the indenture, including the covenants described below under the captions "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Certain Covenants—Liens." The notes and any additional notes subsequently issued under the indenture would be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Additional notes may not be fungible with the notes for U.S. federal income tax purposes. We will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on October 1, 2014.

        Interest on the notes accrues at the rate of 11.25% per annum and is payable semi-annually in arrears on April 1 and October 1, commencing on April 1, 2010, with respect to the initial 144A notes and initial exchange notes, and April 1, 2013, with respect to the old notes and exchange notes. Stream will make each interest payment to the holders of record on the immediately preceding March 15 and September 15.

        Interest on the old notes accrues from October 1, 2012. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a holder has given wire transfer instructions to us, we will pay all principal, interest, premium and Special Interest, if any, on that holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless we elect to make interest payments by check mailed to the holders at their addresses set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee currently acts as paying agent and registrar. We may change the paying agent or registrar without prior notice to the holders, and we or any of our subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and holders will be required to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note (1) for a period of 15 days before a selection of notes to be redeemed or (2) tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.

Security

        Our obligations with respect to the notes, the obligations of the Guarantors under the Note Guarantees, any other future Priority Lien Obligations and the performance of all other obligations of Stream and the Guarantors under the note documents are secured by Liens held by the collateral trustee on the Primary Notes Collateral and the Primary ABL Collateral. The Liens on the Primary Notes Collateral securing the notes are senior to the Liens on the Primary Notes Collateral securing the ABL Debt Obligations and any future Subordinated Lien Obligations. The Liens on the Primary ABL Collateral securing the notes are junior to the Liens on the Primary ABL Collateral securing the ABL Debt Obligations, but senior to the Liens on the Primary ABL Collateral securing any future Subordinated Lien Obligations. All such Liens are subject to Permitted Prior Liens. Stream will deliver to each Secured Debt Representative copies of all security documents.

        On October 1, 2009, Stream and the Guarantors entered into a collateral trust agreement with the collateral trustee and the trustee. The collateral trust agreement sets forth the terms on which the collateral trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all Liens upon all Collateral owned by Stream or any Guarantor for the benefit of all present and future holders of Priority Lien Obligations and all future holders of Subordinated Lien Obligations (if any). The Priority Lien Obligations and the Subordinated Lien Obligations (if any) are collectively referred to as the "Secured Obligations."

Collateral Trustee

        The collateral trustee acts for the benefit of the holders of:

  •
  the notes;

  •
  all other Priority Lien Obligations outstanding from time to time; and

  •
  all Subordinated Lien Obligations outstanding from time to time, if any.

        Wilmington Trust, National Association, successor by merger to Wilmington Trust, FSB, acts as collateral trustee under the collateral trust agreement. Neither Stream nor any of its Affiliates may act as collateral trustee. No Secured Debt Representative may serve as collateral trustee; provided that the trustee may serve as collateral trustee if the notes are the only Priority Lien Obligations or Subordinated Lien Obligations outstanding (other than Hedging Obligations).

        The collateral trustee holds (directly or through co-trustees or agents), and is entitled to enforce on behalf of the holders of Priority Lien Obligations and Subordinated Lien Obligations, if any, all Liens on the Collateral created by the security documents for their benefit, subject to the provisions of the intercreditor agreement described below.

        Except as provided in the collateral trust agreement or as directed by an Act of Required Debtholders in accordance with the collateral trust agreement, and subject to the intercreditor agreement, the collateral trustee is not be obligated:

  (1)
  to act upon directions purported to be delivered to it by any Person;

  (2)
  to foreclose upon or otherwise enforce any Lien; or

  (3)
  to take any other action whatsoever with regard to any or all of the security documents, the Liens created thereby or the Collateral.

        On October 1, 2009, the collateral trustee entered into an intercreditor agreement (the "intercreditor agreement") with Stream, the Guarantors and Wells Fargo Foothill, LLC, as agent under the ABL Credit Facility (in such capacity, and together with any other collateral agent, collateral trustee or other representative of lenders or holders of ABL Debt Obligations that becomes party to the intercreditor agreement upon the refinancing or replacement of the ABL Credit Facility, or any successor representative acting in such capacity, the "ABL Collateral Agent"), to provide for, among other things, the junior nature of the Liens on the Primary ABL Collateral securing the Priority Lien Obligations and any future Subordinated Lien Obligations and the junior nature of the Liens on the Primary Notes Collateral securing the ABL Debt Obligations. All such Liens are subject to Permitted Prior Liens.

Collateral

        The Primary Notes Collateral, as more specifically defined herein, comprises all of the tangible and intangible assets of Stream and the Guarantors, other than the Primary ABL Collateral and Excluded Assets.

        The Primary ABL Collateral, as more specifically defined herein, comprises all of the accounts receivable, payment intangibles (other than those constituting identifiable proceeds of Primary Notes Collateral), deposit accounts, commodity accounts, securities accounts, lock-boxes, instruments, chattel paper, cash and cash equivalents, books and records related to any of the foregoing, general intangibles related to any of the foregoing, proceeds and products of the foregoing and certain assets related thereto, in each case held by Stream and the Guarantors, other than Excluded Assets and other than any Net Proceeds from a Sale of Primary Notes Collateral that have been deposited in the Collateral Proceeds Account in accordance with the provisions described below under the caption "—Repurchase at the Option of Holders—Asset Sales" until such time as such Net Proceeds are released therefrom in accordance with the terms of the indenture.

ABL Debt

        As of March 31, 2013, Stream had $25.5 million of ABL Debt outstanding (excluding outstanding letters of credit). As of March 31, 2013, Stream had up to $88.1 million available for borrowing under the ABL Credit Facility (together with approximately $1.9 million under outstanding letters of credit), subject to borrowing base limitations and other specified terms and conditions. The indenture and the security documents provide that Stream and the Guarantors may incur additional ABL Debt. Any additional ABL Debt would be secured by Liens on the Primary ABL Collateral that would be contractually senior to the Liens on the Primary ABL Collateral securing the notes and other Priority Lien Debt and by Liens on the Primary Notes Collateral that would be contractually junior to the Lien on the Primary Notes Collateral securing the notes and other Priority Lien Debt. Additional ABL Debt will only be permitted if such Indebtedness and the related Liens are permitted to be incurred under the covenants described below under the captions "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Certain Covenants—Liens."

        The Collateral securing the ABL Debt Obligations and any additional ABL Debt also include the ABL Foreign Collateral and the collateral trustee, on behalf of all current and future holders of Priority Lien Obligations, will not have a Lien on any ABL Foreign Collateral.

Additional Priority Lien Debt

        The indenture and the security documents provide that we may incur additional Priority Lien Debt, in an amount not to exceed the Priority Lien Cap, by issuing additional notes under the indenture or under one or more additional indentures, incurring additional Indebtedness under Credit Facilities (other than the ABL Credit Facility) or otherwise issuing or increasing a new Series of Secured Debt secured by Priority Liens on the Primary Notes Collateral and junior Liens on the Primary ABL Collateral. All additional Priority Lien Debt will be pari passu in right of payment with the notes, will be guaranteed on a pari passu basis by each Guarantor and will be secured equally and ratably with the notes by Liens on the Collateral for as long as the notes and the Note Guarantees are secured by the Collateral, subject to the covenants contained in the indenture. The collateral trustee under the collateral trust agreement holds all Priority Liens in trust for the benefit of the holders of the notes, any future Priority Lien Debt and all other Priority Lien Obligations, other than the Netherlands Primary Notes Collateral which the collateral trustee holds in its own capacity but for the benefit of the holders of the notes, any future Priority Lien Debt and all other Priority Lien Obligations. Additional Priority Lien Debt will only be permitted to be secured by the Collateral if such Indebtedness and the related Liens are permitted to be incurred under the covenants described below under the captions "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Certain Covenants—Liens."

Future Subordinated Lien Debt

        The indenture and the security documents provide that we and the Guarantors may incur Subordinated Lien Debt in the future, in an amount not to exceed the Subordinated Lien Cap, by issuing notes under one or more new indentures, incurring additional Indebtedness under other Credit Facilities (other than the ABL Credit Facility) or otherwise issuing or increasing a new Series of Secured Debt secured by Subordinated Liens on the Collateral. Subordinated Lien Debt is permitted to be secured by the Collateral only if such Subordinated Lien Debt and the related Subordinated Liens are permitted to be incurred under the covenants described below under the captions "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Certain Covenants—Liens." The collateral trustee under the collateral trust agreement holds all Subordinated Liens in trust for the benefit of the holders of any future Subordinated Lien Debt and all other Subordinated Lien Obligations. The Liens on the Primary Notes Collateral securing any future Subordinated Lien Obligations are junior to the Liens on the Primary Notes Collateral held by the collateral trustee securing the Priority Lien Obligations and the Liens on the Primary Notes Collateral held by the ABL Collateral Agent securing the ABL Debt Obligations. The Liens on the Primary ABL Collateral securing any future Subordinated Lien Obligations will be junior to the Liens on the Primary ABL Collateral securing the ABL Debt Obligations and the Liens securing the Priority Lien Obligations. All such Liens are subject to Permitted Prior Liens.

The Intercreditor Agreement

Certain Intercreditor Agreement Definitions

        Solely for purposes of the provisions set forth in this Description of Exchange Notes described under the caption "The Intercreditor Agreement," the terms set forth below have the meanings set forth below.

        "ABL Debt" means indebtedness for borrowed money and letters of credit incurred under the ABL Debt Documents in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Stream and its Subsidiaries thereunder) not to exceed, as of any date of incurrence, the ABL Debt Cap as of such date of incurrence; provided that Banking Product Obligations and Hedging Obligations will not be treated as ABL Debt.

        "ABL Debt Cap" means, as of any date of incurrence of any ABL Debt, an aggregate principal amount not to exceed the greatest of (i) $115.0 million and (ii) the amount of the Borrowing Base as of such date of incurrence; provided that (i) the ABL Debt Cap may be reduced at any time by an amendment to the intercreditor agreement executed by the ABL Collateral Agent and Stream without the consent of the collateral trustee; and (ii) the ABL Collateral Agent and the holders of ABL Debt Obligations shall be entitled to rely conclusively on an Officer's Certificate that any incurrence of any ABL Debt does not exceed the ABL Debt Cap.

        "ABL Foreign Collateral" means all assets and properties of the Foreign Subsidiaries of Stream which are subject to Liens securing the ABL Debt Obligations.

        On October 1, 2009, the collateral trustee, on behalf of all current and future holders of Priority Lien Obligations and all future holders of Subordinated Lien Obligations, entered into the intercreditor agreement with Stream, the Guarantors and the ABL Collateral Agent to provide for, among other things, the junior nature of the Liens on the Primary ABL Collateral securing the Priority Lien Obligations and the junior nature of the Liens on the Primary Notes Collateral securing the ABL Debt Obligations. The intercreditor agreement includes certain intercreditor arrangements relating to the rights of the collateral trustee in the Primary ABL Collateral and the rights of the ABL Collateral Agent in the Primary Notes Collateral.

        The Collateral securing the ABL Debt Obligations and any additional ABL Debt also include the ABL Foreign Collateral and the collateral trustee, on behalf of all current and future holders of Priority Lien Obligations, will not have a Lien on any ABL Foreign Collateral.

        The intercreditor agreement permits the ABL Debt Obligations and the Priority Lien Obligations to be refunded, refinanced or replaced by certain permitted refinancing indebtedness without affecting the lien priorities set forth in the intercreditor agreement, in each case without the consent of any holder of ABL Debt Obligations, Priority Lien Obligations (including holders of the notes) or Subordinated Lien Obligations.

Limitation on Enforcement of Remedies

        The intercreditor agreement provides that, except as provided below in this paragraph, neither the collateral trustee nor any holder of Priority Lien Obligations nor any holder of Subordinated Lien Obligations may commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, the Primary ABL Collateral under any security document, applicable law or otherwise, at any time prior to the Discharge of ABL Debt Obligations. Only the ABL Collateral Agent is entitled to take any such actions or exercise any such remedies with respect to the Primary ABL Collateral prior to the Discharge of ABL Debt Obligations. The intercreditor agreement provides that, notwithstanding the foregoing, the collateral trustee may, but will have no obligation to, on behalf of the holders of Priority Lien Obligations or any Subordinated Lien Obligations, take all such actions it deems necessary to perfect or continue the perfection of their junior security interests in the Primary ABL Collateral or to create, preserve or protect (but not enforce) their junior security interests in the Primary ABL Collateral. Until the Discharge of ABL Debt Obligations, the ABL Collateral Agent has the exclusive right to deal with that portion of the Collateral consisting of deposit accounts and securities accounts, including exercising rights under control agreements with respect to such accounts. In addition, whether before or after the Discharge of ABL Debt Obligations, the collateral trustee and the holders of Priority Lien Obligations or Subordinated Lien Obligations may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against Stream or any Guarantor in accordance with applicable law; provided, that the collateral trustee and such holders of Priority Lien Obligations and Subordinated Lien Obligations may not take any of the actions described below under clauses (1) through (7) of the first paragraph under the caption "—No Interference; Payment Over; Reinstatement" or prohibited by the provisions described in the first two paragraphs under the caption "—Agreements with Respect to Insolvency or Liquidation Proceedings;" provided further that in the event that the collateral trustee or any holder of Priority Lien Obligations or Subordinated Lien Obligations becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Priority Lien Obligations or the Subordinated Lien Obligations, such judgment lien shall be subject to the terms of the intercreditor agreement for all purposes (including in relation to the ABL Debt Obligations) as the other liens securing the Priority Lien Obligations or the Subordinated Lien Obligations are subject to the intercreditor agreement. The ABL Collateral Agent is subject to reciprocal limitations with respect to its ability to enforce the junior security interest in the Primary Notes Collateral.

ABL Collateral Agent

        The intercreditor agreement provides that neither the ABL Collateral Agent nor any holder of any ABL Debt Obligations have any duties or other obligations to any holder of Priority Lien Obligations or Subordinated Lien Obligations with respect to the Primary ABL Collateral, other than to transfer to the collateral trustee any remaining Primary ABL Collateral and the proceeds of the sale or other disposition of any Primary ABL Collateral remaining in its possession following the Discharge of ABL Debt Obligations, in each case, without representation or warranty on the part of, or recourse to, the ABL Collateral Agent or any holder of ABL Debt Obligations.

        In addition, the intercreditor agreement further provides that, until the Discharge of ABL Debt Obligations, the ABL Collateral Agent is entitled, for the benefit of the holders of the ABL Debt Obligations, to sell, transfer or otherwise dispose of or deal with the Primary ABL Collateral without regard to any junior security interest therein granted to the holders of Priority Lien Obligations or Subordinated Lien Obligations or any rights to which the collateral trustee or any holder of Priority Lien Obligations or Subordinated Lien Obligations would otherwise be entitled as a result of such junior security interest. Without limiting the foregoing, the intercreditor agreement provides that neither the ABL Collateral Agent nor any holder of any ABL Debt Obligations have any duty or obligation first to marshal or realize upon the Primary ABL Collateral, or to sell, dispose of or otherwise liquidate all or any portion of the Primary ABL Collateral, in any manner that would maximize the return to the holders of Priority Lien Obligations or Subordinated Lien Obligations, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the holders of Priority Lien Obligations or Subordinated Lien Obligations from such realization, sale, disposition or liquidation. Following the Discharge of ABL Debt Obligations, the collateral trustee and the holders of Priority Lien Obligations or Subordinated Lien Obligations may, subject to any other agreements binding on the collateral trustee and the holders of Priority Lien Obligations or Subordinated Lien Obligations, assert their rights, under the New York Uniform Commercial Code or otherwise, to any proceeds remaining following a sale, disposition or other liquidation of Collateral by, or on behalf of, the holders of Priority Lien Obligations or Subordinated Lien Obligations. The intercreditor agreement contains reciprocal provisions regarding the lack of duties owed to the ABL Collateral Agent by the collateral trustee and the holders of Priority Lien Obligations with respect to the Primary Notes Collateral.

        The intercreditor agreement additionally provides that the collateral trustee and each holder of Priority Lien Obligations or Subordinated Lien Obligations will waive any claim that may be had against the ABL Collateral Agent or any holder of any ABL Debt Obligations arising out of any actions which the ABL Collateral Agent or such holder of ABL Debt Obligations takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or any part of the ABL Debt Obligations from any account debtor, guarantor or any other party) in accordance with the intercreditor agreement and the ABL Debt Documents or the valuation, use, protection or release of any security for such ABL Debt Obligations. The intercreditor agreement also provides for a reciprocal waiver by the ABL Collateral Agent and each holder of ABL Debt Obligations with respect to the actions of the collateral trustee or any holder of Priority Lien Obligations.

No Interference; Payment Over; Reinstatement

        The intercreditor agreement provides that the collateral trustee and each holder of Priority Lien Obligations or Subordinated Lien Obligations:

  (1)
  will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Lien that the collateral trustee or the holders of Priority Lien Obligations or Subordinated Lien Obligations have on the Primary ABL Collateral pari passu with, or to give the collateral trustee or any holder of Priority Lien Obligations or Subordinated Lien Obligations any preference or priority relative to, any Lien that the ABL Collateral Agent holds on behalf of the holders of any ABL Debt Obligations secured by any Primary ABL Collateral or any part thereof;

  (2)
  will not challenge or question in any proceeding the validity or enforceability of any ABL Debt Obligations or ABL Debt Documents or the validity, attachment, perfection or priority of any Lien held by the ABL Collateral Agent on behalf of the holders of any ABL Debt Obligations, or the validity or enforceability of the priorities, rights or duties established by the provisions of the intercreditor agreement;

  (3)
  will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Primary ABL Collateral by the ABL Collateral Agent or the holders of any ABL Debt Obligations in an enforcement action;

  (4)
  will have no right to (A) direct the ABL Collateral Agent or any holder of any ABL Debt Obligations to exercise any right, remedy or power with respect to any Primary ABL Collateral or (B) consent to the exercise by the ABL Collateral Agent or any holder of any ABL Debt Obligations of any right, remedy or power with respect to any Primary ABL Collateral;

  (5)
  will not institute any suit or assert in any suit or in any Insolvency or Liquidation Proceeding, any claim against the ABL Collateral Agent or any holder of any ABL Debt Obligations seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the ABL Collateral Agent nor any holders of any ABL Debt Obligations will be liable for, any action taken or omitted to be taken by the ABL Collateral Agent or such holders of ABL Debt Obligations with respect to any Primary ABL Collateral securing such ABL Debt Obligations;

  (6)
  will not seek, and will waive any right, to have any Primary ABL Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Primary ABL Collateral; and

  (7)
  will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the intercreditor agreement.

        The intercreditor agreement provides that, notwithstanding the foregoing, both before and during any Insolvency or Liquidation Proceeding, the collateral trustee and the holders of Priority Lien Obligations or Subordinated Lien Obligations may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against Stream or any Guarantor in accordance with applicable law; provided, that the collateral trustee and such holders of Priority Lien Obligations or Subordinated Lien Obligations may not take any of the actions described under clauses (1) through (7) above or prohibited by the provisions described in the first two paragraphs under the caption "—Agreements with Respect to Insolvency or Liquidation Proceedings;" provided that in the event that the collateral trustee or the holders of Priority Lien Obligations or Subordinated Lien Obligations becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Priority Lien Obligations or the Subordinated Lien Obligations, such judgment lien shall be subject to the terms of the intercreditor agreement for all purposes (including in relation to the ABL Debt Obligations) as the other liens securing the Priority Lien Obligations or the Subordinated Lien Obligations are subject to the intercreditor agreement.

        The intercreditor agreement provides that the ABL Collateral Agent and each holder of ABL Debt Obligations are subject to reciprocal provisions with respect to its rights in the Primary Notes Collateral and its ability to bring a suit against the collateral trustee or the holders of Priority Lien Obligations or Subordinated Lien Obligations as set forth in the two preceding paragraphs.

        The intercreditor agreement provides that if the collateral trustee or any holder of Priority Lien Obligations or Subordinated Lien Obligations obtains possession of any Primary ABL Collateral or realizes any proceeds or payment in respect of any Primary ABL Collateral, pursuant to the exercise of remedies under any security document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time prior to the Discharge of ABL Debt Obligations secured, or intended to be secured, by such Primary ABL Collateral, then it will hold such Primary ABL Collateral, proceeds or payment in trust for the ABL Collateral Agent and the holders of ABL Debt Obligations and transfer such Primary ABL Collateral, proceeds or payment, as the case may be, to the ABL Collateral Agent reasonably promptly after obtaining actual knowledge or notice from the ABL Collateral Agent or any holder of ABL Debt Obligations that it has possession of such Primary ABL Collateral, or proceeds or payment in respect thereof. The collateral trustee and each holder of Priority Lien Obligations and Subordinated Lien Obligations will further agree that if, at any time, it obtains actual knowledge or receives notice that all or part of any payment with respect to any ABL Debt Obligations previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the ABL Collateral Agent any payment received by it and then in its possession or under its direct or indirect control in respect of any such Primary ABL Collateral and shall promptly turn any such Primary ABL Collateral then held by it over to the ABL Collateral Agent, and the provisions set forth in the intercreditor agreement will be reinstated as if such payment had not been made, until the Discharge of ABL Debt Obligations. All junior priority Liens securing Priority Lien Obligations or Subordinated Lien Obligations will remain attached to and enforceable against all proceeds so held or remitted. The intercreditor agreement provides that the provisions described in this paragraph will not apply to any proceeds of Primary ABL Collateral realized in a transaction not prohibited by the ABL Debt Documents, the Priority Lien Documents and the Subordinated Lien Documents and as to which the possession or receipt thereof by the collateral trustee or other holder of Priority Lien Obligations or Subordinated Lien Obligations is otherwise permitted by the ABL Debt Documents, the Priority Lien Documents and the Subordinated Lien Documents. The intercreditor agreement provides that the ABL Collateral Agent will be subject to reciprocal limitations with respect to the Primary Notes Collateral and any proceeds or payments in respect of any Primary Notes Collateral.

Release of Liens

        The intercreditor agreement provides that the collateral trustee and each holder of Priority Lien Obligations and Subordinated Lien Obligations will agree that:

  (1)
  if the ABL Collateral Agent or the holders of ABL Debt Obligations release their Lien on any Primary ABL Collateral (other than a release of Liens governed by the provisions described in clause (2) below), the junior priority Lien on such Primary ABL Collateral securing the Priority Lien Obligations and any Subordinated Lien Obligations will terminate and be released automatically and without further action unless, at the time of such release, an Event of Default shall then have occurred and be continuing under the Priority Lien Documents or Subordinated Lien Documents; provided that any junior priority Lien on such Primary ABL Collateral securing the Priority Lien Obligations and any Subordinated Lien Obligations that would have otherwise been released and terminated pursuant to the provisions described in this clause (1) in the absence of an Event of Default will terminate and be released automatically and without further action when such Event of Default (and all other Events of Default under the Priority Lien Documents or Subordinated Lien Documents) cease to exist; and

  (2)
  in the event of a sale, transfer or other disposition of the Primary ABL Collateral (regardless of whether or not an Event of Default has occurred and is continuing under the Priority Lien Documents or Subordinated Lien Documents at the time of such sale, transfer or other disposition), the junior Liens on such Primary ABL Collateral securing the Priority Lien Obligations and any Subordinated Lien Obligations will terminate and be released automatically and without further action if the senior Liens securing the ABL Debt Obligations on such Primary ABL Collateral are released and if such sale, transfer or other disposition either (A) is then not prohibited by the Priority Lien Documents or Subordinated Lien Documents, or (B) occurs in connection with the foreclosure upon or other exercise of rights and remedies with respect to such Primary ABL Collateral; provided that such junior Liens on such Primary ABL Collateral securing the Priority Lien Obligations and any Subordinated Lien Obligations shall remain in place with respect to any proceeds of a sale, transfer or other disposition under the provisions described in this clause (2) that remain after the Discharge of ABL Debt Obligations.

        Notwithstanding the foregoing, in the event of the release of the ABL Collateral Agent's Liens on all or substantially all of the Primary ABL Collateral (other than when such release occurs in connection with the ABL Collateral Agent's foreclosure upon, or other exercise of rights and remedies with respect to, such Primary ABL Collateral), no release of the junior Liens on such Primary ABL Collateral securing the Priority Lien Obligations or the Subordinated Lien Obligations will be made unless (A) consent to release of such junior Liens has been given by the requisite percentage or number of the holders of Priority Lien Obligations and Subordinated Lien Obligations at the time outstanding, as provided for in the applicable Secured Debt Documents, and (B) Stream has delivered an Officers' Certificate to the ABL Collateral Agent and the collateral trustee certifying that all such consents have been obtained.

        The intercreditor agreement provides that, so long as the Discharge of ABL Debt Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Stream or any other Guarantor, in the event that proceeds are received in connection with the disposition of the Equity Interests of any Guarantor or a disposition of Collateral that directly or indirectly involves a combination of Primary ABL Collateral and Primary Notes Collateral, the portion of such proceeds that shall be deemed to be proceeds of Primary ABL Collateral consisting of accounts for purposes of the intercreditor agreement shall be that portion of such proceeds equal to the face value of each such account and such portion shall be delivered to the ABL Collateral Agent to be applied or further distributed by the ABL Collateral Agent to or on account of the ABL Debt Obligations in such order, if any, as specified in the relevant ABL Debt Documents. The intercreditor agreement further provides that, upon the Discharge of ABL Obligations, the ABL Collateral Agent shall deliver to the collateral trustee any Collateral and proceeds of Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements, to be applied by the collateral trustee to the Priority Lien Obligations in such order as specified in the security documents for Priority Lien Debt or as a court of competent jurisdiction may otherwise direct.

        The intercreditor agreement provides that the ABL Collateral Agent is subject to reciprocal provisions with respect to the release of Liens on Primary Notes Collateral securing ABL Debt Obligations.

Entry Upon Premises

        The intercreditor agreement provides that, if the ABL Collateral Agent takes any enforcement action with respect to the Primary ABL Collateral, the collateral trustee and each holder of Priority Lien Obligations and Subordinated Lien Obligations will:

  (1)
  reasonably cooperate with, and will not take any action to hinder or restrict in any respect, the ABL Collateral Agent in its efforts to enforce its security interest in the Primary ABL Collateral and to finish any work-in-process and assemble the Primary ABL Collateral; and

  (2)
  permit the ABL Collateral Agent, its employees, agents, advisers and representatives to enter upon and use the Primary Notes Collateral for a period not to exceed 180 days after the taking of such enforcement action for purposes specified in the intercreditor agreement.

        Notwithstanding the foregoing, nothing contained in the intercreditor agreement restricts the rights of the collateral trustee from selling, assigning or otherwise transferring any Primary Notes Collateral prior to the expiration of such 180-day period if the purchaser, assignee or transferee thereof agrees in a writing addressed to the ABL Collateral Agent to be bound by these provisions of the intercreditor agreement. If any stay or other order prohibiting the exercise of remedies with respect to the Primary ABL Collateral is entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. If the ABL Collateral Agent conducts a public auction or private sale of the Primary ABL Collateral at any of the real property included in the Primary Notes Collateral, the ABL Collateral Agent will provide the collateral trustee with reasonable notice and will use reasonable efforts to hold such auction or sale in a manner that would not unduly disrupt the collateral trustee's use of such real property during such time period.

Agreements With Respect to Insolvency or Liquidation Proceedings

        The intercreditor agreement provides that until the Discharge of ABL Debt Obligations has occurred, if Stream or any Guarantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Collateral Agent shall desire to permit the use of "Cash Collateral" (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Primary ABL Collateral or to permit Stream or any Guarantor to obtain financing, whether from the holders of the ABL Debt Obligations or any other person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law ("DIP

Financing") secured by a Lien on Primary ABL Collateral, then no holder of Priority Lien Obligations or Subordinated Lien Obligations will be entitled to raise (and will not raise or support any person in raising), but instead shall be deemed to have irrevocably and absolutely waived, any objection to, and shall not otherwise in any manner be entitled to oppose or will oppose or support any person in opposing, such Cash Collateral use or DIP Financing (including, except as expressly provided below, that the holders of Priority Lien Obligations and Subordinated Lien Obligations are entitled to adequate protection of their interest in the Collateral as a condition thereto) so long as such Cash Collateral use or DIP Financing meets the following requirements: (i) the collateral trustee and the other holders of Priority Lien Obligations and Subordinated Lien Obligations (if any) retain a Lien on the Collateral and, with respect to the Primary Notes Collateral, with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (ii) to the extent that the ABL Collateral Agent is granted adequate protection in the form of a Lien, the collateral trustee is permitted to seek a Lien (without objection from the ABL Collateral Agent or any holder of ABL Debt Obligations) on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding (so long as, with respect to Primary ABL Collateral, such Lien is junior to the Liens securing such DIP Financing and any other Liens in favor of the ABL Collateral Agent securing ABL Debt Obligations), (iii) the terms of the Cash Collateral use or the DIP Financing require that any Lien on the Primary Notes Collateral to secure such DIP Financing is subordinate to the Lien of the collateral trustee securing the Priority Lien Obligations with respect thereto and (iv) the terms of such DIP Financing or use of Cash Collateral do not require Stream or any Guarantor to seek approval for any plan of reorganization that is inconsistent with the intercreditor agreement. The intercreditor agreement further provides that the collateral trustee shall be required to subordinate and will subordinate its Liens in the Primary ABL Collateral to the Liens securing such DIP Financing (and all obligations relating thereto, including any "carve-out" granting administrative priority status or Lien priority to secure repayment of fees and expenses of professionals retained by any debtor or creditors' committee) and, consistent with the provisions described above in this paragraph, will not request adequate protection or any other relief in connection therewith (except as expressly described in clause (ii) above); provided, if the Liens securing the DIP Financing rank junior to the Liens securing the ABL Debt Obligations, the collateral trustee shall be required to subordinate its Liens in the Primary ABL Collateral to the Liens securing such DIP Financing. The intercreditor agreement further provides that (x) the collateral trustee on behalf of itself and the holders of Priority Lien Obligations and Subordinated Lien Obligations (if any) agrees that no such person shall provide to Stream or such Guarantor any DIP Financing to the extent that the collateral trustee or any holder of Priority Lien Obligations or Subordinated Lien Obligations (if any) would, in connection with such financing, be granted a Lien on the Primary ABL Collateral senior to or pari passu with the Liens of the ABL Collateral Agent and (y) the ABL Collateral Agent on behalf of itself and the holders of the ABL Debt Obligations, agrees that no such persons shall provide to Stream or such Guarantor any DIP Financing to the extent that the ABL Collateral Agent or any ABL Claimholder would, in connection with such financing, be granted a Lien on the Primary Notes Collateral senior to or pari passu with the Liens of the collateral trustee.

        The intercreditor agreement provides that the collateral trustee and each holder of Priority Lien Obligations or Subordinated Lien Obligations will not object to or oppose a sale or other disposition of any Primary ABL Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if (1) the ABL Collateral Agent or the requisite holders of ABL Debt Obligations shall have consented to such sale or disposition of such Primary ABL Collateral and (2) all junior Liens on the Primary ABL Collateral securing the Priority Lien Obligations and the Subordinated Lien Obligations shall attach to the proceeds of such sale in the same respective priorities as set forth in the intercreditor agreement with respect to the Primary ABL Collateral. The intercreditor agreement further provides that the collateral trustee and the holders of Priority Lien Obligations and Subordinated Lien Obligations will waive any claim that may be had against the ABL

Collateral Agent or any holder of ABL Debt Obligations arising out of any DIP Financing Liens (granted in a manner that is consistent with the intercreditor agreement) or administrative expense priority under Section 364 of the Bankruptcy Code. The intercreditor agreement further provides that the collateral trustee and the holders of Priority Lien Obligations or Subordinated Lien Obligations will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Primary ABL Collateral, and will not object to or contest (a) any request by the ABL Collateral Agent or any holder of ABL Debt Obligations for adequate protection or (b) any objection by the ABL Collateral Agent or any holder of ABL Debt Obligations to any motion, relief, action or proceeding based on the ABL Collateral Agent or any holder of ABL Debt Obligations claiming a lack of adequate protection, except that the collateral trustee and the holders of Priority Lien Obligations and Subordinated Lien Obligations:

  (1)
  may freely seek and obtain relief granting a junior Lien on Primary ABL Collateral co-extensive in all respects with (except as to ABL Foreign Collateral), but subordinated to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of the ABL Debt Obligations;

  (2)
  may freely vote on any plan of reorganization or similar dispositive restructuring plan; and

  (3)
  may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of ABL Debt Obligations.

        The intercreditor agreement provides for reciprocal limitations with respect to the rights of the ABL Collateral Agent and holders of ABL Debt Obligations to object to any sale or other disposition of any Primary Notes Collateral or to seek adequate protection based upon any interest in the Primary Notes Collateral.

        The intercreditor agreement additionally provides that the collateral trustee and each holder of Priority Lien Obligations or Subordinated Lien Obligations will waive any claim that may be had against the ABL Collateral Agent or any holder of any ABL Debt Obligations arising out of any election by the ABL Collateral Agent or any holder of ABL Debt Obligations in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

        Notwithstanding the foregoing, during an Insolvency or Liquidation Proceeding, the collateral trustee and the holders of Priority Lien Obligations and Subordinated Lien Obligations may take any actions and exercise any and all rights that would be available to a holder of unsecured claims; provided, that the collateral trustee and the holders of Priority Lien Obligations and Subordinated Lien Obligations may not take any of the actions specifically prohibited by the provisions described in the first two paragraphs of this section captioned "—Agreement With Respect to Insolvency or Liquidation Proceedings" or by clauses (1) through (7) under the caption "—No Interference; Payment Over; Reinstatement;" provided that in the event that the collateral trustee or any holder of Priority Lien Obligations or Subordinated Lien Obligations becomes a judgment lien creditor in respect of the Primary ABL Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Priority Lien Obligations or Subordinated Lien Obligations, such judgment lien shall be subject to the terms of the intercreditor agreement for all purposes (including in relation to the ABL Debt Obligations) as the other Liens securing the Priority Lien Obligations or Subordinated Lien Obligations are subject to the intercreditor agreement.

Notice Requirements and Procedural Provisions

        The intercreditor agreement also provides for various advance notice requirements and other procedural provisions typical for agreements of this type, including procedural provisions to allow any successor ABL Collateral Agent or other Secured Debt Representative to become a party to the intercreditor agreement (without the consent of any holder of ABL Debt Obligations, Priority Lien Obligations (including holders of the notes) or Subordinated Lien Obligations) upon the refinancing or replacement of the ABL Debt Obligations, Priority Lien Debt Obligations or any Subordinated Lien Debt Obligations as permitted by the applicable Secured Debt Documents.

The Collateral Trust Agreement

        On October 1, 2009, Stream and the Guarantors entered into a collateral trust agreement with the collateral trustee and the trustee. The collateral trust agreement set forth the terms on which the collateral trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all Liens on all Collateral owned by Stream or any Guarantor for the benefit of all present and future holders of Priority Lien Obligations and all future holders of Subordinated Lien Obligations (if any).

Enforcement of Liens

        If the collateral trustee at any time receives written notice stating that any event has occurred that constitutes a default under any Secured Debt Document entitling the collateral trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, it will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the collateral trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the collateral trustee's interests, rights, powers and remedies in respect of the Collateral or under the security documents or applicable law and, following the initiation of such exercise of remedies, the collateral trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders, in each case subject to the limitations set forth in the intercreditor agreement. Unless it has been directed to the contrary by an Act of Required Debtholders, the collateral trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the holders of Secured Obligations, subject in all cases to the limitations in the intercreditor agreement.

        Until the Discharge of Senior Obligations, the holders of the notes and the holders of other future Priority Lien Obligations will have, subject to the intercreditor agreement and the exceptions set forth below in clauses (1) through (4) and the provisions described below under the caption "—Provisions of the Indenture Relating to Security—Relative Rights," and subject to the rights of the holders of Permitted Prior Liens, the exclusive right to authorize and direct the collateral trustee with respect to the Collateral (including, without limitation, the exclusive right to authorize or direct the collateral trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral) and the provisions of the security documents relating thereto, and no Subordinated Lien Representative or holder of Subordinated Lien Obligations may authorize or direct the collateral trustee with respect to such matters. Notwithstanding the foregoing, the holders of Subordinated Lien Obligations may, subject to the rights of the holders of other Permitted Prior Liens and subject to the limitations set forth in the intercreditor agreement, direct the collateral trustee with respect to Collateral:

  (1)
  without any condition or restriction whatsoever, at any time after the Discharge of Senior Obligations;

  (2)
  as necessary to redeem any Collateral in a creditor's redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Senior Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Senior Obligations in the event of foreclosure or other enforcement of any Permitted Prior Lien;

  (3)
  as necessary to perfect or establish the priority (subject to the priority of the Liens securing Priority Lien Obligations, Liens securing ABL Debt Obligations and Permitted Prior Liens) of the Subordinated Liens upon any Collateral; provided that, unless otherwise agreed to by the collateral trustee in the security documents, the holders of Subordinated Lien Obligations may not require the collateral trustee to take any action to perfect any Subordinated Liens on any Collateral through possession or control; or

  (4)
  as necessary to create, prove, preserve or protect (but not enforce) the Subordinated Liens upon any Collateral.

        Subject to the intercreditor agreement and the provisions described below under the caption "—Provisions of the Indenture Relating to Security—Relative Rights," both before and during an Insolvency or Liquidation Proceeding until the Discharge of Senior Obligations, none of the holders of Subordinated Lien Obligations, the collateral trustee (unless acting pursuant to an Act of Required Debtholders) or any Subordinated Lien Representative will be permitted to:

  (1)
  request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the collateral trustee or the holders of Priority Lien Obligations in respect of the Priority Liens or to ABL Collateral Agent or the holders of ABL Debt Obligations in respect of their Liens securing ABL Debt Obligations or that would limit, invalidate, avoid or set aside any Priority Lien or Lien securing ABL Debt Obligations or subordinate the Priority Liens or Liens securing ABL Debt Obligations to the Subordinated Liens or grant the Subordinated Liens equal ranking to the Priority Liens or Liens securing ABL Debt Obligations;

  (2)
  oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens or Liens securing ABL Debt Obligations made by any holder of Priority Lien Obligations, any Priority Lien Representative, any holder of ABL Debt Obligations or the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations in any Insolvency or Liquidation Proceeding;

  (3)
  oppose or otherwise contest any lawful exercise by any holder of Priority Lien Obligations, any holder of ABL Debt Obligations, any Priority Lien Representative or the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations of the right to credit bid Priority Lien Debt or ABL Debt at any sale of Collateral in foreclosure of Priority Liens or Liens securing ABL Debt Obligations;

  (4)
  oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Lien Obligations, any holder of ABL Debt Obligations, any Priority Lien Representative or the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations or any Lien securing ABL Debt Obligations relating to the lawful enforcement of any Priority Lien; or

  (5)
  challenge the validity, enforceability, perfection or priority of the Priority Liens or Liens securing ABL Debt Obligations.

        Notwithstanding the foregoing and subject to the terms of the intercreditor agreement, both before and during an Insolvency or Liquidation Proceeding, the holders of Subordinated Lien Obligations or Subordinated Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against Stream or any Guarantor in accordance with applicable law; provided the applicable Secured Debt Documents will provide that no holder of Subordinated Lien Obligations or Subordinated Lien Representative will be permitted to take any action prohibited by the intercreditor agreement or any of the actions prohibited by the provisions described in clauses

(1) through (5) of the immediately preceding paragraph or in clauses (1) through (4) of the first paragraph or oppose or contest any order that it has agreed not to oppose or contest under the provisions described below under the caption "—Insolvency or Liquidation Proceedings."

        The collateral trust agreement provides that, at any time prior to the Discharge of Senior Obligations and after:

  (1)
  the commencement of any Insolvency or Liquidation Proceeding in respect of Stream or any Guarantor or

  (2)
  the collateral trustee and each Subordinated Lien Representative has received written notice from any Priority Lien Representative or the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations that:

  (a)
  any Series of Senior Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise), or

  (b)
  (i) the holders of Priority Liens securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Document to and desire to enforce any or all of the Priority Liens by reason of a default under such Priority Lien Documents, or (ii) the holders of Liens securing one or more Series of ABL Debt have become entitled under any ABL Debt Document to and desire to enforce any or all of the Liens securing ABL Debt Obligations by reason of a default under such ABL Debt Documents, no payment will be made from the proceeds of Collateral by Stream or any Guarantor to the collateral trustee (other than distributions to the collateral trustee for the benefit of the holders of Priority Lien Obligations or ABL Debt Obligations), any Subordinated Lien Representative or any holder of Subordinated Lien Obligations (including, without limitation, payments and prepayments made for application to Subordinated Lien Obligations).

        All proceeds of Primary Notes Collateral received by the collateral trustee, any Subordinated Lien Representative or any holder of Subordinated Lien Obligations in violation of the provisions described in the immediately preceding paragraph will be held by such Person for the account of (1) prior to the Discharge of Priority Lien Obligations, the holders of Priority Liens and remitted to any Priority Lien Representative upon demand by such Priority Lien Representative, and (2) thereafter, the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations and remitted to the ABL Collateral Agent or other representative upon demand. All proceeds of Primary ABL Collateral received by the collateral trustee, any Subordinated Lien Representative or any holder of Subordinated Lien Obligations in violation of the provisions described in the immediately preceding paragraph will be held by such Person for the account of (1) prior to the Discharge of ABL Debt Obligations, the ABL Collateral Agent or other representative with respect to any ABL

        Debt Obligations and remitted to the ABL Collateral Agent or other representative upon demand by the ABL Collateral Agent or other representative and (2) thereafter, the holders of Priority Liens and remitted to any Priority Lien Representative upon demand by such Priority Lien Representative. The Subordinated Liens will remain attached to and, subject to the provisions described under the caption "—Provisions of the Indenture Relating to Security—Ranking of Priority Liens," enforceable against all proceeds so held or remitted. All proceeds of Collateral received by the collateral trustee, any Subordinated Lien Representative or any holder of Subordinated Lien Obligations not in violation of the immediately preceding paragraph will be received by such Person free from the Priority Liens, Liens securing ABL Debt Obligations and all other Liens except Subordinated Liens and Permitted Prior Liens, subject to the provisions of the intercreditor agreement.

Waiver of Right of Marshalling

        The collateral trust agreement provides that, prior to the Discharge of Senior Obligations, subject to the intercreditor agreement, the holders of Subordinated Lien Obligations, each Subordinated Lien Representative and the collateral trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Priority Lien Obligations, the Priority Lien Representatives (in their capacity as priority lienholders), the holders of ABL Debt Obligations or the ABL Collateral Agent or other representatives with respect to any ABL Debt Obligations (in their capacity as priority lienholders) with respect to Collateral. Following the Discharge of Senior Obligations, the holders of Subordinated Lien Obligations and any Subordinated Lien Representative may assert their right under the Uniform Commercial Code or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Priority Lien Obligations and ABL Debt Obligations.

Insolvency or Liquidation Proceedings

        The collateral trust agreement provides that, subject to the terms of the intercreditor agreement, if in any Insolvency or Liquidation Proceeding and prior to the Discharge of Senior Obligations, the holders of Priority Lien Obligations or the holders of ABL Debt Obligations by an Authorizing Act consent to any order:

  (1)
  for use of cash collateral;

  (2)
  approving a debtor-in-possession financing secured by a Lien that is (A) if prior to the Discharge of Priority Lien Obligations, senior to or on a parity with all Priority Liens upon any property of the estate in such Insolvency or Liquidation Proceeding, and (B) if prior to the Discharge of ABL Debt Obligations, senior to or on a parity with all Liens securing ABL Debt Obligations upon any property of the estate in such Insolvency or Liquidation Proceeding;

  (3)
  granting any relief on account of Priority Lien Obligations or ABL Debt Obligations as adequate protection (or its equivalent) for the benefit of the holders of Priority Lien Obligations or ABL Debt Obligations in the Collateral; or

  (4)
  relating to a sale of assets of Stream or any Guarantor that provides, to the extent the Collateral sold is to be free and clear of Liens, that all Priority Liens, Liens securing ABL Debt Obligations and Subordinated Liens will attach to the proceeds of the sale;

then, the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives, in their capacity as holders or representatives of secured claims, will not oppose or otherwise contest the entry of such order, so long as none of the holders of Priority Lien Obligations, any Priority Lien Representative, the holders of ABL Debt Obligations or the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations in any respect opposes or otherwise contests any request made by the holders of Subordinated Lien Obligations or a Subordinated Lien Representative for the grant to the collateral trustee, for the benefit of the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Priority Lien Obligations or ABL Debt Obligations, co-extensive in all respects with (except as to ABL Foreign Collateral), but subordinated to, such Lien and all Priority Liens and Liens securing ABL Debt Obligations on such property.

        Notwithstanding the foregoing and subject to the terms of the intercreditor agreement, both before and during an Insolvency or Liquidation Proceeding, the holders of Subordinated Lien Obligations and the Subordinated Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of

Insolvency or Liquidation Proceedings against Stream or any Guarantor in accordance with applicable law; provided that the applicable Secured Debt Documents will provide that no holder of Subordinated Lien Obligations or Subordinated Lien Representative will be permitted to take any action prohibited by the intercreditor agreement or any of the actions prohibited by the provisions described in clauses (1) through (5) of the third paragraph under the caption "—Enforcement of Liens," or oppose or contest any order that it has agreed not to oppose or contest under the provisions described in clauses (1) through (4) of the immediately preceding paragraph.

        The holders of Subordinated Lien Obligations or any Subordinated Lien Representative will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Subordinated Liens, except that, subject to the provisions of the intercreditor agreement:

  (1)
  they may freely seek and obtain relief: (a) granting a junior Lien co-extensive in all respects with (except as to ABL Foreign Collateral), but subordinated to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Priority Lien Obligations or the holders of ABL Debt Obligations; or (b) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

  (2)
  they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Senior Obligations.

Order of Application

        The collateral trust agreement provides that if any Collateral is sold or otherwise realized upon by the collateral trustee in connection with any foreclosure, collection or other enforcement of Priority Liens granted to the collateral trustee in the security documents, the proceeds received by the collateral trustee from such foreclosure, collection or other enforcement will be distributed by the collateral trustee, subject to the provisions of the intercreditor agreement, in the following order of application:

  FIRST, to the payment of all amounts payable under the collateral trust agreement on account of the collateral trustee's fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the collateral trustee or any co-trustee or agent of the collateral trustee in connection with any security document;

  SECOND, to the repayment of Indebtedness and other obligations, other than Secured Debt, secured by a Permitted Prior Lien on the Collateral sold or realized upon, to the extent that such other Indebtedness or obligation is to be discharged in connection with such sale or other realization;

  THIRD, to the respective Priority Lien Representatives for application to the payment of all outstanding notes and other Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the Priority Lien Documents in an amount sufficient to pay in full in cash all outstanding notes and other Priority Lien Debt and all other Priority Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt);

  FOURTH, to the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations for the application to the payment of all outstanding ABL Debt Obligations that are then due and payable in an amount sufficient to pay in full in cash all outstanding ABL Debt and all other ABL Debt Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the ABL Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable ABL Debt Document) of all outstanding letters of credit constituting ABL Debt);

  FIFTH, to the respective Subordinated Lien Representatives for application to the payment of all outstanding Subordinated Lien Debt and any other Subordinated Lien Obligations that are then due and payable in such order as may be provided in the Subordinated Lien Documents in an amount sufficient to pay in full in cash all outstanding Subordinated Lien Debt and all other Subordinated Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Subordinated Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Subordinated Lien Document) of all outstanding letters of credit, if any, constituting Subordinated Lien Debt); and

  SIXTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to Stream or the applicable Guarantor, as the case may be, or its successors or assigns, or as a court of competent jurisdiction may direct.

        If any Subordinated Lien Representative or any holder of a Subordinated Lien Obligation collects or receives any proceeds with respect to Subordinated Lien Obligations of such foreclosure, collection or other enforcement that should have been applied to the payment of the Priority Lien Obligations or ABL Debt Obligations in accordance with the provisions described in the immediately preceding paragraph, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Subordinated Lien Representative or such holder of a Subordinated Lien Obligation, as the case may be, will forthwith deliver the same to the collateral trustee, for the account of the holders of the Priority Lien Obligations, the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations for the account of the holders of ABL Debt Obligations or other obligations secured by a Permitted Prior Lien, to be applied in accordance with the provisions described in the immediately preceding paragraph.

        Until so delivered, such proceeds will be held by that Subordinated Lien Representative or that holder of a Subordinated Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations, the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations for the account of the holders of ABL Debt Obligations and other obligations secured by a Permitted Prior Lien. These provisions will not apply to payments received by any holder of Subordinated Lien Obligations if such payments are not proceeds of realization upon Collateral.

        The provisions described above under the caption "—Order of Application" are intended for the benefit of, and will be enforceable by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative and the collateral trustee, as holder of Priority Liens and Subordinated Liens, and each present and future ABL Collateral Agent or other representative in connection with any ABL Debt Obligations, in each case, as a third party beneficiary. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Lien Sharing and Priority Confirmation to the collateral trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.

        The Collateral has not been appraised in connection with the offering of the notes. The fair market value of the Collateral is subject to fluctuations, based on factors that include, among others, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, Stream cannot assure you that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay its obligations under the notes. If the proceeds of any of the Collateral were not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of Stream and the Guarantors. See "Risk Factors—Risks Related to the Notes—The value of the collateral securing the notes may not be sufficient to satisfy our obligations under the notes" in this prospectus.

Release of Liens on Collateral

        The collateral trust agreement provides that the collateral trustee's (but not the ABL Collateral Agent's) Liens on the Collateral will be released:

  (1)
  in whole, upon (a) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged and (b) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

  (2)
  as to any Collateral that is sold, transferred or otherwise disposed of by Stream or any Guarantor (including indirectly, by way of a sale or other disposition of Capital Stock of a Guarantor) to a Person that is not (either before or after such sale, transfer or disposition) Stream or a Restricted Subsidiary of Stream in a transaction or other circumstance that is not prohibited by either the "Asset Sale" provisions of the indenture or by the terms of any applicable Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the collateral trustee's Liens upon the Collateral will not be released if the sale or disposition is subject to the covenant described below under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets;"

  (3)
  upon completion of any Asset Sale Offer conducted in compliance with the provision of the indenture described below under the caption "—Repurchase at the Option of Holders—Asset Sales," to the extent any Net Proceeds constituted Excess Proceeds with respect to such Asset Sale Offer and remain unexpended following the consummation of such Asset Sale Offer;

  (4)
  as to less than all or substantially all of the Collateral, if consent to the release of all Priority Liens (or, at any time after the Discharge of Priority Lien Obligations, consent to the release of all Subordinated Liens) on such Collateral has been given by an Act of Required Debtholders;

  (5)
  as to all or substantially all of the Collateral, if (a) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (b) Stream has delivered an Officers' Certificate to the collateral trustee certifying that all such necessary consents have been obtained; or

  (6)
  if and to the extent required by the provisions of the intercreditor agreement described above under the caption "—The Intercreditor Agreement—Release of Liens," and, in each such case, upon request of Stream, the collateral trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver evidence of such release to Stream; provided, however, to the extent Stream requests the collateral trustee to deliver evidence of the release of Collateral in accordance with this paragraph, Stream will deliver to the collateral trustee an Officers' Certificate to the effect that such release of Collateral pursuant to the provisions described in this paragraph did not violate the terms of any applicable Secured Debt Document.

        The security documents provide that the Liens securing the Secured Debt will extend to the proceeds of any sale of Collateral. As a result, the collateral trustee's Liens will apply to the proceeds of any such Collateral received in connection with any sale or other disposition of assets described in the immediately preceding paragraph, subject to the provisions of the intercreditor agreement.

Release of Liens in Respect of Notes

        The indenture and the collateral trust agreement provide that the collateral trustee's Liens upon the Collateral will no longer secure the outstanding notes under the indenture or any other Obligations under the indenture, and the right of the holders of the notes and such Obligations to the benefits and proceeds of the collateral trustee's Liens on the Collateral will terminate and be discharged:

  (1)
  upon satisfaction and discharge of the indenture as described under the caption "—Satisfaction and Discharge;"

  (2)
  upon a Legal Defeasance or Covenant Defeasance of the notes as described under the caption "—Legal Defeasance and Covenant Defeasance;"

  (3)
  upon payment in full and discharge of all outstanding notes under the indenture and all Obligations that are outstanding, due and payable under the indenture at the time the notes are paid in full and discharged;

  (4)
  in whole or in part, with the consent of the holders of the requisite percentage of notes in accordance with the provisions described below under the caption "—Amendment, Supplement and Waiver;" or

  (5)
  if and to the extent required by the provisions of the intercreditor agreement described above under the caption "—The Intercreditor Agreement—Release of Liens."

Amendment of Security Documents

        The collateral trust agreement provides that:

  (1)
  no amendment or supplement to the provisions of any security document will be effective without the approval of the collateral trustee acting as directed by an Act of Required Debtholders, except that any amendment or supplement that has the effect solely of (a) adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the collateral trustee therein; (b) curing any ambiguity, defect or inconsistency; (c) providing for the assumption of Stream's or any Guarantor's obligations under any security document in the case of a merger or consolidation or sale of all or substantially all of the assets of Stream or such Guarantor, as applicable; or (d) making any change that would provide any additional rights or benefits to the holders of Subordinated Lien Obligations, the holders of Priority Lien Obligations, the Secured Debt Representatives or the collateral trustee or that does not adversely affect the legal rights under the indenture or any other Secured Debt Document of any holder of notes, any holder of Subordinated Lien Obligations, any holder of Priority Lien Obligations or the collateral trustee, will, in each case, become effective when executed and delivered by Stream and any applicable Guarantor party thereto and the collateral trustee;

  (2)
  no amendment or supplement to the provisions of any security document that

  (a)
  reduces, impairs or adversely affects the right of any holder of Secured Obligations:

  (i)
  to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders or direction by the Required Priority Lien Debtholders,

  (ii)
  to share in the order of application described above under "—Order of Application" in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described above under "—Release of Liens on Collateral," or

  (iii)
  to require that Liens securing Secured Obligations be released only as set forth in the provisions described above under the caption "—Release of Liens on Collateral," or

  (b)
  amends the provisions described in this clause (2) or the definition of "Act of Required Debtholders," "Required Priority Lien Debtholders" or "Required Subordinated Lien Debtholders," will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Document; and

  (3)
  no amendment or supplement to the provisions of any security document that imposes any obligation upon the collateral trustee or any Secured Debt Representative or adversely affects the rights of the collateral trustee or any Secured Debt Representative, in its individual capacity as such will become effective without the consent of the collateral trustee or such Secured Debt Representative, as applicable.

        Any amendment or supplement to the provisions of the security documents that releases Collateral will be effective only if consent to such release is granted in accordance with the applicable Secured Debt Document for each Series of Secured Debt that is required to consent to the release of the collateral trustee's liens on such Collateral as described above under the caption "—Release of Liens on Collateral." Any amendment or supplement that results in the collateral trustee's Liens upon the Collateral no longer securing the notes and all related note Obligations under the indenture may only be effected in accordance with the provisions described above under the caption "—Release of Liens in Respect of Notes."

        The collateral trust agreement provides that, notwithstanding anything to the contrary in the provisions described under the caption "—Amendment of Security Documents," but subject to the provisions described in clauses (2) and (3) of the first paragraph under that caption, any amendment or waiver of, or any consent under, any provision of the collateral trust agreement or any other security document that secures Priority Lien Obligations will apply automatically to any comparable provision of any comparable Subordinated Lien Document without the consent of or notice to any holder of Subordinated Lien Obligations and without any action by Stream or any Guarantor or any holder of notes or other Priority Lien Obligations or other Subordinated Lien Obligations.

Voting

        In connection with any matter under the collateral trust agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each applicable Series of Secured Debt will vote the total amount of Secured Debt under that Series of Secured Debt as a block in respect of any vote under the collateral trust agreement.

Provisions of the Indenture Relating to Security

Equal and Ratable Sharing of Collateral by Holders of Priority Lien Debt

        The indenture provides that, notwithstanding:

  (1)
  anything to the contrary contained in the security documents;

  (2)
  the time of incurrence of any Series of Priority Lien Debt;

  (3)
  the order or method of attachment or perfection of any Liens securing any Series of Priority Lien Debt;

  (4)
  the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Liens securing any Series of Priority Lien Debt;

  (5)
  the time of taking possession or control over any Liens securing any Series of Priority Lien Debt;

  (6)
  that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

  (7)
  the rules for determining priority under any law governing relative priorities of Liens,

all Priority Liens granted at any time by Stream or any Guarantor will secure, equally and ratably, all present and future Priority Lien Obligations.

        The provisions described in the immediately preceding paragraph are intended for the benefit of, and will be enforceable by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Representative and the collateral trustee, as holder of Priority Liens, in each case, as a third party beneficiary. The Priority Lien Representative of each future Series of Priority Lien Debt will be required to deliver a Lien Sharing and Priority Confirmation to the collateral trustee and the trustee at the time of incurrence of such Series of Priority Lien Debt.

Ranking of Priority Liens

        The indenture requires the Subordinated Lien Documents, if any, to provide that, notwithstanding:

  (1)
  anything to the contrary contained in the security documents;

  (2)
  the time of incurrence of any Series of Secured Debt;

  (3)
  the order or method of attachment or perfection of any Liens securing any Series of Secured Debt;

  (4)
  the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral;

  (5)
  the time of taking possession or control over any Collateral;

  (6)
  that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

  (7)
  the rules for determining priority under any law governing relative priorities of Liens,

all Subordinated Liens at any time granted by Stream or any Guarantor will be subject and subordinate to all Priority Liens securing Priority Lien Obligations and all Liens securing ABL Debt Obligations, in each case in accordance with the provisions of the intercreditor agreement.

        The indenture also requires the Subordinated Lien Documents, if any, to provide that the provisions described in the foregoing clauses (1) through (7) are intended for the benefit of, and will be enforceable by, each present and future holder of Priority Lien Obligations and ABL Debt Obligations, each present and future Priority Lien Representative, the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations and the collateral trustee as holder of Priority Liens, in each case, as a third party beneficiary. The Subordinated Lien Representative of each future Series of Subordinated Lien Debt will be required to deliver a Lien Sharing and Priority Confirmation to the collateral trustee, the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations and each Priority Lien Representative at the time of incurrence of such Series of Subordinated Lien Debt.

Relative Rights

        Nothing in the note documents:

  (1)
  impairs, as between Stream and the holders of the notes, the obligation of Stream to pay principal, interest, premium, if any, or Special Interest, if any, on the notes in accordance with their terms or any other obligation of Stream or any Guarantor under the note documents;

  (2)
  affects the relative rights of holders of notes as against any other creditors of Stream or any Guarantor (other than holders of Subordinated Liens, Liens securing ABL Debt Obligations, Permitted Prior Liens or other Priority Liens);

  (3)
  restricts the right of any holder of notes to sue for payments that are then due and owing (but not the right to enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions described above under the captions (a) "—The Intercreditor Agreement—Limitation on Enforcement of Remedies," (b) "—The Intercreditor Agreement—No Interference; Payment Over; Reinstatement," (c) "—The Intercreditor Agreement—Agreements With Respect to Insolvency or Liquidation Proceedings," (d) "—The Collateral Trust Agreement—Enforcement of Liens" or (e) "—The Collateral Trust Agreement—Insolvency or Liquidation Proceedings");

  (4)
  restricts or prevents any holder of notes or other Priority Lien Obligations, the collateral trustee or any other Person from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the provisions described above under the captions (a) "—The Intercreditor Agreement—Limitation on Enforcement of Remedies," (b) "—The Intercreditor Agreement—No Interference; Payment Over; Reinstatement," (c) "—The Intercreditor Agreement—Agreements With Respect to Insolvency or Liquidation Proceedings," (d) "—The Collateral Trust Agreement—Enforcement of Liens" or (e) "—The Collateral Trust Agreement—Insolvency or Liquidation Proceedings;" or

  (5)
  restricts or prevents any holder of notes or other Priority Lien Obligations, the trustee, the collateral trustee or any other Person from taking any lawful action in an Insolvency or Liquidation Proceeding not specifically restricted or prohibited by the provisions described above under the captions (a) "—The Intercreditor Agreement—Agreements With Respect to Insolvency or Liquidation Proceedings," (b) "—The Collateral Trust Agreement—Enforcement of Liens" or (c) "—The Collateral Trust Agreement—Insolvency or Liquidation Proceedings."

Further Assurances

        The indenture and the security documents provide that Stream and each of the Guarantors will do or cause to be done all acts and things that may be reasonably required, or that the collateral trustee from time to time may reasonably request, to assure and confirm that the collateral trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the notes are issued), in each case, (i) as contemplated by, and with the Lien priority required under, the Secured Debt Documents, and (ii) subject to the provisions of the intercreditor agreement.

        Upon the reasonable request of the collateral trustee or any Secured Debt Representative at any time and from time to time, Stream and each of the Guarantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the collateral trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Obligations, subject to the provisions of the intercreditor agreement.

Compliance with the Trust Indenture Act

        The indenture requires Stream to comply with the provisions of TIA §314. To the extent applicable, Stream will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the security documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of Stream except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the trustee.

        Notwithstanding anything to the contrary in the preceding paragraph, Stream will not be required to comply with all or any portion of TIA §314(d) if Stream determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to released Collateral. Stream and the Guarantors may, subject to the provisions of the indenture, among other things, without any release or consent by the collateral trustee or any holder of Priority Lien Obligations, conduct ordinary course activities with respect to the Collateral.

Mandatory Redemption

        Stream is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Optional Redemption

        At any time prior to October 1, 2012, Stream may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of notes issued under the indenture (including any additional notes), upon not less than 30 nor more than 60 days' notice, at a redemption price equal to % of the principal amount thereof, plus accrued and unpaid interest and Special Interest (if any) thereon to the applicable redemption date (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering by Stream or a contribution to Stream's common equity capital made with the net cash proceeds of a concurrent Equity Offering by Stream's direct or indirect parent; provided that:

  (1)
  at least 65% of the aggregate principal amount of notes issued under the indenture (including any additional notes, but excluding notes held by Stream and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Qualified Equity Offering.

        At any time prior to October 1, 2012, Stream may, on any one or more occasions, redeem all or a part of the notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest (if any) to, the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        In addition, at any time and from time to time prior to October 1, 2012, but not more than once in any twelve-month period, Stream may redeem, in the aggregate, up to 10% of the original aggregate principal amount of notes issued under the indenture at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest and Special Interest (if any) to the applicable redemption date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        Except pursuant to the three preceding paragraphs, the notes will not be redeemable at Stream's option prior to October 1, 2012.

        On or after October 1, 2012, Stream may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, thereon, to the applicable redemption date, if redeemed during the 12-month period beginning on October 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2012	105.625%
2013 and thereafter	100.000%

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under "—Book-Entry, Delivery and Form," based on a method that most nearly approximates a pro rata selection as the trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

        No notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless Stream defaults in the payment of the redemption price, interest ceases to accrue on notes or portions of them called for redemption.

        Stream may acquire notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the indenture.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, each holder of notes will have the right to require Stream to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Stream will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Special Interest (if any) thereon, to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, Stream will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Stream will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Stream will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        On the Change of Control Payment Date, Stream will, to the extent lawful:

  (1)
  accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions thereof being purchased by Stream.

        The paying agent will promptly mail or wire transfer to each holder of notes properly tendered and so accepted the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date. Stream will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require Stream to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Stream repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        Stream will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Stream and purchases all notes properly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption has been given for all of the notes pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        The ABL Credit Facility provides that certain change of control events will constitute a default under the ABL Credit Facility. Credit agreements that Stream enters into in the future may contain similar provisions. Such defaults could result in amounts outstanding under the ABL Credit Facility and such other agreements being declared immediately due and payable or lending commitments being terminated. Additionally, Stream's ability to pay cash to holders of notes following the occurrence of a Change of Control may be limited by their then existing financial resources; sufficient funds may not be available to Stream when necessary to make any required repurchases of notes. See "Risk Factors—Risks Related to the Exchange Notes—We may not be able to fulfill our repurchase obligations with respect to the notes upon a change of control or an asset sale" in this prospectus.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Stream and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Stream to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Stream and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

        Stream will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  Stream (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2)
  at least 75% of the consideration therefor received by Stream or such Restricted Subsidiary is in the form of cash or Cash Equivalents or a combination of cash and Cash Equivalents; provided that, for purposes of this provision, each of the following shall be deemed to be cash:

  (a)
  any liabilities (as shown on Stream's or such Restricted Subsidiary's most recent balance sheet), of Stream or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is a Subordinated Lien Obligation, Indebtedness of Stream or any Guarantor that is unsecured or, by its terms, contractually subordinated in right of payment to the notes or any Note Guarantee and liabilities to the extent owed to Stream or any Restricted Subsidiary of Stream) that are assumed by the transferee of any such assets pursuant to an agreement that releases Stream or such Restricted Subsidiary, as the case may be, from or indemnifies them against further liability;

    (b)
    any securities, notes or other obligations received by Stream or any such Restricted Subsidiary, as the case may be, from such transferee that are converted by Stream or such Restricted Subsidiary into cash or Cash Equivalents within 180 days after consummation of such Asset Sale (to the extent of the cash or Cash Equivalents received in that conversion); and

    (c)
    in the case of an Asset Sale that constitutes a Sale of Primary Notes Collateral or a Sale of a Guarantor, any stock or assets of the kind referred to in clauses (1) or (2) of the third paragraph of this covenant and, in the case of any other Asset Sale, any stock or assets of the kind referred to in clauses (4) or (6) of the next paragraph of this covenant; and

  (3)
  in the case of an Asset Sale that constitutes a Sale of Primary Notes Collateral, Stream deposits the Net Proceeds therefrom as collateral in a segregated account or accounts (each, a "Collateral Proceeds Account") held by or under the control of (for purposes of the Uniform Commercial Code) the collateral trustee or its agent to secure all Secured Obligations pursuant to arrangements reasonably satisfactory to the collateral trustee; provided that no such deposit will be required except to the extent the aggregate Net Proceeds from all Sales of Primary Notes Collateral received in any calendar year that are not held in a Collateral Proceeds Account and have not previously been applied in accordance with the provisions described in the next succeeding paragraph exceeds $2.0 million.

        For purposes of this section under the caption "—Asset Sales," in the event of any Sale of a Guarantor, the applicable Guarantor will be deemed to have engaged in a sale of the assets of such Guarantor and its Subsidiaries that are Guarantors (including, in the case of the portion of the Net Proceeds therefrom allocable to the Primary Notes Collateral under the definition of "Net Proceeds," a Sale of Primary Notes Collateral).

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale other than a Sale of Primary Notes Collateral, Stream or such Restricted Subsidiary may apply such Net Proceeds at its option:

  (1)
  to repay, repurchase or redeem Priority Lien Obligations (including Obligations under the notes) or ABL Debt Obligations;

  (2)
  to repay any Indebtedness secured by a Permitted Prior Lien;

  (3)
  to repay Indebtedness and other obligations of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to Stream or another Restricted Subsidiary;

  (4)
  to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Stream;

  (5)
  to make a capital expenditure;

  (6)
  to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

  (7)
  any combination of the foregoing;

provided that Stream and its Restricted Subsidiaries will be deemed to have complied with the provision described in clauses (4) and (6) of this paragraph if and to the extent that, within 365 days after the

Asset Sale that generated the Net Proceeds, Stream (or one or more of its Restricted Subsidiaries) has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Permitted Business or acquire such assets in compliance with the provision described in clauses (4) and/or (6) of this paragraph, and that acquisition is thereafter completed within 90 days after the end of such 365-day period. Pending the final application of any such Net Proceeds, Stream (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale that constitutes a Sale of Primary Notes Collateral, Stream (or the applicable Restricted Subsidiary, as the case may be) may apply an amount equal to such Net Proceeds:

  (1)
  to purchase other assets that would constitute Primary Notes Collateral;

  (2)
  to purchase Capital Stock of another Permitted Business if, after giving effect to such purchase, the Permitted Business becomes a Guarantor or is merged into or consolidated with Stream or any Guarantor;

  (3)
  to make a capital expenditure with respect to assets that constitute Primary Notes Collateral;

  (4)
  to repay Indebtedness secured by a Permitted Prior Lien on any Primary Notes Collateral that was sold in such Asset Sale; or

  (5)
  any combination of the foregoing;

provided that Stream and its Restricted Subsidiaries will be deemed to have complied with the provision described in clauses (1) and (2) of this paragraph if, and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, Stream (or one or more of its Restricted Subsidiaries) has entered into and not abandoned or rejected a binding agreement to purchase assets that constitute Primary Notes Collateral or Capital Stock of another Permitted Business in compliance with the provisions described in clauses (1) and/or (2) of this paragraph, and that purchase is thereafter completed within 90 days after the end of such 365-day period.

        Any Net Proceeds from Asset Sales that are not applied or invested as described in the two preceding paragraphs will constitute "Excess Proceeds." Within 10 days after the aggregate amount of Excess Proceeds (including any Excess Proceeds held in the Collateral Proceeds Account) exceeds $10.0 million, Stream will make an Asset Sale Offer to all holders of notes and all holders of other Priority Lien Debt containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, to purchase, prepay or redeem the maximum principal amount of notes and such other Priority Lien Debt that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price for the notes and any other Priority Lien Debt in any Asset Sale Offer will be equal to 100% of the principal amount of the notes and such other Priority Lien Debt purchased, plus accrued and unpaid interest and Special Interest (if any) on the notes and any other Priority Lien Debt to the date of purchase (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date), and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Stream may use such Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and such other Priority Lien Debt tendered into (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds (including any Excess Proceeds held in the Collateral Proceeds Account), the notes and such other Priority Lien Debt shall be purchased on a pro rata basis based on the principal amount of notes and such other Priority Lien Debt tendered or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        The ABL Credit Facility provides that certain asset sales will constitute a default under the ABL Credit Facility. Credit agreements that Stream enters into in the future may contain similar provisions. Such defaults could result in amounts outstanding under the ABL Credit Facility and such other agreements being declared immediately due and payable or lending commitments being terminated. Additionally, Stream's ability to pay cash to holders of notes following the occurrence of an Asset Sale may be limited by their then existing financial resources; sufficient funds may not be available to Stream when necessary to make any required repurchases of notes. See "Risk Factors—Risks Related to the Notes—We may not be able to fulfill our repurchase obligations with respect to the notes upon a change of control or an asset sale" in this prospectus.

        Stream will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Stream will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

Certain Covenants

Restricted Payments

  (A)
  Stream will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of Stream's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Stream or any of its Restricted Subsidiaries) or to the direct or indirect holders of Stream's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of Stream and other than dividends, payments or distributions payable to Stream or a Restricted Subsidiary of Stream);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Stream) any Equity Interests of Stream or any direct or indirect parent of Stream;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Lien Debt or any Indebtedness of Stream or any Guarantor that is unsecured or contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Stream and any of its Restricted Subsidiaries), except payments of interest or principal at the Stated Maturity thereof; or

  (4)
  make any Restricted Investment

    (all such restricted payments and other restricted actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

    (1)
    no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

    (2)
    Stream would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;" and

    (3)
    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Stream and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by the provisions described in clauses (2) through (12) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

    (a)
    50% of the Consolidated Net Income of Stream for the period (taken as one accounting period) from the beginning of the first fiscal quarter beginning after the date of the indenture to the end of Stream's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

    (b)
    100% of the aggregate net cash proceeds and the Fair Market Value of assets other than cash received by Stream since the date of the indenture as a contribution to its equity capital or from the issue or sale of Equity Interests of Stream (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Stream that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Stream), plus

    (c)
    to the extent that any Restricted Investment that was made after the date of the indenture is (a) sold for cash or otherwise cancelled, liquidated or repaid for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of Stream, the amount of cash received upon repayment or sale; plus

    (d)
    to the extent that any Unrestricted Subsidiary of Stream designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the Fair Market Value of Stream's Restricted Investment in such Subsidiary as of the date of such redesignation or (ii) the aggregate amount of Restricted Investments of Stream and its Restricted Subsidiaries in such Subsidiary at or subsequent to the time that such Subsidiary was designated an Unrestricted Subsidiary; plus

    (e)
    100% of any dividends received in cash by Stream or a Restricted Subsidiary of Stream that is a Guarantor after the date of the indenture from an Unrestricted Subsidiary of Stream, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Stream for such period.

        As of March 31, 2013, there is no availability for Restricted Payments pursuant to the foregoing clause (3). Such amount, if any, is in addition to amounts available for Restricted Payments under clause (12) of the next succeeding paragraph.

  (B)
  The preceding provisions do not prohibit:

  (1)
  the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, such dividend or redemption would have complied with the provisions of the indenture;

  (2)
  the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of substantially concurrent contributions to the equity capital of Stream or a substantially concurrent sale (other than to a Subsidiary of Stream) of, Equity Interests of Stream (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from the amounts described in clause (3)(b) of the preceding paragraph (A) and in clause (5) of this paragraph (B);

    (3)
    the payment, defeasance, redemption, repurchase, retirement or other acquisition of Indebtedness of Stream or any Guarantor that is unsecured or contractually subordinated to the notes or to any Note Guarantee or any Subordinated Lien Debt or any Disqualified Stock of Stream or any Restricted Subsidiary thereof in exchange for, or out of the net cash proceeds from, a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

    (4)
    the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Stream to the holders of its Equity Interests on a pro rata basis;

    (5)
    the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Stream or any Restricted Subsidiary of Stream held by any current or former officer, director or employee of Stream or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any twelve-month period; provided further, that Stream may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, any unutilized capacity under this clause (5) attributable to the immediately preceding twelve-month period; provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed the cash proceeds from the sale of Equity Interests of Stream (other than Disqualified Stock) and, to the extent contributed to Stream as common equity capital, the cash proceeds from the sale of Equity Interests of any of Stream's direct or indirect parent companies, in each case to members of management, directors or consultants of Stream, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the date of the indenture to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to clause (3)(b) of the preceding paragraph (A) or clause (2) of this paragraph (B); and in addition, cancellation of Indebtedness owing to Stream from any current or former officer, director or employee (or any permitted transferees thereof) of Stream or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of Stream from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the indenture;

    (6)
    the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants if such Equity Interests represents all or a portion of the exercise price thereof;

    (7)
    so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Stream or any preferred stock of any Restricted Subsidiary of Stream issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;"

    (8)
    the repayment, repurchase or redemption and retirement of the Indebtedness described in the 2009 Offering Circular under the caption "Use of Proceeds" and any payments on the date of the indenture necessary to consummate the Combination as described in the 2009 Offering Circular;

    (9)
    the distribution, as a dividend or otherwise, of Equity Interests of any Unrestricted Subsidiary;

    (10)
    so long as no Default or Event of Default has occurred and is continuing, within 120 days after completion of any offer to repurchase notes pursuant to the covenant described above under the captions "—Repurchase at the Option of Holders—Asset Sales" or "—Repurchase at the Option of Holders—Change of Control" (including the purchase of all notes tendered), any purchase or redemption of any Subordinated Lien Debt or any Indebtedness of Stream or any Guarantor that is unsecured or contractually subordinated to the notes or to any Note Guarantee, in each case, that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale or such Change of Control;

    (11)
    so long as no Default or Event of Default has occurred and is continuing, the repurchase of warrants outstanding on the date of the indenture in an amount not to exceed $10.0 million; and

    (12)
    so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an amount which, taken together with all other Restricted Payments made pursuant to the provision described in this clause (12), do not exceed $15.0 million.

        The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Stream or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Preferred Stock

        Stream will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Stream will not issue any Disqualified Stock and Stream will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that Stream may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Guarantor may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for Stream's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant does not prohibit the incurrence or issuance of any of the following (collectively, "Permitted Debt"):

  (1)
  Indebtedness of Stream or any Restricted Subsidiary under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Stream and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $100.0 million and (b) the amount of the Borrowing Base as of the date of such incurrence;

  (2)
  Existing Indebtedness;

  (3)
  the initial 144A notes and the related Note Guarantees issued on the date of the indenture, the initial exchange notes and the related Note Guarantees exchange notes and the related Note Guarantees issued pursuant to the 2009 registration rights agreement;

  (4)
  Indebtedness of Stream or any of its Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Stream or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed as of the date of incurrence the greater of (a) $35.0 million and (b) 12.5% of Stream's Consolidated Net Tangible Assets;

  (5)
  Permitted Refinancing Indebtedness incurred by Stream or any of its Restricted Subsidiaries in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the provisions described in first paragraph under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" or clauses (2), (3), (5) or (14) of this paragraph;

  (6)
  intercompany Indebtedness between or among Stream or any of its Restricted Subsidiaries and owing to and held by Stream or any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if Stream or any Guarantor is the obligor on such Indebtedness and the payee is not Stream or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of Stream, or the Note Guarantee, in the case of a Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Stream or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Stream or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Stream or such Restricted Subsidiary, as the case may be, that was not permitted by the provision described in this clause (6);

  (7)
  shares of preferred stock issued by any of Stream's Restricted Subsidiaries to Stream or to any of its Restricted Subsidiaries; provided, however, that:

  (a)
  any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Stream or a Restricted Subsidiary of Stream; and

  (b)
  any sale or other transfer of any such preferred stock to a Person that is not either Stream or a Restricted Subsidiary of Stream, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

  (8)
  Hedging Obligations incurred by Stream or any of its Restricted Subsidiaries in the ordinary course of business;

  (9)
  the Guarantee by Stream or any of the Guarantors of Indebtedness of Stream or a Restricted Subsidiary of Stream and the Guarantee by a Foreign Subsidiary of Indebtedness of another Foreign Subsidiary, in each case, that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

  (10)
  the incurrence by Stream or any Restricted Subsidiary of Indebtedness evidenced by letters of credit issued in the ordinary course of business to secure workers' compensation and other insurance coverage;

  (11)
  Indebtedness of Stream or any of its Restricted Subsidiaries in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds in the ordinary course of business;

  (12)
  Indebtedness of Stream or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

  (13)
  Indebtedness arising from agreements of Stream or a Restricted Subsidiary providing for indemnification, contribution, adjustment of purchase price, earn out or similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of Stream or any Restricted Subsidiary or Capital Stock of a Restricted Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness incurred pursuant to this clause (13) shall at no time exceed the gross proceeds actually received by Stream and its Restricted Subsidiaries in connection with such dispositions;

  (14)
  Indebtedness of Persons that are acquired by Stream or any Restricted Subsidiary or merged into Stream or a Restricted Subsidiary in accordance with the terms of the indenture; provided that (a) such Indebtedness is not incurred in contemplation of such acquisition or merger; and (b) after giving effect to such acquisition or merger, Stream would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; and

  (15)
  additional Indebtedness of Stream or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding pursuant to this clause (15), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed $25.0 million; provided, however, that the aggregate principal amount of Indebtedness incurred pursuant to this clause (15) by Restricted Subsidiaries that are not Guarantors may not exceed $10.0 million at any time outstanding.

        For purposes of determining compliance with the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," in the event that any proposed Indebtedness or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred or issued pursuant to the first paragraph of this covenant, Stream, in its sole discretion, will be permitted to divide and classify at the time of its incurrence or issuance, and may from time to time divide or reclassify, all or a portion of such item of Indebtedness or preferred stock in any manner that complies with this covenant. Indebtedness under the ABL Credit Facility outstanding on the date of the indenture will be deemed to have been incurred on that date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

        Stream will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Stream or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantees on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Stream solely by virtue of being unsecured or by virtue of being secured on a junior priority basis or by virtue of being structurally subordinated.

        The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Stream as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Stream or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the Fair Market Value of such assets at the date of determination; and

  (b)
  the amount of the Indebtedness of the other Person.

Liens

        Stream will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness or trade payables upon any of their property or assets, now owned or hereafter acquired.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        Stream will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to Stream or any of its Restricted Subsidiaries or pay any indebtedness owed to Stream or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to Stream or any of its Restricted Subsidiaries; or

  (3)
  sell, lease or transfer any of its properties or assets to Stream or any of its Restricted Subsidiaries.

        However, the preceding restrictions do not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  the ABL Credit Facility and any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings thereof;

  (2)
  Existing Indebtedness or any other agreements in effect on the date of the indenture and any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those in effect on the date of the indenture;

  (3)
  the indenture, the notes, the Note Guarantees and the security documents;

  (4)
  agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in the indenture, the notes, the Note Guarantees and the security documents;

  (5)
  agreements governing other Indebtedness of Foreign Subsidiaries permitted to be incurred under the provisions of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements;

  (6)
  applicable law, rule, regulation or administrative or court order;

  (7)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by Stream or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, than those contained in the notes, the Note Guarantees and the security documents or such other agreements as in effect on the date of the acquisition;

  (8)
  customary non-assignment provisions in contracts, leases, and licenses entered into in the ordinary course of business;

  (9)
  purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

  (10)
  any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

  (11)
  Permitted Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (12)
  Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (13)
  provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of Stream's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

  (14)
  any agreement or instrument relating to any property, asset or business acquired by Stream or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any property, asset or business other than the properties, assets or businesses so acquired;

  (15)
  customary restrictions imposed on the transfer of, or in licenses related to, copyrights, patents or other intellectual property and contained in agreements entered into in the ordinary course of business;

  (16)
  any restriction contained in mortgages, pledges or other agreements securing Indebtedness of Stream or any Restricted Subsidiary to the extent such restriction restricts the transfer of the property subject to such mortgages, pledges or other security agreements; and

  (17)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

        Stream will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Stream is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of Stream and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person or Persons, unless:

  (1)
  either: (a) Stream is the surviving corporation; or (b) the Person formed by or surviving such consolidation or merger (if other than Stream) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia (provided that if such Person is a limited liability company or partnership (A) a corporate Wholly Owned Restricted Subsidiary of such Person organized or existing under the laws of the United States, any state thereof or the District of Columbia, or (B) a corporation of which such Person is a Wholly Owned Restricted Subsidiary organized or existing under the laws of the United States, any state thereof or the District of Columbia, is a co-issuer of the notes or becomes a co-issuer of the notes in connection therewith) and (ii) assumes all the obligations of Stream under the notes, the indenture, the 2009 registration rights agreement and the security documents pursuant to agreements reasonably satisfactory to the trustee;

  (2)
  immediately after giving effect to such transaction no Default or Event of Default exists; and

  (3)
  immediately after giving effect to such transaction on a pro forma basis, Stream or the Person formed by or surviving any such consolidation or merger (if other than Stream), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock."

        In addition, neither Stream nor any Restricted Subsidiary of Stream may, directly or indirectly, lease all or substantially all of the properties or assets of Stream and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Stream and its Restricted Subsidiaries. Clauses (2) and (3) of the first paragraph of this covenant will not apply to (1) any merger or consolidation of Stream with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating Stream in another jurisdiction.

Transactions with Affiliates

        Stream will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of Stream (each, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $500,000, unless:

  (1)
  such Affiliate Transaction is on terms that are no less favorable to Stream or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm's length transaction by Stream or such Restricted Subsidiary with a Person that is not an Affiliate of Stream; and

  (2)
  Stream delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of Stream set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with the covenant described under the caption "—Transactions with Affiliates" and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of Stream's Board of Directors, or, if there are no such members of Stream's Board of Directors, Stream delivers to the trustee an opinion as to the fairness to Stream of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to Stream of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment or compensation agreement (whether based in cash or securities), officer or director indemnification agreement, service or termination agreement or any similar arrangement entered into by Stream or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto and any transactions pursuant to stock option plans, stock ownership plans and employee benefit plans or similar arrangements;

  (2)
  transactions between or among Stream and/or its Restricted Subsidiaries;

  (3)
  Restricted Payments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments" or any Permitted Investments;

  (4)
  any issuance of Equity Interests (other than Disqualified Stock) of Stream;

  (5)
  transactions with a Person (other than an Unrestricted Subsidiary of Stream) that is an Affiliate of Stream solely because Stream, directly or indirectly, owns Equity Interests in, or controls, such Person;

  (6)
  payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of Stream or any of its Restricted Subsidiaries;

  (7)
  loans and advances to employees in the ordinary course of business not to exceed $2.5 million in the aggregate amount at any one time outstanding;

  (8)
  transactions with customers, clients, suppliers, or purchasers or sellers of goods or services that do not, directly or indirectly, own Equity Interests in Stream and in which Stream does not, directly or indirectly, own Equity Interests, in each case, in the ordinary course of business and otherwise in compliance with the terms of the indenture and which are on terms that are no less favorable to Stream or the relevant Restricted Subsidiary that those that would have been obtained in a comparable arm's length transaction with a person that is not an Affiliate of Stream;

  (9)
  any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into Stream or any of Stream's Restricted Subsidiaries; provided that such agreement was not entered into contemplation of such acquisition or merger; and

  (10)
  transactions pursuant to the Stockholders' Agreement, the Stockholders' Registration Rights Agreement and other agreements or arrangements in each case as in effect on the date of the indenture, or any amendment, modification or supplement thereto or any renewal, extension, refinancing, refunding or replacement thereof, as long as such agreement or arrangement as so amended, modified, supplemented, renewed, extended, refinanced, refunded or replaced, taken as a whole, is not materially more disadvantageous to Stream and its Restricted Subsidiaries than the original agreement or arrangement as in effect on the date of the indenture.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of Stream may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Stream and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by Stream. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Stream may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

        Any designation of a Restricted Subsidiary of Stream as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of Stream giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred or made by a Restricted Subsidiary of Stream as of such date and, if such Indebtedness is not permitted to be incurred or made as of such date under the indenture, Stream shall be in default under the indenture.

        The Board of Directors of Stream may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Stream; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Stream of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Additional Guarantees

        If Stream or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary on or after the date of the indenture, then that newly acquired or created Domestic Subsidiary must become a Guarantor, execute a supplemental indenture and deliver an Opinion of Counsel to the trustee within 20 business days of the date of such acquisition or creation. In addition, any Restricted Subsidiary of Stream (other than a Guarantor) that guarantees any Indebtedness of Stream or any Guarantor must become a Guarantor, execute a supplemental indenture and deliver an Opinion of Counsel to the trustee.

        Stream will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of Stream or any Guarantor (including, but not limited to, any Indebtedness under any Credit Facility) unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, which Guarantee shall be senior in right of payment to or pari passu in right of payment with such Subsidiary's Guarantee of such other Indebtedness. The form of the Note Guarantee will be attached as an exhibit to the indenture. Notwithstanding the foregoing, any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

        We currently expect that LBM will not guarantee the obligations of the foreign borrowers under our ABL Credit Facility. LBM will not guarantee the notes.

        The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—A court could void our subsidiaries' guarantees of the notes under fraudulent transfer laws" in this prospectus.

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Stream or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Note Guarantee, the 2009 registration rights agreement and the security documents securing the notes pursuant to documentation satisfactory to the trustee and the collateral trustee; or

    (b)
    such sale or other disposition or consolidation or merger complies with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

        The Note Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Stream, such that, immediately after giving effect to such transaction, such Guarantor would no longer constitute a Subsidiary of Stream, if the sale of such Capital Stock of that Guarantor complies with the covenants described above under the caption "—Repurchase at the Option of Holders—Asset Sales" and "—Certain Covenants—Restricted Payments;"

  (2)
  if Stream properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under the indenture;

  (3)
  solely in the case of a Note Guarantee created pursuant to the provision described in the second paragraph under the caption "—Additional Guarantees," upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to the covenant described under the caption "—Additional Guarantees," except a discharge or release by or as a result of payment under such Guarantee; or

  (4)
  upon Legal Defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

Business Activities

        Stream will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Stream and its Restricted Subsidiaries taken as a whole.

Payments for Consent

        Stream will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Stream will furnish to the holders of notes or cause the trustee to furnish to the holders of notes (or file with the SEC for public availability), within the time periods specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Stream were required to file such reports, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Stream's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if Stream were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, whether or not required by the SEC, Stream will file a copy of all of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods. Stream will, at all times after the effectiveness of any Exchange Offer Registration Statement or Shelf Registration Statement, comply with TIA §314(a).

        If, at any time, Stream is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Stream will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Stream will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Stream's filings for any reason, Stream will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Stream were required to file those reports with the SEC.

        If Stream has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Stream and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Stream.

        In addition, Stream and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        An Event of Default under the indenture is defined as:

  (1)
  default for 30 consecutive days in the payment when due of interest on, or Special Interest with respect to, the notes;

  (2)
  default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the notes;

  (3)
  failure by Stream or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control" "—Certain Covenants—Merger, Consolidation or Sale of Assets" or under the fourth paragraph under the caption "—Repurchase at the Option of Holders—Asset Sales;"

  (4)
  failure by Stream or any of its Restricted Subsidiaries for 60 days after written notice by the trustee or holders representing 25% or more of the aggregate principal amount of outstanding notes voting as a single class to comply with any of the other agreements in the indenture;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Stream or any of Stream's Restricted Subsidiaries that are Significant Subsidiaries (or any group of Restricted Subsidiaries of Stream that together would constitute a Significant Subsidiary of Stream), or the payment of which is guaranteed by Stream or any of Stream's Restricted Subsidiaries that are Significant Subsidiaries (or any group of Restricted Subsidiaries of Stream that together would constitute a Significant Subsidiary of Stream), whether such

    Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

    (a)
    is caused by a failure to pay principal of, premium on, if any, or interest, if any, on, such Indebtedness prior to the expiration of the grace period (and, in the case of any Capital Lease Obligation, after the resolution of any dispute relating to any non-payment based on a dispute of the operability of the assets subject to such Capital Lease Obligation) provided in such Indebtedness on the date of such default (a "Payment Default"); or

    (b)
    results in the acceleration of such Indebtedness prior to its express maturity,

      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

  (6)
  failure by Stream or any of Stream's Restricted Subsidiaries that are Significant Subsidiaries (or any group of Restricted Subsidiaries of Stream that together would constitute a Significant Subsidiary of Stream) to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million (excluding amounts covered by insurance provided by a carrier that has acknowledged coverage in writing and has the ability to perform), which judgments are not paid, discharged or stayed for a period of 60 days;

  (7)
  the occurrence of any of the following:

  (a)
  any Secured Debt Document is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, other than in accordance with the terms of the relevant Secured Debt Document and the indenture; provided that it will not be an Event of Default under the provisions described in this clause (7)(a) if the sole result of the failure of one or more security documents to be fully enforceable is that any Subordinated Lien purported to be granted under such security documents on Collateral ceases to be enforceable and perfected;

  (b)
  default by Stream or any Guarantor in the performance of any of its obligations under any security document, which adversely affects the enforceability, validity, perfection or priority of the Priority Liens on the Collateral, taken as a whole, in any material respect;

  (c)
  except as permitted by the indenture, any Priority Lien purported to be granted under any security document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $5.0 million ceases to be an enforceable and perfected first-priority Lien, subject only to Permitted Prior Liens, other than as a result of any action or inaction by the collateral trustee; or

  (d)
  Stream or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of Stream or any Guarantor set forth in or arising under any Secured Debt Document;

  (8)
  except as permitted by the indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

  (9)
  certain events of bankruptcy or insolvency described in the indenture with respect to Stream, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary of Stream (or any Restricted Subsidiaries of Stream that together would constitute a Significant Subsidiary).

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Stream, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary of Stream (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary of Stream), all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred pursuant to the ABL Credit Facility shall be outstanding, that acceleration shall not be effective until the earlier of:

  (1)
  an acceleration of Indebtedness under the ABL Credit Facility; or

  (2)
  five business days after receipt by Stream and the agent under the ABL Credit Facility of written notice of such acceleration.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any, or Special Interest, if any) if it determines that withholding notice is in their interest. The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Special Interest, if any, on, premium, if any, on, or the principal of, the notes.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, interest or Special Interest, if any, when due, a holder may not pursue any remedy with respect to the indenture or the notes unless:

  (1)
  the holder gives the trustee written notice of a continuing Event of Default;

  (2)
  the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

  (3)
  such holder or holders offer and, if requested, provide to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

  (4)
  the trustee does not comply with the request within 90 days after receipt of the request and the offer of security or indemnity; and

  (5)
  during such 90-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.

        In the case of any Event of Default occurring on or after October 1, 2012 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Stream with the intention of avoiding payment of the premium that Stream would have had to pay if Stream then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, then, upon acceleration of the notes, an equivalent premium will also become and be immediately due and payable, to the extent permitted by law, anything in the indenture or in the notes to the contrary notwithstanding. If an Event of Default occurs prior to October 1, 2012 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Stream with the intention of avoiding the prohibition on redemption of the notes prior to such date, then upon acceleration of the notes, an additional premium specified in the indenture will also become and be immediately due and payable, to the extent permitted by law.

        Stream is required to deliver to the trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Stream is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Stream or any Guarantor, as such, shall have any liability for any obligations of Stream or the Guarantors under the notes, the indenture, the Note Guarantees, the note documents or the security documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        Stream may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers' certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on such notes when such payments are due from the trust referred to below;

  (2)
  Stream's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee under the indenture, and Stream's and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance provisions of the indenture.

        In addition, Stream may, at its option and at any time, elect to have the obligations of Stream and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute Events of Default with respect to the notes. Stream may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  Stream must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Special Interest, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and Stream must specify whether the notes are being defeased to Stated Maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, Stream shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that (a) Stream has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, Stream shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which Stream or any of the Guarantors is a party or by which Stream or any of the Guarantors is bound;

  (6)
  Stream must deliver to the trustee an Officers' Certificate stating that the deposit was not made by Stream with the intent of preferring the holders of notes over the other creditors of Stream with the intent of defeating, hindering, delaying or defrauding creditors of Stream or others;

  (7)
  if the notes are to be redeemed prior to their Stated Maturity, Stream must deliver to the trustee irrevocable instructions to redeem all of the notes on the specified redemption date; and

  (8)
  Stream must deliver to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

        The Collateral will be released from the Lien securing the notes, as provided under the caption "—The Collateral Trust Agreement—Release of Liens in Respect of Notes," upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.

Amendment, Supplement and Waiver

        Except as provided in the next three succeeding paragraphs, the indenture, the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Special Interest, if any, on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any)

voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the Stated Maturity of any note or alter the provisions, or waive any payment, with respect to the redemption of the notes, other than provisions relating to the covenants described under "—Repurchase at the Option of Holders;"

  (3)
  reduce the rate of or change the time for payment of interest, including default interest, on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, or Special Interest, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note issued under the indenture payable in money other than U.S. dollars;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, or Special Interest, if any, on the notes;

  (7)
  release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture;

  (8)
  make any changes that would impair the right to institute suit for the enforcement of any payment on or with respect to the notes or the Note Guarantees, subject to Section 316 of the Trust Indenture Act; or

  (9)
  make any change in the preceding amendment and waiver provisions.

        In addition, any amendment to, or waiver of, the provisions of the indenture or any security document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the notes will require the consent of the holders of at least 66 2/3% in aggregate principal amount of the then outstanding notes (but only to the extent any such consent is required under the Collateral Trust Agreement).

        Notwithstanding the preceding, without the consent of any holder of notes, Stream, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of Stream's or any Guarantor's obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Stream's or such Guarantor's assets;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  (6)
  to comply with the provision described under "—Certain Covenants—Additional Guarantees;"

  (7)
  to conform the text of the indenture, the notes, the Note Guarantees or the security documents to any provision of this Description of Exchange Notes to the extent that such provision in this Description of Exchange Notes was intended to be a verbatim recitation of a provision of the indenture, the notes, the Note Guarantees or the security documents, which intent may be evidenced by an officers' certificate to that effect;

  (8)
  to evidence and provide for the acceptance of appointment by a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the indenture or to provide for a successor or replacement collateral trustee under the security documents;

  (9)
  to provide for the issuance of additional notes in accordance with the limitations in the indenture;

  (10)
  to make, complete or confirm any grant of Collateral permitted or required by the indenture or any of the security documents or any release, termination or discharge of Collateral that becomes effective as set forth in the indenture or any of the security documents; or

  (11)
  to grant any Lien for the benefit of the holders of the notes.

        In addition, the collateral trustee and the trustee will be authorized to amend the security documents to add additional secured parties to the extent Liens securing obligations held by such parties are permitted under the indenture and that after so securing any such additional secured parties, the amount of Priority Lien Debt does not exceed the Priority Lien Cap and the amount of Subordinated Lien Debt does not exceed the Subordinated Lien Cap.

        The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if the consent approves the substance of the proposed amendment.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

  (1)
  either:

  (a)
  all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to Stream) have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and Stream or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and Special Interest, if any, and accrued interest to the date of maturity or redemption;

  (2)
  in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Stream or any Guarantor is a party or by which Stream or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

  (3)
  Stream or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  Stream has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

        In addition, Stream must deliver an Officers' Certificate and an Opinion of Counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

        The Collateral will be released from the Lien securing the notes, as provided under the caption "—The Collateral Trust Agreement—Release of Liens in Respect of Notes," upon a satisfaction and discharge in accordance with the provisions described above.

Concerning the Trustee

        If the trustee becomes a creditor of Stream or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions.

        The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "2009 Acquisition" means the acquisition of eTelecare Global Solutions, Inc. in a stock-for-stock exchange pursuant to a share exchange agreement, dated August 14, 2009, among Stream, EGS Corp., a Philippine corporation, EGS Dutchco B.V., a corporation organized under the laws of the Netherlands and New Bridge International Investment Ltd., a British Virgin Islands company.

        "2009 Offering Circular" means the offering circular, dated September 29, 2009, relating to the offering of the initial 144A notes.

        "2009 registration rights agreement" means the registration rights agreement, dated October 1, 2009, among Stream, the Guarantors, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Wells Fargo Securities, LLC and RBC Capital Markets Corporation.

        "ABL Credit Facility" means that certain credit agreement, dated as of the date of the indenture, by and among Stream, the Subsidiaries (whether as borrowers or guarantors) of Stream party thereto, Wells Fargo Foothill, LLC, as agent and the other agents and lenders party thereto from time to time, and Wells Fargo Foothill, LLC and Goldman Sachs Bank USA (or a designated affiliate thereof), as co-arrangers, and any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, adjusted, waived, renewed, modified, refunded, replaced, restated, restructured, increased, supplemented or refinanced in whole or in part from time to time, regardless of whether such amendment, restatement, adjustment, waiver, modification, renewal, refunding, replacement, restatement, restructuring, increase, supplement or refinancing is with the same financial institutions (whether as agents or lenders) or otherwise.

  "ABL Debt" means

  (1)
  Indebtedness of Stream and its Restricted Subsidiaries outstanding under the ABL Credit Facility on the date of the indenture or incurred from time to time after the date of the indenture under the ABL Credit Facility; and

  (2)
  additional Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of Stream or any Restricted Subsidiary thereof that is secured equally and ratably with the Indebtedness described in clause (1) of this definition by senior Liens on Primary ABL Collateral and the Foreign ABL Collateral and junior Liens on Primary Notes Collateral that were permitted to be incurred and secured under each applicable ABL Document; provided, in the case of any additional Indebtedness referred to in this clause (2), that:

  (a)
  on or before the date on which such additional Indebtedness is incurred by Stream or such Restricted Subsidiary, as applicable, such additional Indebtedness is designated by Stream, in an Officers' Certificate delivered to the collateral trustee, as "ABL Debt" for purposes of the Secured Debt Documents; provided, that such Indebtedness may not be designated as both ABL Debt and Priority Lien Debt, or designated as both ABL Debt and Subordinated Lien Debt; and

  (b)
  the collateral agent or other representative with respect to such Indebtedness, the ABL Collateral Agent, the collateral trustee, Stream and each applicable Restricted Subsidiary have duly executed and delivered the intercreditor agreement (or a joinder to the intercreditor agreement or a new intercreditor agreement substantially similar to the intercreditor agreement, as in effect on the date of the indenture, and in a form reasonably acceptable to each of the parties thereto).

        "ABL Debt Documents" means the ABL Credit Facility, any additional credit agreement or indenture related thereto and all other loan documents, security documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the ABL Credit Facility.

        "ABL Debt Obligations" means ABL Debt incurred or arising under the ABL Debt Documents and all other Obligations (excluding any Obligations that would constitute ABL Debt), together with Banking Product Obligations of Stream or any Restricted Subsidiary thereof relating to services provided to Stream or any Restricted Subsidiary thereof that are secured, or intended to be secured, by the ABL Debt Documents if the provider of such Banking Product Obligations has agreed to be bound by the terms of the intercreditor agreement or such provider's interest in the Primary ABL Collateral is subject to the terms of the intercreditor agreement.

        "ABL Foreign Collateral" means all assets and properties of the Foreign Subsidiaries of Stream which are subject to Liens securing the ABL Debt Obligations.

        "ABL Lien Cap" means, as of any date of determination, the greater of (1) the sum of (a) $100.0 million and (b) up to $15.0 million of Indebtedness incurred pursuant to clause (15) of the second paragraph of the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" and (2) the amount of the Borrowing Base as of such date, after giving pro forma effect to the incurrence of any ABL Debt and the application of the net proceeds therefrom.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Act of Required Debtholders" means, as to any matter at any time:

  (1)
  prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the collateral trustee by or with the written consent of the holders of a majority of the sum of:

  (a)
  the aggregate outstanding principal amount of Priority Lien Debt (including outstanding letters of credit whether or not then drawn); and

  (b)
  other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; and

  (2)
  at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the collateral trustee by or with the written consent of the holders of Subordinated Lien Debt representing the Required Subordinated Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or Beneficially Owned by, Stream or any Affiliate of Stream will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions described above under the caption "—The Collateral Trust Agreement—Voting."

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any property or assets, other than Equity Interests of Stream; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Stream and Stream's Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and

    not by the provisions of the covenant described under the caption "—Repurchase at the Option of Holders—Asset Sales;" and

  (2)
  the issuance of Equity Interests by any of Stream's Restricted Subsidiaries or the sale by Stream or any Restricted Subsidiary thereof of Equity Interests in any of Stream's Subsidiaries (other than directors' qualifying shares or Investments by foreign nationals mandated by applicable law).

        Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

  (1)
  any single transaction or series of related transactions that involves property or assets having a Fair Market Value of less than $2.0 million;

  (2)
  a transfer of property or assets between or among Stream and Stream's Restricted Subsidiaries;

  (3)
  an issuance of Equity Interests by a Restricted Subsidiary of Stream to Stream or to another Restricted Subsidiary thereof;

  (4)
  the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of Stream, no longer economically practicable to maintain or useful in the conduct of the business of Stream and its Restricted Subsidiaries taken as whole);

  (5)
  licenses and sublicenses by Stream or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

  (6)
  any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

  (7)
  the granting of Liens not prohibited by the covenant described above under the caption "—Liens;"

  (8)
  the sale or other disposition of cash or Cash Equivalents;

  (9)
  a Restricted Payment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

  (10)
  the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business; and

  (11)
  the sale of Permitted Investments (other than sales of Equity Interests of any of Stream's Restricted Subsidiaries) made by Stream or any Restricted Subsidiary after the date of the indenture, if such Permitted Investments were (a) received in exchange for, or purchased out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Stream) of, Equity Interests of Stream (other than Disqualified Stock) or (b) received in the form of, or were purchased from the proceeds of, a substantially concurrent contribution of common equity capital to Stream.

        "Asset Sale Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Authorizing Act" means (a) at any time when the holders of ABL Debt Obligations are entitled to make a decision, a direction in writing from the required percentage of ABL Debt Obligations and (b) at any time when the holders of Priority Lien Obligations are entitled to make a decision, an Act of Required Debtholders.

        "Banking Product Obligations" means, with respect to Stream or any Restricted Subsidiary, any obligations of Stream or such Restricted Subsidiary (a) owed to any holder of ABL Debt Obligations or an affiliate thereof in respect of any financial accommodation extended to Stream or any Restricted Subsidiary by such Person (other than ABL Debt Obligations arising pursuant to the ABL Credit Agreement) including: (i) credit cards, (ii) credit card processing services, (iii) debit cards, (iv) purchase cards (including so-called "procurement cards" or "P-cards"), (v) cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system), (vi) cash management, including controlled disbursement accounts or services, or (vii) transactions under agreements that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Stream's or any Restricted Subsidiary's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices and (b) in respect of any other treasury management services (including, without limitation, services in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depositary, information reporting, lock-box and stop payment services), commercial credit card and merchant card services, stored valued card services, other cash management services, or lock-box leases and other bank products or services related to any of the foregoing.

        "Bankruptcy Code" means Title 11 of the United States Code.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership;

  (3)
  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Borrowing Base" means, as of any date, an amount equal to 85% of the face amount of all accounts receivable (whether billed or unbilled) that were not more than 90 days past due owned by Stream and its Restricted Subsidiaries as of the end of the most recent month preceding such date for which internal financial statements are available.

        "business day" means any day other than a Legal Holiday.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

  (3)
  time deposits, demand deposits, money market deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case, with any lender party to the ABL Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within one year after the date of acquisition;

  (6)
  securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services;

  (7)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

  (8)
  in the case of any Foreign Subsidiary:

  (a)
  local currency held by such Foreign Subsidiary from time to time in the ordinary course of business;

  (b)
  securities issued or directly and fully guaranteed by the sovereign nation or any agency thereof (provided that the full faith and credit of such sovereign nation is pledged in support thereof) in which such Foreign Subsidiary is organized and is conducting business having maturities of not more than one year from the date of acquisition; and

    (c)
    investments of the type and maturity described in clauses (3) through (5) above of foreign obligors, which investments or obligors satisfy the requirements and have ratings described in such clauses.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Stream and its Subsidiaries, taken as a whole, to any Person (including any "person" (as that term is used in Section 13(d)(3) of the Exchange Act)) other than one or more of the Principals and their Related Parties;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of Stream;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any "person" (as defined above)), other than the Principals and their Related Parties or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Stream, measured by voting power rather than number of shares;

  (4)
  the first day on which a majority of the members of the Board of Directors of Stream are not Continuing Directors; or

  (5)
  Stream consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Stream, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Stream or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Stream outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction); provided that a consolidation or merger that otherwise would constitute a Change of Control pursuant to this clause (5) shall not constitute a Change of Control if, after giving effect to such transaction, the Principals and their Related Parties (a) Beneficially Own more of the Voting Stock (measured by voting power rather than number of shares) of such surviving or transferee person than any other "person" (as defined above) and (b) Beneficially Own at least 35% of the Voting Stock of such surviving or transferee person, measured by voting power rather than number of shares.

        "Change of Control Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Class" means (1) in the case of Subordinated Lien Debt, every Series of Subordinated Lien Debt, taken together, and (2) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together.

        "Collateral" means the Primary Notes Collateral and the Primary ABL Collateral.

        "collateral trustee" means Wilmington Trust, National Association, successor by merger to Wilmington Trust, FSB, in its capacity as collateral trustee under the collateral trust agreement, together with its successors in such capacity.

        "Consolidated EBITDA" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (2)
  Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

  (3)
  the Transaction Costs for such period, to the extent that such Transaction Costs were deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation, amortization (including amortization of intangibles and any non-cash charges for impairment of such intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (excluding any such non-cash expense or charge to the extent that it represents an accrual of or reserve for cash expenses or charges in any future period or amortization of a prepaid cash expense or charge that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus

  (5)
  (a) customary fees and expenses of Stream and its Restricted Subsidiaries payable in connection with (i) the issuance of the notes and the closing of the ABL Credit Facility, (ii) any Equity Offering, (iii) the incurrence, termination or repayment of, and legal and other administrative costs related to compliance with, Indebtedness permitted by the covenant described above under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" or (iv) any acquisition of a Restricted Subsidiary permitted under the indenture, (b) non-cash charges relating to the repricing or issuance of employee stock options (whether accruing at or subsequent to the time of such repricing or issuance), (c) settlement costs and related legal expenses in connection with litigation and disputes settled prior to June 30, 2009 and (d) non-cash restructuring charges and up to an aggregate of $20.0 million of cash restructuring charges since the date of the indenture (provided that no more than $10.0 million of such cash restructuring charges may be added to Consolidated Net Income in the calculation of Consolidated Adjusted EBITDA pursuant to this clause 5(d) in any four-quarter period), in each case to the extent that such items were deducted in computing such Consolidated Net Income; plus

  (6)
  any charges under FAS 141 related to a business combination; minus

  (7)
  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Stream will be added to Consolidated Net Income to compute Consolidated EBITDA of Stream only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Stream by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

  (1)
  all extraordinary gains and losses and all gains and losses realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

  (2)
  the net income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

  (3)
  the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

  (4)
  the cumulative effect of a non-cash change in accounting principles will be excluded;

  (5)
  non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 will be excluded;

  (6)
  non-cash charges relating to employee benefit or management compensation plans of Stream or any Restricted Subsidiary thereof or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards for the benefit of the members of the Board of Directors of Stream or employees of Stream and its Restricted Subsidiaries shall be excluded (other than in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period);

  (7)
  any goodwill impairment charges shall be excluded; and

  (8)
  non-cash gains and losses resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with the Combination will be excluded.

        "Consolidated Net Tangible Assets" of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption "Total Assets" (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available, less (1) all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises, and research and development costs and (2) current liabilities.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Stream who:

  (1)
  was a member of such Board of Directors on the date of the indenture;

  (2)
  was nominated for election or elected to such Board of Directors with the approval of the Principals or a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

  (3)
  was nominated for election or elected to such Board of Directors by the Principals or their Related Parties.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the ABL Credit Facility), commercial paper facilities, note purchase agreements or indentures, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, notes or other borrowings, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Discharge of ABL Debt Obligations" means the occurrence of all of the following:

  (1)
  termination or expiration of all commitments to extend credit that would constitute ABL Debt;

  (2)
  payment in full in cash of the principal of, and interest and premium, if any, on all ABL Debt (other than any undrawn letters of credit), other than from the proceeds of an incurrence of ABL Debt;

  (3)
  discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable ABL Debt Document) of all outstanding letters of credit constituting ABL Debt; and

  (4)
  payment in full in cash of all other ABL Debt Obligations that are outstanding and unpaid at the time the ABL Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time by the Person entitled thereto).

        "Discharge of Priority Lien Obligations" means the occurrence of all of the following:

  (1)
  termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

  (2)
  payment in full in cash of the principal of, and interest and premium, if any, and Special Interest, if any, on, all Priority Lien Debt (other than any undrawn letters of credit), other than from the proceeds of an incurrence of Priority Lien Debt;

  (3)
  discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and

  (4)
  payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time by the Person entitled thereto).

        "Discharge of Senior Obligations" means the Discharge of ABL Debt Obligations and the Discharge of Priority Lien Obligations.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature; provided, however, that only the portion of the Capital Stock which so matures, is mandatorily redeemable or is redeemable at the option of the holder prior to such date shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Stream to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Stream may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments." The term "Disqualified Stock" shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the notes mature.

        "Domestic Subsidiary" means any Restricted Subsidiary of Stream other than a Restricted Subsidiary that is (1) a "controlled foreign corporation" under Section 957 of the Internal Revenue Code or (2) a Subsidiary of any such controlled foreign corporation, so long as such Restricted Subsidiary does not guarantee or otherwise provide direct credit support for any Indebtedness of Stream.

        "equally and ratably" means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Obligations within the same Class, that such Liens or proceeds:

  (1)
  will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Priority Lien Debt or Subordinated Lien Debt within that Class, for the account of the holders of such Series of Priority Lien Debt or Subordinated Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and Special Interest (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on, each outstanding Series of Priority Lien Debt or Subordinated Lien Debt within that Class when the allocation or distribution is made, and thereafter; and

  (2)
  will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Priority Lien Debt or Subordinated Lien Debt within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the collateral trustee) prior to the date such distribution is made.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means a public or private sale either (1) of Equity Interests of Stream by Stream (other than Disqualified Stock and other than to a Subsidiary of Stream) or (2) of Equity Interests of a direct or indirect parent entity of Stream (other than to Stream or a Subsidiary of Stream) to the extent that the net proceeds therefrom are contributed to the common equity capital of Stream.

        "Excluded Assets" means each of the following:

  (1)
  all interests in real property other than (a) fee interests and (b) other interests appurtenant thereto;

  (2)
  fee interests (and other interests appurtenant thereto) in real property if the greater of the cost or the book value of such fee interest is less than $500,000 (determined on a per property basis);

  (3)
  any property or asset to the extent that the grant of a Priority Lien, Subordinated Lien or Lien securing ABL Debt Obligations in such property or asset is prohibited by applicable law or requires any consent of any governmental authority not obtained pursuant to applicable law; provided that such property or asset will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the security documents, immediately and automatically, at such time as such consequences will no longer result;

  (4)
  any lease, license, contract, property right or agreement to which Stream or any Guarantor is a party or any of its rights or interests thereunder only to the extent and only for so long as (but only to the extent that) the grant of a Lien under the security documents will constitute or result in a breach, termination or default under or requires any consent not obtained under any such lease, license, contract, agreement or property right (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that such lease, license, contract, property right or agreement will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the security documents, immediately and automatically, at such time as such consequences will no longer result;

  (5)
  any motor vehicles, vessels and aircraft, or other property subject to a certificate of title statute of any jurisdiction;

  (6)
  assets or property subject to purchase money liens or capital leases permitted to be incurred under the Secured Debt Documents and ABL Debt Documents, to the extent a lien on such assets or property is not permitted under the terms of the documents governing such purchase money liens, purchase money indebtedness or capital leases to be created to secure the Priority Lien Obligations, the Subordinated Lien Obligations and the ABL Debt Obligations;

  (7)
  any trademark or service mark consisting of an "intent to use" application until such time as an amendment to allege use in respect thereof has been accepted by the United States Patent and Trademark Office, at which time such trademark or service mark shall cease to be an Excluded Asset;

  (8)
  all "securities" (including without limitation any Equity Interests) of any of Stream's "affiliates" (as the terms "securities" and "affiliates" are used in Rule 3-16 of Regulation S-X under the Securities Act); provided that, with respect to the Collateral securing ABL Debt Obligations, such assets shall cease to be Excluded Assets under this clause (8) if such assets constitute Collateral for the Priority Lien Obligations;

  (9)
  Equity Interests in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such Equity Interests is prohibited by the documents governing such joint venture; and

  (10)
  in the case of Primary Notes Collateral only, ABL Foreign Collateral;

provided that certain deposit accounts, securities accounts and other collateral in which a Lien cannot be perfected solely pursuant to the filing of a financing statement under the Uniform Commercial Code will not be required to be subject to a perfected lien in favor of the ABL Collateral Agent and/or collateral trustee to the extent permitted from time to time under (i) in the case of the Secured Debt, the Secured Debt Documents, and (ii) in the case of the ABL Debt Obligations, the ABL Debt Documents.

        "Existing Indebtedness" means the aggregate principal amount of Indebtedness of Stream and its Subsidiaries (other than Indebtedness under the ABL Credit Facility) in existence on the date of the indenture, until such amounts are repaid.

        "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Unless otherwise provided herein, Fair Market Value will be determined (1) if with respect to a security registered under the Exchange Act, based on the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the acquisition or sale of such security, (2) if such Person or assets, other than cash and Cash Equivalents, have a Fair Market Value equal to or in excess $10.0 million, by Stream's Board of Directors and evidenced by a resolution of Stream's Board of Directors and set forth in an Officers' Certificate, dated within 30 days of the relevant transaction, and (3) if such Person or assets (other than cash and Cash Equivalents) have a Fair Market Value equal to or in excess of $15.0 million, by an independent accounting, appraisal, financial advisory or investment banking firm of national standing and set forth in a written opinion of such firm which shall be delivered to the trustee; provided that this clause (3) shall not apply to any Asset Sale involving a Person who is not an Affiliate for purposes of the covenant described under the caption "—Repurchase at the Option of Holders—Asset Sale."

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (determined in accordance with Regulation S-X under the Securities Act, but including all Pro Forma Cost Savings) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (determined in accordance with Regulation S-X under the Securities Act, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period (with such pro forma calculations as may be determined in good faith by the chief financial officer of Stream);

  (2)
  the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of or site locations shut down prior to the Calculation Date, will be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

  (4)
  any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

  (5)
  any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

  (6)
  if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, but excluding amortization of debt issuance costs; plus

  (2)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

  (4)
  the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Stream (other than Disqualified Stock) or to Stream or a Restricted Subsidiary of Stream, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

        "Foreign Subsidiary" means any Restricted Subsidiary of Stream other than a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

        "Government Securities" means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

        "Guarantee" means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means:

  (1)
  each direct or indirect Domestic Subsidiary of Stream on the date of the indenture, other than each Immaterial Subsidiary; and

  (2)
  any other Restricted Subsidiary of Stream that executes a Note Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and the indenture in accordance with the terms of the indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;

  (2)
  commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and

  (3)
  foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

        "holder" means a Person in whose name a note is registered.

        "Immaterial Subsidiary" means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $250,000 and whose total revenues for the most recent 12-month period do not exceed $250,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of Stream or any of its Subsidiaries.

        "Indebtedness" means, with respect to any specified Person (excluding accrued expenses and trade payables), any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments;

  (3)
  evidenced by letters of credit (or reimbursement agreements in respect thereof);

  (4)
  in respect of banker's acceptances;

  (5)
  in respect of Capital Lease Obligations;

  (6)
  in respect of the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

  (7)
  representing any Hedging Obligations.

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (1) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided that the amount of such Indebtedness shall be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness, and (2) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person; provided that the amount of such Guarantee shall be the lesser of (a) the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Guarantee is given and (b) the maximum amount of such primary obligation for which the specified Person may be liable pursuant to the terms of the instrument or agreement, including any unwritten agreement, evidencing such Guarantee. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

        No Indebtedness of any Person will be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Person solely by virtue of being unsecured or by virtue of being secured on a junior priority basis or by virtue of being structurally subordinated.

        "Insolvency or Liquidation Proceeding" means:

  (1)
  any case commenced by or against Stream or any Guarantor under the Bankruptcy Code, or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Stream or any Guarantor, any receivership or assignment for the benefit of creditors relating to Stream or any Guarantor or any similar case or proceeding relative to Stream or any Guarantor or its creditors, as such, in each case whether or not voluntary;

  (2)
  any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to Stream or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, unless otherwise permitted by the indenture and the security documents;

  (3)
  any proceeding seeking the appointment of a trustee, receiver, liquidator, custodian or other insolvency official with respect to Stream or any Guarantor or any of their assets;

  (4)
  any other proceeding of any type or nature in which substantially all claims of creditors of Stream or any Guarantor are determined and any payment or distribution is or may be made on account of such claims; or

  (5)
  any analogous procedure or step in any jurisdiction.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees or other obligations), advances (excluding commission, payroll, travel and similar advances to officers and employees made in the ordinary course of business, prepaid expenses and accounts receivable), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

        If Stream or any Restricted Subsidiary of Stream sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Stream such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Stream, Stream shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by Stream or any Restricted Subsidiary of Stream of a Person that holds an Investment in a third Person shall be deemed to be an Investment by Stream or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Lien Sharing and Priority Confirmation" means:

  (1)
  as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, for the benefit of all holders of Secured Debt and each future Secured Debt Representative:

  (a)
  that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by Stream or any Guarantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the collateral trustee for the benefit of all holders of Priority Lien Obligations equally and ratably;

  (b)
  that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of the collateral trust agreement and the intercreditor agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and

  (c)
  consenting to the terms of the collateral trust agreement and the intercreditor agreement and the collateral trustee's performance of, and directing the collateral trustee to perform, its obligations under the collateral trust agreement and the intercreditor agreement;

  (2)
  as to any Series of ABL Debt, the written agreement of the holders of such Series of ABL Debt, as set forth in the credit agreement, indenture or other agreement governing such Series of ABL Debt, for the benefit of all holders of Secured Debt and each future Secured Debt Representative, that the holders of Obligations in respect of such Series of ABL Debt are bound by the provisions of the intercreditor agreement; and

  (3)
  as to any Series of Subordinated Lien Debt, the written agreement of the holders of such Series of Subordinated Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Subordinated Lien Debt, for the benefit of all holders of Secured Debt and each future Secured Debt Representative:

  (a)
  that all Subordinated Lien Obligations will be and are secured equally and ratably by all Subordinated Liens at any time granted by Stream or any Guarantor to secure any Obligations in respect of such Series of Subordinated Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Subordinated Lien Debt, and that all such Subordinated Liens will be enforceable by the collateral trustee for the benefit of all holders of Subordinated Lien Obligations equally and ratably;

  (b)
  that the holders of Obligations in respect of such Series of Subordinated Lien Debt are bound by the provisions of the collateral trust agreement and the intercreditor agreement, including the provisions relating to the ranking of Subordinated Liens and the order of application of proceeds from the enforcement of Subordinated Liens; and

  (c)
  consenting to the terms of the collateral trust agreement and the intercreditor agreement and the collateral trustee's performance of, and directing the collateral trustee to perform, its obligations under the collateral trust agreement and the intercreditor agreement.

        "Net Proceeds" means the aggregate cash proceeds and Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by Stream or any of its Restricted Subsidiaries in respect of any Asset Sale or any disposition of Equity Interests (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale or disposition of Equity Interests), net of (1) the direct costs relating to such Asset Sale or such disposition and the sale or other disposition of any non-cash consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale or such disposition, or required to be paid as a result of such Asset Sale or such disposition, and (4) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets or such disposition established in accordance with GAAP (it being understood and agreed that in the case of any Net Proceeds received in connection with a disposition of Collateral or Equity Interests that directly or indirectly involves a combination of Primary ABL Collateral and Primary Notes Collateral, the portion of such proceeds that shall be deemed to be proceeds of Primary ABL Collateral consisting of accounts shall be that portion of such proceeds equal to the face value of each such account and such portion, together with all other proceeds of Primary ABL Collateral, shall be delivered to the agent under the ABL Credit Facility, in accordance with terms of the intercreditor agreement, to be applied or further distributed by such agent to or on account of the ABL Debt Obligations in such order, if any, as specified in the relevant ABL Debt Documents and the balance, if any, shall be delivered to the collateral trustee, in accordance with the terms of the intercreditor agreement, to be applied or further distributed by the collateral trustee to or on account of the Priority Lien Obligations and Subordinated Lien Obligations (if any) in such order, if any, as specified in the relevant security documents).

        "Netherlands Primary Notes Collateral" means Primary Notes Collateral acquired by Stream International Europe B.V. and encumbered by the security documents to which Stream International Europe B.V. is a party.

        "New York Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither Stream nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

  (2)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Stream or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

        "note documents" means the indenture, the notes and the security documents.

        "Note Guarantee" means the Guarantee by each Guarantor of Stream's obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

        "Obligations" means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities (including all interest, Special Interest (if any), fees and expenses accruing after the commencement of any Insolvency or Liquidation Proceeding, even if such interest, fees and expenses are not enforceable, allowable or allowed as a claim in such proceeding) under any Secured Debt Documents or ABL Debt Documents, as the case may be.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, the Vice President of Finance, the Chief Legal Officer, the Treasurer, the Secretary and the Deputy General Counsel of such Person.

        "Officers' Certificate" means a certificate signed on behalf of Stream by at least two Officers of Stream, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Stream that meets the requirements of the indenture.

        "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the trustee (who may be counsel to or an employee of Stream) that meets the requirements of the indenture.

        "Permitted Business" means any business conducted or proposed to be conducted (as described in the 2009 Offering Circular) by Stream and its Restricted Subsidiaries on the date of the indenture and other businesses reasonably related, complementary or ancillary thereto and reasonable expansions or extensions thereof.

        "Permitted Group" means any group of investors that is deemed to be a "person" (as that term is used in Section 13(d)(3) of the Exchange Act) by virtue of the Stockholders Agreement, as the same may be amended, modified or supplemented from time to time; provided that no single Person (other than the Principals and their Related Parties) Beneficially Owns (together with its Affiliates) more of the Voting Stock of Stream that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principals and their Related Parties in the aggregate.

        "Permitted Investments" means:

  (1)
  any Investment in Stream or in a Restricted Subsidiary of Stream;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by Stream or any Restricted Subsidiary of Stream in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of Stream; or

    (b)
    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Stream or a Restricted Subsidiary of Stream;

  (4)
  any Investment made prior to the date of the indenture;

  (5)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales;"

  (6)
  Investments to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Stream;

  (7)
  Investments represented by Hedging Obligations;

  (8)
  any acquisition of assets or Capital Stock solely in exchange for, or out of the net cash proceeds received from, the issuance of Equity Interests (other than Disqualified Stock) of Stream; provided that the amount of any such net cash proceeds that are utilized for any such Investment pursuant to this clause (8) will be excluded from clauses (A)(3)(b) and (B)(5) of the covenant described above under the caption "—Certain Covenants—Restricted Payments;"

  (9)
  any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Stream or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

  (10)
  loans or advances to employees made in the ordinary course of business of Stream or any Restricted Subsidiary of Stream in an aggregate principal amount not to exceed $2.5 million at any one time outstanding;

  (11)
  any Investment by Stream or any Restricted Subsidiary in pledges or deposits:

  (a)
  with respect to leases or utilities provided to third parties in the ordinary course of business; or

  (b)
  otherwise described in the definition of "Permitted Liens;"

  (12)
  repurchases of the notes;

  (13)
  endorsements of negotiable instruments and documents in the ordinary course of business;

  (14)
  any guarantee of Indebtedness permitted to be incurred by the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" other than a guarantee of Indebtedness of an Affiliate of Stream that is not a Restricted Subsidiary of Stream;

  (15)
  any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

  (16)
  Investments acquired after the date of the indenture as a result of the acquisition by Stream or any Restricted Subsidiary of Stream of another Person, including by way of a merger, amalgamation or consolidation with or into Stream or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption

    "—Merger, Consolidation or Sale of Assets" after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

  (17)
  Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; and

  (18)
  other Investments in any Person that is not an Affiliate of Stream (other than a Restricted Subsidiary or any Person that is an Affiliate of Stream solely because Stream, directly or indirectly, own Equity Interests in or controls such Person) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding not to exceed $30.0 million.

        "Permitted Liens" means:

  (1)
  Liens on Primary ABL Collateral securing (a) ABL Debt in an aggregate principal amount (as of the date of incurrence of any ABL Debt and after giving pro forma effect to the application of the net proceeds therefrom and with letters of credit issued under the ABL Credit Facility being deemed to have a principal amount equal to the face amount thereof), not exceeding the ABL Lien Cap, and (b) all other ABL Debt Obligations;

  (2)
  Liens on Primary Notes Collateral securing (a) ABL Debt in an aggregate principal amount (as of the date of incurrence of any ABL Debt and after giving pro forma effect to the application of the net proceeds therefrom and with letters of credit being deemed to have a principal amount equal to the face amount thereof), not exceeding the ABL Lien Cap, and (b) all other ABL Debt Obligations, which Liens are made junior to Priority Lien Obligations pursuant to the terms of the intercreditor agreement (or a joinder to the intercreditor agreement or a new intercreditor agreement substantially similar to the intercreditor agreement, as in effect on the date of the indenture, and in a form reasonably acceptable to each of the parties thereto);

  (3)
  Priority Liens securing (a) Priority Lien Debt in an aggregate principal amount (as of the date of incurrence of any Priority Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Priority Lien Cap, and (b) all other Priority Lien Obligations;

  (4)
  Subordinated Liens securing (a) Subordinated Lien Debt in an aggregate principal amount (as of the date of incurrence of any Subordinated Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Subordinated Lien Cap and (b) all other Subordinated Lien Obligations, which Liens are made junior to the Priority Lien Obligations and ABL Debt Obligations pursuant to the collateral trust agreement and the intercreditor agreement;

  (5)
  Liens in favor of Stream or any Guarantor;

  (6)
  Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of Stream or is merged with or into or consolidated with Stream or any Restricted Subsidiary of Stream; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of Stream or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of Stream or is merged with or into or consolidated with Stream or any Restricted Subsidiary of Stream;

  (7)
  Liens on property (including Capital Stock) existing at the time of acquisition of the property by Stream or any Subsidiary of Stream; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

  (8)
  Liens existing on the date of the indenture, other than Liens to secure the notes issued on the date of the indenture or Liens to secure Obligations under the ABL Credit Facility outstanding on the date of the indenture;

  (9)
  Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture (other than ABL Debt, Priority Lien Debt or Subordinated Lien Debt); provided that (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

  (10)
  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by the provision described in clause (4) of the second paragraph of the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;" provided that any such Lien covers only the assets acquired, constructed or improved with such Indebtedness;

  (11)
  Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security and employee health and disability benefits;

  (12)
  Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety or appeal bonds, bid leases, performance bonds, reimbursement obligations under letters of credit that do not constitute Indebtedness or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

  (13)
  Liens for taxes, assessments or governmental charges or claims that are not yet due and payable or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision required under GAAP has been made therefor;

  (14)
  Liens imposed by law, such as carriers' warehousemen's, landlords' mechanics', suppliers', materialmen's and repairmen's Liens, or in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of custom duties, in each case incurred in the ordinary course of business;

  (15)
  licenses, entitlements, servitudes, easements, rights-of-way, restrictions, reservations, covenants, conditions, utility agreements, minor imperfections of title, minor survey defects or other similar restrictions on the use of any real property that were not incurred in connection with Indebtedness and do not, in the aggregate, materially diminish the value of said properties or materially interfere with their use in the operation of the business of Stream or any of its Restricted Subsidiaries;

  (16)
  leases, subleases, licenses, sublicenses or other occupancy agreements granted to others in the ordinary course of business which do not secure any Indebtedness and which do not materially interfere with the ordinary course of business of Stream or any of its Restricted Subsidiaries;

  (17)
  with respect to any leasehold interest where Stream or any Restricted Subsidiary of Stream is a lessee, tenant, subtenant or other occupant, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or sublandlord of such leased real property encumbering such landlord's or sublandlord's interest in such leased real property;

  (18)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Stream or any of its Restricted Subsidiaries granted in the ordinary course of business;

  (19)
  Liens of a collection bank arising under Section 4-210 of the New York Uniform Commercial Code on items in the course of collection in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) within general parameters customary in the banking industry;

  (20)
  bankers' Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

  (21)
  any pledge of the Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

  (22)
  deposits made in the ordinary course of business to secure liability to insurance carriers;

  (23)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of set-off, relating to the sale or purchase of goods entered into by Stream or any of its Restricted Subsidiaries in the ordinary course of business;

  (24)
  any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any non-majority-owned joint venture or similar arrangement pursuant to any joint venture or similar agreement permitted under the indenture;

  (25)
  any extension, renewal or replacement, in whole or in part of any Lien described in clauses (6), (7), (8) and (25) of this definition of "Permitted Liens;" provided that any such extension, renewal or replacement is no more restrictive in any material respect than any Lien so extended, renewed or replaced and does not extend to any additional property or assets;

  (26)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (27)
  Liens on cash or Cash Equivalents securing Hedging Obligations in existence on the date of the indenture, or permitted to be incurred under, the indenture;

  (28)
  Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

  (29)
  Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person's obligations in respect of bankers' acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (30)
  Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

  (31)
  Liens (other than Liens on Capital Stock) incurred in the ordinary course of business of Stream or any Restricted Subsidiary of Stream with respect to obligations that do not exceed $5.0 million at any one time outstanding; and

  (32)
  Liens on Capital Stock issued by, or any property or assets of, any Foreign Subsidiary securing Indebtedness incurred by such Foreign Subsidiary or another Foreign Subsidiary that directly or indirectly owns such Capital Stock.

        "Permitted Prior Liens" means:

  (1)
  Liens described in clauses (1), (6), (7), (8), (10) and, to the extent relating to any of the foregoing Liens, Liens described in clause (25) of the definition of "Permitted Liens;" and

  (2)
  Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the security documents.

        "Permitted Refinancing Indebtedness" means any Indebtedness of Stream or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Stream or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any premium necessary to accomplish such refinancing and any fees and expenses incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) more than 90 days after the final maturity date of the notes;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  such Indebtedness is incurred either by Stream or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "preferred stock" means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

        "Primary ABL Collateral" means all present and future right, title and interest of Stream and the Guarantors in and to the following, whether now owned or hereafter acquired, existing or arising, and wherever located:

  (a)
  "accounts" and "payment intangibles," including tax refunds, but excluding "accounts" and "payment intangibles" (in each case, as defined in Article 9 of the New York Uniform Commercial Code) that constitute identifiable proceeds of Primary Notes Collateral;

  (b)
  "deposit accounts" (as defined in Article 9 of the New York Uniform Commercial Code), "commodity accounts" (as defined in Article 9 of the New York Uniform Commercial Code), "securities accounts" (as defined in Article 8 of the New York Uniform Commercial Code) and lock-boxes, including all "money" (as defined in Article 1 of the New York Uniform Commercial Code) and "certificated securities," "uncertificated securities," "securities entitlements" and "investment property" (as defined in Article 8 or Article 9 of the New York Uniform Commercial Code) credited thereto or deposited therein (including all cash, marketable securities and other funds held in or on deposit in any such deposit account, commodity account or securities account); "instruments" (as defined in Article 9 of the New York Uniform Commercial Code), including intercompany notes; "chattel paper" (as defined in Article 9 of the New York Uniform Commercial Code); and all cash and cash equivalents, including cash and cash equivalents securing reimbursement obligations in respect of letters of credit or other ABL Debt Obligations;

  (c)
  "general intangibles" (as defined in Article 9 of the New York Uniform Commercial Code) pertaining to the other items of property included within clauses (a), (b), (d) and (e) of this definition;

  (d)
  books and "records" (as defined in Article 9 of the New York Uniform Commercial Code), including all books, databases, data processing software, customer lists and other tangible and electronic records, "supporting obligations" (as defined in Article 9 of the New York Uniform Commercial Code), "documents" (as defined in Article 9 of the New York Uniform Commercial Code) and related "letters of credit" (as defined in Article 5 of the New York Uniform Commercial Code), "commercial tort claims" (as defined in Article 9 of the New York Uniform Commercial Code) or other claims and causes of action, in each case, to the extent related to or containing any information relating to any of the foregoing; and

  (e)
  all substitutions, replacements, accessions, products and "proceeds" (as defined in Article 9 of the New York Uniform Commercial Code), including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of all or any of the foregoing;

except to the extent that any item of property included in clauses (a) through (e) constitutes an Excluded Asset; provided that in no case shall Primary ABL Collateral include any identifiable cash proceeds from a sale, lease, conveyance or other disposition of any Primary Notes Collateral that have been deposited in the Collateral Proceeds Account in accordance with the provisions set forth under the caption "—Repurchase at the Option of Holders—Asset Sales" until such time as such cash proceeds are released therefrom in accordance with the terms of the indenture; provided further that in the case of any Guarantor that is organized under the laws of any part of the Netherlands or any other jurisdiction outside the United States, the description of items of property referred to in clauses (a) through (e) above shall be subject to adjustment to reflect the classification of assets used under the laws of the applicable part of such jurisdiction and to reflect the categories of assets that are subject to the security documents governing such Guarantors.

        "Primary Notes Collateral" means all of the tangible and intangible properties and assets at any time owned or acquired by Stream or any Guarantor, except:

  (1)
  Primary ABL Collateral; and

  (2)
  Excluded Assets.

        "Principals" means (1) Ares Management LLC, a Delaware limited liability company, (2) Providence Equity Partners, a limited partnership, (3) Ayala Corporation, a Philippine corporation and (4) R. Scott Murray.

        "Priority Lien" means a Lien granted by a security document to the collateral trustee, at any time, upon any property of Stream or any Guarantor to secure Priority Lien Obligations.

        "Priority Lien Cap" means, as of any date of determination, the amount of Priority Lien Debt that may be incurred by Stream such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom, the Priority Lien Debt Ratio would not exceed 2.5 to 1.0.

        "Priority Lien Debt" means:

  (1)
  the notes initially issued by Stream under the indenture; and

  (2)
  additional notes issued under any indenture or other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of Stream that is secured equally and ratably with the notes by a Priority Lien on Collateral that was permitted to be incurred and secured under each applicable Secured Debt Document; provided, in the case of any additional notes or other Indebtedness referred to in this clause (2), that:

  (a)
  on or before the date on which such additional notes are issued or Indebtedness is incurred by Stream, such additional notes or other Indebtedness, as applicable, is designated by Stream, in an Officers' Certificate delivered to each Priority Lien Representative and the collateral trustee, as "Priority Lien Debt" for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Subordinated Lien Debt and Priority Lien Debt and no Series of Secured Debt may be designated as both ABL Debt and Priority Lien Debt;

  (b)
  such additional notes are or such Indebtedness is governed by an indenture or a credit agreement, as applicable, or other agreement that includes a Lien Sharing and Priority Confirmation;

  (c)
  all requirements set forth in the collateral trust agreement as to the confirmation, grant or perfection of the collateral trustee's Lien to secure such additional notes or such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if Stream delivers to the collateral trustee an Officers' Certificate stating that such requirements and other provisions have been satisfied and that such notes or such Indebtedness is "Priority Lien Debt"); and

  (d)
  the collateral agent or other representative with respect to such Indebtedness, the ABL Collateral Agent, the collateral trustee, Stream and each applicable Subsidiary have duly executed and delivered the intercreditor agreement (or a joinder to the intercreditor agreement or a new intercreditor agreement, substantially similar to the intercreditor agreement, as in effect on the date of the indenture) as well as any documentation required to effect the agreed upon priority of the Netherlands Primary Notes Collateral.

        "Priority Lien Debt Ratio" means, as of any date of determination, the ratio of the principal amount of Priority Lien Debt of Stream and its Restricted Subsidiaries as of that date to Stream's

Consolidated EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, with such adjustments to the principal amount of Priority Lien Debt and Consolidated EBITDA as are consistent with the adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "Priority Lien Documents" means the indenture and any additional indenture, credit facility or other agreement pursuant to which any Priority Lien Debt is incurred and the security documents related thereto (other than any security documents that do not secure Priority Lien Obligations).

        "Priority Lien Obligations" means Priority Lien Debt and all other Obligations in respect thereof.

        "Priority Lien Representative" means (1) the collateral trustee, in the case of the notes, or (2) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of such Series of Priority Lien Debt (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt.

        "Pro Forma Cost Savings" means, with respect to any period, the reduction in net costs and related adjustments that (1) were directly attributable to an acquisition (including the 2009 Acquisition), Investment, disposition, merger, consolidation or discontinued operation or other specified action that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the date of the indenture, (2) were actually implemented in connection with or as a result of the subject acquisition (including the 2009 Acquisition), Investment, disposition, merger, consolidation or discontinued operation or other specified action within six months after the date thereof and prior to the Calculation Date that are supportable and quantifiable by the underlying accounting records or (3) relate to an acquisition (including the 2009 Acquisition), Investment, disposition, merger, consolidation or discontinued operation or other specified action and that Stream reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the closing of the acquisition, Investment, disposition, merger, consolidation or discontinued operation or specified action and, in the case of each of (1), (2) and (3), are described, as provided below, in an Officers' Certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be established by a certificate delivered to the trustee from Stream's Chief Executive Officer or Chief Financial Officer that outlines the specific actions taken or to be taken and the net cost savings achieved or to be achieved from each such action and, in the case of clause (3) above, that states such savings have been determined in management's reasonable judgment to be probable based on information then available.

        "Qualified Equity Offering" means any public or private placement of Capital Stock (other than Disqualified Stock) of Stream (other than Capital Stock sold to Stream or a Subsidiary of Stream).

        "Related Party" means (1) with respect to Ares Management LLC, Providence Equity Partners or Ayala Corporation, (a) any investment fund under common control or management with either Ares Management LLC, Providence Equity Partners or Ayala Corporation, or any of their respective Affiliates, (b) any controlling stockholder, general partner or member of either Ares Management LLC, Providence Equity Partners or Ayala Corporation or any of their respective Affiliates, and (c) any trust, corporation, limited liability company or other entity, the beneficiaries, stockholders, members, general partners or Persons Beneficially Owning an 80% or more interest of which consist of either Ares Management LLC, Providence Equity Partners or Ayala Corporation and/or the Persons referred to in the immediately preceding clauses (a) and (b) and (2) with respect to R. Scott Murray (a) his spouse, (b) his descendants and any member of his immediate family, including in each case stepchildren and family members by adoption, (c) his heirs at law and his estate and the beneficiaries thereof, (d) any charitable foundation created by R. Scott Murray, and (e) any trust, corporation, limited liability company, partnership or other entity, the beneficiaries, stockholders, members, general partners, owners or Persons Beneficially Owning a majority of the interests of which consist of R. Scott Murray, and/or one or more of the Persons referred to in the immediately preceding clauses (a) through (d); provided that any Person in the immediately preceding clauses (a) through (e) shall only be deemed to be a Related Party to the extent that such Person's Voting Stock of the Company or the Parent was received from R. Scott Murray or any Person referred to in the immediately preceding clauses (a), (b) or (c).

        "Required Priority Lien Debtholders" means, at any time, the holders of a majority in aggregate principal amount of all Priority Lien Debt then outstanding, calculated in accordance with the provisions described in "—The Collateral Trust Agreement—Voting." For purposes of this definition, Priority Lien Debt registered in the name of, or Beneficially Owned by, Stream, any Guarantor or any Affiliate of Stream or any Guarantor will be deemed not to be outstanding.

        "Required Subordinated Lien Debtholders" means, at any time, the holders of a majority in aggregate principal amount of all Subordinated Lien Debt then outstanding, calculated in accordance with the provisions described in "—The Collateral Trust Agreement—Voting." For purposes of this definition, Subordinated Lien Debt registered in the name of, or Beneficially Owned by, Stream, any Guarantor or any Affiliate of Stream or any Guarantor will be deemed not to be outstanding.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Sale of a Guarantor" means (1) any Asset Sale to the extent involving a sale, lease, conveyance or other disposition of the Capital Stock of a Guarantor or (2) the issuance of Equity Interests by a Guarantor, other than (a) an issuance of Equity Interests by a Guarantor to Stream or another Restricted Subsidiary of Stream, (b) directors' qualifying shares, or (c) Investments by foreign nationals mandated by applicable law.

        "Sale of Primary Notes Collateral" means any Asset Sale to the extent involving a sale, lease, conveyance or other disposition of Primary Notes Collateral.

        "Secured Debt" means Priority Lien Debt and Subordinated Lien Debt.

        "Secured Debt Documents" means the Priority Lien Documents and the Subordinated Lien Documents.

        "Secured Debt Representative" means each Priority Lien Representative, collateral agent or other representative in respect of any ABL Debt Obligations and Subordinated Lien Representative.

        "security documents" means the collateral trust agreement, the intercreditor agreement, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, collateral agency agreements, debentures, control agreements or other grants or transfers for security executed and delivered by Stream or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the collateral trustee, securing Secured Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions described above under the caption "—The Collateral Trust Agreement—Amendment of Security Documents."

        "Series of ABL Debt" means, severally, the ABL Credit Facility and any Credit Facility and other Indebtedness that constitutes ABL Debt Obligations.

        "Series of Priority Lien Debt" means, severally, the notes and any additional notes, any Credit Facility (other than the ABL Credit Facility) and other Indebtedness that constitutes Priority Lien Debt.

        "Series of Secured Debt" means each Series of Subordinated Lien Debt and each Series of Senior Debt.

        "Series of Senior Debt" means each Series of ABL Debt and each Series of Priority Lien Debt.

        "Series of Subordinated Lien Debt" means, severally, each issue or series of Subordinated Lien Debt for which a single transfer register is maintained.

        "Significant Subsidiary" means any Subsidiary that would constitute a "significant subsidiary" within the meaning of Article 1, Rule 1-02 of Regulation S-X under the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Special Interest" means all special interest then owing pursuant to the registration rights agreement.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Stockholders' Agreement" means the stockholders agreement, dated August 14, 2009, as amended as of the date of the indenture, among Stream, Ares Corporate Opportunities Fund II, L.P., a Delaware limited partnership, NewBridge International Investment Ltd., a British Virgin Islands company, EGS Dutchco B.V., a corporation organized under the laws of the Netherlands, Trillium Capital LLC, a Delaware limited liability company, and R. Scott Murray.

        "Stockholders' Registration Rights Agreement" means the amended and restated registration rights agreement, dated as of August 14, 2009, as amended, among Ares Corporate Opportunities Fund II, L.P., a Delaware limited partnership, NewBridge International Investment Ltd., a British Virgin Islands company, EGS Dutchco B.V., a corporation organized under the laws of the Netherlands, Trillium Capital LLC, a Delaware limited liability company, R. Scott Murray and certain founding stockholders of Stream.

        "Subordinated Lien" means a Lien granted by a security document to the collateral trustee, at any time, upon any Collateral of Stream or any Guarantor to secure Subordinated Lien Obligations.

        "Subordinated Lien Cap" means, as of any date of determination, the amount of Subordinated Lien Debt that may be incurred by Stream or any Guarantor such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom the Subordinated Lien Debt Ratio would not exceed 3.0 to 1.0.

        "Subordinated Lien Debt" means any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of Stream or any Guarantor that is secured on a subordinated basis to the Priority Lien Debt by a Subordinated Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

  (1)
  on or before the date on which such Indebtedness is incurred by Stream or such Guarantor, such Indebtedness is designated by Stream and such Guarantor, as applicable, in an Officers' Certificate delivered to each Subordinated Lien Representative and the collateral trustee, as "Subordinated Lien Debt" for the purposes of the indenture or Credit Facility and the collateral trust agreement; provided that no Series of Secured Debt may be designated as both Subordinated Lien Debt and Priority Lien Debt;

  (2)
  such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

  (3)
  all requirements set forth in the collateral trust agreement as to the confirmation, grant or perfection of the collateral trustee's Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (3) will be conclusively established if Stream delivers to the collateral trustee an Officers' Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is "Subordinated Lien Debt").

        "Subordinated Lien Debt Ratio" means, as of any date of determination, the ratio of (1) the principal amount of Priority Lien Debt, plus (2) the principal amount of Subordinated Lien Debt of Stream and its Restricted Subsidiaries as of that date to Stream's Consolidated EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, with such adjustments to the principal amount of Priority Lien Debt, the principal amount of Subordinated Lien Debt and Consolidated EBITDA as are consistent with the adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio."

        "Subordinated Lien Documents" means, collectively, any indenture, credit agreement or other agreement governing each Series of Subordinated Lien Debt and the security documents related thereto (other than any security documents that do not secure Subordinated Lien Obligations).

        "Subordinated Lien Obligations" means Subordinated Lien Debt and all other Obligations in respect thereof.

        "Subordinated Lien Representative" means, in the case of any future Series of Subordinated Lien Debt, the trustee, agent or representative of the holders of such Series of Subordinated Lien Debt who maintains the transfer register for such Series of Subordinated Lien Debt and (1) is appointed as a Subordinated Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Subordinated Lien Debt, together with its successors in such capacity, and (2) has become a party to the collateral trust agreement by executing a joinder in the form required under the collateral trust agreement.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Transaction Costs" means any one-time charges incurred in connection with the Transactions described in the 2009 Offering Circular under the caption "Summary—Transactions," including any one-time charges incurred in connection with the write-off of unamortized debt issuance costs relating to Indebtedness retired in the Transactions described in the 2009 Offering Circular under the caption "Summary—Transactions."

        "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

        "Unrestricted Subsidiary" means any Subsidiary of Stream that is designated by the Board of Directors of Stream as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  except as permitted by the covenant described above under the caption "—Certain Covenants—Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding with Stream or any Restricted Subsidiary of Stream unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Stream or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Stream;

  (3)
  is a Person with respect to which neither Stream nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Stream or any of its Restricted Subsidiaries.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation or face value, including payment at final maturity or redemption, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal or liquidation or face value amount of such Indebtedness or Disqualified Stock.

        "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or Investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following summary describes U.S. federal income tax considerations relating to the exchange of old notes that were purchased pursuant to their original issue for exchange notes, but does not address any other aspects of U.S. federal income tax consequences to holders of the old notes or exchange notes. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as financial institutions, broker-dealers, insurance companies, regulated investment companies, real estate investment trusts, cooperatives, traders in securities who elect to apply a mark-to-market method of accounting, persons that have a functional currency other than the U.S. Dollar, expatriates, tax-exempt organizations, or persons that are, or hold their notes through, partnerships or other pass-through entities), or to persons who hold the notes as part of a straddle, hedge, conversion, synthetic security, or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. In addition, this discussion does not address the consequences of the alternative minimum tax, or any state, local or foreign tax consequences or any tax consequences other than U.S. federal income tax consequences. This summary deals only with exchange notes held as capital assets within the meaning of the Code (generally, property held for investment).

        Holders should consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including U.S. federal gift and estate tax laws, and any tax treaties.

Exchange Offer

        The exchange of old notes for exchange notes pursuant to the exchange offer should not constitute a taxable event for United States federal income tax purposes. As a result, (1) a holder should not recognize a taxable gain or loss as a result of exchanging such holder's old notes for exchange notes; (2) the holding period of the exchange notes should include the holding period of the old notes exchanged therefor; (3) the adjusted tax basis of the exchange notes should be the same as the adjusted tax basis of the old notes exchanged therefor immediately before such exchange; and (4) the adjusted issue price of the exchange notes will be the same as the adjusted issue price of the old notes exchanged therefor immediately before such exchange.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days following the effective date of the registration statement, of which this prospectus is a part, or such longer period if extended, we will make this prospectus available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Furthermore, any broker-dealer that acquired any of the old notes directly from us:

  •
  cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988) and Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991), as interpreted in the SEC's letter in Shearman & Sterling, SEC no-action letter (July 2, 1983); and

  •
  in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

        We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain types of liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity and enforceability of the exchange notes and the related guarantees will be passed upon for us by Proskauer Rose LLP, Los Angeles, California, Fennemore Craig, P.C., Phoenix, Arizona, and Loyens & Loeff N.V., Amsterdam, The Netherlands.

EXPERTS

        The consolidated financial statements and schedule of Stream Global Services, Inc. at December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012 appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we are offering. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.

        We file reports, proxy and information statements, and other information with the SEC. You may read and copy this information at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Copies of all or any part of the registration statement may be obtained from the SEC's offices upon payment of fees prescribed by the SEC. The SEC maintains an Internet site that contains periodic and current reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC's website is www.sec.gov.

        We make available free of charge on our Internet address www.stream.com our annual, quarterly and current reports, and amendments to these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Stream Global Services, Inc.

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of Stream Global Services, Inc.

        We have audited the accompanying consolidated balance sheets of Stream Global Services, Inc. as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Stream Global Services, Inc. at December 31, 2012 and 2011, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
February 26, 2013, except for the presentation of the Consolidated Statements of Comprehensive Income (Loss), discussed in Note 3 to the consolidated financial statements, as to which the date is June 3, 2013

STREAM GLOBAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$18,735	$23,248
Accounts receivable, net of allowance for bad debts of $0 and $263 at December 31, 2012 and 2011, respectively	164,929	165,963
Income taxes receivable	2,282	644
Deferred income taxes	8,586	13,061
Prepaid expenses and other current assets	18,140	14,117

Total current assets	212,672	217,033
Equipment and fixtures, net	96,851	87,611
Deferred income taxes	3,483	3,711
Goodwill	226,749	226,749
Intangible assets, net	52,340	66,671
Other assets	11,933	14,921

Total assets	$604,028	$616,696

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$16,359	$12,489
Accrued employee compensation and benefits	58,035	60,310
Other accrued expenses	20,677	28,429
Income taxes payable	1,115	1,919
Current portion of long-term debt	5,333	453
Current portion of capital lease obligations	9,279	10,743
Other current liabilities	5,387	6,251

Total current liabilities	116,185	120,594
Long-term debt, net of current portion	240,354	239,774
Capital lease obligations, net of current portion	5,967	9,964
Deferred income taxes	15,673	19,103
Other long-term liabilities	15,953	13,817

Total liabilities	394,132	403,252
Commitments and contingencies (Note 12 and 17):
Stockholders' equity:
Voting common stock, par value $0.001 per share, 1 share authorized and outstanding	—	—
Additional paid-in-capital	336,572	332,960
Accumulated deficit	(120,031)	(107,084)
Accumulated other comprehensive loss	(6,645)	(12,432)

Total stockholders' equity	209,896	213,444

Total liabilities and stockholders' equity	$604,028	$616,696

See accompanying notes to consolidated financial statements.

STREAM GLOBAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Year Ended December 31,
	2012	2011	2010
Revenue	$860,311	$846,907	$800,173
Direct cost of revenue	502,050	494,426	469,537

Gross profit	358,261	352,481	330,636
Operating expenses:
Selling, general and administrative expenses	261,069	266,252	265,705
Severance, restructuring and other charges, net	14,401	10,769	11,899
Depreciation and amortization expense	59,068	60,322	65,903

Total operating expenses	334,538	337,343	343,507

Income (loss) from operations	23,723	15,138	(12,871)
Other expenses, net:
Foreign currency loss (gain)	1,377	3,902	(508)
Interest expense, net	30,026	28,780	30,720

Total other expenses, net	31,403	32,682	30,212

Loss before provision for income taxes	(7,680)	(17,544)	(43,083)
Provision for income taxes	5,267	6,093	10,392

Net loss	$(12,947)	$(23,637)	$(53,475)

See accompanying notes to consolidated financial statements.

STREAM GLOBAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	Year Ended December 31,
	2012	2011	2010
Net loss	$(12,947)	$(23,637)	$(53,475)
Other comprehensive income (loss):
Change in unrealized gain (loss) on forward exchange contracts, net of tax	5,689	(7,764)	5,445
Change in cumulative translation adjustment(1)	98	(3,561)	(2,820)

Comprehensive loss	$(7,160)	$(34,962)	$(50,850)

(1)
During the year ended December 31, 2012, we substantially liquidated our investment in our subsidiary in Costa Rica. Accordingly, we recognized $228 from cumulative translation adjustment to other foreign currency loss in our statement of operations. There were no sales or liquidations of investments in foreign entities during the other periods presented. Therefore, there is no adjustment for 2011 and 2010.

See accompanying notes to consolidated financial statements.

STREAM GLOBAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(In thousands)

	Common Stock
					Accumulated Other Comprehensive Income (Loss)
	Shares	Par Value	Additional Paid in Capital	Accumulated Deficit		Total
Balances at December 31, 2009	1	$—	$337,115	$(29,972)	$(3,732)	$303,411
Net loss	—	—	—	(53,475)	—	(53,475)
Currency translation adjustment	—	—	—	—	(2,820)	(2,820)
Unrealized gain on derivatives, net of tax	—	—	—	—	5,445	5,445
Common stock issued for pre-emptive rights	—	—	80	—	—	80
Warrant exercises	—	—	2,306	—	—	2,306
Stock option exercises and vesting of restricted stock	—	—	192	—	—	192
Stock-based compensation expense	—	—	6,429	—	—	6,429
Taxes withheld on restricted stock	—	—	(242)	—	—	(242)
Repurchase of warrants	—	—	(1,608)	—	—	(1,608)

Balances at December 31, 2010	1	$—	$344,272	$(83,447)	$(1,107)	$259,718
Net loss	—	—	—	(23,637)	—	(23,637)
Currency translation adjustment	—	—	—	—	(3,561)	(3,561)
Unrealized loss on derivatives, net of tax	—	—	—	—	(7,764)	(7,764)
Stock-based compensation expense	—	—	2,356	—	—	2,356
Taxes withheld on restricted stock	—	—	(23)	—	—	(23)
Repurchase of common stock	—	—	(13,645)	—	—	(13,645)

Balances at December 31, 2011	1	$—	$332,960	$(107,084)	$(12,432)	$213,444
Net loss	—	—	—	(12,947)	—	(12,947)
Currency translation adjustment	—	—	—	—	98	98
Unrealized gain on derivatives, net of tax	—	—	—	—	5,689	5,689
Stock-based compensation expense	—	—	3,623	—	—	3,623
Taxes withheld on restricted stock	—	—	(11)	—	—	(11)

Balances at December 31, 2012	1	$—	$336,572	$(120,031)	$(6,645)	$209,896

See accompanying notes to consolidated financial statements

STREAM GLOBAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2012	2011	2010
Operating Activities:
Net loss	$(12,947)	$(23,637)	$(53,475)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	59,068	60,322	65,903
Amortization of bond discount and debt issuance costs	4,460	3,997	3,579
Deferred taxes	381	811	3,125
Loss on impairment or disposal of assets	445	455	2,884
Noncash stock compensation	3,623	2,356	6,429
Other noncash adjustments	(228)	—	—
Changes in operating assets and liabilities:
Accounts receivable	1,843	13,932	(8,401)
Income taxes receivable	(223)	(885)	1,732
Prepaid expenses and other current assets	(742)	800	4,050
Other assets	(1,058)	744	1,398
Accounts payable	3,828	1,754	(2,539)
Accrued expenses and other liabilities	(6,483)	(10,534)	(2,241)

Net cash provided by operating activities	51,967	50,115	22,444
Investing Activities:
Additions to equipment and fixtures	(48,701)	(39,312)	(22,904)

Net cash used in investing activities	(48,701)	(39,312)	(22,904)
Financing Activities:
Net borrowings (payments) on line of credit (Note 12)	(10,075)	20,250	9,004
Proceeds from issuance of debt	14,819	1,300	—
Payments on long-term debt	(1,244)	(231)	(90)
Payments of capital lease obligations	(12,290)	(10,685)	(7,529)
Proceeds from capital leases	630	—	1,669
Proceeds from exercise of warrants	—	—	2,307
Proceeds from issuance of common stock related to pre-emptive rights and stock options	—	—	268
Tax payments on withholding of restricted stock	(11)	(23)	(233)
Repurchase of warrants	—	—	(1,608)
Repurchase of common stock	—	(13,645)	—

Net cash provided by (used in) financing activities	(8,171)	(3,034)	3,788
Effect of exchange rates on cash and cash equivalents	392	(3,010)	233

Net increase (decrease) in cash and cash equivalents	(4,513)	4,759	3,561
Cash and cash equivalents, beginning of period	23,248	18,489	14,928

Cash and cash equivalents, end of period	$18,735	$23,248	$18,489

Supplemental Cash Flow Information:
Cash paid for interest	$26,158	$25,908	$25,664
Cash paid for income taxes	7,787	9,776	10,550
Noncash Financing Activities:
Capital lease financing	6,043	11,772	8,219

See accompanying notes to consolidated financial statements.

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

(In thousands)

Note 1—Our History and Summary of Various Transactions

        Stream Global Services, Inc. ("we", "us", "Stream", the "Company" or "SGS") is a corporation organized under the laws of the State of Delaware. We were incorporated on June 26, 2007. We consummated our initial public offering in October 2007. In October 2009, we acquired EGS Corp., a Philippines corporation ("EGS") in a stock-for-stock exchange.

        On April 27, 2012, Stream Acquisition, Inc., a Delaware corporation ("MergerSub") wholly-owned by SGS Holdings LLC (now SGS Holdings, Inc.) ("Parent"), entered into a Contribution and Exchange Agreement, pursuant to which Parent contributed 73,094 SGS shares (approximately 96.2% of all outstanding SGS shares) to MergerSub. Immediately thereafter, MergerSub effected a merger (the "Merger") pursuant to which MergerSub was merged with and into the Company, with the Company continuing as the surviving corporation. As a result of the Merger, the Company became a wholly-owned subsidiary of Parent, which is controlled by affiliates of Ares Corporate Opportunities Fund II, L.P., EGS Dutchco B.V. and NewBridge International Investments Ltd. (collectively, the "Sponsors").

        The Sponsors constitute a group of stockholders who, prior to the time of and following the Merger, held a majority of the voting ownership of SGS through a parent entity. Since 2009, the Sponsors have been parties to a stockholders agreement related to the investment in SGS that provides for, among other things, the composition of the board of directors of SGS and certain voting and governance rights of SGS. The Merger was a common control transaction as defined in Emerging Issues Task Force ("EITF") Issue No. 02-5, Definition of "Common Control" in Relation to Accounting Standards Codification ("ASC") 805, Business Combinations ("ASC 805"). The Sponsors represent a group of stockholders that hold more than 50% of the voting ownership interest of each entity and contemporaneous written evidence of an agreement to vote a majority of the entities' shares in concert existed at the time of the Merger. Accordingly, the Merger has been accounted for at the carrying amounts of the equity interests transferred. Therefore, there was no change in the basis of the assets and liabilities of the Company. Equity accounts have been retroactively presented to show the common shares as a result of the Merger.

Note 2—Our Business

        We are a global business process outsourcing ("BPO") service provider specializing in customer relationship management ("CRM"), including sales, customer care and technical support primarily for Fortune 1000 companies. Our clients include multinational computing/hardware, telecommunications service providers, software/networking, entertainment/media, retail, travel and financial services companies. Our service programs are delivered through a set of standardized best practices and sophisticated technologies by a highly skilled multilingual workforce with the ability to support 35 languages across approximately 51 service centers in 22 countries. We continue to expand our global presence and service offerings to increase revenue, improve operational efficiencies and drive brand loyalty for our clients.

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 3—Retrospective Application of Accounting Standard

        In June 2011, the FASB amended its guidance on the presentation of comprehensive income (loss). Under the amended guidance, an entity has the option to present comprehensive income (loss) in either one or two consecutive financial statements. The Company decided to present comprehensive income (loss) in two consecutive financial statements. The amendment became effective retrospectively for the Company's interim period ended March 31, 2012.

        In December 2011, the FASB issued additional guidance related to the presentation of other comprehensive income. This guidance is intended to allow the FASB time to reconsider whether it is necessary to require entities to present the effects of reclassifications out of accumulated other comprehensive income in both the statement in which net income is presented and the statement in which other comprehensive income is presented. This guidance defers the effective date of only those provisions in the other comprehensive income guidance that relate to the presentation of reclassification adjustments out of other comprehensive income and reinstates the previous requirements to present reclassification adjustments either on the face of the statement in which other comprehensive income is reported or to disclose them in a note to the financial statements. The amendments in this new guidance became effective at the same time as the amendments in the other comprehensive income guidance explained above. The Company's adoption of this standard did not have a material impact on the Company's financial position, results of operations or cash flows.

        Effective January 1, 2013, the Company became a non-accelerated filer and is required to provide balance sheets as of the two most recent fiscal years and statements of operations, statements of comprehensive income (loss), statements of stockholders' equity and statements of cash flows for the three most recent fiscal years. Prior to January 1, 2013, the Company was a "smaller reporting company." As such, the Company is revising its financial statements and other information included in the Annual Report on Form 10-K for the year ended December 31, 2012 (the "2012 Form 10-K") to provide statements of operations, statements of comprehensive income (loss), statements of stockholders' equity and statements of cash flows for the fiscal year ended December 31, 2010 and these retrospectively applied changes in accounting principles or basis of presentation for such fiscal year.

Note 4—Basis of Presentation

        Our consolidated financial statements as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011, and 2010 include our accounts and those of our wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation. Certain reclassifications have been made to cash and accounts payable in the December 31, 2011 consolidated financial statements to conform to the 2012 financial statement presentation. The reclassifications have no impact on net loss.

        In compliance with ASC 810, Consolidation ("ASC 810"), the Company analyzes its contractual arrangements to determine whether they represent variable interests in a variable interest entity ("VIE") and, if so, whether the Company is the primary beneficiary. ASC 810 requires the Company to consolidate a VIE if the Company is determined to be the primary beneficiary regardless of ownership

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 4—Basis of Presentation (Continued)

of voting shares. The Company is the primary beneficiary of a VIE in China, which it consolidates. The assets, liabilities and obligations of the VIE are not material to these consolidated financial statements.

        Results of operations for the year ended December 31, 2012 comprise the results of SGS and MergerSub. As a result of the Merger, all treasury stock was cancelled. 75,955 shares of the Company's common stock were cancelled and 1 share of the Company's common stock was reissued. The equity accounts have been retroactively adjusted for the effects of the Merger. MergerSub had no activities and all results presented are those of SGS. We have evaluated subsequent events through the date these financial statements were issued.

Note 5—Summary of Significant Accounting Policies

Use of Estimates

        The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S. ("GAAP") requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities, disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. On an on-going basis, we evaluate our estimates including those related to revenue recognition, the allowance for bad debts, derivatives and hedging activities, income taxes including the valuation allowance for deferred tax assets, valuation of long-lived assets, self-insurance reserves, contingencies, litigation and restructuring liabilities, and goodwill and other intangible assets. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ materially from these estimates under different assumptions or conditions.

Cash Equivalents

        We consider all highly liquid investments with maturities at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents of $14,059 and $15,762 at December 31, 2012 and 2011, respectively, were held in international locations and may be subject to additional taxes if repatriated to the United States. Cash balances held in foreign currency are also subject to fluctuation in their exchange rate if and when converted to U.S. Dollars.

Accounts Receivable and Concentration of Credit Risk

        Financial instruments that potentially subject us to significant concentrations of credit risk are principally accounts receivable. Services are provided to clients throughout the world and in various currencies. Amounts included in accounts receivable are incurred and billable at December 31, 2012.

        We extend credit to our clients in the normal course of business. We do not require collateral from our clients. We evaluate the collectability of our accounts receivable based on a combination of factors that include the payment history and financial stability of our clients, our clients' future plans and various market conditions. In circumstances where we are aware of a specific client's inability to meet

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 5—Summary of Significant Accounting Policies (Continued)

its financial obligations, we record a specific reserve against amounts due. Historically, we have not experienced significant losses on uncollectible accounts receivable. We have a reserve for doubtful accounts of zero and $263 as of December 31, 2012 and 2011, respectively. We did record a bad debt provision of zero, zero, and $162 for the years ended December 31, 2012, 2011, and 2010, respectively.

Equipment & Fixtures and Operating Leases

        Equipment and fixtures are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Furniture and fixtures are depreciated over a five-year life, software over a three- to five-year life and equipment generally over a three- to five-year life. Leasehold improvements are depreciated over the shorter of their estimated useful life or the remaining term of the initial lease. Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease and is recorded in depreciation and amortization expense. Repair and maintenance costs are expensed as incurred.

        The carrying value of equipment and fixtures to be held and used is evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable in accordance with the authoritative guidance. An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition does not exceed its carrying amount. The amount of the impairment loss, if any, is measured as the amount by which the carrying value of the asset exceeds its estimated fair value, which is generally determined based on appraisals or sales prices of comparable assets. Occasionally, we redeploy equipment and fixtures from underutilized centers to other locations to improve capacity utilization if it is determined that the related undiscounted future cash flows in the underutilized centers would not be sufficient to recover the carrying amount of these assets.

        All of our facilities are leased with lease terms ranging from less than one year to eight years. Amortization of leasehold improvements is recorded ratably over the lesser of the life of the lease or the economic life of the assets. Where we have negotiated rent holidays and landlord or tenant incentives, we record them ratably over the initial term of the operating lease, which commences upon execution of the lease. We estimate fair value of our asset retirement obligations associated with the retirement of tangible long-lived assets such as property and equipment when the long-lived asset is acquired, constructed, developed or through normal operations. We depreciate leasehold improvements over the initial lease term.

Goodwill and Other Intangible Assets

        In accordance with the authoritative guidance, goodwill is reviewed for impairment annually and on an interim basis if events or changes in circumstances between annual tests indicate that an asset might be impaired. Impairment occurs when the carrying amount of goodwill exceeds its estimated fair value. We operate in one reporting unit, which is the basis for impairment testing of all goodwill. We utilize internally developed models to estimate our expected future cash flows in connection with our

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 5—Summary of Significant Accounting Policies (Continued)

estimate of fair value of the reporting unit in the evaluation of goodwill. The key assumptions in our model consist of numerous factors including the discount rate, terminal value, growth rate and the achievability of our longer term financial results. Intangible assets with a finite life are recorded at cost and amortized using their projected cash flows over their estimated useful life. Client lists and relationships are amortized over periods up to ten years, market adjustments related to facility leases are amortized over the term of the respective lease and developed software is amortized over five years. Brands and trademarks are not amortized as their life is indefinite. In accordance with the authoritative guidance, indefinite-lived intangible assets are reviewed for impairment annually and on an interim basis if events or changes in circumstances between annual tests indicate that an asset might be impaired.

        The carrying value of finite-lived intangibles is evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable in accordance with the authoritative guidance. An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition does not exceed its carrying amount. The amount of the impairment loss, if any, is measured as the amount by which the carrying value of the asset exceeds its estimated fair value, which is generally determined based on appraisals or sales prices of comparable assets.

Financial Information Regarding Segment Reporting

        We have one reportable segment and, therefore, all segment-related financial information required by the authoritative guidance is included in the consolidated financial statements. The reportable segment reflects our operating and reporting structure.

Revenue Recognition

        We generate revenue based primarily on the amount of time our agents devote to a client's program. Revenue is recognized as services are provided. The majority of our revenue is from multi-year contracts and we expect that trend to continue. However, we do provide certain client programs on a short-term basis.

        Our policy is to recognize revenue when the applicable revenue recognition criteria have been met, which generally include the following:

  Persuasive evidence of an arrangement—We use a legally binding contract signed by the client as evidence of an arrangement. We consider the signed contract to be the most persuasive evidence of the arrangement.

  Delivery has occurred or services rendered—Delivery has occurred based on the billable time or transactions processed by each support professional, as defined in the client contract. The rate per billable time or transaction is based on a pre-determined contractual rate. Contractually pre-determined quality and performance metrics may adjust the amount of revenue recognized.

  Fee is fixed or determinable—We assess whether the fee is fixed or determinable at the outset of the arrangement, primarily based on the payment terms associated with the transaction. Our

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 5—Summary of Significant Accounting Policies (Continued)

  standard payment terms are normally within 90 days. Our experience has been that we are generally able to determine whether a fee is fixed or determinable.

  Collection is probable—We assess the probability of collection from each client at the outset of the arrangement based on a number of factors, including the client's payment history and its current creditworthiness. If in our judgment collection of a fee is not probable, we do not record revenue until the uncertainty is removed, which generally means revenue is recognized upon our receipt of the cash payment. Our experience has been that we are generally able to estimate whether collection is probable.

Direct Cost of Revenue

        We record the costs specifically associated with client billable programs identified in a client statement of work as direct cost of revenue. These costs include direct labor wages and benefits of service professionals in our call centers as well as reimbursable expenses such as telecommunication charges. The most significant portion of our direct cost of revenue is attributable to employee compensation, benefits and payroll taxes. These costs are expensed as they are incurred. Direct costs are affected by prevailing wage rates in the countries in which they are incurred and are subject to the effects of foreign currency fluctuations, net of the impact of any cash flow hedges.

Operating Expenses

        Our operating expenses consist of all expenses of operations other than direct costs of revenue, such as payroll and related costs, stock-based compensation, information technology, telecommunications, sales and marketing costs, finance, human resource management and other functions and service center operational expenses such as facility, operations and training and depreciation and amortization.

Income Taxes

        We recognize income taxes in accordance with the authoritative guidance, which requires recognition of deferred assets and liabilities for the future income tax consequence of transactions that have been included in the consolidated financial statements or tax returns. Under this method deferred tax assets and liabilities are determined based on the difference between the carrying amounts of assets and liabilities for financial reporting purposes, and the amounts used for income tax, using the enacted tax rates for the year in which the differences are expected to reverse. We provide valuation allowances against deferred tax assets whenever we believe it is more likely than not, based on available evidence, that the deferred tax asset will not be realized. Further we provide for the accounting for uncertainty in income taxes recognized in financial statements and the impact of a tax position in the financial statements if that position is more likely than not of being sustained by the taxing authority.

        Earnings of our foreign subsidiaries are designated as indefinitely reinvested outside the U.S. If required for our operations in the U.S., most of the cash held abroad could be repatriated to the U.S. but, under current law, would be subject to U.S. federal income taxes (subject to an adjustment for

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 5—Summary of Significant Accounting Policies (Continued)

foreign tax credits). Currently, we do not anticipate a need to repatriate these funds to our U.S. operations.

Contingencies

        We consider the likelihood of various loss contingencies, including non-income tax and legal contingencies arising in the ordinary course of business, and our ability to reasonably estimate the range of loss in determining loss contingencies. An estimated loss contingency is accrued in accordance with the authoritative guidance when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. We regularly evaluate current information available to determine whether such accruals should be adjusted.

Foreign Currency Translation and Derivative Instruments

        The assets and liabilities of our foreign subsidiaries, whose functional currency is their local currency, are translated at the exchange rate in effect on the reporting date, and income and expenses are translated at the average exchange rate during the period. The net effect of translation gains and losses is not included in determining net income (loss), but is reflected in accumulated other comprehensive income (loss) as a separate component of stockholders' equity until the sale or until the liquidation of the net investment in the foreign subsidiary. Foreign currency transaction gains and losses are included in determining net income (loss), and are categorized as "Other income (expense)".

        We account for financial derivative instruments utilizing the authoritative guidance. We generally utilize forward contracts expiring within one to 18 months to reduce our foreign currency exposure due to exchange rate fluctuations on forecasted cash flows denominated in non-functional foreign currencies. Upon proper designation, certain of these contracts are accounted for as cash-flow hedges, as defined by the authoritative guidance. These contracts are entered into to protect against the risk that the value of the eventual cash flows resulting from such transactions will be adversely affected by changes in exchange rates. In using derivative financial instruments to hedge exposures to changes in exchange rates, we expose ourselves to counterparty credit risk. We do not believe that we are exposed to a concentration of credit risk with our derivative financial instruments as the counterparties are well established institutions and counterparty credit risk information is monitored on an ongoing basis.

        All derivatives, including foreign currency forward contracts, are recognized in "Other current assets" or "Other current liabilities" on the balance sheet at fair value. Fair values for our derivative financial instruments are based on quoted market prices of comparable instruments or, if none are available, on pricing models or formulas using current market and model assumptions. On the date the derivative contract is entered into, we determine whether the derivative contract should be designated as a cash flow hedge. Changes in the fair value of derivatives that are highly effective and designated as cash flow hedges are recorded in "Accumulated other comprehensive income (loss)", until the forecasted underlying transactions occur. To date we have not experienced any hedge ineffectiveness of our cash flow hedges that we intended to be effective. Any realized gains or losses resulting from the cash flow hedges are recognized together with the hedged transaction within "Direct cost of revenue". Cash flows from the derivative contracts are classified within "Cash flows from operating activities".

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 5—Summary of Significant Accounting Policies (Continued)

Ineffectiveness is measured based on the change in fair value of the forward contracts and the fair value of the hypothetical derivatives with terms that match the critical terms of the risk being hedged.

        We may also enter into derivative contracts that are intended to economically hedge certain risks, even though we do not qualify for or elect not to apply hedge accounting as defined by the authoritative guidance.

        Changes in fair value of derivatives not designated as cash flow hedges are reported in "Other income (expense)". Upon settlement of the derivatives not qualifying as cash flow hedges, a gain or loss is reported in "Other income (expense)".

        We formally document all relationships between hedging instruments and hedged items, as well as our risk management objective and strategy for undertaking various hedging activities. This process includes linking all derivatives that are designated as cash flow hedges to forecasted transactions. We also formally assess, both at the hedge's inception and on an ongoing basis (as required), whether the derivatives that are used in cash flow hedging transactions are highly effective in offsetting changes in cash flows of hedged items on a prospective and retrospective basis. When it is determined that a derivative is not highly effective as a cash flow hedge or that it has ceased to be a highly effective hedge or if a forecasted transaction is no longer probable of occurring, we discontinue hedge accounting prospectively. At December 31, 2012, all hedges were determined to be highly effective, except for certain hedges where we elect not to apply hedge accounting as defined by the authoritative guidance.

        Our hedging program has been effective in all periods presented and the amount of hedge ineffectiveness has not been material.

        As of December 31, 2012 and 2011, we had approximately $206,535 and $216,491, respectively, of foreign exchange risk hedged using forward exchange contracts. As of December 31, 2012, the forward exchange contracts we held were comprised of $167,140 of contracts determined to be effective cash flow hedges and $39,395 of contracts for which we elected not to apply hedge accounting.

        As of December 31, 2012, 2011, and 2010, the fair market value of these derivative instruments designated as cash flow hedges reflected a gain of $3,558, a loss of $2,424, and a gain of $5,358, respectively. As of December 31, 2012, 2011, and 2010, the fair market value of derivatives for which we elected not to apply hedge accounting reflected a gain of $244, a loss of $1,078, and a gain of $373, respectively. As of December 31, 2012, $3,555 of unrealized gains, may be reclassified from other comprehensive income to earnings within the next 12 months based on current foreign exchange rates. As of December 31, 2012 and 2011, included in other current assets is $586 and included in other current liabilities is $84, respectively, of fair market value of derivatives designated as cash flow hedges that were acquired from a commercial bank in which one of our financial sponsors owns a non-controlling interest.

        For the years ended December 31, 2012, 2011, and 2010, the Company had realized a net gain of $2,114, net loss of $2,878, and a net gain of $1,041, respectively, on hedges for which the Company elected to not apply hedge accounting. For the years ended December 31, 2012, 2011, and 2010, the Company realized net gains of $2,256, $4,416, and $1,986, respectively, on hedges which were deemed

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 5—Summary of Significant Accounting Policies (Continued)

effective cash flow hedges. During the years ended December 31, 2012, 2011, and 2010, the Company realized no gain, and gains of $298, and $5,945 respectively, on hedges which were previously determined to be effective cash flow hedges.

Fair Value of Financial Instruments

        The following table presents information about our assets and liabilities and indicates the fair value hierarchy of the valuation techniques we utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

	December 31, 2012	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable (Level 3)
Description
Forward exchange contracts	$3,802	$—	$3,802	$—

Total	$3,802	$—	$3,802	$—

	December 31, 2011	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable (Level 3)
Description
Forward exchange contracts	$(3,502)	$—	$(3,502)	$—

Total	$(3,502)	$—	$(3,502)	$—

        The fair values of our forward exchange contracts are determined through market, observable and corroborated sources.

        The carrying amounts reflected in the consolidated balance sheets for other current assets, accounts payable, and other liabilities approximate fair value due to their short-term maturities. To the extent we have any outstanding borrowings under our revolving credit facility, the fair value would approximate its reported value because the interest rate is variable and reflects current market rates.

        At December 31, 2012, the fair value of our long term debt was $210,000. The fair value of our long term debt is determined from financial market quotations.

Market Lease Reserve

        We assumed facility leases in connection with the acquisition of EGS. Under the authoritative guidance, the operating leases are to be recorded at fair value at the date of acquisition. We

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 5—Summary of Significant Accounting Policies (Continued)

determined that certain of the facility lease contract rates were in excess of the market rates at the date of acquisition, resulting in an above market lease reserve. The above and below market lease values for the assumed facility leases were recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to each operating lease and (ii) management's estimate of fair market lease rates for each corresponding operating lease, measured over a period equal to the remaining term of the lease. The market lease reserves are amortized as a reduction of base rental expense over the remaining term of the respective leases.

        For the years ended December 31, 2012, 2011, and 2010, the amortization of the market lease reserve, including imputed interest, was $748, $3,298, and $4,412, respectively.

Stock-Based Compensation

        At December 31, 2012, 2011 and 2010, we had a stock-based compensation plan for employees and directors. We adopted the fair value recognition provisions of the financial guidance at our inception. For share-based payments, the fair value of each grant (time-based grants with performance acceleration) is estimated on the date of grant using the Black-Scholes-Merton option valuation. Stock compensation expense is recognized on a straight-line basis over the vesting term, net of an estimated future forfeiture rate. The Company estimates the forfeiture rate annually based on its historical experience of vested and forfeited awards.

Recent Accounting Pronouncements

        In May 2011, the Financial Accounting Standards Board ("FASB") amended its guidance to converge fair value measurement and disclosure guidance in U.S. GAAP with International Financial Reporting Standards ("IFRS"). IFRS is a comprehensive series of accounting standards published by the International Accounting Standards Board. The amendment changes the wording used to describe the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. The FASB does not intend for the amendment to result in a change in the application of the requirements in the current authoritative guidance. The amendment became effective prospectively for the Company's interim period ended March 31, 2012. The adoption of this guidance did not have a material impact on the Company's financial position, results of operations or cash flows.

        In July 2012, the FASB issued new accounting guidance that simplifies the impairment test for indefinite-lived intangible assets other than goodwill. The new guidance gives the option to first assess qualitative factors to determine if it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount as a basis for determining whether it is necessary to perform a quantitative valuation test. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning on or after September 15, 2012. The Company adopted this accounting guidance during the fourth quarter of 2012 and this adoption did not have a material impact on the Company's financial position, results of operations or cash flows.

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 6—Goodwill and Intangibles

  Goodwill and Indefinite-Lived Intangible Assets

        We evaluate goodwill and indefinite-lived intangible assets for impairment annually and whenever events or changes in circumstances suggest that the carrying value of goodwill and indefinite-lived intangible assets may not be recoverable. We utilize internally developed models to estimate our expected future cash flow and utilize a discounted cash flow technique to estimate the fair value of the Company in connection with our evaluation of goodwill and indefinite-lived intangible assets. No impairment of goodwill and indefinite-lived intangible assets resulted from our most recent evaluation of goodwill and indefinite-lived intangible assets for impairment, which occurred in the fourth quarter of 2012, nor do we believe any indicators of impairment have occurred. Our next annual impairment assessment will be conducted in the fourth quarter of 2013.

  Intangible Assets

        We review identified intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Recoverability of these assets is measured by comparison of their carrying value to future undiscounted cash flows that the assets are expected to generate over their remaining economic lives. If such assets are considered to be impaired, the impairment to be recognized in the statement of operations is the amount by which the carrying value of the assets exceeds their fair value, determined by either a quoted market price, if any, or a value determined by utilizing a discounted cash flow technique. There were no impairments recorded during the year ended December 31, 2012.

        Intangible assets at December 31, 2012 consisted of the following:

	Estimated useful life	Weighted average remaining life	Gross cost	Accumulated amortization	Net
Customer relationships	Up to 10 years	2.6	$98,749	$63,055	$35,694
Technology-based intangible assets	5 years	1.0	2,198	1,652	546
Trade names	Indefinite	Indefinite	16,100	—	16,100

			$117,047	$64,707	$52,340

        Future amortization expense of our intangible assets for the next five years is expected to be as follows:

	2013	2014	2015	2016	2017	Thereafter
Amortization	$11,497	$7,571	$5,652	$4,435	$3,425	$3,660

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 7—Warrants

        During 2010, we repurchased 2,271 public warrants from holders for $1,608 in privately negotiated transactions. During 2010, holders of our warrants exercised 381 warrants. As of December 31, 2010, there were 7,357 warrants outstanding, including 30 shares of common stock underlying warrants embedded in our units. The warrants expired on October 17, 2011.

Note 8—Severance, Restructuring and Other Charges

        During the year ended December 31, 2012, we recorded a net expense of $14,401, primarily related to salary continuation related to reductions in workforce, legal charges related to our privatization transaction in the second quarter and the closure of call centers and transaction related fees principally related to the Merger and other business development related activities.

        During the year ended December 31, 2011, we recorded a net expense of $10,769, primarily related to salary continuation related to reductions in workforce that occurred in the second and third quarter of 2011, direct third party transaction related expenses incurred related to the review and pursuit of business development related activities, litigation expenses and the release of lease exit liabilities established at one of our facilities.

        During the year ended December 31, 2010, we recorded charges of $11,899, primarily related to lease exit liabilities established in vacated locations and charges related to changes in leadership and management positions within the company.

        Severance, restructuring and other charges, net, consist of the following:

	Year Ended December 31,
	2012	2011	2010
Severance	$5,627	$11,079	$6,501
Lease exit charges	4,898	7	3,443
Asset impairment charges	—	275	1,746
Transaction related expenses	3,876	(592)	209

Severance, restructuring and other charges, net	$14,401	$10,769	$11,899

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 8—Severance, Restructuring and Other Charges (Continued)

        The activity in the Company's restructuring liabilities, which are included in liabilities, is as follows:

	Reduction in work-force and severance	Closure of call centers	Transaction related expense	Total
Balance at December 31, 2010	$2,491	$2,807	$—	$5,298
Expense	11,196	946	—	12,142
Cash Paid	(11,627)	(897)	—	(12,524)
Reversals(1)	(115)	(1,421)	—	(1,536)

Balance at December 31, 2011	$1,945	$1,435	$—	$3,380
Expense	5,627	4,898	3,876	14,401
Cash Paid	(6,530)	(4,061)	(3,406)	(13,997)
Reclassification(2)	—	(462)	—	(462)

Balance at December 31, 2012	$1,042	$1,810	$470	$3,322

(1)
During the year ended December 31, 2011, the Company reversed a previously recorded lease exit reserve.

(2)
During the year ended December 31, 2012, the Company reclassified $462 from restructuring liabilities to deferred rent liabilities.

Note 9—Equipment and Fixtures, Net

        Equipment and fixtures, net, consist of the following:

	December 31, 2012	December 31, 2011
Furniture and fixtures	$17,696	$15,366
Building improvements	66,369	47,870
Computer equipment	70,238	52,560
Software	40,460	30,920
Telecom and other equipment	55,418	54,241
Equipment and fixtures not yet placed in service	1,380	1,577

	$251,561	$202,534
Less: accumulated depreciation	(154,710)	(114,923)

	$96,851	$87,611

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 10—Accrued Employee Compensation and Benefits

        Accrued employee compensation and benefits consist of the following:

	December 31, 2012	December 31, 2011
Compensation related amounts	$28,386	$31,477
Vacation liabilities	14,176	12,534
Medical and dental liabilities	2,078	2,284
Employer taxes	2,098	2,284
Statutory retirement plans	10,860	10,112
Other benefit related liabilities	437	1,619

	$58,035	$60,310

Note 11—Other Accrued Expenses and Other Liabilities

        Other accrued expenses consist of the following:

	December 31, 2012	December 31, 2011
Professional fees	$3,560	$4,364
Accrued interest	6,226	5,963
Occupancy expense	2,108	1,879
Technology expense	1,841	2,623
Forward exchange contracts	204	3,605
Other accrued expenses	6,738	9,995

	$20,677	$28,429

        Other current liabilities consist of the following:

	December 31, 2012	December 31, 2011
Lease exit liability	$1,704	$1,083
Deferred revenue	1,512	1,397
Market lease reserves	946	1,639
Other	1,225	2,132

Total other current liabilities	$5,387	$6,251

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 11—Other Accrued Expenses and Other Liabilities (Continued)

        Other long-term liabilities consist of the following:

	December 31, 2012	December 31, 2011
Deferred rent	$4,415	$1,755
Accrued income taxes	11,143	10,329
Market lease reserves	61	978
Other	334	755

Total other long-term liabilities	$15,953	$13,817

Note 12—Long-Term Debt and Revolving Credit Facility

        Pursuant to an indenture dated as of October 1, 2009 (the "Indenture"), among Stream, certain of our subsidiaries and Wells Fargo Bank, National Association, as trustee, we issued $200 million aggregate principal amount of 11.25% Senior Secured Notes due 2014 (the "Notes") at an initial offering price of 95.454% of the principal amount, the proceeds of which were used to pay off the debt from our Fifth Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of January 8, 2009, as amended, with PNC Bank, National Association and other signatories thereto along with debt acquired from EGS. In addition, we and certain of our subsidiaries (collectively, the "Borrowers") entered into a credit agreement, dated as of October 1, 2009, as amended by the First Amendment to Credit Agreement dated June 3, 2011, the Second Amendment to Credit Agreement dated November 1, 2011 and the Third Amendment to Credit Agreement dated December 27, 2012 (as amended, the "Credit Agreement"), with Wells Fargo Capital Finance, LLC, as agent and co-arranger, and Goldman Sachs Lending Partners LLC, as co-arranger, and each of the lenders party thereto, as lenders, providing for revolving credit financing (the "ABL Facility") of up to $125 million, including a $20 million sub-limit for letters of credit. The ABL Facility has a term of five years or 120 days prior to the maturity of our Notes (including any refinancing or extension of the Notes), whichever is less, at an interest rate of Wells Fargo's base rate plus 150 basis points or LIBOR plus 250 basis points at our discretion. We capitalized fees of $7,815 and $5,642 associated with the Notes and the Credit Agreement, respectively, at the inception of these agreements and subsequent amendments that are being amortized over their respective lives. We amortized $2,613 of such capitalized fees into expense for the year ended December 31, 2012.

        The ABL facility has a fixed charge coverage ratio financial covenant that is operative when our availability under the facility is less than $25 million. As of December 31, 2012, we had $74,342 available under the ABL Facility. We made draws on the ABL Facility of $316,717 and $274,026 for the years ended December 31, 2012 and 2011, respectively, and payments on the ABL Facility of $326,792 and $253,777 for the years ended December 31, 2012 and 2011, respectively. We are in compliance with the financial covenant in the Credit Agreement as of December 31, 2012. Substantially all of the assets of Stream excluding intangible assets secure the Notes and the ABL Facility. See Note 19 for Guarantor Financial Information.

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 12—Long-Term Debt and Revolving Credit Facility (Continued)

        Long-term borrowings consist of the following:

	December 31, 2012	December 31, 2011
Revolving line of credit	$34,680	$44,755
11.25% Senior Secured Notes	200,000	200,000
Other	14,904	1,215

	249,584	245,970
Less: current portion	(5,333)	(453)
Less: discount on notes payable	(3,897)	(5,743)

Long-term debt	$240,354	$239,774

        Minimum principal payments on long-term debt subsequent to December 31, 2012 are as follows:

Total
2013	$5,333
2014	239,688
2015	2,268
2016	736
2017	1,559

Total	$249,584

        We had Letters of Credit in the aggregate outstanding amounts of $3,245 at December 31, 2012 and $5,167 at December 31, 2011, respectively.

        We had $380 and $215 of restricted cash as of December 31, 2012 and 2011, respectively.

Note 13—Accumulated Other Comprehensive Income (Loss)

        The following table shows the components of accumulated other comprehensive income (loss) as of December 31, 2012:

	Unrealized gain on forward exchange contracts, net of tax	Cumulative translation adjustment	Accumulated other comprehensive income (loss)
Beginning balance December 31, 2011	$(2,406)	$(10,026)	$(12,432)
Current period other comprehensive income (loss)	5,689	98	5,787

Ending balance December 31, 2012	$3,283	$(9,928)	$(6,645)

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 13—Accumulated Other Comprehensive Income (Loss) (Continued)

        The following table summarizes activity in other comprehensive income (loss) related to forward exchange contracts held by the Company during the years ended December 31, 2012, 2011 and 2010:

	Year Ended December 31,
	2012	2011	2010
Change in fair value of forward exchange contracts, net of tax	$3,149	$(2,545)	$3,554
Adjustment for net gains/losses realized and included in net income	2,540	(5,219)	1,891

Change in unrecognized gains/losses on forward exchange contracts	$5,689	$(7,764)	$5,445

Note 14—Defined Contribution and Benefit Plans

        We have defined contribution and benefit plans in various countries. The plans cover all full-time employees other than excluded employees as defined in the plans. The participants may make pretax contributions to the plans, and we can make both matching and discretionary contributions. In the years ended December 31, 2012, 2011 and 2010, we recorded $4,417, $3,717 and $3,264, respectively, in matching contributions to the plans. In the years ended December 31, 2012, 2011 and 2010, we made no discretionary contributions to the plans. Our defined benefit plans are funded primarily through annuity contracts with third party insurance companies. We do not have any material obligations under these plans other than funding the annual insurance premiums.

Note 15—Income Taxes

        The domestic and foreign source component of income (loss) before tax is as follows:

	December 31,
	2012	2011	2010
Total US	$(28,647)	$(37,669)	$(68,897)
Total Foreign	20,967	20,125	25,814

Total	$(7,680)	$(17,544)	$(43,083)

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 15—Income Taxes (Continued)

        The components of the income tax expense (benefit) are as follows:

	December 31,
	2012	2011	2010
Current:
Federal	$(42)	$(1,742)	$214
State	147	(37)	326
Foreign	4,795	6,532	6,083

Total Current	$4,900	$4,753	$6,623
Deferred:
Federal	$344	$301	$1,141
State	(98)	24	308
Foreign	121	1,015	2,320

Total Deferred	$367	$1,340	$3,769

Total	$5,267	$6,093	$10,392

        A reconciliation of the provision for income taxes with amounts determined by applying the statutory US Federal rate is as follows:

	December 31,
	2012	2011	2010
Federal tax rate	$(2,688)	$(6,141)	$(15,079)
State and local income taxes, net of federal income tax benefits	(695)	(1,474)	(494)
Foreign income taxed at different rate to US	(483)	(8,698)	(6,226)
Change in valuation allowance	9,891	17,800	22,369
Adjustment to deferreds	(4,131)	(2,784)	1,653
Non deductible expenses related to foreign tax holiday	4,593	10,034	5,469
Credits and tax holidays	(6,378)	(1,227)	(312)
Reserve for uncertain tax positions	1,307	(1,897)	1,009
Permanent items	1,410	(1,214)	626
Foreign inclusions	2,192	1,337	1,161
Other differences	249	357	216

Provision for income taxes	$5,267	$6,093	$10,392

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 15—Income Taxes (Continued)

        Deferred income taxes consist of the following:

	December 31, 2012	December 31, 2011
Deferred tax assets:
Accruals, allowances, and reserves	$8,810	$10,391
Tax credits	11,387	5,752
Loss carry forwards	21,386	25,266
Tangibles/Intangibles	8,902	7,416
Payables/Receivables	29,737	25,964
Market leases	590	717
Other	237	162

	81,049	75,668
Valuation allowance	(68,205)	(58,314)

Total deferred tax assets	12,844	17,354
Deferred tax liabilities:
Intangible assets	16,494	20,655

Total deferred tax liabilities	16,494	20,655

Net deferred tax assets (liabilities)	$(3,650)	$(3,301)

        At December 31, 2012 and 2011, we had $41,547 and $53,696, respectively, of U.S. federal net operating losses, which will expire between 2024 and 2031. At December 31, 2012 and 2011, we had $33,447 and $28,902, respectively, of state net operating losses, which will expire between 2013 and 2031. At December 31, 2012 and 2011, the foreign operating loss carry forwards includes $14,878 and $14,983, respectively, with no expiration date, and $7,190 and $6,906, respectively, of foreign-generated net operating losses, which will expire over various periods through 2021. The net operating losses are evaluated for each foreign jurisdiction and a full valuation allowance established where we believe that it is more likely than not based on available evidence that the asset will not be realized.

        At December 31, 2012, we had $10,064 of credits available for carry forward which will expire between 2013 and 2032, and $1,323 of credits with no expiration date.

        We had recorded a valuation allowance of $68,205 and $58,314 at December 31, 2012 and 2011, respectively, against net operating losses and deferred tax assets for which realization of any future benefit is uncertain due to taxable income limitations.

        We file income tax returns in the U.S. federal jurisdiction and various state jurisdictions. We operate in a number of international tax jurisdictions and are subject to audits of income tax returns by tax authorities in those jurisdictions. We have open audit periods beginning after 2002 through the current period in various jurisdictions and are currently under audit in India, Canada, Philippines and Italy.

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 15—Income Taxes (Continued)

        Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of US tax attributes (Net operating loss carry forwards and tax credits) that can be utilized annually to offset future taxable income based on certain 3-year cumulative increases in the ownership interests of stockholders who are 5% stockholders under the Code. The Company has determined that an ownership change occurred under these federal income tax provisions on April 27, 2012 in connection with the Merger. However, the Company does not expect to generate U.S. taxable income in excess of the annual limitation in 2012.

        On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012 (often referred to as the "Fiscal Cliff Legislation"). The legislation reinstates retroactively to January 1, 2012 various tax provisions that had expired. Under ASC 740-10-45-15, the effects of changes in tax rates and laws on deferred tax balances are recognized in the period the new legislation is enacted. As this tax legislation was enacted in January 2013, these financial statements do not consider the effects of the legislation. Had this legislation been enacted in 2012, it would have resulted in an additional $8.9 million of net operating loss, approximately $0.5 million of additional tax credits, and $0.5 million of additional state net operating loss in the United States being reflected in these financial statements.

        We have been granted various tax holidays in foreign jurisdictions. These tax holidays are given as an incentive to attract foreign investment and under agreements relating to such tax holidays we receive certain exemptions from taxation on income from export related activities. The income tax benefit from foreign tax holidays was $984, $629 and $416 for the years ended December 31, 2012, 2011 and 2010, respectively. Certain of the tax holidays are set to expire between 2013 and 2031.

        We currently benefit from income tax holiday incentives in the Philippines pursuant to the registrations with the Philippine Economic Zone Authority, or PEZA, of our various projects and operations. Under such PEZA registrations, the income tax holiday of our various PEZA-registered projects in the Philippines expire at staggered dates through 2016. However, if there is an opportunity to renew or extend the holiday every attempt will be made to do so. In the event we are not able to renew, the expiration of these tax holidays will increase our effective income tax rate.

        As of December 31, 2012, approximately $70,856 of earnings held by our foreign subsidiaries are designated as indefinitely reinvested outside the U.S. If required for our operations in the U.S., most of the cash held abroad could be repatriated to the U.S. but, under current law, would be subject to U.S. federal income taxes (subject to an adjustment for foreign tax credits). Currently, we do not anticipate a need to repatriate these funds to our U.S. operations.

        Reconciliation of the beginning and ending total amounts of unrecognized tax benefits (exclusive of interest and penalties) is as follows:

Beginning balance January 1, 2012	$6,326
Additions to tax positions related to the current year	1,586
Additions for tax positions related to the prior year	—
Reductions for tax positions related to prior year	(506)
Lapse of statute of limitations	(416)

Ending balance December 31, 2012	$6,990

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 15—Income Taxes (Continued)

        As of December 31, 2012 and 2011, the liability for unrecognized tax benefits (including interest and penalties) was $11,222 and $10,349, respectively, and was recorded within other long term liabilities in our consolidated financial statements. Included in these amounts is approximately $1,599 for both of the years ended December 31, 2012 and 2011 of un-benefitted tax losses, which would be realized if the related uncertain tax positions were settled. As of January 1, 2012, we had reserved $2,423 for accrued interest and penalties, which increased to $2,633 as of December 31, 2012. We recognize accrued interest and penalties associated with uncertain tax positions as part of the income tax provision. The total amount of net unrealizable tax benefits that would affect the income tax expense, if ever recognized in our consolidated financial statements is $9,623. This amount includes interest and penalties of $2,633. We estimate that within the next 12 months, our unrecognized tax benefits, and interest and penalties, could decrease as a result of settlements with taxing authorities or the expiration of the statute of limitations by $5,054.

Note 16—Stock Options

        The Company's 2008 Stock Incentive Plan (the "2008 Plan") was terminated on April 27, 2012 in connection with the Merger, which was a "Reorganization Event" as defined under the terms of the 2008 Plan. In accordance with the 2008 Plan, the Company elected to offer a cash payment to each holder of unexercised options ("Options") to purchase common stock (whether or not vested) equal to the excess, if any, of (i) $3.25 (the "Merger Price") times the number of shares of common stock subject to such Options over (ii) the aggregate exercise price of such Option and any applicable tax withholdings, in exchange of such Options. There were no outstanding Options with an exercise price less than $3.25 per share of Common Stock, and accordingly, the Company was not required to make any cash payment with the termination of all outstanding Options under the 2008 Plan.

        The 2008 Plan provided for the grant of incentive and nonqualified stock options. The 2008 Plan had authorized grants of up to 10,000 shares of common stock at an exercise price of not less than 100% of the fair value of the common stock at the date of grant. The 2008 Plan provided that the options shall have terms not to exceed ten years from the grant date. During the years ended December 31, 2012, 2011 and 2010, we granted options to purchase 185, 2,130 and 2,769, respectively, shares of our common stock to our employees that were subsequently terminated. Generally, the options vested over a five-year period.

        The per share fair value of options granted was determined using the Black-Scholes-Merton model.

        Stock option activity of the 2008 Plan is presented without retroactive adjustments to reflect the Merger as retroactive presentation would not be meaningful.

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 16—Stock Options (Continued)

        The following assumptions were used for the option grants in the years ended December 31, 2012, 2011 and 2010 under the 2008 Plan:

	Year Ended December 31,
	2012	2011	2010
Option term (years)	6.380	6.380	6.375
Volatility	71.89%	67.15%–74.54%	63.71%–67.88%
Risk-free interest rate	1.14–1.43%	1.15–2.62%	1.57–3.06%
Dividend yield	0%	0%	0%
Weighted-average grant date fair value per option granted	$1.73	$1.74	$3.46

        During the years ended December 31, 2012, 2011 and 2010, respectively, 1,534, 1,225 and 2,066 stock option grants under the 2008 Plan were vested, zero, zero and 35 were exercised, and 5,623, 3,000 and 3,404 were forfeited.

        Stock options under the 2008 Plan during the years ended December 31, 2012 and 2011 were as follows:

	Number of options	Weighted Average Exercise Price	Weighted Average Fair Value	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2010	6,308	$6.13	—	7.64
Granted	2,130	5.44	$1.74
Exercised	—	—
Forfeited or modified	3,000	6.13

Outstanding at December 31, 2011	5,438	$5.86	—	7.56
Granted	185	6.00	$1.73
Exercised	—	—
Forfeited or modified	5,623	5.85

Outstanding at December 31, 2012	—	$—		—

        At December 31, 2012, no stock options were outstanding. There are no shares outstanding, vested, or expected to vest (including forfeiture adjusted unvested shares) as the plan was cancelled.

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 16—Stock Options (Continued)

        The following assumptions were used for the option grants in the year ended December 31, 2012 under the 2012 Plan:

Year ended December 31, 2012
Option term (years)	4.11–5.00
Volatility	39.18–44.35%
Risk-free interest rate	0.54–0.76%
Dividend yield	0%
Weighted-average grant date fair value per option granted	$32.56

        The option term was calculated under the simplified method for all option grants issued during the years ended December 31, 2012, 2011 and 2010. The volatility assumptions were based on a weighted average of the historical volatilities for the Company and its peer group. The risk-free interest rate assumptions were based upon the implied yields from the U.S. Treasury zero-coupon yield curve with a remaining term equal to the expected term in options.

        On June 8, 2012, the Board of Directors and stockholders of Parent approved the 2012 Stock Incentive Plan (the "2012 Plan"). The 2012 Plan provides for the grant of incentive and nonqualified stock options. The 2012 Plan has authorized grants of up to 80 shares of common stock of Parent at an exercise price of not less than 100% of the fair value of the common stock at the date of grant. The 2012 Plan provides that the options shall have terms not to exceed seven years from the grant date. The Compensation Committee of Parent's Board of Directors issued options under the 2012 Plan in the fourth quarter of 2012 as replacement for certain Options terminated under the 2008 Plan. Accordingly, the issuance of options under the 2012 Plan to replace those Options under the 2008 Plan that were terminated were accounted for as a modification. Any previously unrecognized compensation cost related to Options that were replaced will continue to be recognized over the remaining vesting term of the original award. Any incremental value attributable to the replacement awards is computed as of the date that the replacement awards are granted and recognized over the requisite service period of the replacement award. For those Options under the 2008 Plan that were terminated as described above and which were not replaced, the Company has accounted for the termination as a cancellation. Accordingly, management has recognized $1,298 of previously unrecognized compensation costs during the year ended December 31, 2012 related to terminated employees and other employees to whom replacement awards will not be granted.

        During the years ended December 31, 2012, 2011 and 2010, respectively, 17, zero and zero stock option grants under the 2012 Plan were vested, zero were exercised, and 0.3, zero and zero were forfeited.

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 16—Stock Options (Continued)

        Stock options issued under the 2012 Plan during the year ended December 31, 2012 were as follows:

	Number of options	Weighted Average Exercise Price	Weighted Average Fair Value	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2011	—	$—	—	—
Granted	75.0	425.00	$32.56
Exercised	—	—
Forfeited	0.3	—

Outstanding at December 31, 2012	74.7	$425.00		6.82

        At December 31, 2012, we had stock options to purchase 17 shares that were exercisable. The weighted average exercise price of options currently exercisable is $425.00 at December 31, 2012. The weighted average remaining contractual term of options currently exercisable is 6.82 years at December 31, 2012. The total fair value of options vested during the year ended December 31, 2012 was $483. There are 54 shares outstanding, vested, and expected to vest (including forfeiture adjusted unvested shares) with a weighted average exercise price of $425.00 and a weighted average remaining contractual term of 6.82 years.

        For the years ended December 31, 2012, 2011 and 2010, we recognized net stock compensation expense of $3,623, $2,072 and $5,462, respectively, for the stock options in the tables above.

        As of December 31, 2012, 2011 and 2010, the aggregate intrinsic value (i.e., the difference in the estimated fair value of our common stock and the exercise price to be paid by the option holder) of stock options outstanding, excluding the effects of expected forfeitures, was zero. The aggregate intrinsic value of the shares of exercisable stock at December 31, 2012, 2011 and 2010 was zero.

        As of December 31, 2012, 2011 and 2010, there was $2,840, $5,196 and $7,203, respectively, of unrecognized compensation cost related to the unvested portion of time-based arrangements granted under the 2008 Plan. As of December 31, 2012, 2011 and 2010, there was $1,841, zero and zero, respectively, of unrecognized compensation cost related to the unvested portion of time-based arrangements granted under the 2012 Plan.

        In connection with the Merger, the holders of shares of restricted stock were paid $3.25 per share.

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 16—Stock Options (Continued)

        Restricted stock award activity during the year ended December 31, 2012 was as follows:

	Number of Shares	Weighted average Grant-Date Fair Value
Unvested December 31, 2011	81	$6.34
Granted	—	—
Vested	21	6.11
Forfeited	60	6.37

Unvested December 31, 2012	—	$—

        For the years ended December 31, 2012, 2011 and 2010, we recognized net compensation expense of $56, $284 and $967, respectively, for the restricted stock awards.

Note 17—Commitments and Contingencies

Leases

        We lease our operating facilities and equipment under non-cancelable operating leases, which expire at various dates through 2021, and we have a capital lease obligation related to one facility. In addition, we have capital leases for furniture, computer and telephone equipment. The assets under capital leases are included in equipment and fixtures, net, on our consolidated balance sheets are as follows:

	December 31, 2012	December 31, 2011
Furniture and fixtures	$2,940	$2,968
Building improvements	12,797	12,884
Computer equipment	15,718	10,262
Telecom and other equipment	18,919	17,778

	50,374	43,892
Less: accumulated depreciation	(28,338)	(17,917)

	$22,036	$25,975

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 17—Commitments and Contingencies (Continued)

        Future minimum payments under capital and operating leases consist of the following at December 31, 2012:

	Capital Leases	Operating Leases
2013	10,159	37,823
2014	4,798	30,105
2015	1,069	25,162
2016	575	18,379
2017	—	9,313
Thereafter	—	7,703

Total future minimum lease payments	16,601	$128,485
Less amount representing interest	(1,355)

	15,246
Less current portion	(9,279)

Capital lease obligations, net of current portion	$5,967

        Rent expense is included in our consolidated statements of operations in selling, general and administrative expenses as follows:

	Year Ended December 31,
	2012	2011	2010
Rent expense	$48,761	$49,265	$50,176
Market lease reserve amortization	(760)	(3,455)	(4,830)

Net rent expense	$48,001	$45,810	$45,346

Contingencies

        We are self-insured with respect to group medical plan claims by our covered employees based in the United States, subject to an annual insured stop-loss limit on per-member payments of $125. We believe that our self-insurance reserves of $1,200 at December 31, 2012 and $1,424 at December 31, 2011 are adequate to provide for future payments required related to claims prior to that date.

        In connection with the Merger, the Sponsors contributed $16,101 of convertible debt to Parent to fund the Merger. This convertible debt is neither guaranteed nor collateralized by us. In accordance with ASC 805, the debt has been accounted for as an equity transaction at the Parent.

        We are subject to various lawsuits and claims in the normal course of business. In addition, from time to time, we receive communications from government or regulatory agencies concerning investigations or allegations of non-compliance with laws or regulations in jurisdictions in which we operate. Although the ultimate outcome of such lawsuits, claims and investigations cannot be ascertained, we believe, on the basis of present information, that the disposition or ultimate resolution of such claims, lawsuits and/or investigations will not have a material adverse effect on our business,

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 17—Commitments and Contingencies (Continued)

results of operations or financial condition. We establish specific liabilities in connection with regulatory and legal actions that we deem to be probable and estimable, and we believe that our reserves for such liabilities are adequate.

Note 18—Geographic Operations and Concentrations

        We operate in one operating segment and provide services primarily in two regions: "Americas", which includes the United States, Canada, the Philippines, India, China, Nicaragua, the Dominican Republic, and El Salvador; and "EMEA", which includes Europe, the Middle East, and Africa.

        The following table presents geographic information regarding our operations:

	Year Ended December 31,
	2012	2011	2010
Revenue:
Americas
United States	$204,229	$193,385	$201,018
Philippines	207,589	188,021	161,789
Canada	109,920	126,827	121,022
Others	118,309	100,530	104,200

Total Americas	$640,047	$608,763	$588,029
EMEA	220,264	238,144	212,144

Total	$860,311	$846,907	$800,173

	December 31, 2012	December 31, 2011
Total assets:
Americas	$536,149	$545,568
EMEA	67,879	71,128

	$604,028	$616,696

        We derive significant revenues from three clients. At December 31, 2012, three of our largest clients by revenue are global technology companies. The percentage of revenue for clients exceeding 10% of revenue in the years ended December 31, 2012, 2011 and 2010 is as follows:

	Year Ended December 31,
	2012	2011	2010
Microsoft	11%	10%	6%
Dell	9%	12%	16%
Hewlett Packard	8%	10%	12%

        Related accounts receivable from these three clients were 3%, 12% and 7%, respectively, of our total accounts receivable at December 31, 2012 and 6%, 14% and 9%, respectively, of our total accounts receivable at December 31, 2011.

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 19—Guarantor Financial Information

        The Notes are guaranteed by the Company, along with certain of our wholly owned subsidiaries. Such guaranties are full, unconditional and joint and several. Condensed consolidating financial information related to the Company, our guarantor subsidiaries and our non-guarantor subsidiaries as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 are reflected below:

Condensed Consolidating Statement of Operations
For the year ended December 31, 2012

	Parent	Guarantor subsidiaries	Non- Guarantor subsidiaries	Elimination	Total
Net revenue:
Customers	$—	$759,902	$100,409	$—	$860,311
Intercompany	—	(329,157)	356,413	(27,256)	—

	—	430,745	456,822	(27,256)	860,311
Direct cost of revenue
Customers	—	226,802	275,248		502,050
Intercompany	—	24,725	2,531	(27,256)	—

	—	251,527	277,779	(27,256)	502,050
Gross profit	—	179,218	179,043	—	358,261
Operating expenses	3,938	172,006	158,594	—	334,538
Non-operating expenses	31,654	(8,390)	8,139	—	31,403
Equity in earnings of subsidiaries	(10,868)	—	—	10,868	—

Income (loss) before income taxes	(24,724)	15,602	12,310	(10,868)	(7,680)

Provision (benefit) for income taxes	(11,777)	11,251	5,793	—	5,267

Net income (loss)	$(12,947)	$4,351	$6,517	$(10,868)	$(12,947)

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 19—Guarantor Financial Information (Continued)

Condensed Consolidating Statement of Operations
For the year ended December 31, 2011

	Parent	Guarantor subsidiaries	Non- Guarantor subsidiaries	Elimination	Total
Net revenue:
Customers	$—	$693,960	$152,947	$—	$846,907
Intercompany	—	95,849	326,522	(422,371)	—

	—	789,809	479,469	(422,371)	846,907
Direct cost of revenue
Customers	—	223,364	271,062		494,426
Intercompany	—	379,492	42,879	(422,371)	—

	—	602,856	313,941	(422,371)	494,426
Gross profit	—	186,953	165,528	—	352,481
Operating expenses	2,704	181,771	152,868	—	337,343
Non-operating expenses	28,906	(5,176)	8,952	—	32,682
Equity in earnings of subsidiaries	5,538	—	—	(5,538)	—

Income (loss) before income taxes	(37,148)	10,358	3,708	5,538	(17,544)

Provision (benefit) for income taxes	(13,511)	13,957	5,647	—	6,093

Net income (loss)	$(23,637)	$(3,599)	$(1,939)	$5,538	$(23,637)

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 19—Guarantor Financial Information (Continued)

Condensed Consolidating Statement of Operations
For the year ended December 31, 2010

	Parent	Guarantor subsidiaries	Non- Guarantor subsidiaries	Elimination	Total
Net revenue:
Customers	$—	$638,444	$161,729	$—	$800,173
Intercompany	—	(15,877)	292,521	(276,644)	—

	—	622,567	454,250	(276,644)	800,173
Direct cost of revenue
Customers	—	225,867	243,670		469,537
Intercompany	—	236,228	40,416	(276,644)	—

	—	462,095	284,086	(276,644)	469,537
Gross profit	—	160,472	170,164	—	330,636
Operating expenses	6,972	181,129	155,406	—	343,507
Non-operating expenses	25,959	(8,527)	12,780	—	30,212
Equity in earnings of subsidiaries	28,148	—	—	(28,148)	—

Income (loss) before income taxes	(61,079)	(12,130)	1,978	28,148	(43,083)

Provision (benefit) for income taxes	(7,604)	13,768	4,228	—	10,392

Net income (loss)	$(53,475)	$(25,898)	$(2,250)	$28,148	$(53,475)

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 19—Guarantor Financial Information (Continued)

Condensed Consolidating Statement of Comprehensive Income (Loss)
For the year ended December 31, 2012

	Parent	Guarantor subsidiaries	Non- Guarantor subsidiaries	Elimination	Total
Net income (loss)	$(12,947)	$4,351	$6,517	$(10,868)	$(12,947)
Other comprehensive income:
Change in unrealized gain on forward exchange contracts, net of tax	5,689	1,620	4,069	(5,689)	5,689
Change in cumulative translation adjustment	98	348	(250)	(98)	98

Comprehensive income (loss)	$(7,160)	$6,319	$10,336	$(16,655)	$(7,160)

Condensed Consolidating Statement of Comprehensive Income (Loss)
For the year ended December 31, 2011

	Parent	Guarantor subsidiaries	Non- Guarantor subsidiaries	Elimination	Total
Net income (loss)	$(23,637)	$(3,599)	$(1,939)	$5,538	$(23,637)
Other comprehensive income:
Change in unrealized loss on forward exchange contracts, net of tax	(7,764)	(3,515)	(4,249)	7,764	(7,764)
Change in cumulative translation adjustment	(3,561)	(1,320)	(2,241)	3,561	(3,561)

Comprehensive income (loss)	$(34,962)	$(8,434)	$(8,429)	$16,863	$(34,962)

Condensed Consolidating Statement of Comprehensive Income (Loss)
For the year ended December 31, 2010

	Parent	Guarantor subsidiaries	Non- Guarantor subsidiaries	Elimination	Total
Net income (loss)	$(53,475)	$(25,898)	$(2,250)	$28,148	$(53,475)
Other comprehensive income:
Change in unrealized gain on forward exchange contracts, net of tax	5,445	2,129	3,316	(5,445)	5,445
Change in cumulative translation adjustment	(2,820)	(1,620)	(1,200)	2,820	(2,820)

Comprehensive income (loss)	$(50,850)	$(25,389)	$(134)	$25,523	$(50,850)

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 19—Guarantor Financial Information (Continued)

Condensed Consolidating Balance Sheet
As of December 31, 2012

	Parent	Guarantor subsidiaries	Non- Guarantor subsidiaries	Elimination	Total
Assets
Cash and cash equivalents	$6	$9,976	$8,753	$—	$18,735
Accounts receivable, net	—	146,078	18,851	—	164,929
Intercompany receivable	32,391	125,083	96,405	(253,879)	—
Other current assets	3,587	14,878	10,543	—	29,008

Total current assets	35,984	296,015	134,552	(253,879)	212,672
Equipment and fixtures, net and other assets	2,254	48,018	61,995	—	112,267
Investment in subsidiaries	450,176	74,784	16	(524,976)	—
Goodwill and intangible assets, net	—	169,792	109,297	—	279,089

Total assets	$488,414	$588,609	$305,860	$(778,855)	$604,028

Liabilities and Stockholders' Equity
Current liabilities	$5,948	$43,510	$66,727	$—	$116,185
Intercompany payable	41,786	128,645	83,448	(253,879)	—
Long-term liabilities	230,784	31,915	15,248	—	277,947
Total shareholders' equity (deficit)	209,896	384,539	140,437	(524,976)	209,896

Total liabilities and stockholders' equity	$488,414	$588,609	$305,860	$(778,855)	$604,028

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 19—Guarantor Financial Information (Continued)

Condensed Consolidating Balance Sheet
As of December 31, 2011

	Parent	Guarantor subsidiaries	Non- Guarantor subsidiaries	Elimination	Total
Assets
Cash and cash equivalents	$6	$11,143	$12,099	$—	$23,248
Accounts receivable, net	—	141,579	24,384	—	165,963
Intercompany receivable	22,788	94,203	89,121	(206,112)	—
Other current assets	2,614	17,510	7,698	—	27,822

Total current assets	25,408	264,435	133,302	(206,112)	217,033
Equipment and fixtures, net and other assets	4,107	51,356	50,780	—	106,243
Investment in subsidiaries	431,363	74,284	17	(505,664)	—
Goodwill and intangible assets, net	—	181,750	111,670	—	293,420

Total assets	$460,878	$571,825	$295,769	$(711,776)	$616,696

Liabilities and Stockholders' Equity
Current liabilities	$6,025	$51,092	$63,477	$—	$120,594
Intercompany payable	2,397	111,763	91,952	(206,112)	—
Long-term liabilities	239,012	33,757	9,889	—	282,658
Total shareholders' equity (deficit)	213,444	375,213	130,451	(505,664)	213,444

Total liabilities and stockholders' equity	$460,878	$571,825	$295,769	$(711,776)	$616,696

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 19—Guarantor Financial Information (Continued)

Condensed Statements of Cash Flows
For the year ended December 31, 2012

	Parent	Guarantor subsidiaries	Non- Guarantor subsidiaries	Elimination	Total
Net cash provided by (used in) operating activities	$(17,545)	$31,139	$38,373	$—	$51,967
Cash flows from investing activities:
Investment in subsidiaries	—	16,940	(16,940)	—	—
Additions to equipment and fixtures	—	(15,750)	(32,951)	—	(48,701)

Net cash provided by (used in) investing activities	—	1,190	(49,891)	—	(48,701)

Cash flows from financing activities:
Net borrowings (repayments) on line of credit	(10,075)	—	—	—	(10,075)
Net borrowings (repayments) on long term debt	—	1,823	11,752	—	13,575
Net borrowings (repayments) on capital leases	—	(8,939)	(2,721)	—	(11,660)
Net intercompany	27,631	(31,284)	3,653	—	—
Tax payments on withholding of restricted stock	(11)	—	—	—	(11)

Net cash provided by (used in) financing activities	17,545	(38,400)	12,684	—	(8,171)
Effect of exchange rates on cash and cash equivalents	—	4,904	(4,512)	—	392

Net increase (decrease) in cash and cash equivalents	—	(1,167)	(3,346)	—	(4,513)

Cash and cash equivalents, beginning of period	6	11,143	12,099	—	23,248

Cash and cash equivalents, end of period	$6	$9,976	$8,753	$—	$18,735

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 19—Guarantor Financial Information (Continued)

Condensed Statements of Cash Flows
For the year ended December 31, 2011

	Parent	Guarantor subsidiaries	Non- Guarantor subsidiaries	Elimination	Total
Net cash provided by (used in) operating activities	$(4,447)	$15,960	$38,602	$—	$50,115
Cash flows from investing activities:
Investment in subsidiaries	—	(62,809)	62,809	—	—
Additions to equipment and fixtures, net	—	(20,062)	(19,250)	—	(39,312)

Net cash provided by (used in) investing activities	—	(82,871)	43,559	—	(39,312)

Cash flows from financing activities:
Net borrowings (repayments) on line of credit	20,250	—	—	—	20,250
Net borrowings (repayments) on long term debt	—	233	836	—	1,069
Net borrowings (repayments) on capital leases	—	(7,486)	(3,199)	—	(10,685)
Net intercompany	(2,135)	76,952	(74,817)	—	—
Tax withholding on restricted stock	(23)	—	—	—	(23)
Repurchase of common stock	(13,645)	—	—	—	(13,645)

Net cash provided by (used in) financing activities	4,447	69,699	(77,180)	—	(3,034)
Effect of exchange rates on cash and cash equivalents	—	5,924	(8,934)	—	(3,010)

Net increase (decrease) in cash and cash equivalents	—	8,712	(3,953)	—	4,759

Cash and cash equivalents, beginning of period	6	2,431	16,052	—	18,489

Cash and cash equivalents, end of period	$6	$11,143	$12,099	$—	$23,248

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 19—Guarantor Financial Information (Continued)

Condensed Statements of Cash Flows
For the year ended December 31, 2010

	Parent	Guarantor subsidiaries	Non- Guarantor subsidiaries	Elimination	Total
Net cash provided by (used in) operating activities	$(22,321)	$10,653	$34,112	$—	$22,444
Cash flows from investing activities:
Investment in subsidiaries	(106,505)	105,038	1,467	—	—
Additions to equipment and fixtures, net	—	(15,081)	(7,823)	—	(22,904)

Net cash provided by (used in) investing activities	(106,505)	89,957	(6,356)	—	(22,904)

Cash flows from financing activities:
Net borrowings (repayments) on line of credit	9,004	—	—	—	9,004
Net borrowings (repayments) on long term debt	—	(90)	—	—	(90)
Net borrowings (repayments) on capital leases	—	(3,412)	(2,448)	—	(5,860)
Net intercompany	118,968	(100,003)	(18,965)	—	—
Proceeds from issuance of common stock related to pre-emptive rights and stock options	268	—	—	—	268
Tax withholding on restricted stock	(233)	—	—	—	(233)
Proceeds from exercise of warrants	2,307	—	—	—	2,307
Repurchase of warrants	(1,608)	—	—	—	(1,608)

Net cash provided by (used in) financing activities	128,706	(103,505)	(21,413)	—	3,788
Effect of exchange rates on cash and cash equivalents	—	2,131	(1,898)	—	233

Net increase (decrease) in cash and cash equivalents	(120)	(764)	4,445	—	3,561

Cash and cash equivalents, beginning of period	126	3,195	11,607	—	14,928

Cash and cash equivalents, end of period	$6	$2,431	$16,052	$—	$18,489

STREAM GLOBAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2012

(In thousands)

Note 20—Subsequent Events

        On February 25, 2013, we completed our acquisition of all of the outstanding share capital of LBM Holdings Limited and the interests in its two subsidiaries, LBM Holdings (UK) Limited and LBM Direct Marketing Limited (collectively, "LBM"), for a purchase price of approximately GBP 29.0 million. LBM is a United Kingdom-based BPO provider servicing large, multinational companies primarily in the UK marketplace. LBM provides a range of out-bound revenue generation services and capabilities for utilities, telecommunications and financial services companies in Europe. LBM has approximately 2,500 employees across 6 locations in England and Northern Ireland.

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of Stream Global Services, Inc.

        We have audited the accompanying consolidated balance sheets of Stream Global Services, Inc. as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2012 and have issued our report thereon dated February 26, 2013, except for the presentation of the Consolidated Statements of Comprehensive Income (Loss), discussed in Note 3 to the consolidated financial statements, as to which the date is June 3, 2013, (included elsewhere in this registration statement).

        Our audits also included the financial statement schedule listed in Schedule II of the Form S-4 of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this schedule based on our audits.

        In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
June 3, 2013

 STREAM GLOBAL SERVICES, INC.

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

(In thousands)

	Balance at Beginning of Period	Additions Charged to Costs and Expenses	Additions Charged to Other Accounts	Write-Offs Net of Recoveries	Balance at End of Period
Allowance for bad debts
For the year ended December 31, 2010	$532	$162	$20	$—	$714
For the year ended December 31, 2011	714	—	—	(451)	263
For the year ended December 31, 2012	263	—	—	(263)	—

STREAM GLOBAL SERVICES, INC.

Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$14,807	$18,735
Accounts receivable, net	180,688	164,929
Income taxes receivable	3,012	2,282
Deferred income taxes	6,359	8,586
Prepaid expenses and other current assets	18,638	18,140

Total current assets	223,504	212,672
Equipment and fixtures, net	98,422	96,851
Deferred income taxes	3,218	3,483
Goodwill	253,007	226,749
Intangible assets, net	67,658	52,340
Other assets	11,493	11,933

Total assets	$657,302	$604,028

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$17,884	$16,359
Accrued employee compensation and benefits	65,601	58,035
Other accrued expenses	34,140	20,677
Income taxes payable	2,376	1,115
Current portion of long-term debt	6,630	5,333
Current portion of capital lease obligations	9,524	9,279
Other liabilities	7,066	5,387

Total current liabilities	143,221	116,185
Long-term debt, net of current portion	262,178	240,354
Capital lease obligations, net of current portion	5,988	5,967
Deferred income taxes	16,372	15,673
Other long-term liabilities	21,232	15,953

Total liabilities	448,991	394,132
Contingencies (Note 14)
Stockholders' equity:
Voting common stock, par value $0.001 per share, 1 share authorized and outstanding	—	—
Additional paid-in-capital	336,974	336,572
Accumulated deficit	(119,779)	(120,031)
Accumulated other comprehensive loss	(8,884)	(6,645)

Total stockholders' equity	208,311	209,896

Total liabilities and stockholders' equity	$657,302	$604,028

See accompanying notes to consolidated condensed financial statements.

STREAM GLOBAL SERVICES, INC.

Consolidated Condensed Statements of Operations

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2013	2012
Revenue	$242,812	$215,539
Direct cost of revenue	143,128	124,116

Gross profit	99,684	91,423
Operating expenses:
Selling, general and administrative expenses	72,090	66,292
Severance, restructuring and other charges, net	1,699	2,804
Depreciation and amortization expense	15,029	14,607

Total operating expenses	88,818	83,703

Income from operations	10,866	7,720
Other expenses, net:
Foreign currency loss (gain)	1,118	(254)
Interest expense, net	8,118	7,569

Total other expenses, net	9,236	7,315

Income before provision for income taxes	1,630	405
Provision for income taxes	1,378	1,060

Net income (loss)	$252	$(655)

See accompanying notes to consolidated condensed financial statements.

STREAM GLOBAL SERVICES, INC.

Consolidated Condensed Statements of Comprehensive Income (Loss)

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2013	2012
Net income (loss)	$252	$(655)
Other comprehensive income (loss):
Change in unrealized gain (loss) on forward exchange contracts, net of tax	(1,296)	2,662
Change in cumulative translation adjustment(1)	(943)	2,131

Comprehensive income (loss)	$(1,987)	$4,138

(1)
There were no sales or liquidations of investments in foreign entities during the three months ended March 31, 2013 and 2012. Therefore, there is no adjustment for these periods.

See accompanying notes to consolidated condensed financial statements.

STREAM GLOBAL SERVICES, INC.

Consolidated Condensed Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2013	2012
Operating Activities:
Net income (loss)	$252	$(655)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,029	14,607
Amortization of bond discount and debt issuance costs	1,397	1,073
Deferred taxes	347	124
Loss (gain) on impairment or disposal of assets	2	(14)
Noncash stock compensation	402	595
Changes in operating assets and liabilities:
Accounts receivable	(4,422)	4,515
Income taxes receivable	(756)	398
Prepaid expenses and other current assets	(1,075)	(65)
Other assets	(523)	956
Accounts payable	(486)	442
Accrued expenses and other liabilities	9,007	(666)

Net cash provided by operating activities	19,174	21,310
Investing Activities:
Acquisition of business	(41,167)	—
Cash acquired from acquisition	4,951	—
Additions to equipment and fixtures	(6,283)	(6,351)

Net cash used in investing activities	(42,499)	(6,351)
Financing Activities:
Net payments on line of credit (Note 10)	(9,137)	(19,984)
Proceeds from issuance of debt, net	33,412	—
Payments on long-term debt	(1,724)	(87)
Payments of capital lease obligations	(3,038)	(3,201)
Proceeds from capital leases	—	630
Tax payments for withholding on restricted stock	—	(11)

Net cash provided by (used in) financing activities	19,513	(22,653)
Effect of exchange rates on cash and cash equivalents	(116)	1,529

Net decrease in cash and cash equivalents	(3,928)	(6,165)
Cash and cash equivalents, beginning of period	18,735	23,248

Cash and cash equivalents, end of period	$14,807	$17,083

Supplemental cash flow information:
Cash paid for interest	$793	$1,121
Cash paid for income taxes	990	1,798
Noncash financing activities:
Capital lease financing	1,143	158

See accompanying notes to consolidated condensed financial statements.

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements

March 31, 2013

(Unaudited)

(In thousands)

Note 1—Our Business

        Stream Global Services, Inc. ("we," "us," "Stream," the "Company" or "SGS") is a global business process outsourcing ("BPO") service provider and wholly owned subsidiary of SGS Holdings, Inc. ("Parent") specializing in customer relationship management ("CRM"), including sales, customer care and technical support primarily for Fortune 1000 companies. Our clients include multinational computing/hardware, telecommunications service providers, software/networking, entertainment/media, retail, travel and financial services companies. Our service programs are delivered through a set of standardized best practices and sophisticated technologies by a highly skilled multilingual workforce with the ability to support 35 languages across approximately 56 service centers in 23 countries. We continue to expand our global presence and service offerings to increase revenue, improve operational efficiencies and drive brand loyalty for our clients.

Note 2—Basis of Presentation

        Our consolidated condensed financial statements as of March 31, 2013 and December 31, 2012 and for the three months ended March 31, 2013 and 2012 include our accounts and those of our wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation. Certain reclassifications have been made to cash and accounts payable in the consolidated condensed statement of cash flows for the three months ended March 31, 2012. The effect of the reclassification increased net cash provided by operating activities by $581 for the three months ended March 31, 2012.

        In compliance with Accounting Standards Codification ("ASC") 810, Consolidation ("ASC 810"), the Company analyzes its contractual arrangements to determine whether they represent variable interests in a variable interest entity ("VIE") and, if so, whether the Company is the primary beneficiary. ASC 810 requires the Company to consolidate a VIE if the Company is determined to be the primary beneficiary regardless of ownership of voting shares. The Company is the primary beneficiary of a VIE in China, which it consolidates. The assets, liabilities and obligations of the VIE are not material to these consolidated financial statements.

        We have evaluated subsequent events through the date these financial statements were issued.

Note 3—Summary of Significant Accounting Policies

Unaudited Interim Financial Information

        The accompanying consolidated condensed financial statements as of March 31, 2013 and December 31, 2012 and for the three months ended March 31, 2013 and 2012 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly our financial position and results of operations and cash flows. The results for the three months ended March 31, 2013 are not necessarily indicative of the results to be expected for the year ended December 31, 2013, or for any other interim period or future year.

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 3—Summary of Significant Accounting Policies (Continued)

Use of Estimates

        The preparation of the consolidated condensed financial statements in conformity with accounting principles generally accepted in the U.S. ("GAAP") requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities, disclosure of contingent liabilities at the date of the consolidated condensed financial statements and the reported amounts of revenue and expenses during the reporting period. On an on-going basis, we evaluate our estimates including those related to revenue recognition, the allowance for bad debts, derivatives and hedging activities, income taxes including the valuation allowance for deferred tax assets, valuation of long-lived assets, self-insurance reserves, contingencies, litigation and restructuring liabilities, and goodwill and other intangible assets. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ materially from these estimates under different assumptions or conditions.

Foreign Currency Translation and Derivative Instruments

        The assets and liabilities of our foreign subsidiaries, whose functional currency is their local currency, are translated at the exchange rate in effect on the reporting date, and income and expenses are translated at the average exchange rate during the period. The net effect of translation gains and losses is not included in determining net income (loss), but is reflected in accumulated other comprehensive income (loss) as a separate component of stockholders' equity until the sale or until the liquidation of the net investment in the foreign subsidiary. Foreign currency transaction gains and losses are included in determining net income (loss), and are categorized as "Other expenses, net."

        We account for derivative financial instruments utilizing the authoritative guidance in ASC 815, Derivatives and Hedging. We generally utilize forward contracts expiring within one to 18 months to reduce our foreign currency exposure due to exchange rate fluctuations on forecasted cash flows denominated in non-functional foreign currencies. Upon proper designation, certain of these contracts are accounted for as cash-flow hedges, as defined by the authoritative guidance. These contracts are entered into to protect against the risk that the value of the eventual cash flows resulting from such transactions will be adversely affected by changes in exchange rates. In using derivative financial instruments to hedge exposures to changes in exchange rates, we expose ourselves to counterparty credit risk. We do not believe that we are exposed to a concentration of credit risk with our derivative financial instruments as the counterparties are well established institutions and counterparty credit risk information is monitored on an ongoing basis.

        All derivatives, including foreign currency forward contracts, are recognized in "Other current assets" or "Other current liabilities" on the balance sheet at fair value. Fair values for our derivative financial instruments are based on quoted market prices of comparable instruments or, if none are available, on pricing models or formulas using current market and model assumptions. On the date the derivative contract is entered into, we determine whether the derivative contract should be designated as a cash flow hedge. Changes in the fair value of derivatives that are highly effective and designated as

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 3—Summary of Significant Accounting Policies (Continued)

cash flow hedges are recorded in "Accumulated other comprehensive loss," until the forecasted underlying transactions occur. To date we have not experienced any hedge ineffectiveness of our cash flow hedges that we intended to be effective. Any realized gains or losses resulting from the cash flow hedges are recognized together with the hedged transaction within "Direct cost of revenue." Cash flows from the derivative contracts are classified within "Cash flows from operating activities." Ineffectiveness is measured based on the change in fair value of the forward contracts and the fair value of the hypothetical derivatives with terms that match the critical terms of the risk being hedged.

        We may also enter into derivative contracts that are intended to economically hedge certain risks, even though we do not qualify for or elect not to apply hedge accounting as defined by the authoritative guidance.

        Changes in fair value of derivatives not designated as cash flow hedges are reported in "Other expenses, net." Upon settlement of the derivatives not qualifying as cash flow hedges, a gain or loss is reported in "Other expenses, net."

        We formally document all relationships between hedging instruments and hedged items, as well as our risk management objective and strategy for undertaking various hedging activities. This process includes linking all derivatives that are designated as cash flow hedges to forecasted transactions. We also formally assess, both at the hedge's inception and on an ongoing basis (as required), whether the derivatives that are used in cash flow hedging transactions are highly effective in offsetting changes in cash flows of hedged items on a prospective and retrospective basis. When it is determined that a derivative is not highly effective as a cash flow hedge or that it has ceased to be a highly effective hedge or if a forecasted transaction is no longer probable of occurring, we discontinue hedge accounting prospectively. At March 31, 2013, all hedges were determined to be highly effective, except for certain hedges where we elect not to apply hedge accounting as defined by the authoritative guidance.

        Our hedging program has been effective in all periods presented and the amount of hedge ineffectiveness has not been material.

        As of March 31, 2013 and December 31, 2012, we had approximately $259,657 and $206,535, respectively, of foreign exchange risk hedged using forward exchange contracts. As of March 31, 2013, the forward exchange contracts we held were comprised of $187,155 of contracts determined to be effective cash flow hedges and $72,502 of contracts for which we elected not to apply hedge accounting.

        As of March 31, 2013 and December 31, 2012, the fair market value of these derivative instruments designated as cash flow hedges reflected gains of $2,367 and $3,558, respectively. As of March 31, 2013 and December 31, 2012, the fair market value of derivatives for which we elected not to apply hedge accounting reflected losses of $219 and gains of $244, respectively. As of March 31, 2013 and December 31, 2012, $2,451 and $3,555 of unrealized gains, respectively, may be reclassified from other comprehensive income to earnings within the next 12 months based on current foreign exchange rates. As of March 31, 2013 and December 31, 2012, included in other current assets is $374 and $586, respectively, of fair market value of derivatives designated as cash flow hedges that were

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 3—Summary of Significant Accounting Policies (Continued)

acquired from a commercial bank in which one of our financial sponsors owns a non-controlling interest.

        For the three months ended March 31, 2013 and 2012, the Company had realized net losses of $100 and net gains of $2,006, respectively, on hedges for which the Company elected to not apply hedge accounting. For the three months ended March 31, 2013 and 2012, the Company realized net gains of $1,178 and $33, respectively, on hedges which were deemed effective cash flow hedges.

  Fair Value of Financial Instruments

        The following table presents information about our assets and liabilities and indicates the fair value hierarchy of the valuation techniques we utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability:

	March 31, 2013	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable (Level 3)
Description
Forward exchange contracts	$2,148	$—	$2,148	$—

Total	$2,148	$—	$2,148	$—

	December 31, 2012	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable (Level 3)
Description
Forward exchange contracts	$3,802	$—	$3,802	$—

Total	$3,802	$—	$3,802	$—

        The fair values of our forward exchange contracts are determined through market, observable and corroborated sources.

        The carrying amounts reflected in the consolidated balance sheets for other current assets, accounts payable, and other liabilities approximate fair value due to their short-term maturities. To the extent we have any outstanding borrowings under our revolving credit facility, the fair value would approximate its reported value because the interest rate is variable and reflects current market rates.

        At March 31, 2013, the fair value of our long term debt was $239,430. The fair value of our long term debt is determined from financial market quotations.

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 3—Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements

        In February 2013, the Financial Accounting Standards Board ("FASB") issued guidance adding new disclosure requirements for items reclassified out of accumulated other comprehensive income ("AOCI"). We implemented these requirements in the first quarter of 2013. The guidance is intended to help entities improve the transparency of changes in other comprehensive income ("OCI") and items reclassified out of AOCI in financial statements. It does not amend any existing requirements for reporting net income or OCI in financial statements. The implementation of the guidance did not have a material impact on our consolidated financial statements.

        In July 2012, the FASB issued new accounting guidance that simplifies the impairment test for indefinite-lived intangible assets other than goodwill. The new guidance gives the option to first assess qualitative factors to determine if it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount as a basis for determining whether it is necessary to perform a quantitative valuation test. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning on or after September 15, 2012. The Company adopted this accounting guidance during the fourth quarter of 2012 and this adoption did not have a material impact on the Company's financial position, results of operations or cash flows.

Note 4—Acquisition

        On February 25, 2013, we completed our acquisition of all of the outstanding share capital of LBM Holdings Limited and the interests in its two subsidiaries, LBM Holdings (UK) Limited and LBM Direct Marketing Limited (collectively, "LBM"), for a purchase price of approximately $41,167. LBM is a United Kingdom-based BPO provider servicing large, multinational companies primarily in the UK marketplace. LBM provides a range of revenue generation services and capabilities for utilities, telecommunications and financial services companies in Europe. LBM has approximately 2,500 employees across 6 locations in England and Northern Ireland.

        The following summarizes the preliminary estimated fair values of the identifiable assets acquired and liabilities assumed as of the acquisition date. The estimates of fair value of identifiable assets

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 4—Acquisition (Continued)

acquired and liabilities assumed, are preliminary, pending completion of a valuation, and thus are subject to revisions that may result in adjustments to the values presented below:

Acquisition Date Fair Value
Current assets	$17,903
Property and equipment	6,465
Goodwill	26,258
Intangible assets	18,614

Total assets acquired	$69,240

Current liabilities	19,116
Other liabilities	8,957

Total liabilities	$28,073

Allocated purchase price	$41,167

        Intangible assets acquired and the related amortization periods are as follows:

	Estimated useful life	Gross cost
Customer relationships	7 years	$12,074
Non-compete agreements	2 years	2,767
Trade names	4 years	704
Other	3 years	3,069

		$18,614

Note 5—Goodwill and Intangibles

Goodwill and Indefinite Lived Intangible Assets

        We evaluate goodwill and indefinite-lived intangible assets for impairment annually and whenever events or changes in circumstances suggest that the carrying value of goodwill and indefinite-lived intangible assets may not be recoverable. We utilize internally developed models to estimate our expected future cash flow and utilize a discounted cash flow technique to estimate the fair value of the Company in connection with our evaluation of goodwill and indefinite-lived intangible assets. No impairment of goodwill and indefinite-lived intangible assets resulted from our most recent evaluation of goodwill and indefinite-lived intangible assets for impairment, which occurred in the fourth quarter of 2012, nor do we believe any indicators of impairment have occurred. Our next annual impairment assessment will be conducted in the fourth quarter of 2013.

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 5—Goodwill and Intangibles (Continued)

        The following is a roll-forward of goodwill as of March 31, 2013:

Balance at December 31, 2012	$226,749
Acquisition of LBM	26,258

Balance at March 31, 2013	$253,007

Intangible Assets

        We review identified intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Recoverability of these assets is measured by comparison of their carrying value to future undiscounted cash flows that the assets are expected to generate over their remaining economic lives. If such assets are considered to be impaired, the impairment to be recognized in the statement of operations is the amount by which the carrying value of the assets exceeds their fair value, determined by either a quoted market price, if any, or a value determined by utilizing a discounted cash flow technique. There were no impairments recorded during the three months ended March 31, 2013.

        Intangible assets at March 31, 2013 consisted of the following:

	Estimated useful life	Weighted average remaining life	Gross cost	Accumulated amortization	Net
Customer relationships	Up to 10 years	3.7	$110,823	$66,019	$44,804
Technology-based intangible assets	3 to 5 years	2.8	5,341	1,928	3,413
Non-compete agreements	2 years	1.9	2,767	115	2,652
Trade names	4 years	2.7	704	15	689
Trade names—indefinite	Indefinite	Indefinite	16,100	—	16,100

			$135,735	$68,077	$67,658

        Future amortization expense of our intangible assets for the next five years and thereafter is expected to be as follows:

	Remainder of 2013	2014	2015	2016	2017	2018	Thereafter
Amortization	$11,812	$11,875	$8,803	$6,503	$5,176	$4,335	$3,054

Note 6—Severance, Restructuring and Other Charges, Net

        During the three months ended March 31, 2013, we recorded a net expense of $1,699, primarily related to salary continuation related to reductions in workforce and expenses related to the acquisition of LBM.

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 6—Severance, Restructuring and Other Charges, Net (Continued)

        During the three months ended March 31, 2012, we recorded a net expense of $2,804, primarily related to salary continuation related to reductions in workforce.

        Severance, restructuring and other charges, net, consist of the following:

	Three Months Ended March 31,
	2013	2012
Severance	$679	$2,455
Lease exit charges, net	46	349
Transaction related expenses	974	—

Severance, restructuring and other charges, net	$1,699	$2,804

        The activity in the Company's restructuring and other liabilities, which are included in liabilities, is as follows:

	Reduction in work-force and severance	Closure of call centers	Transaction related expense	Total
Balance at December 31, 2012	$1,042	$1,810	$470	$3,322
Expense	679	46	974	1,699
Cash Paid	(875)	(701)	(740)	(2,316)

Balance at March 31, 2013	$846	$1,155	$704	$2,705

Note 7—Equipment and Fixtures, Net

        Equipment and fixtures, net, consist of the following:

	March 31, 2013	December 31, 2012
Furniture and fixtures	$19,242	$17,696
Building improvements	70,265	66,369
Computer equipment	73,701	70,238
Software	44,413	40,460
Telecom and other equipment	55,532	55,418
Equipment and fixtures not yet placed in service	536	1,380

	$263,689	$251,561
Less: accumulated depreciation	(165,267)	(154,710)

	$98,422	$96,851

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 8—Accrued Employee Compensation and Benefits

        Accrued employee compensation and benefits consist of the following:

	March 31, 2013	December 31, 2012
Compensation related amounts	$31,821	$28,386
Vacation liabilities	16,094	14,176
Medical and dental liabilities	2,257	2,078
Employer taxes	3,585	2,098
Statutory retirement plans	11,645	10,860
Other benefit related liabilities	199	437

	$65,601	$58,035

Note 9—Other Accrued Expenses and Other Liabilities

        Other accrued expenses consist of the following:

	March 31, 2013	December 31, 2012
Professional fees	$3,506	$3,560
Accrued interest	13,446	6,226
Occupancy expense	1,864	2,108
Technology expense	2,131	1,841
Forward exchange contracts	1,162	204
Value added and sales tax	3,181	1,547
Other accrued expenses	8,850	5,191

	$34,140	$20,677

        Other current liabilities consist of the following:

	March 31, 2013	December 31, 2012
Lease exit liability	$1,067	$1,704
Deferred revenue	582	1,512
Market lease reserves	768	946
Other	4,649	1,225

Total other current liabilities	$7,066	$5,387

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 9—Other Accrued Expenses and Other Liabilities (Continued)

        Other long-term liabilities consist of the following:

	March 31, 2013	December 31, 2012
Deferred rent	$4,417	$4,415
Accrued income taxes	11,600	11,143
Market lease reserves	126	61
Asset retirement obligation	3,532	—
Other	1,557	334

Total other long-term liabilities	$21,232	$15,953

Note 10—Long-Term Debt and Revolving Credit Facility

        Pursuant to an indenture dated as of October 1, 2009 (the "Indenture"), among Stream, certain of our subsidiaries and Wells Fargo Bank, National Association, as trustee, we issued $200 million aggregate principal amount of 11.25% Senior Secured Notes due 2014 (the "Notes") at an initial offering price of 95.454% of the principal amount, the proceeds of which were used to pay off the debt from our Fifth Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of January 8, 2009, as amended, with PNC Bank, National Association and other signatories thereto along with debt acquired from EGS. On March 8, 2013, we issued an additional $30 million aggregate principal amount of the Notes pursuant to the Indenture at an initial offering price of 102.00% of the principal amount (plus accrued interest), the proceeds of which were used to pay down our credit facility following the acquisition of LBM.

        In addition, we and certain of our subsidiaries (collectively, the "Borrowers") entered into a credit agreement, dated as of October 1, 2009, as amended by the First Amendment to Credit Agreement dated June 3, 2011, the Second Amendment to Credit Agreement dated November 1, 2011 and the Third Amendment to Credit Agreement dated December 27, 2012 (as amended, the "Credit Agreement"), with Wells Fargo Capital Finance, LLC, as agent and co-arranger, and Goldman Sachs Lending Partners LLC, as co-arranger, and each of the lenders party thereto, as lenders, providing for revolving credit financing (the "ABL Facility") of up to $125 million, including a $20 million sub-limit for letters of credit. The ABL Facility has a term of five years effective from the date of the Third Amendment to Credit Agreement or 120 days prior to the maturity of our Notes (including any refinancing or extension of the Notes), whichever is less, at an interest rate of Wells Fargo's base rate plus 150 basis points or LIBOR plus 250 basis points at our discretion. We capitalized fees of $8,966 and $5,642 associated with the Notes and the Credit Agreement, respectively, at the inception of these agreements and subsequent amendments that are being amortized over their respective lives. We amortized $924 of such capitalized fees into expense for the three months ended March 31, 2013.

        The ABL facility has a fixed charge coverage ratio financial covenant that is operative when our availability under the facility is less than $25 million. As of March 31, 2013, we had $88,136 available under the ABL Facility. We made draws on the ABL Facility of $80,863 and $65,551 for the three

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 10—Long-Term Debt and Revolving Credit Facility (Continued)

months ended March 31, 2013 and 2012, respectively, and payments on the ABL Facility of $90,000 and $85,535 for the three months ended March 31, 2013 and 2012, respectively. We are in compliance with the financial covenant in the Credit Agreement as of March 31, 2013. Substantially all of the assets of Stream excluding intangible assets secure the Notes and the ABL Facility. See Note 16 for Guarantor Financial Information.

        Long-term borrowings consist of the following:

	March 31, 2013	December 31, 2012
Revolving line of credit	$25,543	$34,680
11.25% Senior Secured Notes	230,000	200,000
Other	16,088	14,904

	271,631	249,584
Less: current portion	(6,630)	(5,333)
Less: discount on notes payable	(2,823)	(3,897)

Long-term debt	$262,178	$240,354

        Minimum principal payments on long-term debt subsequent to March 31, 2013 are as follows:

Total
2013	5,676
2014	260,336
2015	3,390
2016	769
2017	1,460

Total	$271,631

        We had Letters of Credit in the aggregate outstanding amounts of $1,939 and $3,245 at March 31, 2013 and December 31, 2012, respectively.

        We had $280 and $380 of restricted cash as of March 31, 2013 and December 31, 2012, respectively.

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 11—Accumulated Other Comprehensive Loss

        The following table shows the components of accumulated other comprehensive loss as of March 31, 2013:

	Unrealized gain on forward exchange contracts, net of tax	Cumulative translation adjustment	Accumulated other comprehensive loss
Beginning balance December 31, 2012	$3,283	$(9,928)	$(6,645)
Current period other comprehensive loss	(1,296)	(943)	(2,239)

Ending balance March 31, 2013	$1,987	$(10,871)	$(8,884)

        The following table summarizes activity in other comprehensive income (loss) related to forward exchange contracts held by the Company during the three months ended March 31, 2013:

	Three Months Ended March 31,
	2013	2012
Change in fair value of forward exchange contracts, net of tax	$(2,474)	$2,031
Amount reclassified to direct cost of revenue	1,178	631

Change in unrecognized gains/losses on forward exchange contracts	$(1,296)	$2,662

Note 12—Income Taxes

        The domestic and foreign source component of income (loss) before taxes is as follows:

	Three months ended March 31, 2013	Three months ended March 31, 2012
Total US	$(5,810)	$(2,951)
Total Foreign	7,440	3,356

Total	$1,630	$405

        The provisions for income taxes for the three months ended March 31, 2013 and 2012 relate primarily to the foreign source component of income (loss) before tax. Our operations in countries outside the United States are generally taxed at lower statutory rates and also benefit from tax holidays.

        We file income tax returns in the U.S. federal jurisdiction and various state and foreign tax jurisdictions. We operate in a number of international tax jurisdictions and are subject to audits of income tax returns by tax authorities in those jurisdictions. We have open audit periods beginning after

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 12—Income Taxes (Continued)

2004 through the current period in various jurisdictions and are currently under audit in India, Canada, Italy, and Philippines.

        Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of US tax attributes (Net operating loss carry forwards and tax credits) that can be utilized annually to offset future taxable income based on certain 3-year cumulative increases in the ownership interests of stockholders who are 5% stockholders under the Code. The Company has determined that an ownership change occurred under these federal income tax provisions on April 27, 2012. However, the Company does not expect to generate U.S. taxable income in excess of the accumulated limitation in 2013.

        The Italy Revenue Agency Enactment No. 140973 provides a refund claim in the event of non-deduction of employee and quasi-employee costs. This refund claim applied to tax years 2007 through 2011. We recorded a benefit of $1,008 related to this refund in the three months ended March 31, 2013.

        As of March 31, 2013 and December 31, 2012, the liability for unrecognized tax benefits (including interest and penalties) was $11,328 and $11,222, respectively, and was recorded within other long term liabilities in our consolidated financial statements. Included in these amounts is $1,599 for both the three months ended March 31, 2013 and for the year ended December 31, 2012 of un-benefitted tax losses, which would be realized if the related uncertain tax positions were settled. As of January 1, 2013, we had reserved $2,633 for accrued interest and penalties, which increased to $2,849 as of March 31, 2013. We recognize accrued interest and penalties associated with uncertain tax positions as part of the income tax provision. The total amount of net unrealized tax benefits that would affect income tax expense, if ever recognized in our consolidated financial statements, is $9,729. This amount includes interest and penalties of $2,849. We estimate that within the next 12 months, our unrecognized tax benefits, and interest and penalties, could decrease as a result of settlements with taxing authorities or the expiration of the statute of limitations by $4,922.

Note 13—Stock Options

        The Company's 2008 Stock Incentive Plan (the "2008 Plan") was terminated on April 27, 2012. The 2008 Plan provided for the grant of incentive and nonqualified stock options. The 2008 Plan had authorized grants of up to 10,000 shares of common stock at an exercise price of not less than 100% of the fair value of the common stock at the date of grant. The 2008 Plan provided that the options shall have terms not to exceed ten years from the grant date. During the three months ended March 31, 2012, we granted options to purchase 160 shares of our common stock to our employees that were subsequently terminated.

        The per share fair value of options granted was determined using the Black-Scholes-Merton model.

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 13—Stock Options (Continued)

        The following assumptions were used for the option grants in the three months ended March 31, 2012 under the 2008 Plan:

Three months ended March 31, 2012
Option term (years)	6.380
Volatility	71.89%
Risk-free interest rate	1.14 - 1.19%
Dividend yield	0%
Weighted-average grant date fair value per option granted	$1.74

        During the three months ended March 31, 2012, 323 stock option grants under the 2008 Plan were vested, zero were exercised, and 504 were forfeited.

        At March 31, 2013, no stock options were outstanding under the 2008 Plan. There are no shares outstanding, vested, or expected to vest (including forfeiture adjusted unvested shares) as the plan was cancelled.

        On June 8, 2012, the Board of Directors and stockholders of Parent approved the 2012 Stock Incentive Plan (the "2012 Plan"). The 2012 Plan provides for the grant of incentive and nonqualified stock options. The 2012 Plan has authorized grants of up to 80 shares of common stock of Parent at an exercise price of not less than 100% of the fair value of the common stock at the date of grant. The 2012 Plan provides that the options shall have terms not to exceed seven years from the grant date.

        The following assumptions were used for the option grants in the three months ended March 31, 2013 under the 2012 Plan:

Three months ended March 31, 2013
Option term (years)	5.00
Volatility	44.35%
Risk-free interest rate	0.88%
Dividend yield	0%
Weighted-average grant date fair value per option granted	$70.87

        The option term was calculated under the simplified method for all option grants issued during the three months ended March 31, 2013. The volatility assumptions were based on a weighted average of the historical volatilities for the Company and its peer group. The risk-free interest rate assumptions were based upon the implied yields from the U.S. Treasury zero-coupon yield curve with a remaining term equal to the expected term in options.

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 13—Stock Options (Continued)

        During the three months ended March 31, 2013, 20 stock option grants under the 2012 Plan were vested, zero were exercised, and 0.6 were forfeited.

        Stock options issued under the 2012 Plan during the three months ended March 31, 2013 were as follows:

	Number of options	Weighted Average Exercise Price	Weighted Average Fair Value	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2012	74.3	$425.00	—	6.82
Granted	0.8	425.00	$70.87
Exercised	—	—
Forfeited	0.6	425.00

Outstanding at March 31, 2013	74.5	$425.00		6.56

        At March 31, 2013, we had stock options to purchase 20 shares that were exercisable. The weighted average exercise price of options currently exercisable is $425.00 at March 31, 2013. The weighted average remaining contractual term of options currently exercisable is 6.53 years at March 31, 2013. The total fair value of options vested during the three months ended March 31, 2013 was $120. There are 55 shares outstanding, vested, and expected to vest (including forfeiture adjusted unvested shares) with a weighted average exercise price of $425.00 and a weighted average remaining contractual term of 6.56 years.

        For the three months ended March 31, 2013, we recognized net stock compensation expense of $402 within selling, general and administrative expenses.

        As of March 31, 2013, the aggregate intrinsic value (i.e., the difference in the estimated fair value of our common stock and the exercise price to be paid by the option holder) of stock options outstanding, excluding the effects of expected forfeitures, was zero. The aggregate intrinsic value of the shares of exercisable stock at March 31, 2013 was zero.

        As of March 31, 2013, there was $1,768 of unrecognized compensation cost related to the unvested portion of time-based arrangements granted under the 2012 Plan.

Note 14—Contingencies

        We are subject to various lawsuits and claims in the normal course of business. In addition, from time to time, we receive communications from government or regulatory agencies concerning investigations or allegations of non-compliance with laws or regulations in jurisdictions in which we operate. Although the ultimate outcome of such lawsuits, claims and investigations cannot be ascertained, we believe, on the basis of present information, that the disposition or ultimate resolution of such claims, lawsuits and/or investigations will not have a material adverse effect on our business,

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 14—Contingencies (Continued)

results of operations or financial condition. We establish specific liabilities in connection with regulatory and legal actions that we deem to be probable and estimable, and we believe that our reserves for such liabilities are adequate.

Note 15—Geographic Operations and Concentrations

        We operate in one operating segment and provide services primarily in two regions: "Americas," which includes the United States, Canada, the Philippines, India, China, Nicaragua, the Dominican Republic, El Salvador, and Honduras; and "EMEA," which includes Europe, the Middle East, and Africa.

        The following table presents geographic information regarding our operations:

	Three Months Ended March 31,
	2013	2012
Revenues
Americas
United States	$56,559	$48,971
Philippines	56,430	52,180
Canada	28,399	29,367
Others	31,822	28,180

Total Americas	173,210	158,698
EMEA	69,602	56,841

	$242,812	$215,539

	March 31, 2013	December 31, 2012
Total assets:
Americas	$521,097	$536,149
EMEA	136,205	67,879

	$657,302	$604,028

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 15—Geographic Operations and Concentrations (Continued)

        We derive significant revenues from two clients. At March 31, 2013, two of our largest clients by revenue are global technology companies. The percentage of revenue for clients exceeding 10% of revenue in the three months ended March 31, 2013 and 2012 is as follows:

	Three Months Ended March 31,
	2013	2012
Microsoft	14%	10%
Dell	8%	10%

        Related accounts receivable from these two clients were 7% and 15%, respectively, of our total accounts receivable at March 31, 2013 and 4% and 13%, respectively, of our total accounts receivable at March 31, 2012.

Note 16—Guarantor Financial Information

        The Notes are guaranteed by the Company, along with certain of our wholly owned subsidiaries. Such guaranties are full, unconditional and joint and several. Condensed consolidating financial information related to the Company, our guarantor subsidiaries and our non-guarantor subsidiaries as of and for the three months ended March 31, 2013 and 2012 are reflected below:

Condensed Consolidating Statement of Operations
For the three months ended March 31, 2013
(Unaudited)

	Parent	Guarantor subsidiaries	Non- Guarantor subsidiaries	Elimination	Total
Net revenue	$—	$117,476	$129,301	$(3,965)	$242,812
Direct cost of revenue:
Customers	—	62,818	80,310		143,128
Intercompany	—	3,348	617	(3,965)	—

	—	66,166	80,927	(3,965)	143,128
Gross profit	—	51,310	48,374	—	99,684
Operating expenses	436	47,351	41,031	—	88,818
Non-operating expenses (income)	8,337	(2,451)	3,350	—	9,236
Equity in earnings of subsidiaries	(9,031)	—	—	9,031	—

Income (loss) before income taxes	258	6,410	3,993	(9,031)	1,630

Provision (benefit) for income taxes	6	807	565	—	1,378

Net income (loss)	$252	$5,603	$3,428	$(9,031)	$252

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 16—Guarantor Financial Information (Continued)

Condensed Consolidating Statement of Operations
For the three months ended March 31, 2012
(Unaudited)

	Parent	Guarantor subsidiaries	Non- Guarantor subsidiaries	Elimination	Total
Net revenue	—	207,581	120,890	(112,932)	215,539
Direct cost of revenue:
Customers	—	55,789	68,327		124,116
Intercompany	—	102,477	10,455	(112,932)	—

	—	158,266	78,782	(112,932)	124,116
Gross profit	—	49,315	42,108	—	91,423
Operating expenses	673	42,988	40,042	—	83,703
Non-operating expenses (income)	7,539	(1,563)	1,339	—	7,315
Equity in earnings of subsidiaries	(7,557)	—	—	7,557	—

Income (loss) before income taxes	(655)	7,890	727	(7,557)	405

Provision (benefit) for income taxes	—	(1,596)	2,656	—	1,060

Net income (loss)	$(655)	$9,486	$(1,929)	$(7,557)	$(655)

Condensed Consolidating Statement of Comprehensive Income
For the three months ended March 31, 2013
(Unaudited)

	Parent	Guarantor subsidiaries	Non- Guarantor subsidiaries	Elimination	Total
Net income (loss)	$252	$5,603	$3,428	$(9,031)	$252
Other comprehensive income:
Change in unrealized gain on forward exchange contracts, net of tax	(1,296)	(851)	(445)	1,296	(1,296)
Change in cumulative translation adjustment	(943)	(2,397)	1,454	943	(943)

Comprehensive income (loss)	$(1,987)	$2,355	$4,437	$(6,792)	$(1,987)

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 16—Guarantor Financial Information (Continued)

Condensed Consolidating Statement of Comprehensive Income
For the three months ended March 31, 2012
(Unaudited)

	Parent	Guarantor subsidiaries	Non- Guarantor subsidiaries	Elimination	Total
Net income (loss)	$(655)	$9,486	$(1,929)	$(7,557)	$(655)
Other comprehensive income:
Change in unrealized gain on forward exchange contracts, net of tax	2,662	1,430	1,232	(2,662)	2,662
Change in cumulative translation adjustment	2,131	1,879	252	(2,131)	2,131

Comprehensive income (loss)	$4,138	$12,795	$(445)	$(12,350)	$4,138

Condensed Consolidating Balance Sheet
As of March 31, 2013
(Unaudited)

	Parent	Guarantor subsidiaries	Non- Guarantor subsidiaries	Elimination	Total
Assets
Cash and cash equivalents	$6	$2,821	$11,980	$—	$14,807
Accounts receivable, net	—	147,343	33,345	—	180,688
Intercompany receivable	32,391	147,192	104,255	(283,838)	—
Other current assets	4,438	11,193	12,378	—	28,009

Total current assets	36,835	308,549	161,958	(283,838)	223,504
Equipment and fixtures, net and other assets	1,727	47,062	64,344	—	113,133
Investment in subsidiaries	456,967	134,288	17	(591,272)	—
Goodwill and intangible assets, net	—	167,370	153,295	—	320,665

Total assets	$495,529	$657,269	$379,614	$(875,110)	$657,302

Liabilities and Stockholders' Equity
Current liabilities	$13,815	$42,551	$86,855	$—	$143,221
Intercompany payable	20,683	136,497	126,658	(283,838)	—
Long-term liabilities	252,720	31,136	21,914	—	305,770
Total shareholders' equity (deficit)	208,311	447,085	144,187	(591,272)	208,311

Total liabilities and stockholders' equity	$495,529	$657,269	$379,614	$(875,110)	$657,302

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 16—Guarantor Financial Information (Continued)

Condensed Consolidating Balance Sheet
As of December 31, 2012
(Unaudited)

	Parent	Guarantor subsidiaries	Non- Guarantor subsidiaries	Elimination	Total
Assets
Cash and cash equivalents	$6	$9,976	$8,753	$—	$18,735
Accounts receivable, net	—	146,078	18,851	—	164,929
Intercompany receivable	32,391	125,083	96,406	(253,880)	—
Other current assets	3,587	14,878	10,543	—	29,008

Total current assets	35,984	296,015	134,553	(253,880)	212,672
Equipment and fixtures, net and other assets	2,254	48,018	61,995	—	112,267
Investment in subsidiaries	450,176	74,784	16	(524,976)	—
Goodwill and intangible assets, net	—	169,792	109,297	—	279,089

Total assets	$488,414	$588,609	$305,861	$(778,856)	$604,028

Liabilities and Stockholders' Equity
Current liabilities	$5,948	$43,510	$66,727	$—	$116,185
Intercompany payable	41,786	128,645	83,449	(253,880)	—
Long-term liabilities	230,784	31,915	15,248	—	277,947
Total shareholders' equity (deficit)	209,896	384,539	140,437	(524,976)	209,896

Total liabilities and stockholders' equity	$488,414	$588,609	$305,861	$(778,856)	$604,028

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 16—Guarantor Financial Information (Continued)

Condensed Statements of Cash Flows
For the three months ended March 31, 2013
(Unaudited)

	Parent	Guarantor subsidiaries	Non- Guarantor subsidiaries	Elimination	Total
Net cash provided by (used in) operating activities	$(360)	$12,735	$6,799	$—	$19,174
Cash flows from investing activities:
Acquisition of business	—	—	(41,167)	—	(41,167)
Cash acquired from acquisition	—	—	4,951	—	4,951
Additions to equipment and fixtures	—	(4,402)	(1,881)	—	(6,283)

Net cash used in investing activities	—	(4,402)	(38,097)	—	(42,499)

Cash flows from financing activities:
Net repayments on line of credit	(9,137)	—	—	—	(9,137)
Net borrowings (repayments) on long term debt	30,600	2,030	(942)	—	31,688
Net repayments on capital leases	—	(2,252)	(786)	—	(3,038)
Net intercompany	(21,103)	(13,570)	34,673	—	—

Net cash provided by (used in) financing activities	360	(13,792)	32,945	—	19,513
Effect of exchange rates on cash and cash equivalents	—	(1,696)	1,580	—	(116)

Net increase (decrease) in cash and cash equivalents	—	(7,155)	3,227	—	(3,928)

Cash and cash equivalents, beginning of period	6	9,976	8,753	—	18,735

Cash and cash equivalents, end of period	$6	$2,821	$11,980	$—	$14,807

STREAM GLOBAL SERVICES, INC.

Notes to Consolidated Condensed Financial Statements (Continued)

March 31, 2013

(Unaudited)

(In thousands)

Note 16—Guarantor Financial Information (Continued)

Condensed Statements of Cash Flows
For the three months ended March 31, 2012
(Unaudited)

	Parent	Guarantor subsidiaries	Non- Guarantor subsidiaries	Elimination	Total
Net cash provided by (used in) operating activities	$(840)	$12,276	$9,874	$—	$21,310
Cash flows from investing activities:
Additions to equipment and fixtures	—	(3,192)	(3,159)	—	(6,351)

Net cash used in investing activities	—	(3,192)	(3,159)	—	(6,351)

Cash flows from financing activities:
Net repayments on line of credit	(19,984)	—	—	—	(19,984)
Net repayments on long term debt	—	(63)	(24)	—	(87)
Net repayments on capital leases	—	(2,294)	(277)	—	(2,571)
Net intercompany	20,835	(17,202)	(3,633)	—	—
Tax payments for withholding on restricted stock	(11)	—	—	—	(11)

Net cash provided by (used in) financing activities	840	(19,559)	(3,934)	—	(22,653)
Effect of exchange rates on cash and cash equivalents	—	5,858	(4,329)	—	1,529

Net decrease in cash and cash equivalents	—	(4,617)	(1,548)	—	(6,165)

Cash and cash equivalents, beginning of period	6	11,143	12,099	—	23,248

Cash and cash equivalents, end of period	$6	$6,526	$10,551	$—	$17,083

$30,000,000

Stream Global Services, Inc.

11.25% Senior Secured Notes due 2014

PROSPECTUS

        Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers

(a)   Stream Global Services, Inc.

        Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Stream's restated certificate of incorporation provides that no director of Stream shall be personally liable to Stream or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

        Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Stream's certificate of incorporation provides that it will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of Stream, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of Stream, or is or was serving, or has agreed to serve at Stream's request, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, all such persons being referred to as an indemnitee, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys' fees, liabilities, losses, judgments, fines and excise taxes (including penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred by or on behalf of an indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if such indemnitee acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, Stream's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Stream's certificate of incorporation provides that it will indemnify any indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Stream to procure a judgment in Stream's favor by reason of the fact that the indemnitee is or was, or has agreed to become, Stream's director or officer, or is or was serving, or has agreed to serve, at Stream's request, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys' fees, and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if the indemnitee acted in good faith and in a manner which the indemnitee reasonably believed to be in, or not opposed to, Stream's best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to Stream, unless, and only to the extent that, the Court of Chancery of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnity for such expenses, including attorneys' fees, which the Court of Chancery of Delaware or such other court shall deem proper. Expenses must be advanced to an indemnitee under certain circumstances.

        Stream enters into indemnification agreements with its directors and its executive officers. These indemnification agreements require Stream, among other things, to indemnify its directors and executive officers for some expenses, including attorneys' fees, judgments, fines and settlement amounts, incurred by a director or executive officer in any action or proceeding arising out of his or her service as one of Stream's directors or executive officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at Stream's request.

        Stream maintains a general liability insurance policy that covers certain liabilities of directors and officers of Stream arising out of claims based on acts or omissions in their capacities as directors or officers.

(b)   Stream Holdings Corporation

        See the discussion of Delaware General Corporation Law above. In addition, as noted above, Stream enters into indemnification agreements with its directors and executive officers that cover their service as an officer and director of Stream Holdings Corporation.

(c)   Stream International Inc.

        See the discussion of Delaware General Corporation Law above. In addition, as noted above, Stream enters into indemnification agreements with its directors and executive officers that cover their service as an officer and director of Stream International Inc.

(d)   Stream New York Inc.

        See the discussion of Delaware General Corporation Law above. In addition, as noted above, Stream enters into indemnification agreements with its directors and executive officers that cover their service as an officer and director of Stream New York Inc.

(e)   Stream International Europe B.V.

        Netherlands law does not contain any specific provisions with respect to the indemnification of officers and directors. As noted above, however, Stream enters into indemnification agreements with its directors and executive officers that cover their service as an officer and director of Stream International Europe B.V.

(f)    Stream Global Services — US, Inc.

        See the discussion of Delaware General Corporation Law above. In addition, as noted above, Stream enters into indemnification agreements with its directors and executive officers that cover their service as an officer and director of Stream Global Services — US, Inc.

(g)   Stream Global Services — AZ, Inc.

        Section 10-851 of the Arizona Revised Statutes permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if all of the following conditions exist: (a) the individual's conduct was in good faith; (b) the individual reasonably believed in the case of conduct in an official capacity with the corporation, that the conduct was in its best interests and in all other cases, that the conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. Section 10-851 of the Arizona Revised Statutes permits a corporation to indemnify an individual made a party to a proceeding because the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to section 10-202, subsection B, paragraph 2 of the Arizona Revised Statutes. The termination of a proceeding by judgment, order, settlement or conviction or on a plea of no contest or its equivalent is not of itself determinative that the director did not meet the standard of conduct described in this section. Under Arizona Revised Statutes, a corporation may not indemnify a director under this section either: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (b) in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

        The articles of incorporation of Stream Global Services — AZ, Inc. provide that the company will indemnify, defend and hold harmless any person who incurs expenses, claims, damages, or liability by reason of the fact that he or she is or was an officer, director, employee or agent of the corporation to the fullest extent allowed under Arizona law. In addition, as noted above, Stream enters into indemnification agreements with its directors and executive officers that cover their service as an officer and director of Stream Global Services — AZ, Inc.

Item 21.    Exhibits and Financial Statement Schedules.

(a)   Exhibits

        See the Exhibit Index, which follows the signature pages and which is incorporated herein by reference.

(b)   Financial Statement Schedules.

        None.

Item 22.    Undertakings.

        The undersigned Registrants hereby undertake:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

               (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

              (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

              (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into this prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

        The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan State of Minnesota on June 3, 2013.

Stream Global Services, Inc.
By:	/s/ KATHRYN V. MARINELLO Kathryn V. Marinello Chief Executive Officer and President (Principal Executive Officer)
By:	/s/ MICHAEL HENRICKS Michael Henricks Chief Financial Officer (Principal Financial Officer)

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Stream Global Services, Inc., hereby severally constitute and appoint Kathryn V. Marinello and Michael Henricks, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Stream Global Services, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KATHRYN V. MARINELLO Kathryn V. Marinello	Chairman, Chief Executive Officer and President (Principal Executive Officer)	June 3, 2013
/s/ MICHAEL HENRICKS Michael Henricks	Chief Financial Officer (Principal Financial Officer)	June 3, 2013
/s/ ALFREDO I. AYALA Alfredo I. Ayala	Vice Chairman of the Board of Directors	June 3, 2013
/s/ BARRY K. ALLEN Barry K. Allen	Director	June 3, 2013

Signature	Title	Date

/s/ G. DREW CONWAY G. Drew Conway	Director	June 3, 2013
/s/ MATTHEW CWIERTNIA Matthew Cwiertnia	Director	June 3, 2013
/s/ PAUL G. JOUBERT Paul G. Joubert	Director	June 3, 2013
/s/ DAVID B. KAPLAN David B. Kaplan	Director	June 3, 2013
/s/ PETER MAQUERA Peter Maquera	Director	June 3, 2013
/s/ R. DAVIS NOELL R. Davis Noell	Director	June 3, 2013
/s/ NATHAN WALTON Nathan Walton	Director	June 3, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Stream Holdings Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan State of Minnesota on June 3, 2013.

Stream Holdings Corporation
By:	/s/ KATHRYN V. MARINELLO Kathryn V. Marinello Chairman, Chief Executive Officer and President (Principal Executive Officer)
By:	/s/ MICHAEL HENRICKS Michael Henricks Chief Financial Officer (Principal Financial Officer)

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Stream Holdings Corporation, hereby severally constitute and appoint Kathryn V. Marinello and Michael Henricks, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Stream Holdings Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ KATHRYN V. MARINELLO Kathryn V. Marinello	Chief Executive Officer, President and Director (Principal Executive Officer)	June 3, 2013
/s/ MICHAEL HENRICKS Michael Henricks	Chief Financial Officer (Principal Financial Officer)	June 3, 2013
/s/ MATTHEW EBERT Matthew Ebert	Corporate Secretary and Director	June 3, 2013
/s/ LEO S. VANNONI Leo S. Vannoni	Treasurer and Director	June 3, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Stream International Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan State of Minnesota on June 3, 2013.

Stream International, Inc.
By:	/s/ KATHRYN V. MARINELLO Kathryn V. Marinello Chief Executive Officer and President (Principal Executive Officer)
By:	/s/ MICHAEL HENRICKS Michael Henricks Chief Financial Officer (Principal Financial Officer)

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Stream International, Inc., hereby severally constitute and appoint Kathryn V. Marinello and Michael Henricks, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Stream International Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ KATHRYN V. MARINELLO Kathryn V. Marinello	Chief Executive Officer, President and Director (Principal Executive Officer)	June 3, 2013
/s/ MICHAEL HENRICKS Michael Henricks	Chief Financial Officer (Principal Financial Officer)	June 3, 2013
/s/ MATTHEW EBERT Matthew Ebert	Corporate Secretary and Director	June 3, 2013
/s/ LEO S. VANNONI Leo S. Vannoni	Treasurer and Director	June 3, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Stream New York Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan State of Minnesota on June 3, 2013.

Stream New York Inc.
By:	/s/ KATHRYN V. MARINELLO Kathryn V. Marinello Chief Executive Officer and President (Principal Executive Officer)
By:	/s/ MICHAEL HENRICKS Michael Henricks Chief Financial Officer (Principal Financial Officer)

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Stream New York Inc., hereby severally constitute and appoint Kathryn V. Marinello and Michael Henricks, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Stream New York Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ KATHRYN V. MARINELLO Kathryn V. Marinello	Chief Executive Officer, President and Director (Principal Executive Officer)	June 3, 2013
/s/ MICHAEL HENRICKS Michael Henricks	Chief Financial Officer (Principal Financial Officer)	June 3, 2013
/s/ MATTHEW EBERT Matthew Ebert	Corporate Secretary and Director	June 3, 2013
/s/ LEO S. VANNONI Leo S. Vannoni	Treasurer and Director	June 3, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Stream International Europe B.V. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eagan State of Minnesota on June 3, 2013.

Stream International Europe B.V.
By:	/s/ KATHRYN V. MARINELLO Kathryn V. Marinello Director

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned directors of Stream International Europe B.V., hereby appoint Kathryn V. Marinello our true and lawful attorney with full power to sign for us and in our name in the capacity indicated below the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacity as managing director to enable Stream International Europe B.V. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as it may be signed by said attorney to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ KATHRYN V. MARINELLO Kathryn V. Marinello	Director	June 3, 2013
/s/ WOUTER DE LEEUW Wouter de Leeuw	Director	June 3, 2013
/s/ LEO S. VANNONI Leo S. Vannoni	Director	June 3, 2013
/s/ FRANK VAN EIJL Frank van Eijl	Director	June 3, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Stream Global Services — US, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eagan State of Minnesota on June 3, 2013.

Stream Global Services — US, Inc.
By:	/s/ KATHRYN V. MARINELLO Kathryn V. Marinello Chief Executive Officer and President (Principal Executive Officer)
By:	/s/ MICHAEL HENRICKS Michael Henricks Chief Financial Officer (Principal Financial Officer)

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Stream Global Services—US, Inc., hereby severally constitute and appoint Kathryn V. Marinello and Michael Henricks, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Stream Global Services—US, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ KATHRYN V. MARINELLO Kathryn V. Marinello	Chief Executive Officer, President and Director (Principal Executive Officer)	June 3, 2013
/s/ MICHAEL HENRICKS Michael Henricks	Chief Financial Officer (Principal Financial Officer)	June 3, 2013
/s/ MATTHEW EBERT Matthew Ebert	Corporate Secretary and Director	June 3, 2013
/s/ LEO S. VANNONI Leo S. Vannoni	Treasurer and Director	June 3, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Stream Global Services — AZ, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eagan State of Minnesota on June 3, 2013.

Stream Global Services — AZ, Inc.
By:	/s/ KATHRYN V. MARINELLO Kathryn V. Marinello Chief Executive Officer and President (Principal Executive Officer)
By:	/s/ MICHAEL HENRICKS Michael Henricks Chief Financial Officer (Principal Financial Officer)

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Stream Global Services—AZ, Inc. hereby severally constitute and appoint Kathryn V. Marinello and Michael Henricks, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Stream Global Services—AZ, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ KATHRYN V. MARINELLO Kathryn V. Marinello	Chief Executive Officer, President and Director (Principal Executive Officer)	June 3, 2013
/s/ MICHAEL HENRICKS Michael Henricks	Chief Financial Officer (Principal Financial Officer)	June 3, 2013
/s/ MATTHEW EBERT Matthew Ebert	Corporate Secretary and Director	June 3, 2013
/s/ LEO S. VANNONI Leo S. Vannoni	Treasurer and Director	June 3, 2013

EXHIBIT INDEX

Exhibit No.		Description
2.1		Agreement for the sale and purchase of shares in the share capital of LBM Holdings Limited, dated as of February 19, 2013, by and among, the Sellers, the Minority Sellers, and SGS Netherlands Investment Corporation B.V. (filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on February 22, 2013 and incorporated herein by reference).
3.1
Fourth Amended and Restated Certificate of Incorporation of the Registrant adopted on April 27, 2012 (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on April 27, 2012 and incorporated herein by reference).
3.2
Fourth Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on April 27, 2012 and incorporated herein by reference).
3.3	#	Second Amended and Restated Certificate of Incorporation of Stream Holdings Corporation.
3.4	#	Amended and Restated Bylaws of Stream Holdings Corporation.
3.5
Amended and Restated Certificate of Incorporation of Stream International Inc. (filed as Exhibit 3.7 to the Registrant's Registration Statement on Form S-4 (File No. 333-165793), as filed with the SEC on March 30, 2010 and incorporated herein by reference).
3.6
Bylaws of Stream International Inc. (filed as Exhibit 3.8 to the Registrant's Registration Statement on Form S-4 (File No. 333-165793), as filed with the SEC on March 30, 2010 and incorporated herein by reference).
3.7
Certificate of Incorporation of Stream New York Inc. (filed as Exhibit 3.9 to the Registrant's Registration Statement on Form S-4 (File No. 333-165793), as filed with the SEC on March 30, 2010 and incorporated herein by reference).
3.8
By-laws of Stream New York Inc. (filed as Exhibit 3.10 to the Registrant's Registration Statement on Form S-4 (File No. 333-165793), as filed with the SEC on March 30, 2010 and incorporated herein by reference).
3.9
Deed of Incorporation of Stream International Europe B.V. (filed as Exhibit 3.11 to the Registrant's Registration Statement on Form S-4 (File No. 333-165793), as filed with the SEC on March 30, 2010 and incorporated herein by reference).
3.10
Articles of Association of Stream International Europe B.V., as amended. (filed as Exhibit 3.12 to the Registrant's Registration Statement on Form S-4 (File No. 333-165793), as filed with the SEC on March 30, 2010 and incorporated herein by reference).
3.11	#	Certificate of Incorporation of Stream Global Services — US, Inc., as amended.
3.12
Bylaws of Stream Global Services — US, Inc. (filed as Exhibit 3.14 to the Registrant's Registration Statement on Form S-4 (File No. 333-165793), as filed with the SEC on March 30, 2010 and incorporated herein by reference).
3.13	#	Articles of Incorporation of Stream Global Services — AZ, Inc., as amended.
3.14
Bylaws of Stream Global Services — AZ, Inc. (filed as Exhibit 3.16 to the Registrant's Registration Statement on Form S-4 (File No. 333-165793), as filed with the SEC on March 30, 2010 and incorporated herein by reference).

Exhibit No.		Description
4.1		Indenture, dated as of October 1, 2009, among the Registrant, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee, governing the 11.25% Senior Secured Notes due 2014, including the form of 11.25% Senior Secured Notes due 2014 (filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on October 5, 2009 and incorporated herein by reference).
4.2
Security Agreement, dated as of October 1, 2009, among the Registrant, the other Guarantors listed on the signature pages thereto and Wells Fargo Foothill, LLC (filed as Exhibit 4.3 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on October 5, 2009 and incorporated herein by reference).
4.3
Security Agreement, dated as of October 1, 2009, among the Registrant, the other Guarantors listed on the signature pages thereto and Wilmington Trust FSB (filed as Exhibit 4.4 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on October 5, 2009 and incorporated herein by reference).
4.4
Collateral Trust Agreement, dated as of October 1, 2009, among the Registrant, the Guarantors from time to time party thereto, Wells Fargo Bank, National Association, as Trustee, the other Secured Debt Representatives from time to time party thereto and Wilmington Trust FSB (filed as Exhibit 4.5 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on October 5, 2009 and incorporated herein by reference).
4.5
Lien Subordination and Intercreditor Agreement, dated as of October 1, 2009, among the Registrant, the subsidiaries of the Registrant listed on the signature pages thereto, Wells Fargo Foothill, LLC and Wilmington Trust FSB (filed as Exhibit 4.6 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on October 5, 2009 and incorporated herein by reference).
4.6
First Supplemental Indenture, dated March 13, 2013, by and among the Registrant, the subsidiaries of the Registrant listed on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee (filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on March 13, 2013 and incorporated herein by reference).
4.7
Exchange and Registration Rights Agreement, dated as of March 13, 2013, by and among the Registratn, the subsidiaries of the Registrant listed on the signature pages thereto and the Purchasers named therein (filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on March 13, 2013 and incorporated herein by reference).
5.1	#	Opinion of Proskauer Rose LLP
5.2	#	Opinion of Fennemore Craig, P.C.
5.3	#	Opinion of Loyens & Loeff N.V.
10.1
2011 Management Incentive Plan (filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (File No. 001-33739), as filed with the SEC on May 4, 2011 and incorporated herein by reference).
10.2
2012 Management Incentive Plan (MIP)—Corporate SG&A for Managers and Above effective January 1, 2012 (filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (File No. 001-33739), as filed with the SEC on April 25, 2012 and incorporated herein by reference).

Exhibit No.	Description
10.3	2013 Management Incentive Plan (MIP) — Corporate SG&A for Managers and Above effective January 1, 2013 (filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (File No. 001-33739), as filed with the SEC on May 8, 2013 and incorporated herein by reference).
10.4
2011 Executive Vice President Sales Incentive Plan (filed as Exhibit 10.6b to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011 (File No. 001-33739), as filed with the SEC on February 29, 2012 and incorporated herein by reference).
10.5
2012 Executive Vice President Global Sales Compensation Plan (filed as Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (File No. 001-33739), as filed with the SEC on April 25, 2012 and incorporated herein by reference).
10.6
2013 EVP Global Sales Compensation Plan (filed as Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (File No. 001-33739), as filed with the SEC on May 8, 2013 and incorporated herein by reference).
10.7
Employment Agreement between the Registrant and Kathryn V. Marinello, dated October 24, 2012 (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on October 26, 2012 and incorporated herein by reference).
10.8
Employment Agreement, dated as of January 13, 2011, by and between Brian Delaney and Stream Global Services, Inc. (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the Securities and Exchange Commission on January 14, 2011 and incorporated herein by reference).
10.9
Employment Agreement, dated as of June 27, 2011, by and between Gregory Hopkins and Stream Global Services, Inc. (filed as Exhibit 10.6a to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011 (File No. 001-33739), as filed with the SEC on February 29, 2012 and incorporated herein by reference).
10.10
Letter Amendment to Employment Agreement by and between Gregory Hopkins and Registrant dated March 14, 2012 (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-33739) , as filed with the SEC on March 19, 2012 and incorporated herein by reference).
10.11
Employment Letter Agreement, dated as of April 22, 2013, by and between Michael Henricks and Stream Global Services, Inc. (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on April 22, 2013 and incorporated herein by reference).
10.12
Employment Agreement between the Registrant and Dennis Lacey, dated December 15, 2009 (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on December 21, 2009 and incorporated herein by reference).
10.13
Separation Agreement, dated as of July 8, 2011, by and between Robert Dechant and Stream Global Services, Inc. (filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (File No. 001-33739), as filed with the SEC on August 3, 2011 and incorporated herein by reference).
10.14
Separation Agreement, dated as of March 8, 2011, by and between Sheila M. Flaherty and Stream Global Services, Inc. (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on March 14, 2011 and incorporated herein by reference).

Exhibit No.	Description
10.15	2008 Stock Incentive Plan, as amended (filed as Annex C to the Registrant's Definitive Information Statement (File No. 001-33739), as filed with the SEC on September 4, 2009 and incorporated herein by reference).
10.16
Form of Incentive Stock Option Agreement under the 2008 Stock Incentive Plan (filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (File No. 001-33739), as filed with the SEC on November 6, 2009 and incorporated herein by reference).
10.17
Form of Non-Statutory Stock Option Agreement under the 2008 Stock Incentive Plan (filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (File No. 001-33739), as filed with the SEC on November 6, 2009 and incorporated herein by reference).
10.18
Form of Restricted Stock Agreement under the 2008 Stock Incentive Plan (filed as Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (File No. 001-33739), as filed with the SEC on November 6, 2009 and incorporated herein by reference).
10.19
Form of Restricted Stock Unit Agreement under the 2008 Stock Incentive Plan (filed as Exhibit 10.4 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on August 4, 2008 and incorporated herein by reference).
10.20
SGS Holdings, Inc. 2012 Stock Incentive Plan adopted June 8, 2012 (filed as Exhibit 10.2 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on October 26, 2012 and incorporated herein by reference).
10.21
Form of Non-Qualified Stock Option Agreement pursuant to the SGS Holdings, Inc. 2012 Stock Incentive Plan (filed as Exhibit 10.3 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on October 26, 2012 and incorporated herein by reference).
10.22
Form of Indemnification Agreement entered into between the Registrant and its directors and officers (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on August 12, 2008 and incorporated herein by reference).
10.23
Securities Purchase Agreement, dated as of June 3, 2011, by and among Trillium Capital LLC, a Delaware limited liability company, R. Scott Murray and Stream Global Services, Inc. (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the Securities and Exchange Commission on June 6, 2011 and incorporated herein by reference).
10.24
Credit Agreement, dated as of October 1, 2009, among Wells Fargo Foothill, LLC, Goldman Sachs Lending Partners LLC, and each of the other Lenders party thereto, the Registrant and its subsidiaries identified therein (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on October 5, 2009 and incorporated herein by reference).
10.25
First Amendment to Credit Agreement, dated as of June 3, 2011, by and among Wells Fargo Capital Finance, LLC, in its capacity as agent for the lenders and bank product providers party thereto, Stream Global Services, Inc. and each of the subsidiaries of Stream Global Services, Inc. signatory thereto (filed as Exhibit 10.2 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the Securities and Exchange Commission on June 6, 2011 and incorporated herein by reference).

Exhibit No.		Description
10.26		Second Amendment to Credit Agreement, dated as of November 1, 2011, by and among Wells Fargo Capital Finance, LLC, in its capacity as agent for the lenders and bank product providers party thereto, Stream Global Services, Inc. and each of the subsidiaries of Stream Global Services, Inc. signatory thereto (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the Securities and Exchange Commission on November 1, 2011 and incorporated herein by reference).
10.27
Third Amendment to Credit Agreement, dated as of December 27, 2012, by and among Wells Fargo Capital Finance, LLC, in its capacity as agent for the lenders and bank product providers party thereto, Stream Global Services, Inc. and each of the subsidiaries of Stream Global Services, Inc. signatory thereto (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the Securities and Exchange Commission on December 27, 2012 and incorporated herein by reference).
12.1	#	Statement of Computation of Ratio of Earnings to Fixed Charges
14.1
Code of Business Conduct and Ethics (filed as Exhibit 14.1 to the Registrant's Current Report on Form 8-K (File No. 001-33739), as filed with the SEC on September 26, 2008 and incorporated herein by reference).
21.1	#	Subsidiaries of the Registrant.
23.1		Consent of Proskauer Rose LLP (included in Exhibit 5.1)
23.2	#	Consent of Ernst & Young, Independent Registered Public Accounting Firm
23.3		Consent of Fennemore Craig, P.C. (included in Exhibit 5.2)
23.4		Consent of Loyens & Loeff N.V. (included in Exhibit 5.3)
24		Powers of Attorney (included in the signature pages to this registration statement).
25	#
Statement of Eligibility of Trustee and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as Trustee, on Form T-1 relating to the 11.25% senior secured notes due 2014.
99.1	#	Form of Letter of Transmittal
99.2	#	Form of Notice of Guaranteed Delivery
99.3	#	Form of Letter to DTC Participants
99.4	#	Form of Letter to Beneficial Holders
99.5	#	Form of Tax Guidelines
101.INS	+	XBRL Instance Document
101.SCH	+	XBRL Taxonomy Extension Schema Document
101.CAL	+	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	+	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	+	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	+	XBRL Taxonomy Extension Presentation Linkbase Document

#
Filed herewith.

+
XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.